As filed with the Securities and Exchange Commission on November 8, 2001.


                                                Registration No. 333-72728


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                --------------

                             AMENDMENT NO. 1


                                    TO

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                          SELECT MEDICAL CORPORATION
            (Exact name of Registrant as specified in its charter)

           Delaware                          8093                         23-2872718
 (State or Other Jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
    of Incorporation or           Classification Code Number)         Identification No.)
       Organization)

                                --------------

                           4716 Old Gettysburg Road
                                 P.O. Box 2034
                       Mechanicsburg, Pennsylvania 17055
                                (717) 972-1100
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                --------------

                            Michael E. Tarvin, Esq.
                                General Counsel
                           4716 Old Gettysburg Road
                                 P.O. Box 2034
                       Mechanicsburg, Pennsylvania 17055
                                (717) 972-1100
 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                With copies to:

          Christopher G. Karras, Esq.                         Michael W. Blair, Esq.
                    Dechert                                  Steven J. Slutzky, Esq.
            4000 Bell Atlantic Tower                           Debevoise & Plimpton
                1717 Arch Street                                 919 Third Avenue
        Philadelphia, Pennsylvania 19103                     New York, New York 10022
                 (215) 994-4000                                   (212) 909-6775

                                --------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

               Preliminary Prospectus dated November 8, 2001


PROSPECTUS
                               8,700,000 Shares

                       [LOGO] SELECT MEDICAL CORPORATION

                                 Common Stock

                                 -----------

    All of the shares of Select Medical Corporation common stock are being offered by the selling stockholders identified in this prospectus. Select Medical Corporation will not receive any of the proceeds from this offering.

    Our shares are quoted on the Nasdaq National Market under the symbol "SLMC." On November 6, 2001, the last sale price of our common stock as reported on the Nasdaq National Market was $16.11 per share.


    Investing in our common stock involves risks which are described in the "Risk Factors" section beginning on page 10 of this prospectus.


                                  -----------


                                                        Per Share Total
                                                        --------- -----
     Public offering price.............................      $       $
     Underwriting discount.............................      $       $
     Proceeds, before expenses, to the selling
      stockholders ....................................      $       $


    The underwriters may also purchase up to an additional 1,305,000 shares from the selling stockholders at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover overallotments.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The shares will be ready for delivery on or about        , 2001.

                                  -----------
                          Joint Book-Running Managers

Merrill Lynch & Co.
                                                                        JPMorgan

Credit Suisse First Boston
            CIBC World Markets
                        SG Cowen
                                                             Wachovia Securities

                                  -----------

                  The date of this prospectus is       , 2001.

                             [INSIDE FRONT COVER]

[Maps as of September 30, 2000, of the United States and Canada, with stars showing the number and location, by state or province, of inpatient hospitals and circles showing the number and location, by state or province, of outpatient clinics.]

[Logo of Select Medical Corporation]

Text: Canada - More than 85 clinics [located beneath map of Canada]
      United States - More than 600 Facilities [located beneath map of U.S.]

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  10
Use of Proceeds..........................................................  16
Dividend Policy..........................................................  16
Price Range of Common Stock..............................................  16
Capitalization...........................................................  17
Selected Consolidated Financial and Other Data...........................  18
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  24
Our Business.............................................................  40
Management...............................................................  58
Related Party Transactions...............................................  67
Principal and Selling Stockholders.......................................  74
Description of Capital Stock.............................................  77
Shares Eligible for Future Sale..........................................  82
Underwriting.............................................................  83
Legal Matters............................................................  86
Experts..................................................................  86
Where You Can Find More Information......................................  86
Index to Consolidated Financial Statements............................... F-1

                           FORWARD-LOOKING STATEMENTS

      Statements contained in this prospectus that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others:

    . general economic, demographic and business conditions, both nationally and in regions where we operate;

    . the effect of existing or future governmental regulation and federal and state legislative and enforcement initiatives on our business, including the Balanced Budget Act of 1997;

    . changes in Medicare reimbursement levels for our services, which could affect our revenue;

    . our ability to implement successfully our acquisition and development strategies;

    . the exposure to unforeseen risks and the use of significant resources that may be associated with future acquisitions;

    . the availability and terms of financing to fund the expansion of our business, including the acquisition of additional long term acute care hospitals and outpatient rehabilitation clinics;

    . our ability to attract and retain qualified management personnel and to recruit and retain nurses and other healthcare personnel;

    . the failure of our long term acute care hospitals to maintain their status as such, which could negatively affect our profitability;

    . our ability to enter into managed care provider arrangements on terms attractive to us, and the effect of cost containment initiatives undertaken by third party payors of our services, which could decrease our revenue;

    . changes in generally accepted accounting principles that may affect our reported results of operations;

    .  the effect of liability and other claims asserted against us; and

    .  the effect of competition in the markets we serve.

      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

      You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expect," "anticipate," "contemplate," "estimate," "believe," "plan," "project," "predict," "potential," "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including the risk factors described in this prospectus. Such factors may cause our actual results to differ materially from any forward-looking statement. We intend these forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions.

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the financial data and related notes and the risks of investing discussed under "Risk Factors," before investing.

                           Select Medical Corporation

Overview of Our Company

      We operate specialty acute care hospitals for long term stay patients and outpatient rehabilitation clinics. We began operations in 1997 under the leadership of our current management team and have grown our business through strategic acquisitions and internal development. Based on the number of our facilities and clinics, we are:

    . the largest operator of specialty acute care hospitals for long term stay patients in the United States; and

    . the second largest operator of outpatient rehabilitation clinics in the United States.

For the nine months ended September 30, 2001, we earned approximately 53% of our operating revenues from our specialty acute care hospitals and approximately 47% from our outpatient rehabilitation business.


Our Competitive Strengths

    . Experienced and Proven Management Team. Our five senior operations executives have an average of 23 years of experience in the healthcare industry.

    . Significant Scale. The scale of our business allows us to achieve cost efficiencies and gives us an advantage in negotiating contracts with commercial insurers.

    . Multiple Business Lines and Geographic Diversity. Our geographic breadth and diversified business mix reduces our exposure to any single reimbursement source.

    . Proven Operating Performance. We have established a track record of improving the financial performance of the hospitals and clinics we operate.

    .  Experience in Successfully Completing and Integrating
       Acquisitions. Since we began operations in 1997, we have completed and integrated three significant acquisitions, as well as a number of smaller acquisitions.

    . Demonstrated Development Expertise. From inception to September 30, 2001, we have developed 23 new specialty acute care hospitals and 88 outpatient rehabilitation clinics.

    . Significant Financial Resources. We have access to significant financial resources that give us the flexibility to pursue an active growth strategy.

Specialty Acute Care Hospitals

      Our specialty hospitals treat patients with serious and often complex medical conditions such as respiratory failure, neuromuscular disorders, cardiac disorders, non-healing wounds, renal disorders and cancer.

These patients generally require longer stays and a higher level of clinical attention than patients admitted to general acute care hospitals.

      The key elements of our specialty hospital strategy are to:

    . Provide High Quality and Cost Effective Care. To effectively address the complex nature of our patients' medical conditions, we have developed specialized treatment programs focused solely on their needs.

    . Reduce Costs. We continually seek to improve operating efficiency and reduce costs at our hospitals by standardizing and centralizing key administrative functions.

    . Increase Higher Margin Commercial Volume. We typically receive higher reimbursement rates from commercial insurers than we do from the federal Medicare program. As a result, we work to expand these relationships to increase commercial patient volume.

    . Develop New Specialty Acute Care Hospitals. Our goal is to open eight to ten new specialty hospitals each year.

    . Grow Through Acquisitions. In addition to our development initiatives, we intend to grow our network of specialty hospitals through strategic acquisitions.

Outpatient Rehabilitation

      In our outpatient rehabilitation clinics, we provide physical, occupational and speech therapy. Our patients are typically diagnosed with musculoskeletal impairments that restrict their ability to perform normal activities of daily living. Our clinics are usually located in a freestanding facility in a highly visible medical complex or retail location. In addition to providing therapy in these clinics, we provide rehabilitation management services and staffing on a contract basis to hospitals, schools, nursing facilities and home health agencies.

      The key elements of our outpatient rehabilitation strategy are to:

    . Increase Market Share. Having a strong market share in our local markets allows us to benefit from heightened brand awareness, economies of scale and increased leverage when negotiating payor contracts.

    . Optimize the Profitability of Our Payor Contracts. We continually review new and existing payor contracts to determine how each of the contracts affects our profitability. We create a retention strategy for each of our top performing contracts and a re-negotiation strategy for contracts that do not meet our defined criteria.

    . Improve Margins. To improve operating margins we continually revise and streamline operational processes.

    . Grow Through New Development and Disciplined Acquisitions. We intend to open new clinics in our current markets where we believe we can benefit from existing referral relationships. From time to time, we also intend to evaluate acquisitions that may increase the scale of our business and expand our geographic reach.

    . Maintain Strong Employee Relations. We seek to retain, motivate and educate our employees whose relationships with referral sources are key to our success.

Some Risks of Our Business

      We operate in a highly regulated environment, which subjects our business to many risks unique to our industry. For example, approximately 37% of our net operating revenues for the nine months ended September 30, 2001 were paid to us by the highly regulated federal Medicare program. The methods and rates of Medicare reimbursements may change at any time. Any changes in Medicare could reduce our reimbursements from that program and lower our profit margins. In addition, our strategy for growth in our business depends substantially on our ability to complete acquisitions successfully and our ability to develop new hospitals. There can be no assurance that we will be successful in completing acquisitions or developing new hospitals. Both strategies involve significant expenditures and numerous other risks.


      We must also comply with many federal, state and local laws and regulations relating to, among other things, licensure of our facilities and clinics, fraud and abuse in Medicare billing, physician self-referral, payment for services, and privacy of patient information. Changes in or violations of these laws and regulations, or changes in their interpretation or enforcement could materially affect our results of operations.

Industry Overview

      According to the Centers for Medicare & Medicaid Services (formerly known as the Health Care Financing Administration), total U.S. healthcare spending is estimated to grow 8.6% in 2001 and at an average annual rate of 7.1% from 2001 through 2010. By these estimates, healthcare expenditures will account for approximately $2.6 trillion, or 15.9%, of the total U.S. gross domestic product by 2010.

      We believe that the growth in spending will create opportunities for low cost, high quality healthcare providers like us. We believe that continued spending pressure will encourage efficiency by directing patients toward lower-cost settings such as our specialty acute care hospitals and outpatient rehabilitation clinics.


                                ---------------

      Our principal executive office is located at 4716 Old Gettysburg Road, Mechanicsburg, Pennsylvania 17055, and our telephone number is (717) 972-1100. We maintain a site on the World Wide Web at www.selectmedicalcorp.com. The information on our Web site is not part of this prospectus. Our Web site address is included in this prospectus as an inactive textual reference only.

                                  The Offering


 Common stock offered by the selling stockholders... 8,700,000 shares

 Common stock to be outstanding after this offering:

    Closely-held shares (a)......................... 23,938,330 shares
    All other shares................................ 22,345,017 shares
                                    -----------------------
        Total....................................... 46,283,347 shares (b)

 Use of proceeds.................................... We will not receive any proceeds from the sale of
                                                     shares by the selling
                                                     stockholders. The common
                                                     stock outstanding before
                                                     and after the offering
                                                     will not change as a
                                                     result of this offering.

 Risk factors....................................... See "Risk Factors" and the
                                                     other information included
                                                     in this prospectus for a
                                                     discussion of factors you
                                                     should carefully consider
                                                     before deciding to invest
                                                     in shares of our common
                                                     stock.

 Nasdaq National Market symbol...................... SLMC

--------

(a) Includes those shares held by our executive officers, directors and each person known by us to own more than five percent of the outstanding shares of our common stock, after giving effect to this offering.


(b) Assumes the exercise of 952,488 options in connection with the sale of common stock in this offering by some of the selling stockholders and no exercise by the underwriters of their overallotment option. Excludes warrants outstanding to purchase 1,873,259 shares of our common stock at an exercise price of $6.08 per share. Excludes 7,267,952 shares of common stock reserved for issuance under our Amended and Restated 1997 Stock Option Plan as of September 30, 2001. As of September 30, 2001, we had 6,918,537 options outstanding under this plan with a weighted average exercise price of $8.48.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

     You should read the summary consolidated financial and other data below in conjunction with our consolidated financial statements and the accompanying notes. We derived the historical financial data for the periods ended December 31, 1997, 1998, 1999 and 2000 from our audited consolidated financial statements. We derived the historical financial data for the nine months ended September 30, 2001 and 2000, and as of September 30, 2001, from our unaudited interim financial statements. You should also read "Selected Consolidated Financial and Other Data" and the accompanying "Management's Discussion and Analysis of Financial Condition and Results of Operations." All of these materials are contained later in this prospectus. The pro forma consolidated statement of operations data for the year ended December 31, 2000 are pro forma for our initial public offering and our 9 1/2% senior subordinated notes offering and the application of the net proceeds therefrom as if these events had been completed on January 1, 2000 and exclude extraordinary items. The pro forma consolidated statement of operations data for the nine months ended September 30, 2001 are pro forma for these events as if they had occurred on January 1, 2001 and the application of net proceeds therefrom and exclude extraordinary items.

                                                                                         Nine Months Ended
                                      Year Ended December 31,                              September 30,
                          -------------------------------------------------------  -------------------------------
                                                                        Pro Forma                        Pro Forma
                            1997       1998        1999        2000      2000(g)     2000       2001      2001(h)
                          --------   ---------   ---------   ---------  ---------  ---------  ---------  ---------
                                          (dollars in thousands, except per share data)
Consolidated Statement
 of Operations Data
Net operating revenues..  $ 11,194   $ 149,043   $ 455,975   $ 805,897  $ 805,897  $ 594,339  $ 698,442  $ 698,442
Operating expenses (a)..    13,740     145,450     413,731     714,227    714,227    526,238    616,814    616,814
Depreciation and
 amortization...........       285       4,942      16,741      30,401     30,401     21,416     23,829     23,829
Special charges (b).....       --       10,157       5,223         --         --         --         --         --
                          --------   ---------   ---------   ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations.............    (2,831)    (11,506)     20,280      61,269     61,269     46,685     57,799     57,799
Other income............     6,022         --          --          --         --         --         --         --
Interest expense
 (income), net..........       (64)      4,976      21,099      35,187     30,220     27,000     22,166     21,356
                          --------   ---------   ---------   ---------  ---------  ---------  ---------  ---------
Income (loss) before
 minority interests,
 income taxes and
 extraordinary items....     3,255     (16,482)       (819)     26,082     31,049     19,685     35,633     36,443
Minority interests (c)..       --        1,744       3,662       4,144      4,144      3,022      2,745      2,745
                          --------   ---------   ---------   ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes and
 extraordinary item.....     3,255     (18,226)     (4,481)     21,938     26,905     16,663     32,888     33,698
Income tax provision
 (benefit)..............     1,308        (182)      2,811       9,979     11,966      8,589     12,826     13,142
                          --------   ---------   ---------   ---------  ---------  ---------  ---------  ---------
Net income (loss) before
 extraordinary item.....     1,947     (18,044)     (7,292)     11,959     14,939      8,074     20,062     20,556
Extraordinary item (d)..       --          --        5,814       6,247        --       6,247      8,676        --
                          --------   ---------   ---------   ---------  ---------  ---------  ---------  ---------
Net income (loss).......     1,947     (18,044)    (13,106)      5,712     14,939      1,827     11,386     20,556
Less: Preferred
 dividends .............       266       2,540       5,175       8,780        --       6,465      2,513        --
                          --------   ---------   ---------   ---------  ---------  ---------  ---------  ---------
Net income (loss)
 available to common
 stockholders ..........  $  1,681   $ (20,584)  $ (18,281)  $  (3,068) $  14,939  $  (4,638) $   8,873  $  20,556
                          ========   =========   =========   =========  =========  =========  =========  =========
Net income (loss) per
 common share:
 Basic:
   Net income (loss)
    before extraordinary
    item................  $   0.26   $   (1.64)  $   (0.50)  $    0.13  $    0.33  $    0.06  $    0.46  $    0.46
   Extraordinary item...       --          --        (0.24)      (0.25)       --       (0.24)     (0.23)       --
                          --------   ---------   ---------   ---------  ---------  ---------  ---------  ---------
   Net income (loss)....  $   0.26   $   (1.64)  $   (0.74)  $   (0.12) $    0.33  $   (0.18) $    0.23  $    0.46
                          ========   =========   =========   =========  =========  =========  =========  =========
 Diluted:
   Net income (loss)
    before extraordinary
    item................  $   0.26   $   (1.64)  $   (0.50)  $    0.12  $    0.32  $    0.06  $    0.42  $    0.43
   Extraordinary item...       --          --        (0.24)      (0.24)       --       (0.24)     (0.20)       --
                          --------   ---------   ---------   ---------  ---------  ---------  ---------  ---------
   Net income (loss)....  $   0.26   $   (1.64)  $   (0.74)  $   (0.12) $    0.32  $   (0.18) $    0.22  $    0.43
                          ========   =========   =========   =========  =========  =========  =========  =========
Weighted average common
 shares outstanding (e):
 Basic..................     6,557      12,517      24,557      25,457     44,783     25,463     38,094     45,096
 Diluted................     6,564      12,517      24,557      25,907     46,025     25,544     44,333     47,959
Other Data
EBITDA (f)..............  $ (2,546)  $   3,593   $  42,244   $  91,670  $  91,670  $  68,101  $  81,628  $  81,628
EBITDA as a % of net
 revenue................     (22.7)%       2.4 %       9.3 %      11.4%      11.4%      11.5%      11.7%      11.7%
Cash flow (used in)
 provided by operating
 activities.............  $ (2,367)  $ (24,702)  $ (25,157)  $  22,513             $  40,677  $  85,445
Cash flow (used in)
 provided by investing
 activities.............      (671)   (209,481)   (181,262)     14,197                20,450    (35,568)
Cash flow provided by
 (used in) financing
 activities.............     7,897     242,298     197,480     (37,616)              (62,085)   (25,687)


                                                       As of September 30, 2001
                                                       ------------------------
                                                            (in thousands)
Consolidated Balance Sheet Data
Cash and cash equivalents.............................         $ 27,234
Working capital.......................................          106,335
Total assets..........................................          626,196
Total debt............................................          286,699
Total stockholders' equity............................          210,839


                                                (footnotes begin on page 8)

Selected Operating Data

      The following table sets forth operating statistics for our specialty acute care hospitals and our outpatient rehabilitation business for each of the periods presented. The data in the table reflect the changes in the number of specialty acute care hospitals and outpatient rehabilitation clinics we operate that resulted from acquisitions, start-up activities and closures. The operating statistics reflect data for the period of time these operations were managed by us. The same specialty hospital data include hospitals operated by us for the comparable periods. Further information on our acquisition activities can be found in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to our consolidated financial statements.


                                                             Nine Months Ended
                                Year Ended December 31,        September 30,
                               ----------------------------  ------------------
                                 1998      1999      2000      2000      2001
                               --------  --------  --------  --------  --------
                                          (dollars in thousands)
Specialty Hospital Data:
 Number of hospitals--start
  of period...................      --         39        44        44        54
   Number of hospitals
    acquired..................       37       --        --        --        --
   Number of hospital start-
    ups.......................        2         6        10         7         5
   Number of hospitals
    closed....................      --          1       --        --        --
                               --------  --------  --------  --------  --------
 Number of hospitals--end of
  period (i)..................       39        44        54        51        59
                               --------  --------  --------  --------  --------
 Available licensed beds
  (j).........................    1,428     1,649     1,982     1,913     2,152
 Admissions (k)...............    2,640    12,421    14,210    10,578    12,735
 Patient days (l).............   74,418   358,304   427,448   313,303   381,178
 Average length of stay (m)...       29        30        30        30        30
 Occupancy rate (n)...........       52%       63%       63%       63%       67%
 Percent patient days--
  Medicare (o)................       78%       78%       76%       76%       75%
 EBITDA (f)................... $  3,147  $ 35,929  $ 44,550  $ 31,165  $ 41,167
 Same Specialty Hospital
  Data:
   Admissions (k).............             11,796    12,415    10,151    11,029
   Patient days (l)...........            342,417   375,653   301,743   334,413
   Average length of stay
    (m).......................                 30        30        30        31
   Occupancy rate (n).........                 65%       70%       66%       73%
   Percent patient days--
    Medicare (o)..............                 78%       76%       76%       75%
   EBITDA (f).................           $ 36,942  $ 42,192  $ 32,951  $ 41,923
Outpatient Rehabilitation
 Data:
 Number of clinics--start of
  period......................       66        94       620       620       636
   Number of clinics
    acquired..................       21       516        17        17         7
   Number of clinics start-
    ups.......................       11        14        32        24        31
   Number of clinics
    closed/sold...............        4         4        33        29        35
                               --------  --------  --------  --------  --------
 Number of clinics owned--end
  of period...................       94       620       636       632       639
 Number of clinics managed--
  end of period (p)...........       21        38        43        44        49
                               --------  --------  --------  --------  --------
 Total number of clinics......      115       658       679       676       688
                               --------  --------  --------  --------  --------
 EBITDA (f)................... $ 12,598  $ 22,697  $ 65,420  $ 51,183  $ 57,107


                                        (footnotes begin on following page)

(a) Operating expenses include cost of services, general and administrative expenses, and bad debt expenses.
(b) Reflects asset impairments of $6.3 million and litigation settlement costs of $3.8 million in 1998 and asset impairments of $5.2 million in 1999.
(c) Reflects interests held by other parties in subsidiaries, limited liability companies and limited partnerships owned and controlled by us.
(d) Reflects the write-off of deferred financing costs that resulted from the refinancing of our senior credit facilities in November 1999 and September 2000. Also reflects the write-off of deferred financing costs and discounts, net of tax, related to our initial public offering in April 2001 and the 9 1/2% senior subordinated notes offering in June 2001.
(e) For information concerning calculation of weighted average shares outstanding, see note 14 to Select Medical Corporation's consolidated financial statements and note 8 to Select Medical Corporation's unaudited interim financial statements.
(f) We define EBITDA as net income (loss) before interest, income taxes, depreciation and amortization and special charges, other income, minority interest, and extraordinary items. EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a measure commonly used by financial analysts and investors to evaluate the financial results of companies in our industry, and we believe it therefore provides useful information to investors. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, EBITDA as presented may not be comparable to similarly titled measures of other companies.

     The following table reconciles EBITDA to net income (loss):


                                                                        Nine Months Ended
                                Year Ended December 31,                   September 30,
                          ---------------------------------------  -----------------------------
                                                        Pro Forma                      Pro Forma
                            1998      1999      2000      2000       2000      2001      2001
                          --------  --------  --------  ---------  --------  --------  ---------
                                                   (in thousands)

 EBITDA.................  $  3,593  $ 42,244  $ 91,670  $ 91,670   $ 68,101  $ 81,628  $ 81,628
 Depreciation and
  amortization..........    (4,942)  (16,741)  (30,401)  (30,401)   (21,416)  (23,829)  (23,829)
 Special charge.........   (10,157)   (5,223)      --        --         --        --        --
 Interest income........       406       362       939       939        710       382       382
 Interest expense.......    (5,382)  (21,461)  (36,126)  (31,159)   (27,710)  (22,548)  (21,738)
 Minority interest......    (1,744)   (3,662)   (4,144)   (4,144)    (3,022)   (2,745)   (2,745)
 Income tax (expense)
  benefit...............       182    (2,811)   (9,979)  (11,966)    (8,589)  (12,826)  (13,142)
 Extraordinary item.....       --     (5,814)   (6,247)      --      (6,247)   (8,676)      --
                          --------  --------  --------  --------   --------  --------  --------
 Net income (loss)......  $(18,044) $(13,106) $  5,712  $ 14,939   $  1,827  $ 11,386  $ 20,556
                          ========  ========  ========  ========   ========  ========  ========


(g) The pro forma consolidated statement of operations for the year ended December 31, 2000 reflects the following adjustments as a result of our initial public offering and 9 1/2% senior subordinated notes offering as if each had occurred on January 1, 2000:
  . a reduction in interest expense of $5.0 million (which includes $0.9 million of discount amortization related to our 10% Senior Subordinated Notes) resulting from: (i) the repayment of $114.9 million of indebtedness under our senior credit facilities and (ii) the repayment of $90.0 million of our 10% Senior Subordinated Notes offset by (iii) interest expense of $16.6 million associated with the 9 1/2% senior subordinated notes.

                                     (footnotes continue on following page)

  . additional tax expense of $2.0 million related to the $5.0 million interest expense decrease described above.
  . the reversal of $3.7 million of preferred dividends on our Class B Preferred Stock which converted into common stock upon the completion of our initial public offering, and the reversal of $5.1 million of dividends on Class A Preferred Stock as if such stock were redeemed on January 1, 2000.
  . an additional 792,000 options and warrants that became dilutive based on a stock price of $9.50 on January 1, 2000.
  . an additional 9,000,000 shares of common stock for our initial public offering, 1,350,000 shares for the exercise of the overallotments by the underwriters and 9,216,000 shares for the automatic conversion of our Class B Preferred Stock upon our initial public offering.
  . the transfer of 240,048 shares back to us at no additional cost upon the repayment in full of the 10% Senior Subordinated Notes.
  . the exclusion of extraordinary item of $6.2 million, net of tax, related to the refinancing of our senior credit facilities.

(h) The pro forma consolidated statement of operations for the nine months ended September 30, 2001 reflects the following adjustments as a result of our initial public offering and 9 1/2% senior subordinated notes offering as if each had occurred on January 1, 2001:


  . a reduction in interest expense of $0.8 million (which includes $0.4 million of discount amortization related to our 10% Senior Subordinated Notes) resulting from: (i) the repayment of $114.9 million of indebtedness under our senior credit facilities and (ii) the repayment of $90.0 million of our 10% Senior Subordinated Notes offset by (iii) interest expense of $7.4 million associated with the 9 1/2% senior subordinated notes.


  . additional tax expense of $0.3 million related to the $0.8 million interest expense decrease described above.

  . the reversal of $1.1 million of preferred dividends on our Class B Preferred Stock, which converted into common stock upon the completion of our initial public offering, and the reversal of $1.4 million of dividends on our Class A Preferred Stock as if such stock were redeemed on January 1, 2001.
  . an additional 9,000,000 shares of common stock for our initial public offering on April 10, 2001, 1,350,000 shares for the exercise of the overallotments by the underwriters on April 20, 2001 and 9,216,000 shares for the automatic conversion of our Class B Preferred Stock upon our initial public offering on April 10, 2001.
  . the transfer of 240,048 shares back to us at no additional cost upon the repayment in full of the 10% Senior Subordinated Notes.
  . the exclusion of extraordinary item of $8.7 million, net of tax, related to the early extinguishment of debt resulting from our 9 1/2% senior subordinated notes offering.

(i) As of September 30, 2001, we owned 100% of all of our hospitals except for two hospitals that had a 20% minority owner and three hospitals that had a 3.25% minority owner.

(j) Available licensed beds are the number of beds that are licensed with the appropriate state agency and which are readily available for patient use at the end of the period indicated.
(k) Admissions represent the number of patients admitted for treatment.
(l) Patient days represent the total number of days of care provided to patients.
(m) Average length of stay (days) represents the average number of days patients stay in our hospitals per admission, calculated by dividing total patient days by the number of discharges for the period.
(n) We calculate occupancy rate by dividing the average daily number of patients in our hospitals by the weighted average number of available licensed beds over the period indicated.
(o) We calculate percentage by dividing the number of Medicare patient days by the total number of patient days.
(p) Managed clinics are clinics that we operate through long term management arrangements and clinics operated through unconsolidated joint ventures.

                                  RISK FACTORS

      Our business involves a number of risks, some of which are beyond our control. You should carefully consider each of the risks and uncertainties we describe below and all of the other information in this prospectus before deciding to invest in our shares. The risks and uncertainties we describe below are not the only ones we face. Additional risks and uncertainties that we do not currently know or that we currently believe to be immaterial may also adversely affect our business.

If there are changes in the rates or methods of government reimbursements for our services, our net operating revenues and net income could decline.

      Approximately 37% of our net operating revenues for the nine months ended September 30, 2001 came from the highly regulated federal Medicare program. The methods and rates of Medicare reimbursements may change at any time. Our specialty acute care hospitals operate as Medicare-designated long term acute care hospitals. As long term acute care hospitals, they receive reimbursements from Medicare based on the actual costs incurred during the treatment of a patient, subject to a cap. Many other types of healthcare providers, including general acute care hospitals, receive reimbursements from Medicare under prospective payment systems. These systems reimburse providers fixed amounts, subject to adjustments, based on each patient's expected cost of treatment. Congress has directed the Secretary of the U.S. Department of Health and Human Services to develop a prospective payment system applicable to long term acute care hospitals. The Secretary has not developed such a prospective payment system to date but is expected to do so in the future. The application of a prospective payment system to long term acute care hospitals could reduce the level of reimbursement we receive from the Medicare program for our services and negatively affect our profit margins.


      Our outpatient rehabilitation clinics receive payments from the Medicare program under a fee schedule. These payments were to be subject to annual limits, originally $1,500 per patient, effective January 1, 1999. Congress has imposed a moratorium on these limits through 2002. The Secretary of the U.S. Department of Health and Human Services is required to review this annual limit and make a proposal to Congress to revise the payment system for outpatient rehabilitation. Any changes adopted by Congress, which could include reduced annual limits or a new payment system, could have an adverse effect on our outpatient rehabilitation business. See "Our Business--Government Regulations-- Overview of U.S. and State Government Reimbursements."


If our hospitals fail to maintain their exemption from the Medicare prospective payment system or fail to qualify as hospitals separate from their host hospitals, our profitability may decline.

      As of September 30, 2001, 53 of our 59 hospitals were certified as Medicare long term acute care hospitals, and the remaining six were in the process of becoming certified as Medicare long term acute care hospitals. If our hospitals fail to meet or maintain the standards for certification as long term acute care hospitals, such as average minimum length of patient stay, they will not receive cost-based reimbursement but will instead receive predetermined payments applicable to general acute care hospitals under the prospective payment system. Such predetermined payments would likely result in our hospitals receiving less Medicare reimbursement than they currently receive for their patient services. Moreover, nearly all of our hospitals are subject to additional Medicare criteria because they operate as separate hospitals located in space leased from, and located in, a general acute care hospital, known as a host hospital. This is known as a "hospital within a hospital" model. These additional criteria include limitations on services purchased from the host hospital and other requirements concerning separateness from the host hospital. If several of our hospitals were to lose their cost-based reimbursement status or failed to comply with the separateness requirements, our profit margins would likely decrease. See "Our Business--Government Regulations--Overview of U.S. and State Government Reimbursements--Long Term Acute Care Hospital Medicare Reimbursement."

Future cost containment initiatives undertaken by private third party payors may limit our future net operating revenues and profitability.

     Initiatives undertaken by major insurers and managed care companies to contain healthcare costs affect the profitability of our specialty acute care hospitals and outpatient rehabilitation clinics. These payors attempt to control healthcare costs by contracting with hospitals and other healthcare providers to obtain services on a discounted basis. We believe that this trend may continue and may limit reimbursements for healthcare services. If insurers or managed care companies from whom we receive substantial payments were to reduce the amounts they pay for services, our profit margins may decline, or we may lose patients if we choose not to renew our contracts with these insurers at lower rates.

We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability.

     The healthcare industry is subject to extensive federal, state and local laws and regulations relating to:

    .  facility and professional licensure, including certificates of need;

    . conduct of operations, including financial relationships among healthcare providers, Medicare fraud and abuse, and physician self-referral;

    .  addition of facilities and services; and

    .  payment for services.

Recently, there have been heightened coordinated civil and criminal enforcement efforts by both federal and state government agencies relating to the healthcare industry, including the specialty acute care hospital and outpatient rehabilitation clinic businesses. The ongoing investigations relate to, among other things, various referral practices, cost reporting, billing practices, physician ownership and joint ventures involving hospitals. In the future, different interpretations or enforcement of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services and capital expenditure programs, and increase our operating expenses. If we fail to comply with these extensive laws and government regulations, we could become ineligible to receive government program reimbursement, suffer civil or criminal penalties or be required to make significant changes to our operations. In addition, we could be forced to expend considerable resources responding to an investigation or other enforcement action under these laws or regulations. See "Our Business-- Government Regulations."

If we fail to cultivate new or maintain established relationships with the physicians in our markets, our net operating revenues may decrease.

     Our success is, in part, dependent upon the admissions and referral practices of the physicians in the communities our hospitals and our outpatient rehabilitation clinics serve, and our ability to maintain good relations with these physicians. Physicians referring patients to our hospitals and clinics are generally not our employees and, in many of the markets that we serve, most physicians have admitting privileges at other hospitals and are free to refer their patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with these physicians, our hospitals' admissions and clinics' businesses may decrease, and our net operating revenues may decline.

Shortages in qualified nurses could increase our operating costs significantly.

      Our specialty acute care hospitals are highly dependent on nurses for patient care. The availability of qualified nurses has declined in recent years, and the salaries for nurses have risen accordingly. We cannot assure you we will be able to attract and retain qualified nurses in the future. Additionally, the cost of attracting and retaining nurses may be higher than we anticipate, and as a result, our profitability could decline.

Future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.

      As part of our growth strategy, we intend to pursue acquisitions of specialty acute care hospitals and outpatient rehabilitation clinics. Acquisitions may involve significant cash expenditures, debt incurrence, additional operating losses, amortization of the intangible assets of acquired companies, dilutive issuances of equity securities and expenses that could have a material adverse effect on our financial condition and results of operations. Acquisitions involve numerous risks, including:

    . difficulties integrating acquired personnel and harmonizing distinct cultures into our business;

    .  diversion of management's time from existing operations;

    .  potential loss of key employees or customers of acquired companies;
       and

    . assumption of the liabilities and exposure to unforeseen liabilities of acquired companies, including liabilities for failure to comply with healthcare regulations.

      For example, following two acquisitions in 1998, we recorded a special charge of $6.3 million related to impairment of assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Special Charges." In addition, following our acquisition of Intensiva Healthcare Corporation in 1998, we determined that one of the hospitals owned by Intensiva was underperforming, and we closed that hospital in the following year at a cost of $3.5 million.

      We cannot assure you that we will succeed in obtaining financing for acquisitions at a reasonable cost, or that such financing will not contain restrictive covenants that limit our operating flexibility. We also may be unable to operate acquired hospitals and outpatient rehabilitation clinics profitably or succeed in achieving improvements in their financial performance.

Restrictions imposed by our senior credit facilities and the indenture governing our 9 1/2% senior subordinated notes limit our ability to engage in or enter into business, operating and financing arrangements, which could prevent us from taking advantage of potentially profitable business opportunities.

      The operating and financial restrictions and covenants in our debt instruments, including the senior credit facilities and our 9 1/2% senior subordinated notes, may adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. For example, our senior credit facilities limit our ability to, among other things:

    .  incur additional debt;

    .  pay dividends;

    .  make certain investments;

    .  incur or permit to exist certain liens;


    .  merge, consolidate or amalgamate with another company;

    .  transfer or otherwise dispose of assets;

    .  redeem subordinated debt;

    .  incur capital expenditures; and

    .  incur contingent obligations.

      The indenture governing our 9 1/2% senior subordinated notes includes similar restrictions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources and Liquidity."

Competition may limit our ability to acquire hospitals and clinics and adversely affect our growth.

      We have historically faced limited competition in acquiring specialty acute care hospitals and outpatient rehabilitation clinics, but we may face heightened competition in the future. Our competitors may acquire or seek to acquire many of the hospitals and clinics that would be suitable candidates for us. This could limit our ability to grow by acquisitions or make our cost of acquisitions higher and less profitable.

If we fail to compete effectively with other hospitals, clinics and healthcare providers, our net operating revenues and profitability may decline.

      The healthcare business is highly competitive, and we compete with other hospitals, rehabilitation clinics and other healthcare providers for patients. If we are unable to compete effectively in the specialty acute care hospital and outpatient rehabilitation businesses, our net operating revenues and profitability may decline. More than half of our specialty hospitals operate in geographic areas where we compete with at least one other hospital that provides similar services. Our outpatient rehabilitation clinics face competition from a variety of local and national outpatient rehabilitation providers. Other outpatient rehabilitation clinics in markets we serve may have greater name recognition and longer operating histories than our clinics. The managers of these clinics may also have stronger relationships with physicians in their communities, which could give them a competitive advantage for patient referrals.

Significant legal actions could subject us to substantial uninsured liabilities.

      In recent years, physicians, hospital and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large claims and significant defense costs. To protect ourselves from the cost of these claims, we maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe to be appropriate for our operations, with policy limits generally equal to $1.0 million per claim and annual aggregate limits of $3.0 million. We also maintain $20.0 million in excess liability coverage. However, our insurance coverage does not cover punitive damages and may not cover all claims against us or continue to be available at a reasonable cost. If we are unable to maintain adequate insurance coverage or are required to pay punitive damages, we may be exposed to substantial liabilities. We are also subject to lawsuits under a federal whistleblower statute designed to combat fraud and abuse in the healthcare industry. These lawsuits can involve significant monetary damages and award bounties to private plaintiffs who successfully bring the suits. See "Our Business--Legal Proceedings" and "Our Business-- Government Regulations--Other Healthcare Regulations."

We may experience difficulties integrating the information systems relating to our outpatient rehabilitation business, which could cause business interruption.

      We currently manage our outpatient rehabilitation business using six billing systems. During the next 12 months, we will continue our transition to a common system to manage all of our scheduling, billing, collecting and patient information for our outpatient rehabilitation clinics. If our systems integration fails or works improperly, we could face interruption in the segments of our business undergoing the transition while we correct the problem. The interruption in the affected segment of our business could include our inability to bill patients and payors for the services we provide. A sustained inability to bill and collect payments would have a material adverse effect on our cash flows and results of operations.

Because certain of our significant stockholders and our senior management control us, they will be able to determine the outcome of all matters submitted to our stockholders for approval, regardless of the preferences of the minority stockholders.

      Following the offering, affiliates of Welsh, Carson, Anderson & Stowe VII, L.P., GTCR Golder Rauner, LLC and Thoma Cressey Equity Partners, and our directors and executive officers will continue to own a majority of our outstanding common stock. Accordingly, they will be able to:

    .  elect our entire board of directors;

    .  control our management and policies; and

    . determine, without the consent of our other stockholders, the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets.

      Affiliates of Welsh, Carson, Anderson & Stowe VII, L.P., GTCR Golder Rauner, LLC and Thoma Cressey Equity Partners, and our management will also be able to prevent or cause a change in control of us and will be able to amend our certificate of incorporation and by-laws without the approval of any other of our stockholders. Their interests may conflict with the interests of our other stockholders.

If provisions in our corporate documents, our shareholder rights plan or Delaware law delay or prevent a change in control of our company, we may be unable to consummate a transaction that our stockholders consider favorable.

      Our certificate of incorporation and by-laws may discourage, delay, or prevent a merger or acquisition involving us that our stockholders may consider favorable by:

    . authorizing the issuance of preferred stock, the terms of which may be determined at the sole discretion of the board of directors;

    . providing for a classified board of directors with staggered three-year terms; and

    . establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at meetings.

In addition, on September 17, 2001, we adopted a shareholder rights plan. The shareholder rights plan is designed to assure our board of directors a full opportunity to review any proposal to acquire us. The shareholder rights plan may, however, discourage acquisition proposals. Delaware law may also discourage, delay or prevent someone from acquiring or merging with us. See "Description of Capital Stock."


After giving effect to this offering, 23,938,330, or 51.7%, of our total outstanding shares of common stock are beneficially owned by a limited number of stockholders and may be sold into the market in the near future, which could depress the market price of our common stock.


      Immediately after this offering, 46,283,347 shares of our common stock will be outstanding. Of these, 23,938,330 shares are beneficially owned by 17 stockholders, who may sell these shares into the public market, subject to some limitations. Shares that are held by our executive officers, directors and the selling stockholders will be subject to "lock-up" agreements that will prohibit such stockholders from selling such shares for 90 days after the consummation of this offering. Subject to these "lock-up" agreements, which Merrill Lynch and J.P. Morgan Securities Inc. may waive in their discretion, these 17 stockholders will be able to sell their shares in the public market, subject in some cases to the limitations under Rule 144 under the Securities Act of 1933 (except the holding period limitation). If these stockholders sell a large number of shares, the market price of shares of our common stock could decline as a result. Moreover, the perception in the public market that these stockholders might sell shares of our common stock could depress the market price of our common stock.

      Furthermore, the holders of 23,543,945 shares of common stock and the holders of warrants to purchase shares of common stock have demand and piggy-back registration rights. We are not obligated to register any shares held by these stockholders upon their request until May 2002. However, subject to Merrill Lynch and J.P. Morgan Securities Inc. releasing these stockholders from the "lock-up" agreements described above, if we file a registration statement to register sales of our common stock (other than under our employee benefit plans) during that time, these stockholders will be entitled to register any portion or all of their shares to be included in that offering. Beginning in May 2002, these stockholders may demand that we register any portion or all of their shares at any time. Also, common stock issued upon exercise of stock options, except by our executive officers and directors, under our benefit plans are eligible for resale in the public market without restriction.


Because the public offering price of our common stock exceeds our net tangible book value per share, investors will experience immediate and substantial dilution.


      Purchasers of common stock in the offering will pay a price per share that substantially exceeds our current net tangible book value per share. Our net tangible book value at September 30, 2001 was a deficit of $46.9 million, or $1.03 per share. After giving effect to our expenses associated with this offering our net tangible book value at September 30, 2001 would have been $47.2 million, or $1.04 per share, because we will not receive any of the proceeds of this offering. As a result, purchasers of common stock in this offering will experience dilution of $17.15 per share, based on an assumed public offering price of $16.11 per share, the last reported sale price of our common stock set forth on the front cover page of this prospectus.


Our stock price has been volatile, and you may not be able to resell your shares at or above the offering price.

      Since our initial public offering in April 2001, the selling price of our common stock has ranged from a low of $9.50 to a high of $22.00 per share. The market price of our common stock may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. In addition, the stock market in general and hospital and healthcare companies in particular have experienced extreme volatility that often has been unrelated to the operating performance or prospects of the particular companies. For example, changes and proposed changes in laws and regulations relating to Medicare reimbursements and the provision of healthcare services can cause extreme changes in the market prices of securities such as our common stock. Consequently, you may not be able to resell your shares at or above the offering price.

                                USE OF PROCEEDS

      The selling stockholders will receive all of the net proceeds from selling the common stock offered hereby. See "Principal and Selling Stockholders." We will not receive any of the proceeds from this offering.

                                DIVIDEND POLICY

      We have never declared or paid dividends on our common stock, and we do not intend to pay dividends in the foreseeable future. Our current credit facilities and our 9 1/2% senior subordinated notes prohibit us from declaring or paying dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to fund future growth.


                          PRICE RANGE OF COMMON STOCK

      Our common stock has been quoted on the Nasdaq National Market since April 5, 2001 under the symbol "SLMC." Prior to that time, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low intraday sales prices per share of our common stock on the Nasdaq National Market.



2001                                                               High   Low
----                                                              ------ ------
Second Quarter (from April 5, 2001).............................. $20.50 $ 9.50
Third Quarter (through September 30, 2001)....................... $22.00 $11.93
Fourth Quarter (through November 6, 2001)........................ $18.50 $14.97


      On November 6, 2001, the last reported sale price for our common stock on the Nasdaq National Market was $16.11 per share. As of October 31, 2001, there were approximately 120 holders of record of our common stock.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of September 30, 2001. Common stock data excludes shares of common stock reserved for issuance under our Amended and Restated 1997 Stock Option Plan, under which options to purchase 6,918,537 shares were outstanding as of September 30, 2001 at a weighted average exercise price of $8.48 per share, and warrants outstanding to purchase 1,873,259 shares at an exercise price of $6.08 per share. You should read this table in conjunction with our "Selected Consolidated Financial and Other Data," our "Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus.



                                                       As of September 30, 2001
                                                       ------------------------
                                                        (dollars in thousands)
Long term debt:
  Senior credit facility..............................         $ 95,773
  9 1/2% senior subordinated notes due 2009...........          175,000
  Seller notes(a).....................................           14,165
  Other...............................................            1,761
                                                               --------
Total debt............................................          286,699
Stockholders' equity:
  Common stock, $.01 par value; 78,000,000 shares
   authorized, 45,792,000 shares issued...............              458
Capital in excess of par..............................          224,547
Accumulated deficit...................................          (12,371)
Treasury stock, at cost; 461,000 shares...............           (1,560)
Cumulative translation adjustment.....................             (235)
                                                               --------
Total stockholders' equity............................          210,839
                                                               --------
Total capitalization..................................         $497,538
                                                               ========


(a) Seller notes consist of notes issued or assumed by us as past consideration for some of our acquired businesses. They generally bear interest at 6% per annum and mature at various times.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

      You should read the following selected consolidated historical financial and other data in conjunction with our consolidated financial statements and the accompanying notes. You should also read "Management's Discussion and Analysis of Financial Condition and Results of Operations." All of these materials are contained in this prospectus. We were formed in December 1996, but capitalization and operations did not commence until February 7, 1997 when we acquired all of the outstanding common stock of our predecessor company, Sports and Orthopedic Rehabilitation Services, P.A. The predecessor company data as of December 31, 1996, for the year ended December 31, 1996 and for the period from January 1, 1997 through February 6, 1997 have been derived from unaudited financial statements that are not included in this prospectus. Because of substantial differences in the predecessor company's capital structure, per share information for the predecessor company has been excluded.


      The data as of December 31, 1997, 1998, 1999 and 2000 and for the years ended December 31, 1997, 1998, 1999 and 2000 have been derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, independent accountants. Consolidated balance sheets at December 31, 1999 and 2000 and the related statements of operations, stockholders' equity and cash flows for the periods ended December 31, 1998, 1999, and 2000 and the related notes appear elsewhere in this prospectus. The data for the nine months ended September 30, 2001 and 2000 and as of September 30, 2001 have been derived from unaudited consolidated financial statements also contained in this prospectus and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim period. The pro forma consolidated statement of operations data for the year ended December 31, 2000 are pro forma for our initial public offering and our 9 1/2% senior subordinated notes offering and the application of the net proceeds therefrom as if these events had been completed on January 1, 2000 and exclude extraordinary items. The pro forma consolidated statement of operations data for the nine months ended September 30, 2001 are pro forma for these events as if they had occurred on January 1, 2001 and the application of net proceeds therefrom and exclude extraordinary items.

                            Predecessor Company
                          ------------------------
                                       January 1,
                                          1997               Year Ended December 31,
                           Year Ended    Through   ----------------------------------------------------
                          December 31, February 6,                                            Pro Forma
                              1996        1997      1997       1998       1999       2000      2000(g)
                          ------------ ----------- -------   --------   --------   --------   ---------
                                      (dollars in thousands, except per share data)
Consolidated Statement
 of Operations Data
Net operating revenues..     $3,323      $  456    $11,194   $149,043   $455,975   $805,897   $805,897
Operating expenses (a)..      2,828         300     13,740    145,450    413,731    714,227    714,227
Depreciation and
 amortization...........        112           8        285      4,942     16,741     30,401     30,401
Special charge (b)......         --          --         --     10,157      5,223         --         --
                             ------      ------    -------   --------   --------   --------   --------
Income (loss) from
 operations.............        383         148     (2,831)   (11,506)    20,280     61,269     61,269
Other income............         74          --      6,022         --         --         --         --
Interest expense
 (income), net..........         62           9        (64)     4,976     21,099     35,187     30,220
                             ------      ------    -------   --------   --------   --------   --------
Income (loss) before
 minority interests,
 income taxes and
 extraordinary item.....        395         139      3,255    (16,482)      (819)    26,082     31,049
Minority interests (c)..         --          --         --      1,744      3,662      4,144      4,144
                             ------      ------    -------   --------   --------   --------   --------
Income (loss) before
 income taxes and
 extraordinary item.....        395         139      3,255    (18,226)    (4,481)    21,938     26,905
Income tax provision
 (benefit)..............        195          38      1,308       (182)     2,811      9,979     11,966
                             ------      ------    -------   --------   --------   --------   --------
Net income (loss) before
 extraordinary item.....        200         101      1,947    (18,044)    (7,292)    11,959     14,939
Extraordinary item (d)..         --          --         --         --      5,814      6,247         --
                             ------      ------    -------   --------   --------   --------   --------
Net income (loss).......     $  200      $  101      1,947    (18,044)   (13,106)     5,712     14,939
                             ======      ======
Less: Preferred
 dividends..............                               266      2,540      5,175      8,780         --
                                                   -------   --------   --------   --------   --------
Net income (loss)
 available to common
 stockholders...........                           $ 1,681   $(20,584)  $(18,281)  $ (3,068)  $ 14,939
                                                   =======   ========   ========   ========   ========
Net income (loss) per
 common share:
 Basic:
 Net income (loss)
  before extraordinary
  item..................                           $  0.26   $  (1.64)  $  (0.50)  $   0.13   $   0.33
 Extraordinary item.....                                --         --      (0.24)     (0.25)        --
                                                   -------   --------   --------   --------   --------
 Net income (loss) per
  common share..........                           $  0.26   $  (1.64)  $  (0.74)  $  (0.12)  $   0.33
                                                   =======   ========   ========   ========   ========
 Diluted:
 Net income (loss)
  before extraordinary
  item..................                           $  0.26   $  (1.64)  $  (0.50)  $   0.12   $   0.32
 Extraordinary item.....                                --         --      (0.24)     (0.24)        --
                                                   -------   --------   --------   --------   --------
 Net income (loss) per
  common share..........                           $  0.26   $  (1.64)  $  (0.74)  $  (0.12)  $   0.32
                                                   =======   ========   ========   ========   ========
Weighted average common
 shares outstanding (e):
 Basic..................                             6,557     12,517     24,557     25,457     44,783
 Diluted................                             6,564     12,517     24,557     25,907     46,025

Other Data
EBITDA (f)..............     $  495      $  156    $(2,546)  $  3,593   $ 42,244   $ 91,670   $ 91,670
EBITDA as a % of net
 revenue................       14.9%       34.2%     (22.7)%      2.4 %      9.3 %     11.4 %     11.4%
Cash flow (used in)
 provided by operating
 activities.............                           $(2,367)  $(24,702)  $(25,157)  $ 22,513
Cash flow (used in)
 provided by investing
 activities.............                              (671)  (209,481)  (181,262)    14,197
Cash flow provided by
 (used in) financing
 activities.............                             7,897    242,298    197,480    (37,616)


                                               (footnotes begin on page 21)

                         Predecessor
                           Company            As of December 31,
                         ------------ ----------------------------------
                            As of                                            As of
                         December 31,                                    September 30,
                             1996      1997     1998     1999     2000       2001
                         ------------ ------- -------- -------- -------- -------------
                                                (in thousands)
Consolidated Balance
 Sheet Data
Cash and cash
 equivalents............    $   15    $ 4,859 $ 13,001 $  4,067 $  3,151   $ 27,234
Working capital.........      (331)     4,248   39,807  132,598  109,243    106,335
Total assets............     1,825     18,191  336,949  620,718  586,800    626,196
Total debt..............       272      3,059  156,080  340,821  302,788    286,699
Preferred stock.........       --       5,717   55,843  120,804  129,573        --
Total stockholders'
 equity.................       207      5,052   60,494   49,437   48,498    210,839



                                                         Nine Months
                                                     Ended September 30,
                                                 -----------------------------
                                                                     Pro Forma
                                                   2000      2001     2001(h)
                                                 --------  --------  ---------
                                                   (dollars in thousands,
                                                   except per share data)
Consolidated Statement of Operations Data
Net operating revenues.......................... $594,339  $698,442  $698,442
Operating expenses (a)..........................  526,238   616,814   616,814
Depreciation and amortization...................   21,416    23,829    23,829
Special charges (b).............................      --        --        --
                                                 --------  --------  --------
Income from operations..........................   46,685    57,799    57,799
Other income....................................      --        --        --
Interest expense (income), net..................   27,000    22,166    21,356
                                                 --------  --------  --------
Income before minority interests, income taxes
 and extraordinary items........................   19,685    35,633    36,443
Minority interests (c)..........................    3,022     2,745     2,745
                                                 --------  --------  --------
Income before income taxes and extraordinary
 item...........................................   16,663    32,888    33,698
Income tax provision (benefit)..................    8,589    12,826    13,142
                                                 --------  --------  --------
Net income before extraordinary item............    8,074    20,062    20,556
Extraordinary item (d)..........................    6,247     8,676       --
                                                 --------  --------  --------
Net income .....................................    1,827    11,386    20,556
Less: Preferred dividends ......................    6,465     2,513       --
                                                 --------  --------  --------
Net income available to common stockholders .... $ (4,638) $  8,873  $ 20,556
                                                 ========  ========  ========
Net income per common share:
 Basic:
   Net income before extraordinary item......... $   0.06  $   0.46  $   0.46
   Extraordinary item...........................    (0.24)    (0.23)      --
                                                 --------  --------  --------
   Net income................................... $  (0.18) $   0.23  $   0.46
                                                 ========  ========  ========
 Diluted:
   Net income before extraordinary item......... $   0.06  $   0.42  $   0.43
   Extraordinary item...........................    (0.24)    (0.20)      --
                                                 --------  --------  --------
   Net income................................... $  (0.18) $   0.22  $   0.43
                                                 ========  ========  ========
Weighted average common shares outstanding (e):
 Basic..........................................   25,463    38,094    45,096
 Diluted........................................   25,544    44,333    47,959
Other Data
EBITDA (f)...................................... $ 68,101  $ 81,628   $81,628
EBITDA as a % of net revenue....................     11.5%     11.7%     11.7%
Cash flow provided by operating activities...... $ 40,677  $ 85,445
Cash flow (used in) provided by investing
 activities.....................................   20,450   (35,568)
Cash flow (used in) financing activities........  (62,085)  (25,687)


                                         (footnotes begin on the following page)

Selected Operating Data

      The following table sets forth operating statistics for our specialty acute care hospitals and our outpatient rehabilitation clinics for each of the periods presented. The data in the table reflect the changes in the number of specialty acute care hospitals and outpatient rehabilitation clinics we operate that resulted from acquisitions, start-up activities and closures. The same specialty hospital data include hospitals operated by us for the comparable periods. The operating statistics reflect data for the period of time these operations were managed by us. Further information on our acquisition activities can be found in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to our consolidated financial statements.


                                                                Nine Months
                                        Year Ended            Ended September
                                        December 31                 30,
                                 ---------------------------  -----------------
                                  1998      1999      2000     2000      2001
                                 -------  --------  --------  -------  --------
                                           (dollars in thousands)
Specialty Hospital Data:
 Number of hospitals--start of
  period.......................       --        39        44       44        54
   Number of hospitals
    acquired...................       37        --        --       --        --
   Number of hospital start-
    ups........................        2         6        10        7         5
   Number of hospitals closed..      --          1        --       --        --
                                 -------  --------  --------  -------  --------
 Number of hospitals--end of
  period (i)...................       39        44        54       51        59
                                 -------  --------  --------  -------  --------
 Available licensed beds (j)...    1,428     1,649     1,982    1,913     2,152
 Admissions (k)................    2,640    12,421    14,210   10,578    12,735
 Patient days (l)..............   74,418   358,304   427,448  313,303   381,178
 Average length of stay (m)....       29        30        30       30        30
 Occupancy rate (n)............       52%       63%       63%      63%       67%
 Percent patient days--
  Medicare (o).................       78%       78%       76%      76%       75%
 EBITDA (f)....................  $ 3,147  $ 35,929  $ 44,550  $31,165  $ 41,167
 Same Specialty Hospital Data:
   Admissions (k)..............             11,796    12,415   10,151    11,029
   Patient days (l)............            342,417   375,653  301,743   334,413
   Average length of stay (m)..                 30        30       30        31
   Occupancy rate (n)..........                 65%       70%      66%       73%
   Percent patient days--
    Medicare (o)...............                 78%       76%      76%       75%
   EBITDA (f)..................           $ 36,942  $ 42,192  $32,951  $ 41,923
Outpatient Rehabilitation Data:
 Number of clinics--start of
  period.......................       66        94       620      620       636
   Number of clinics acquired..       21       516        17       17         7
   Number of clinics start-
    ups........................       11        14        32       24        31
   Number of clinics
    closed/sold................        4         4        33       29        35
                                 -------  --------  --------  -------  --------
 Number of clinics owned--end
  of period....................       94       620       636      632       639
 Number of clinics managed--
  end of period (p)............       21        38        43       44        49
                                 -------  --------  --------  -------  --------
 Total number of clinics.......      115       658       679      676       688
                                 -------  --------  --------  -------  --------
 EBITDA (f)....................  $12,598  $ 22,697  $ 65,420  $51,183  $ 57,107


(a) Operating expenses include cost of services, general and administrative expenses, and bad debt expenses.
(b) Reflects asset impairments of $6.3 million and litigation settlement costs of $3.8 million in 1998 and asset impairments of $5.2 million in 1999.
(c) Reflects interests held by other parties in subsidiaries, limited liability companies and limited partnerships owned and controlled by us.
(d) Reflects the write-off of deferred financing costs that resulted from the refinancing of our senior credit facilities in November 1999 and September 2000. Also reflects the write-off of deferred financing costs and discounts, net of tax, related to our initial public offering in April 2001 and the 9 1/2% senior subordinated notes offering in June 2001.
(e) For information concerning calculation of weighted average shares outstanding, see note 14 to Select Medical Corporation's consolidated financial statements and note 8 to Select Medical Corporation's unaudited interim financial statements.

                                      (footnotes continue on following page)

(f) We define EBITDA as net income (loss) before interest, income taxes, depreciation and amortization and special charges, other income, minority interest, and extraordinary items. EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a measure commonly used by financial analysts and investors to evaluate the financial results of companies in our industry, and we believe it therefore provides useful information to investors. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, EBITDA as presented may not be comparable to similarly titled measures of other companies.

     The following table reconciles EBITDA to net income (loss):


                                                                          Nine Months Ended
                                  Year Ended December 31,                   September  30,
                            ---------------------------------------  -----------------------------
                                                          Pro Forma                      Pro Forma
                              1998      1999      2000       2000      2000      2001       2001
                            --------  --------  --------  ---------  --------  --------  ---------
                                                     (in thousands)
   EBITDA.................. $  3,593  $ 42,244  $ 91,670  $ 91,670   $ 68,101  $ 81,628  $ 81,628
   Depreciation and
    amortization...........   (4,942)  (16,741)  (30,401)  (30,401)   (21,416)  (23,829)  (23,829)
   Special charge..........  (10,157)   (5,223)      --        --         --        --        --
   Interest income.........      406       362       939       939        710       382       382
   Interest expense........   (5,382)  (21,461)  (36,126)  (31,159)   (27,710)  (22,548)  (21,738)
   Minority interest.......   (1,744)   (3,662)   (4,144)   (4,144)    (3,022)   (2,745)   (2,745)
   Income tax (expense)
    benefit................      182    (2,811)   (9,979)  (11,966)    (8,589)  (12,826)  (13,142)
   Extraordinary item......      --     (5,814)   (6,247)      --      (6,247)   (8,676)      --
                            --------  --------  --------  --------   --------  --------  --------
   Net income (loss)....... $(18,044) $(13,106) $  5,712  $ 14,939   $  1,827  $ 11,386  $ 20,556
                            ========  ========  ========  ========   ========  ========  ========


(g) The pro forma consolidated statement of operations for the year ended December 31, 2000 reflects the following adjustments as a result of our initial public offering and 9 1/2% senior subordinated notes offering as if these events occurred on January 1, 2000:
  . a reduction in interest expense of $5.0 million (which includes $0.9 million of discount amortization related to our 10% Senior Subordinated Notes) resulting from: (i) the repayment of $114.9 million of senior debt under our senior credit facilities and (ii) the repayment of $90.0 million of our 10% Senior Subordinated Notes offset by (iii) interest expense of $16.6 million associated with the 9 1/2% senior subordinated notes.
  . additional tax expense of $2.0 million related to the $5.0 million interest expense decrease described above.
  . the reversal of $3.7 million of preferred dividends on our Class B Preferred Stock which converted into common stock upon the completion of our initial public offering, and the reversal of $5.1 million dividends on Class A Preferred Stock as if such stock were redeemed on January 1, 2000.
  . an additional 792,000 options and warrants that became dilutive based on a stock price of $9.50 on January 1, 2000.
  . an additional 9,000,000 shares of common stock for our initial public offering, 1,350,000 shares for the exercise of the overallotments by the underwriters and 9,216,000 shares for the automatic conversion of our Class B Preferred Stock upon our initial public offering.
  . the transfer of 240,048 shares back to us at no additional cost upon the repayment in full of the 10% Senior Subordinated Notes.

  . exclusion of extraordinary item of $6.2 million, net of tax, related to the refinancing of our senior credit facilities.

                                          (footnotes continue on following page)

(h) The pro forma consolidated statement of operations for the nine months ended September 30, 2001 reflects the following adjustments as a result of our initial public offering and 9 1/2% senior subordinated notes offering as if each had occurred on January 1, 2001:


  . a reduction in interest expense of $0.8 million (which includes $0.4 million of discount amortization related to our 10% Senior Subordinated Notes) resulting from: (i) the repayment of $114.9 million of senior debt under our senior credit facilities and (ii) the repayment of $90 million of our 10% Senior Subordinated Notes offset by (iii) interest expense of $7.4 million associated with the 9 1/2% senior subordinated notes.


  . additional tax expense of $0.3 million related to the $0.8 million interest expense decrease described above.

  . the reversal of $1.1 million of preferred dividends on our Class B Preferred Stock which converted into common stock upon the completion of our initial public offering, and the reversal of $1.4 million of dividends on our Class A Preferred Stock as if such stock were redeemed on January 1, 2001.
  . an additional 9,000,000 shares of common stock for our initial public offering on April 10, 2001, 1,350,000 shares for the exercise of the overallotments by the underwriters on April 20, 2001 and 9,216,000 shares for the automatic conversion of our Class B Preferred Stock upon our initial public offering on April 10, 2001.
  . the transfer of 240,048 shares back to us at no additional cost upon the repayment in full of the 10% Senior Subordinated Notes.

  . exclusion of extraordinary item of $8.7 million, net of tax, related to the early extinguishment of debt resulting from our 9 1/2% senior subordinated notes offering.


(i) As of September 30, 2001 we owned 100% of all of our hospitals except for two hospitals that had a 20% minority owner and three hospitals that had a 3.25% minority owner.

(j) Available licensed beds are the number of beds that are licensed with the appropriate state agency and which are readily available for patient use at the end of the period indicated.
(k) Admissions represent the number of patients admitted for treatment.
(l) Patient days represent the total number of days of care provided to patients.
(m) Average length of stay (days) represents the average number of days patients stay in our hospitals per admission, calculated by dividing total patient days by the number of discharges for the period.
(n) We calculate occupancy rate by dividing the average daily number of patients in our hospitals by the weighted average number of available licensed beds over the period indicated.
(o) We calculate percentage by dividing the number of Medicare patient days by the total number of patient days.
(p) Managed clinics are clinics that we operate through long term management arrangements and clinics operated through unconsolidated joint ventures.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      You should read this discussion together with our consolidated financial statements and the accompanying notes and Selected Consolidated Financial and Other Data included elsewhere in this prospectus.

Overview

      We are the largest operator of specialty acute care hospitals for long term stay patients in the United States based on the number of facilities. We are also the second largest operator of outpatient rehabilitation clinics in the United States based on the number of clinics. As of September 30, 2001, we operated 59 specialty acute care hospitals in 21 states and 688 outpatient rehabilitation clinics in 29 states, the District of Columbia and seven Canadian provinces. We began operations in 1997 under the leadership of our current management team.

      We operate through two business segments, our specialty acute care hospital segment and our outpatient rehabilitation segment. For the nine months ended September 30, 2001, we had net operating revenues of $698.4 million. Of this total, we earned 53% of our net operating revenues from our specialty hospitals and 47% from our outpatient rehabilitation businesses.


      Our specialty acute care hospital segment consists of hospitals designed to serve the needs of long term stay acute patients. These patients typically suffer from serious and often complex medical conditions that require a high degree of care. Our outpatient rehabilitation business consists of clinics and contract services that provide physical, occupational and speech rehabilitation services. Our patients are typically diagnosed with musculoskeletal impairments that restrict their ability to perform normal activities of daily living.

Significant Acquisitions

      Since our formation, we have completed three significant acquisitions for an aggregate consideration of $366.4 million, excluding subsequent purchase price adjustments for accounting purposes. As a result of these acquisitions, the results from period to period are not comparable.

      On November 19, 1999, we acquired the Physical Rehabilitation and Occupational Health Division of NovaCare, Inc. for approximately $200 million consisting of cash and the assumption of seller notes. The purchase was funded through the sale of Class B Preferred Stock, common stock, issuance of senior subordinated debt, and borrowings under our credit facility. At the time of acquisition, NovaCare operated approximately 500 physical rehabilitation clinics and 35 occupational health centers. Following the completion of the acquisition, we closed or sold 28 of these occupational health centers.

      On December 15, 1998, we acquired Intensiva Healthcare Corporation for $103.6 million in cash. The purchase was funded through the sale of common stock, issuance of senior subordinated debt and borrowings under our credit facility. At the time of acquisition, Intensiva Healthcare operated 22 specialty acute care hospitals and had others in development.

      On June 30, 1998, we acquired American Transitional Hospitals, Inc., a wholly-owned subsidiary of Beverly Enterprises, Inc., for $62.8 million in cash. We funded this purchase through borrowings under our credit facility. At the time of acquisition, American Transitional Hospitals operated 15 specialty acute care hospitals. For a discussion of the factors we consider in acquisitions, see "Our Business--Specialty Acute Care Hospital Strategy" and "Our Business--Outpatient Strategy."

Development of New Specialty Acute Care Hospitals and Clinics

      Our goal is to open approximately eight to ten new specialty acute care hospitals each year, utilizing our "hospital within a hospital" model. We internally developed and opened two hospitals in 1998, six hospitals in 1999, ten hospitals in 2000 and five hospitals for the nine months ended September 30, 2001. Each internally developed hospital has typically required approximately $450,000 for leasehold improvements and approximately $250,000 for equipment. During the initial year of operations, each newly developed hospital has typically incurred losses of approximately $400,000 and required an additional investment of $2.0 million to fund working capital. We also intend to open new clinics in our current markets where we can benefit from existing referral relationships and brand awareness to produce incremental growth. From time to time, we also intend to evaluate acquisition opportunities that may enhance the scale of our business and expand our geographic reach.

Sources of Revenue

      Our net operating revenues are derived from a number of sources, including commercial, managed care, private and governmental payors. Our net operating revenues include amounts estimated by management to be reimbursable from each of the applicable payors and the federal Medicare program. Amounts we receive for treatment of patients are generally less than the standard billing rates. We account for the differences between the estimated reimbursement rates and the standard billing rates as contractual adjustments, which we deduct from gross revenues to arrive at net operating revenues.

      Our specialty hospitals are paid by Medicare under a cost-based reimbursement methodology. These payments are subject to final cost report settlements based on administrative review and audit by third parties. An annual cost report is filed for each provider to report the cost of providing services and to settle the difference between the interim payments we receive and final costs. We record adjustments to the original estimates in the periods that such adjustments become known. Because our routine payments from Medicare are different than the final reimbursement due to us under the cost based reimbursement system, we record a receivable or payable for the difference. Net amount due to Medicare was $13.1 million as of December 31, 1999. We recorded this amount as due to third party payors on our balance sheet. As of December 31, 2000 we had a receivable from Medicare of $2.8 million and at September 30, 2001 we had a net amount due to Medicare of $6.0 million. Substantially all Medicare cost reports are settled through 1998.


      Net operating revenues generated directly from the Medicare program represented approximately 37.1% of net operating revenues for the nine months ended September 30, 2001 and 35.1%, 48.1% and 37.9% for the years ended December 31, 2000, 1999 and 1998, respectively. The decline in the percentage of our net operating revenue coming from Medicare during the year ended December 31, 2000 was principally related to the acquisition of the NovaCare Physical Rehabilitation and Occupational Health Division, which receives a comparatively lower percentage of its revenues from Medicare.


      Legislative and regulatory action has resulted in continuing uncertainty about the Medicare reimbursement programs. The federal government might, in the future, reduce the funds available under that program or require more stringent utilization and quality reviews of hospital facilities. For example, because Congress has directed the Secretary of the Department of Health and Human Services to develop a prospective payment system for long term acute care hospitals, the way in which our specialty hospitals are reimbursed may change. The Secretary has not developed such a system to date, but may do so in the future. This change, if implemented, could reduce the reimbursements we receive from the Medicare program. Additionally, there may be a continued rise in managed care programs or future restructuring of the financing and delivery of healthcare in the United States. These events could have an adverse effect on our future financial results.

      Other revenue primarily represents amounts the Medicare program reimburses us for a portion of our corporate expenses that are related to our specialty hospital operations.

Results of Operations

     The following table outlines, for the periods indicated, selected operating data as a percentage of net operating revenues.


                                       Year Ended          Nine Months Ended
                                      December 31,           September 30,
                                    ---------------------  ------------------
                                    1998    1999    2000     2000      2001
                                    -----   -----   -----  --------  --------
Net operating revenues............. 100.0%  100.0%  100.0%    100.0%    100.0%
Cost of services (a)...............  86.5    84.1    81.5      81.4      80.9
General and administrative.........   8.4     4.7     3.5       3.6       3.7
Bad debt expense...................   2.7     1.9     3.6       3.5       3.7
                                    -----   -----   -----  --------  --------
EBITDA (b).........................   2.4     9.3    11.4      11.5      11.7
Depreciation and amortization......   3.3     3.7     3.8       3.6       3.4
Special charges....................   6.8     1.2     --        --        --
                                    -----   -----   -----  --------  --------
Income (loss) from operations......  (7.7)    4.4     7.6       7.9       8.3
Interest expense, net..............   3.3     4.6     4.4       4.6       3.2
                                    -----   -----   -----  --------  --------
Income (loss) before minority
 interests, income taxes and
 extraordinary item................ (11.0)   (0.2)    3.2       3.3       5.1
Minority interests.................   1.2     0.8     0.5       0.5       0.4
                                    -----   -----   -----  --------  --------
Income (loss) before income taxes
 and extraordinary item............ (12.2)   (1.0)    2.7       2.8       4.7
Income tax (benefit)...............  (0.1)    0.6     1.2       1.4       1.8
                                    -----   -----   -----  --------  --------
Net income (loss) before
 extraordinary item................ (12.1)   (1.6)    1.5       1.4       2.9
Extraordinary item.................   --      1.3     0.8       1.1       1.3
                                    -----   -----   -----  --------  --------
Net income (loss).................. (12.1)%  (2.9)%   0.7%      0.3%      1.6%
                                    =====   =====   =====  ========  ========

                                                   (footnotes on following page)

     The following table summarizes selected financial data by business segment, for the periods indicated.


                                                        Nine Months Ended
                           Year Ended December 31,        September 30,
                          ----------------------------  ------------------   Increase
                            1998      1999      2000      2000      2001    (Decrease)
                          --------  --------  --------  --------  --------  ----------
                                          (dollars in thousands)
Net operating revenues:
 Specialty hospitals....  $ 62,715  $307,464  $378,910  $273,808  $361,627     32.1%
 Outpatient
  rehabilitation........    83,059   141,740   416,775   313,201   326,715      4.3
 Other..................     3,269     6,771    10,212     7,330    10,100     37.8
                          --------  --------  --------  --------  --------    -----
 Total company..........  $149,043  $455,975  $805,897  $594,339  $698,442     17.5%
                          ========  ========  ========  ========  ========    =====
EBITDA: (b)
 Specialty hospitals....  $  3,147  $ 35,929  $ 44,550  $ 31,165  $ 41,167     32.1%
 Outpatient
  rehabilitation........    12,598    22,697    65,420    51,183    57,107     11.6
 Other..................   (12,152)  (16,382)  (18,300)  (14,247)  (16,646)   (16.8)
                          --------  --------  --------  --------  --------    -----
 Total company..........  $  3,593  $ 42,244  $ 91,670  $ 68,101  $ 81,628     19.9%
                          ========  ========  ========  ========  ========    =====
Income (loss) from
 operations:
 Specialty hospitals....  $  1,182  $ 28,016  $ 35,421  $ 25,452  $ 33,113     30.1%
 Outpatient
  rehabilitation........     4,323    16,222    49,258    40,203    45,870     14.1
 Other..................   (17,011)  (23,958)  (23,410)  (18,970)  (21,184)   (11.7)
                          --------  --------  --------  --------  --------    -----
 Total company..........  $(11,506) $ 20,280  $ 61,269  $ 46,685  $ 57,799     23.8%
                          ========  ========  ========  ========  ========    =====
EBITDA margins: (b)
 Specialty hospitals....       5.0%     11.7%     11.8%     11.4%     11.4%     --
 Outpatient
  rehabilitation........      15.2      16.0      15.7      16.3      17.5      7.0
 Other..................        NM        NM        NM        NM        NM       NM
                          --------  --------  --------  --------  --------    -----
 Total company..........       2.4%      9.3%     11.4%     11.5%     11.7%     2.0%
                          ========  ========  ========  ========  ========    =====
Total assets:
 Specialty hospitals....  $240,266  $250,034  $246,495  $247,889  $260,606
 Outpatient
  rehabilitation........    90,267   350,419   329,874   310,771   339,149
 Other..................     6,416    20,265    10,431    14,088    26,441
                          --------  --------  --------  --------  --------
 Total company..........  $336,949  $620,718  $586,800  $572,748  $626,196
                          ========  ========  ========  ========  ========
Capital expenditures:
 Speciality hospitals...  $  3,632  $  7,243  $ 13,677  $  8,595  $  8,828
 Outpatient
  rehabilitation........     2,042     3,085     6,399     3,495     6,112
 Other..................       749       568     2,354     2,102     1,169
                          --------  --------  --------  --------  --------
 Total company..........  $  6,423  $ 10,896  $ 22,430  $ 14,192  $ 16,109
                          ========  ========  ========  ========  ========

-------
NM-Not Meaningful.
(a) Cost of services include salaries, wages and benefits, operating supplies, lease and rent expense and other operating costs.
(b) We define EBITDA as net income (loss) before interest, income taxes, depreciation and amortization and special charges, other income, minority interest and extraordinary items. EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a measure commonly used by financial analysts and investors to evaluate the financial results of companies in our industry, and we believe it therefore provides useful information to investors. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, EBITDA as presented may not be comparable to similarly titled measures of other companies.

      The following table reconciles EBITDA to net income (loss):


                                                            Nine Months Ended
                               Year Ended December 31,        September 30,
                              ----------------------------  ------------------
                                1998      1999      2000      2000      2001
                              --------  --------  --------  --------  --------
                                             (in thousands)

 EBITDA.....................  $  3,593  $ 42,244  $ 91,670  $ 68,101  $ 81,628
 Depreciation and
  amortization..............    (4,942)  (16,741)  (30,401)  (21,416)  (23,829)
 Special charge.............   (10,157)   (5,223)      --        --        --
 Interest income............       406       362       939       710       382
 Interest expense...........    (5,382)  (21,461)  (36,126)  (27,710)  (22,548)
 Minority interest..........    (1,744)   (3,662)   (4,144)   (3,022)   (2,745)
 Income tax (expense)
  benefit...................       182    (2,811)   (9,979)   (8,589)  (12,826)
 Extraordinary item.........       --     (5,814)   (6,247)   (6,247)   (8,676)
                              --------  --------  --------  --------  --------
 Net income (loss)..........  $(18,044) $(13,106) $  5,712  $  1,827  $ 11,386
                              ========  ========  ========  ========  ========


Special Charges

      In 1999 we recorded a special charge of $5.2 million related to the impairment of goodwill, leasehold improvements and equipment that resulted from closures and relocations of certain hospitals and clinics in December 1999.

      In 1998 we recorded a special charge of $10.2 million. This charge consisted of $6.3 million of impairment charges relating to assets acquired in two smaller acquisitions in 1998 that were identified in accordance with our policy on impairments, and based upon a review of the facts and circumstances related to those identified assets. The majority of the charge was determined based upon the comparison of the future discounted cash flows resulting from the assets and the carrying value of these assets. The remainder of the charge of $3.8 million related to the settlement of litigation. In June 1999, we participated in the settlement of litigation initiated during 1997 by Horizon/CMS Healthcare Corporation and certain of its affiliates against us, and some of our subsidiaries, officers and employees. See Note 10 to Select Medical Corporation's consolidated financial statements.

Nine Months Ended September 30, 2001 Compared to Nine Months Ended September 30, 2000




Net Operating Revenues


      Our net operating revenues increased by 17.5% to $698.4 million for the nine months ended September 30, 2001 compared to $594.3 million for the nine months ended September 30, 2000.


      Specialty Acute Care Hospitals. Our specialty hospital net operating revenues increased 32.1% to $361.6 million for the nine months ended September 30, 2001 compared to $273.8 million for the nine months ended September 30, 2000. Net operating revenues for the specialty hospitals opened before January 1, 2000 and operated throughout both periods increased 19.8% to $314.1 million for the nine months ended September 30, 2001 from $262.2 million for the nine months ended September 30, 2000. This resulted from an improved occupancy rate and a higher non-Medicare payor mix. The remaining increase of $35.9 million resulted from the internal development of new specialty hospitals that commenced operations in 2000 and 2001.


      Outpatient Rehabilitation. Our outpatient rehabilitation net operating revenues increased 4.3% to $326.7 million for the nine months ended September 30, 2001 compared to $313.2 million the nine months ended September 30, 2000. The increase was related to an increase in the number of visits and the net revenue per visit experienced at our outpatient rehabilitation locations.

      Other. Our other revenues increased to $10.1 million for the nine months ended September 30, 2001 compared to $7.3 million for the nine months ended September 30, 2000. The increase in other revenue reflects higher corporate general and administrative costs in 2001, which resulted in higher Medicare reimbursements for those costs.


Operating Expenses


      Our operating expenses increased by 17.2% to $616.8 million for the nine months ended September 30, 2001 compared to $526.2 million for the nine months ended September 30, 2000. The increase in operating expenses was principally related to the internal development of new specialty hospitals that commenced operations in 2000 and 2001. As a percent of our net operating revenues, our operating expenses declined to 88.3% for the nine months ended September 30, 2001 from 88.5% for the nine months ended September 30, 2000. Our operating expenses include our cost of services, general and administrative expense and bad debt expense. Cost of services as a percent of operating revenues declined to 80.9% for the nine months ended September 30, 2001 from 81.4% for the nine months ended September 30, 2000. These costs primarily reflect our labor expenses. The relative reduction in cost of services as a percentage of net operating revenue resulted from lower relative labor costs in our specialty hospital business segment. During the same time period, general and administrative expense as a percentage of net operating revenues were 3.7% and 3.6%, respectively. Our bad debt expense as a percentage of net operating revenues increased to 3.7% for the nine months ended September 30, 2001 compared to 3.5% for the nine months ended September 30, 2000. This increase is due to the higher bad debt provisions recorded in our specialty hospital segment in response to our increase in non-Medicare revenue.


EBITDA


      Our total EBITDA increased 19.9% to $81.6 million for the nine months ended September 30, 2001 compared to $68.1 million for the nine months ended September 30, 2000. Our EBITDA margins increased slightly to 11.7% for the nine months ended September 30, 2001 compared to 11.5% for the nine months ended September 30, 2000. For cash flow information, see "--Capital Resources and Liquidity."


      Specialty Acute Care Hospitals. EBITDA increased by 32.1% to $41.2 million for the nine months ended September 30, 2001 compared to $31.2 million for the nine months ended September 30, 2000. Our EBITDA margins remained constant at 11.4% for both periods. The hospitals opened before January 1, 2000 and operated throughout both periods accounted for $9.0 million of the increase. This increase in same hospital EBITDA resulted from an increase in non-Medicare patient days and its associated increased revenue per patient day. Our same hospital EBITDA margin increased from 12.6% to 13.3%. The balance of the increase of $1.0 million resulted from our newly developed hospitals.


      Outpatient Rehabilitation. EBITDA increased by 11.6% to $57.1 million for the nine months ended September 30, 2001 compared to $51.2 million for the nine months ended September 30, 2000. Our EBITDA margins increased to 17.5% for the nine months ended September 30, 2001 from 16.3% for the nine months ended September 30, 2000. The increase was related principally to revenue growth experienced at our outpatient locations.


      Other. EBITDA loss increased to $16.6 million for the nine months ended September 30, 2001 compared to a loss of $14.2 million for the nine months ended September 30, 2000. This increase resulted from the increase in general and administrative costs needed to support the growth of the organization, principally NovaCare and our new hospital development.


Income from Operations


      Income from operations increased 23.8% to $57.8 million for the nine months ended September 30, 2001 compared to $46.7 million for the nine months ended September 30, 2000. The increase in income from operations resulted from the EBITDA increases described above, offset by an increase in depreciation and amortization. Depreciation and amortization increased by 11.3% to $23.8 million for the nine months ending September 30, 2001 from $21.4 million for the nine months ended September 30, 2000. The increase resulted primarily from increases in depreciation on fixed asset additions that are principally related to new hospital development.


Interest Expense


      Interest expense decreased by $4.8 million to $22.2 million for the nine months ended September 30, 2001 from $27.0 million for the nine months ended September 30, 2000. The decline in interest expense was due to the lower debt levels outstanding in 2001 compared to 2000 and a lower effective interest rate in 2001. The lower debt levels resulted from the significant repayment of debt that occurred in the third and fourth quarters of 2000 as a result of the escrow settlement in connection with the NovaCare acquisition, divestiture of the NovaCare Occupational Health businesses and operating cash flow. See "-- Capital Resources and Liquidity" for a discussion of the NovaCare escrow settlement.


Minority Interests


      Minority interests in consolidated earnings decreased 9.2% to $2.7 million for the nine months ended September 30, 2001 compared to $3.0 million for the nine months ended September 30, 2000. This decrease resulted from a smaller percentage of ownership held by minority interests. See "--Capital Resources and Liquidity" for a discussion of our repurchase of minority interests.


Income Taxes


      We recorded income tax expense of $12.8 million for the nine months ended September 30, 2001. The expense represented an effective tax rate of 39.0% and approximates the federal and state tax rates. We recorded income tax expense of $8.6 million for the nine months ended September 30, 2000. This expense represented an effective tax rate of 51.5%. This exceeded the statutory rates primarily due to non-deductible goodwill. In 2001, we were able to utilize carryover net operating losses to offset the effect of our non-deductible goodwill.


      As a result of our limited operating history and the cumulative losses we had incurred, we provided a valuation allowance for substantially all of our deferred tax assets. Because of our profitable operations over the last two years, we anticipate reversing the valuation allowances in the fourth quarter. At December 31, 2000 this allowance approximated $35 million. Since some of the deferred tax assets relate to acquired business assets, we anticipate that approximately $19 million of this reversal would reduce goodwill. We currently estimate that another $10 million will reduce our current period tax provision in the fourth quarter of 2001. This will have an earnings per share effect of approximately $0.20. The remaining amount relates to state net operating loss carryforwards that we expect will expire before their utilization. Thus, we will continue to carry an allowance against the uncertain recovery associated with these tax assets.


Extraordinary Item


      As a result of our initial public offering of stock in April 2001 and the issuance of $175 million of 9 1/2% senior subordinated notes in June 2001, we repaid $75 million of our U.S. term loans and all $90 million of our 10% Senior Subordinated Notes. The extraordinary item consisted of $1.3 million of unamortized deferred financing costs related to the repayment of our U.S. term loans and $12.9 million of deferred financing costs and unamortized discount related to the repayment of our 10% Senior Subordinated Notes. These costs were offset by a tax benefit of $5.5 million.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

Net Operating Revenues

      Our net operating revenues increased 76.7% to $805.9 million for the year ended December 31, 2000 compared to $456.0 million for the year ended December 31, 1999. The percentage of our net operating revenues coming from Medicare declined to 35.1% during the year ended December 31, 2000 from 48.1% for 1999. This decline was principally related to the acquisition of NovaCare, which receives a comparatively lower percentage of its revenue from Medicare.

      Specialty Acute Care Hospitals. Our specialty hospital revenues increased 23.2% to $378.9 million for the year ended December 31, 2000 compared to $307.5 million for the year ended December 31, 1999. Net operating revenues for the specialty hospitals operated throughout both periods increased 11.0% to $325.3 million for 2000 from $293.1 million for 1999. This increase resulted from an improved occupancy rate and a higher non-Medicare payor mix. The remaining increase of $39.2 million resulted from the internal development of new specialty hospitals that commenced operations in 1999 and 2000.

      Outpatient Rehabilitation. Our outpatient rehabilitation revenues increased 194.0% to $416.8 million for the year ended December 31, 2000 compared to $141.7 million for the year ended December 31, 1999. This increase was principally related to the acquisition of the NovaCare Physical Rehabilitation and Occupational Health Division in November 1999, which accounted for $261.8 million of the increase. The remaining increase resulted primarily from increased volume in existing businesses.

      Other. Our other revenues increased 50.8% to $10.2 million for the year ended December 31, 2000 compared to $6.8 million for the year ended December 31, 1999. The increase in other revenue reflects higher corporate general and administrative costs in 2000, which resulted in higher Medicare reimbursements for those costs.

Operating Expenses

      Our operating expenses increased by $300.5 million to $714.2 million for the year ended December 31, 2000 compared to $413.7 million for the year ended December 31, 1999. The increase in operating expenses was principally related to the acquisition of the NovaCare Physical Rehabilitation and Occupational Health Division, which accounted for $220.0 million of the increase. Our specialty hospital segment experienced an increase in operating expenses of $62.8 million. This increase principally related to growth in operating expenses associated with the hospitals opened in 1999 and 2000. As a percent of our net operating revenues, our operating expenses declined to 88.6% in 2000 from 90.7% in 1999. Our operating expenses include our cost of services, general and administrative expense and bad debt expense. Cost of services as a percent of net operating revenues declined to 81.5% during 2000 from 84.1% during 1999. These costs primarily reflect our labor expenses. During the same time period, general and administrative expense as a percent of net operating revenues declined to 3.5% from 4.7%. The relative reductions in cost of services and general and administrative expense were primarily the result of our acquisition of NovaCare and the lower cost associated with providing outpatient rehabilitation services relative to our specialty hospital services. Bad debt expense as a percent of net operating revenues increased to 3.6% during 2000 compared to 1.9% during 1999. This increase resulted primarily from our acquisition of the NovaCare Physical Rehabilitation and Occupational Health Division, which incurs higher bad debt as a percentage of net operating revenues because of the large volume of relatively difficult to collect, smaller dollar accounts receivables generated in an outpatient environment.

EBITDA

      Our total EBITDA increased 117.0% to $91.7 million for the year ended December 31, 2000 compared to $42.2 million for the year ended December 31, 1999. Our EBITDA margins increased to 11.4% for 2000 compared to 9.3% for 1999. For cash flow information, see "--Capital Resources and Liquidity."

      Specialty Acute Care Hospitals. EBITDA increased 24.0% to $44.6 million for the year ended December 31, 2000 compared to $35.9 million for the year ended December 31, 1999. Our EBITDA margins remained consistent at 11.8% and 11.7% in 2000 and 1999, respectively. The hospitals we operated throughout both periods accounted for $5.3 million of the increase. This increase in same hospital EBITDA resulted from an increase in non-Medicare payor mix. Our same hospital EBITDA margin increased from 12.6% to 13.0%. The balance of the increase of $3.4 million resulted from our newly developed hospitals.

      Outpatient Rehabilitation. EBITDA increased by 188.2% to $65.4 million for the year ended December 31, 2000 compared to $22.7 million for the year ended December 31, 1999. The major contributor to this increase was the NovaCare Physical Rehabilitation and Occupational Health Division acquisition that accounted for $41.9 million of the increase. The remaining increase of $0.8 million resulted from growth in our existing business. Our EBITDA margins declined to 15.7% during 2000 from 16.0% during 1999. This decline resulted from the acquisition of the NovaCare Physical Rehabilitation and Occupational Health Division, which historically had lower margins than our existing outpatient rehabilitation business. These lower margins were the result of higher bad debt expense and costs of services as a percentage of net operating revenues.

      Other. EBITDA loss increased by 11.7% to a loss of $18.3 million for the year ended December 31, 2000 compared to a loss of $16.4 million for the year ended December 31, 1999. This increase resulted from the increase in general and administrative expenses associated with the growth of the organization, principally the addition of the NovaCare division and our new hospital development.

Income from Operations

      Income from operations increased 202.1% to $61.3 million for the year ended December 31, 2000 compared to $20.3 million for the year ended December 31, 1999. The increase in income from operations resulted from EBITDA increases described above and from a reduction in the amount recorded as a special charge, offset by an increase in depreciation and amortization. Depreciation and amortization increased by 81.6% to $30.4 million for 2000 compared to $16.7 million for 1999. Approximately $10.3 million of the increase in the depreciation and amortization was related to the amortization of goodwill and identifiable intangibles resulting from the NovaCare acquisition and the depreciation of the acquired NovaCare fixed assets. The remaining increase resulted from depreciation of new fixed assets.

Interest Expense

      Interest expense increased to $36.1 million for the year ended December 31, 2000 from $21.5 million for the year ended December 31, 1999. The increase in interest expense resulted from higher average debt levels outstanding in 2000 compared to 1999, including the debt assumed as a result of the NovaCare acquisition, and an increase in the average interest rate associated with borrowings.

Minority Interests

      Minority interests increased by $0.4 million to $4.1 million for the year ended December 31, 2000 compared to $3.7 million for the year ended December 31, 1999. This increase resulted from improved operating performance in our operating subsidiaries that are structured with a minority interest component.

Income Taxes

      We recorded income tax expense of $10.0 million for the year ended December 31, 2000. The expense represented an effective tax rate of 45.5% and exceeded statutory federal and state tax rates as a result of non-deductible goodwill. We recorded income tax expense of $2.8 million for the year ended December 31, 1999. This expense represented an effective tax rate of 62.7%. We had a higher effective tax rate in this period as a result of non-deductible goodwill and state income taxes in the jurisdictions where we reported taxable income.

Extraordinary Item

      On September 22, 2000, we entered into a new $230 million senior credit facility with a syndicate of banks that replaced our $225 million credit facility dated November 19, 1999. The extraordinary item consists of the unamortized deferred financing costs of $6.2 million related to the November 19, 1999 credit facility.

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

Net Operating Revenues

      Our net operating revenues increased 205.9% to $456.0 million for the year ended December 31, 1999 compared to $149.0 million for the year ended December 31, 1998. The major reason for the increase was the significant acquisitions that occurred during 1998. The percentage of our revenue coming directly from Medicare increased to 48.1% in 1999 from 37.9% in 1998. This increase resulted from the full year effect of the acquisitions of specialty acute care hospitals that occurred during 1998. A specialty hospital has significantly higher Medicare utilization than operations in our outpatient rehabilitation segment. See "--Significant Acquisitions."

      Specialty Acute Care Hospitals. Our specialty hospital revenues increased 390.3% to $307.5 million for the year ended December 31, 1999 compared to $62.7 million for the year ended December 31, 1998. This increase resulted from the expanded base of specialty hospitals that we operated as a result of the significant acquisitions during 1998, and, to a lesser extent, our new hospital development activity. We opened two hospitals in 1998 and six hospitals in 1999. We also closed one hospital in late 1999 that we acquired as part of our Intensiva Healthcare acquisition due to that hospital's operating performance.

      Outpatient Rehabilitation. Our outpatient rehabilitation revenues increased 70.7% to $141.7 million for the year ended December 31, 1999 compared to $83.1 million for the year ended December 31, 1998. Of this increase, $29.4 million resulted from the acquisition of NovaCare on November 19, 1999. The remaining increase of $29.2 million resulted principally from the effect of acquisitions that occurred in 1998 and early 1999.

      Other. Our other revenues increased 107.1% to $6.8 million for the year ended December 31, 1999 compared to $3.3 million for the year ended December 31, 1998. The increase in other revenue reflects higher corporate general and administrative costs in 1999, which resulted in higher Medicare reimbursements for those costs.

Operating Expenses

      Our operating expenses increased by $268.3 million to $413.7 million for the year ended December 31, 1999 compared to $145.5 million for the year ended December 31, 1998. As a percentage of net operating revenues, our operating expenses decreased to 90.7% from 97.6% during the same time period. The decrease in operating expenses as a percentage of net operating revenues was largely the result of our increased efficiencies and cost saving initiatives. These efficiencies were realized as a result of our ability to spread our support function costs over a larger operating group. We expect this trend to continue as we grow our business. Cost savings have been achieved through renegotiation of supply contracts and improved management of clinical staffing levels at our hospitals. Cost of services as a percentage of net operating revenues decreased to 84.1% during the year ended December 31, 1999 compared to 86.5% during the year ended December 31, 1998. During the same time period and as a percentage of net operating revenues, general and administrative expense decreased to 4.7% from 8.4% and bad debt expense decreased to 1.9% from 2.7%.

EBITDA

      Our total EBITDA increased by $38.7 million to $42.2 million for the year ended December 31, 1999 compared to $3.6 million for the year ended December 31, 1998. EBITDA margins increased to 9.3% in 1999 from 2.4% in 1998. For cash flow information, see "--Capital Resources and Liquidity."

      Specialty Acute Care Hospitals. EBITDA increased by $32.8 million to $35.9 million for the year ended December 31, 1999 compared to $3.1 million for the year ended December 31, 1998. This resulted from an expanded base of specialty hospitals that we operated as a result of the significant acquisitions in 1998 and an improvement in our EBITDA margins in 1999 to 11.7% from 5.0% in 1998. Our EBITDA margins improved as a result of operational changes that were implemented after the acquisitions and as a result of cost reduction initiatives. These cost reduction initiatives are discussed above under "Operating Expenses."

      Outpatient Rehabilitation. EBITDA increased by $10.1 million to $22.7 million for the year ended December 31, 1999 compared to $12.6 million for the year ended December 31, 1998. This resulted principally from 1998 acquisitions which accounted for approximately $7.0 million of the increase. An additional $1.0 million of the increase resulted from the operations of NovaCare and the balance resulted from our internal business development.

      Other. EBITDA loss increased by $4.2 million to a loss of $16.4 million for the year ended December 31, 1999 compared to a loss of $12.2 million for the year ended December 1998. This increase resulted from higher administrative costs in 1999 to manage the increased size of our company.

Income from Operations

      Income from operations increased by $31.8 million to $20.3 million for the year ended December 31, 1999 compared to a loss of $11.5 million for the year ended December 31, 1998. The increase in income from operations resulted from the EBITDA increase described above and from a reduction in the amount recorded as a special charge, offset by an increase in depreciation and amortization. Depreciation and amortization increased to $16.7 million for the year ended December 31, 1999 compared to $4.9 million for the year ended December 31, 1998. The increase resulted from the amortization of goodwill and identifiable intangibles resulting from the numerous acquisitions we made during these periods and the depreciation of fixed assets acquired in these acquisitions.

Interest Expense

      Interest expense increased to $21.5 million for the year ended December 31, 1999 from $5.4 million for the year ended December 31, 1998 due to higher outstanding debt levels and an increase in the average interest rates associated with borrowing. Additional debt was incurred and assumed as a result of our acquisition activity.

Minority Interests

      Minority interests increased by $2.0 million to $3.7 million for the year ended December 31, 1999 compared to $1.7 million for the year ended December 31, 1998. This increase resulted from acquisitions completed during 1998 that were structured with a minority interest component and from improved earnings in these businesses.

Income Taxes

      We recorded income tax expense of $2.8 million for 1999. This tax expense reflects federal income taxes of $1.3 million and state income taxes of $1.5 million. Even though we had an overall pre-tax loss, we had a federal tax expense due to non-deductible goodwill and other permanent differences. We recorded a state tax expense as a result of taxable income generated in certain jurisdictions. For 1998, we recorded a benefit of $0.2 million as a result of our pre-tax loss.

Extraordinary Item

      On November 19, 1999, we entered into a new $225 million senior credit facility in connection with the NovaCare acquisition. This senior credit facility replaced our $155 million credit facility from February 9, 1999. The extraordinary item consists of the unamortized deferred financing costs of $5.8 million related to the February 9, 1999 credit facility.

Capital Resources and Liquidity

Nine Months Ended September 30, 2001 Compared to Nine Months Ended September 30, 2000


      For the nine months ended September 30, 2001 operating activities provided $85.4 million of cash compared to $40.7 million for the nine months ended September 30, 2000. The increase in cash flow is attributable to improved operating income, continued management of payables and lower accounts receivable days outstanding. Our accounts receivable days outstanding were 79 days at September 30, 2001 compared to 85 days at December 31, 2000.


      Investing activities used $35.6 million for the nine months ended September 30, 2001. This usage resulted from purchases of property and equipment of $16.1 million related principally to new hospital development. Additionally, we incurred earnout and acquisition payments of $4.8 million and $15.4 million, respectively. The earnout payments relate to obligations we assumed as part of the NovaCare acquisition. The increase in acquisition activity in 2001 relates principally to our repurchase of minority interests. The terms of our agreements with these minority owners allowed some of them to sell their minority interests back to us upon the completion of our initial public offering. On October 31, 2001, we completed the purchase of these minority interests. In total, we paid these minority owners $15.9 million for their ownership interests. Of this amount, $10.9 million was paid in cash and $5.0 million was paid in stock. For the nine months ended September 30, 2000 we generated $20.5 million of cash flow from investing activities. This resulted from the sale of the occupational health centers for $12.8 million that we acquired from NovaCare and the escrow settlement with NovaCare of $29.9 million.


      Financing activities used $25.7 million and $62.1 million of cash for the nine months ended September 30, 2001 and 2000, respectively. This was due principally to the repayment of seller and other debt in both periods. In 2001, we have had two significant financing transactions that refinanced existing capital. On April 10, 2001 we completed an initial public offering of 9,000,000 shares of our common stock. Our net proceeds after deducting expenses and underwriting discounts and commissions were approximately $77.3 million. On April 20, 2001 the underwriters exercised their option to purchase an additional 1,350,000 shares of common stock to cover overallotments. The net proceeds from the exercise of this option were $11.9 million after deduction of the underwriters discount. The proceeds were used to repay $24.0 million of our senior debt under the term loan portion of our bank credit facility, to redeem $52.8 million of our Class A Preferred Stock and the remainder was used for general corporate purposes including the purchases of minority interests. On June 11, 2001, we issued and sold $175.0 million of 9 1/2% senior subordinated notes due 2009. The net proceeds from the sale were approximately $169.5 million, after deducting discounts, commissions and expenses of the offering. We used $90 million of the net proceeds to retire our 10% Senior Subordinated Notes which were issued in December 1998, February 1999 and November 1999. We used an additional $79.0 million of the net proceeds to repay part of our senior indebtedness under both the term loan and revolving portions of our senior credit facility. The remainder of the net proceeds was used to pay accrued interest. See "--Capital Resources."

Years Ended December 31, 2000, 1999 and 1998

      Operating activities generated $22.5 million in cash during the year ended December 31, 2000 compared to cash usages of $25.2 million and $24.7 million in the years ended December 31, 1999 and 1998, respectively. The increase in cash flow in 2000 is attributable to increased earnings and improved working capital management. The use of cash in 1999 and 1998 was primarily attributable to net losses and an increase in accounts receivable that resulted from our growth.

      Investing activities provided $14.2 million of cash flow during 2000 compared to cash usages of $181.3 million and $209.5 million in the years ended December 31, 1999 and 1998, respectively. For the year ended December 31, 2000, we received proceeds of $29.9 million from two escrow funds established as part of the NovaCare acquisition and proceeds of $13.0 million from the sale of the occupational health centers. These occupational health centers were an operating division of NovaCare. The claim against the escrow fund resulted from an increase in uncollectible accounts receivable, which were paid with the proceeds from the escrow fund. Cash inflows were offset principally by the purchases of $22.4 million of equipment and acquisition and earnout payments of $9.3 million. The increase in property and equipment purchases reflects the growth in new hospital development during 2000. The principal usage of cash in 1999 and 1998 was to fund acquisitions. Our investment in property and equipment during 1999 and 1998 was not material because our operations required minimal capital expenditures on an ongoing basis, and most of our locations were leased. Our investment in equipment is mostly related to development of new hospitals.

      Financing activities used $37.6 million of cash for the year ended December 31, 2000. This was due principally to the repayment of debt. In 1999 and 1998 we had cash inflows of $197.5 million and $242.3 million, respectively. We raised capital through the issuance of common and preferred stock, senior subordinated debt and borrowings under our senior credit facility. We incurred debt in connection with the acquisitions of American Transitional Hospitals, Intensiva Healthcare and the NovaCare Physical Rehabilitation and Occupational Health Division. A description of these financing arrangements can be found in Note 6 to Select Medical Corporation's Consolidated Financial Statements included elsewhere in this prospectus.

Capital Resources

      Net working capital remained consistent at $106.3 million as of September 30, 2001 compared to $105.6 million at December 31, 2000.


      On September 22, 2000 we entered into a new credit agreement that refinanced our existing bank debt. In January 2001, in anticipation of our initial public offering, we entered into an amendment to our credit agreement that became effective in April 2001. The amendment allowed for the use of the net proceeds of the offering to repay $24.0 million of our senior debt under the U.S. term loan portion of our bank credit facilities and to redeem $52.8 million of our Class A Preferred Stock. In May 2001, in anticipation of the senior subordinated note offering, we entered into another amendment to our credit agreement that became effective June 2001. The amendment allowed for the use of net proceeds to repay $51.0 million of our senior debt under the U.S. term loan portion and $28.0 million of our senior debt under the U.S. revolving portion of our bank credit facility and to repay $90.0 million of existing subordinated debt. The amendment to the credit facility also increased our revolving credit facility by $77.4 million. Our credit facility now consists of a term facility of approximately $100 million, and a revolving credit facility of $152.4 million. The term debt began quarterly amortization in September, 2001, with a final maturity date of September 2005. As of September 30, 2001 we had borrowed all of our available loans under the U.S. and Canadian term loans and had availability to borrow an additional $148.1 million under our revolving facility. The revolving facility terminates in September 2005.


      Borrowings under the credit agreement bear interest at a fluctuating rate of interest based upon financial covenant ratio tests. As of September 30, 2001, our weighted average interest rate under our credit agreement was approximately 8.1%. A portion of the amount borrowed under our U.S. term loan portion of our credit agreement is hedged through an interest rate swap transaction, which fixes the rate paid through the term of the agreement. See "Quantitative and Qualitative Disclosures on Market Risk" for a discussion of our floating interest rates on borrowings under our credit facility.


      We are required to pay a quarterly commitment fee at a rate that ranges from .375% to .500%, based upon financial covenant ratio tests. This fee applies to unused commitments under the revolving credit facility.

      The terms of the credit agreement include various restrictive covenants. These covenants include:

    .  restrictions against incurring additional indebtedness,

    .  disposing of assets,

    .  incurring capital expenditures,

    .  making investments,

    .  restrictions against paying certain dividends.

    .  engaging in transactions with affiliates,

    .  incurring contingent obligations, and

    .  allowing or causing fundamental changes.

      The covenants also require us to maintain various financial ratios regarding total indebtedness, interest, fixed charges and net worth. The borrowings are secured by substantially all of the tangible and intangible assets of us and our subsidiaries, including all of the capital stock of our domestic subsidiaries and 65% of the capital stock of our direct foreign subsidiaries. In addition, the loans have been guaranteed by our domestic subsidiaries.

      On June 11, 2001, we issued and sold $175.0 million aggregate principal amount of 9 1/2% senior subordinated notes due June 15, 2009. The notes were issued under an indenture dated as of June 11, 2001 between us and State Street Bank and Trust Company, N.A., as Trustee. Interest on the notes is payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2001. The notes are unsecured senior subordinated obligations of Select Medical, are subordinated in right of payment to all existing and future senior indebtedness of Select Medical, and are senior in right of payment to all future subordinated indebtedness of Select Medical. The notes are guaranteed on a senior subordinated basis by all of our wholly-owned domestic subsidiaries, subject to certain exceptions. On or after June 15, 2005, the notes may be redeemed at our option, in whole or in part, at redemption prices that decline annually to 100% on and after June 15, 2008, plus accrued and unpaid interest.

      Upon a change of control of Select Medical, each holder of notes may require us to repurchase all or any portion of the holder's notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to the date of purchase. The indenture contains certain covenants that, among other things, limit the incurrence of additional debt by Select Medical and certain of its subsidiaries; the payment of dividends on capital stock of Select Medical and the purchase, redemption or retirement of capital stock or subordinated indebtedness; investments; certain transactions with affiliates; sales of assets, including capital stock of subsidiaries; and certain consolidations, mergers and transfers of assets. The indenture also prohibits certain restrictions on distributions from certain subsidiaries. All of these limitations and prohibitions, however, are subject to a number of qualifications.

      We believe that existing cash balances, internally generated cash flows and borrowings under our revolving credit facility will be sufficient to finance acquisitions, capital expenditures and working capital requirements for at least the next twelve months. As of September 30, 2001, we have opened five specialty hospitals this year and plan to open an additional four hospitals before the end of 2001. A new specialty hospital has historically required approximately $3.1 million per hospital over the initial year of operations to fund leasehold improvements, equipment, start-up losses and working capital. From time to time, we may complete acquisitions of specialty hospitals and outpatient rehabilitation businesses. We currently have approximately $148 million of unused capacity under our revolving credit facility which can be used for acquisitions. Based on the size of the acquisition, approval of the acquisition by our lenders may be required. If funds required for future acquisitions exceed existing sources of capital, we will need to increase our credit facilities or obtain additional capital by other means.


Inflation

      The healthcare industry is labor intensive. Wages and other expenses increase during periods of inflation and when labor shortages occur in the marketplace. In addition, suppliers pass along rising costs to us in the form of higher prices. We have implemented cost control measures, including our case and resource management program, to curtail increases in operating costs and expenses. We have, to date, offset increases in operating costs by increasing reimbursement for services and expanding services. However, we cannot predict our ability to cover or offset future cost increases.

Recent Accounting Pronouncements Not Yet Adopted

      In October 2001, the Financial Accounting Standards Board approved SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for financial statements issued for fiscal years beginning after December 15, 2001. SFAS 144 supersedes the accounting provisions of APB 30 that address the disposal of a segment of a business and requires that such long-lived assets be reported at fair value less cost to sell. SFAS 144 requires that long-lived assets to be abandoned, exchanged for similar productive assets or distributed to owners in a spin-off be considered held for use until they are abandoned, exchanged or distributed. It also eliminates the exception to consolidation for a subsidiary while control is expected to be temporary. We are currently evaluating the impact of adopting SFAS 144 on our financial condition and results of operations.


      In June 2001, the Financial Accounting Standards Board approved SFAS No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets" which are effective for us on July 1, 2001 and January 1, 2002, respectively. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Under SFAS 142, amortization of goodwill, including goodwill recorded in past business combinations, will discontinue upon adoption of this standard. In addition, goodwill recorded as a result of business combinations completed during the six-month period ending December 31, 2001 will not be amortized. All goodwill and intangible assets will be tested for impairment in accordance with the provisions of the Statement. If determined to be impaired, a loss will be recorded. Amortization expense related to intangible assets that will no longer be amortized when FAS 142 is adopted in January 2002 totaled approximately $6.3 million, or approximately $.08 per diluted share, for the nine months ended September 30, 2001. Management believes that any impairment charge resulting from the adoption of SFAS 142 will not be significant.


Quantitative and Qualitative Disclosures About Market Risk

      We are exposed to interest rate changes, primarily as a result of floating interest rates on borrowings under our credit facilities. A change in interest rates by one percentage point on variable rate debt would have resulted in interest expense fluctuating approximately $0.8 million for the nine months ended September 30, 2001. As required by our credit agreement, on March 30, 2001 we entered into an interest rate swap agreement that fixes the interest rate cost to us on a portion of the U.S. term loans outstanding under our credit facility for a period of four years. The swap became effective on April 27, 2001. As of September 30, 2001, the interest rate on 91% of all outstanding U.S. term loans were fixed by interest rate swaps.

      Approximately 17% of our term-loan borrowings under our credit agreement are denominated in Canadian dollars. Although we are not required by our credit agreement to maintain a hedge on our foreign currency risk, we have entered into a five year agreement that allows us to limit the cost of Canadian dollars to a range of U.S.$0.6631 to U.S.$0.6711 per Canadian dollar to limit our risk on the potential fluctuation in the exchange rate of the Canadian dollar to the U.S. dollar.

                                  OUR BUSINESS

Overview

      We are the largest operator of specialty acute care hospitals for long term stay patients in the United States based on the number of facilities. We are also the second largest operator of outpatient rehabilitation clinics in the United States based on the number of clinics. As of September 30, 2001, we operated 59 specialty acute care hospitals in 21 states and 688 outpatient rehabilitation clinics in 29 states, the District of Columbia and seven Canadian provinces. We began operations in 1997 under the leadership of our current management team, including our co-founders, Rocco A. Ortenzio and Robert A. Ortenzio, both of whom have significant experience in the healthcare industry. Under this leadership, we have grown our business through strategic acquisitions and internal development initiatives. For the nine months ended September 30, 2001, we had net operating revenues of $698.4 million and EBITDA of $81.6 million. We earned 53% of our net operating revenues from our specialty acute care hospitals and 47% from our outpatient rehabilitation business. In April 2001, we completed a $98.3 million initial public offering of our common stock, and in June 2001 we completed a $175 million offering of 9 1/2% senior subordinated notes.


Competitive Strengths

    . Experienced and Proven Management Team. Our five senior operations executives have an average of 23 years of experience in the healthcare industry. In addition, 17 of the Company's 23 officers have worked together in previous healthcare companies, both public and private.

    . Significant Scale. Our specialty acute care hospitals and outpatient rehabilitation clinics provide us with significant scale and advantages over many of our competitors. These advantages allow us to leverage our operating costs by centralizing administrative functions at our corporate office and spreading the costs of operating these functions over a large base of operations. We believe that our size also gives us an advantage in negotiating contracts with commercial insurers.

    . Multiple Business Lines and Geographic Diversity. We have a leading presence in two segments of the healthcare industry. We believe that this operating strategy reduces our risk profile. Because we provide both inpatient care in our specialty acute care hospitals and outpatient care in our rehabilitation clinics, we do not rely exclusively on a single business line for our net operating revenues or EBITDA. Our geographic diversification and the mix of our business also reduces our exposure to any single governmental or commercial reimbursement source.

    . Proven Operating Performance. We have established a track record of improving the financial performance of the hospitals and clinics we operate. Our EBITDA margins improved by 2.3 percentage points for the twelve months ended September 30, 2001 compared to the twelve months ended December 31, 1999. This improvement is the result, in part, of our ability to grow our revenues by expanding referral relationships and payor contracts as well as our ability to reduce costs by standardizing procedures and centralizing administrative functions. We also focus on working capital management and have decreased the number of accounts receivable days outstanding from 119 days as of December 31, 1999 to 79 days as of September 30, 2001.


    .  Experience in Successfully Completing and Integrating
       Acquisitions. Since we began operations in 1997, we have completed three significant acquisitions for approximately $366 million in aggregate consideration, as well as a number of smaller acquisitions. We are selective in identifying and pursuing acquisitions, focusing on strategic opportunities where we can enhance operating performance.

    . Demonstrated Development Expertise. From our inception through September 30, 2001, we developed 23 new specialty acute care hospitals and 88 outpatient rehabilitation clinics. These initiatives have demonstrated our ability to effectively identify new opportunities and implement start-up plans.

    . Significant Financial Resources. We have access to significant financial resources that give us the flexibility to pursue an active growth strategy. As of September 30, 2001, we had $27.2 million in cash, and our total debt of $286.7 million represented 57.6% of our capitalization.

Specialty Acute Care Hospitals

     As of September 30, 2001, we operated 59 specialty acute care hospitals, 53 of which were certified by the federal Medicare program as long term acute care hospitals. These hospitals generally have 35 to 40 beds, and as of September 30, 2001, we operated a total of 2,152 available licensed beds. Our specialty acute care hospitals employ approximately 6,600 people, with the majority being registered or licensed nurses and respiratory therapists. In these specialty hospitals we treat patients with serious and often complex medical conditions such as respiratory failure, neuromuscular disorders, cardiac disorders, non-healing wounds, renal disorders and cancer.

     Patients are admitted to our specialty acute care hospitals from general acute care hospitals in our markets. These general acute care hospitals are frequently not the optimum setting in which to treat these patients, because they require longer stays and a higher level of clinical attention than the typical acute care patient. Furthermore, general acute care hospitals' reimbursement rates usually do not adequately compensate them for the treatment of this type of patient. The differences in clinical expertise and reimbursement rates provide general acute care hospitals and their physicians with incentives to discharge longer stay, medically complex patients to our facilities. As a result of these dynamics, we continually seek to increase our admissions by expanding and improving our relationships with the physicians and general acute care hospitals in our markets that refer patients to our facilities.

     Below is a table that shows the typical distribution by medical condition of patients in our hospitals.


                                                                    Distribution
Medical Condition                                                   of Patients
-----------------                                                   ------------
Respiratory failure................................................      32%
Neuromuscular disorder.............................................      24
Cardiac disorder...................................................      14
Wound care.........................................................       9
Renal disorder.....................................................       5
Cancer.............................................................       4
Other..............................................................      12
                                                                        ---
  Total............................................................     100%
                                                                        ===

     When a patient is referred to one of our hospitals by a physician, case manager, health maintenance organization or insurance company, a nurse liaison makes an assessment to determine the degree of care required and expected length of stay. This initial patient assessment is critical to our ability to provide the appropriate level of patient care. Based on the determinations reached in this clinical assessment, an admission decision is made by the attending physician.

     Upon admission, an interdisciplinary team reviews a new patient's condition. The interdisciplinary team comprises a number of clinicians, including the attending physician, a specialty nurse, a dietician, a pharmacist and a case manager. Upon completion of an initial evaluation by each member of the treatment team, an individualized treatment plan is established and implemented. The case manager coordinates all aspects of the patient's hospital stay and serves as a liaison with the insurance carrier's case management staff when appropriate. The case manager communicates progress, resource utilization, and treatment goals between the patient, the treatment team and the payor.

     Each of our specialty hospitals has an onsite management team consisting of a chief executive officer, a director of clinical services and a director of provider relations. These teams manage local strategy and day-to-day operations, including oversight of per patient costs and average length of stay. They also assume primary responsibility for developing relationships with the general acute care providers and clinicians in our markets that refer patients to our specialty hospitals. We provide our hospitals with centralized accounting, payroll, legal, reimbursement, human resources, compliance, management information systems, billing and collecting services. The centralization of these services improves efficiency and permits hospital staff to spend more time on patient care.

"Hospital within a Hospital" Model

      Of the 59 specialty hospitals we operated as of September 30, 2001, two are freestanding facilities and 57 are located in leased space within a host general acute care hospital. These leased spaces are separately licensed and are commonly referred to as a "hospital within a hospital." We operate the largest number of specialty acute care hospitals operating with this "hospital within a hospital" model in the United States. We believe this model provides several advantages to patients, host hospitals, physicians and us.

    . The host hospital's patients benefit from being admitted to a setting specialized to meet their unique medical needs without having the disruption of being transferred to another location.

    . In addition to being provided with a place to transfer high-cost, long-stay patients, host hospitals benefit by receiving payments from us for rent and ancillary services.

    . Physicians affiliated with the host hospital are provided with the convenience of being able to monitor the progress of their patients without traveling to another location.

    . We benefit from the ability to operate specialty hospitals without the capital investment often associated with buying or building a freestanding facility. We also gain operating cost efficiencies by contracting with these host hospitals for selected services at discounted rates.

      In addition, our specialty hospitals serve the broader community where they operate, treating patients from other general acute care hospitals in the local market. During the quarter ended September 30, 2001, 50% of the patients in our "hospital within a hospital" facilities were referred to us from general acute care hospitals other than the host hospitals.

Specialty Acute Care Hospital Strategy

Provide High Quality and Cost Effective Care

      We believe that our patients benefit from our experience in addressing the complex medical needs of long term stay patients. A typical patient admitted to our specialty hospitals has multiple medical conditions and requires a high level of attention by our clinical staff. To effectively address the complex nature of our patients' medical conditions, we have developed specialized treatment programs focused solely on their needs. We have also implemented specific staffing models that are designed to ensure that patients have access to the necessary level of clinical attention. These staffing models also allow us to allocate our resources efficiently, which reduces costs.

      Our treatment and staffing programs benefit patients because they give our clinicians access to the regimens that we have found to be most effective in treating various conditions such as respiratory failure, non-healing wounds and neuromuscular disorders. In addition, we often combine or modify these programs to provide a treatment plan tailored to meet a patient's unique needs.

      We continually monitor the quality of our patient care by several measures, including patient, payor and physician satisfaction, as well as clinical outcomes. Quality measures are collected monthly and reported quarterly and annually. In order to benchmark ourselves against other healthcare organizations, we have contracted with outside vendors to collect our clinical and patient satisfaction information and compare it to other healthcare organizations. The information collected is reported back to each hospital, to the corporate office, and directly to the Joint Commission on Accreditation of Healthcare Organizations. As of September 30, 2001, all but five of our most recently opened hospitals had been accredited by the Joint Commission on Accreditation of Healthcare Organizations. See "--Government Regulations--Licensure-- Accreditation."

Reduce Costs

      We continually seek to improve operating efficiency and reduce costs at our hospitals by standardizing operations and centralizing key administrative functions. These initiatives include:

    . optimizing staffing based on our occupancy and the clinical needs of our patients;

    . centralizing administrative functions such as accounting, payroll, legal, reimbursement, compliance and human resources;

    . standardizing management information systems to aid in financial reporting as well as billing and collecting; and

    . participating in group purchasing arrangements to receive discounted prices for pharmaceuticals and medical supplies.

Increase Higher Margin Commercial Volume

      We typically receive higher reimbursement rates from commercial insurers than we do from the federal Medicare program. As a result, we work to expand relationships with insurers to increase commercial patient volume. Each of our hospitals has employees who focus on commercial contracting initiatives within their regions. Contracting professionals in our central office work with these hospital employees to ensure that our corporate contracting standards are met. Our goal in commercial contracting is to give discounted rates to those commercial payors that we expect to add significant patient volume to our hospitals.

      We believe that commercial payors seek to contract with our hospitals because we offer patients quality, cost effective care. Although the level of care we provide is complex and staff intensive, we typically have lower operating expenses than a freestanding general acute care facility's intensive care unit because of our "hospital within a hospital" operating model. General acute care hospitals incur substantial overhead costs in order to provide a wide array of patient services. We provide a much narrower range of patient services, and our hospitals within a hospital lease underutilized space within a general acute care hospital. These factors permit our hospitals to operate with lower overhead costs per patient than general acute care hospitals can. As a result of these lower costs, we offer more attractive rates to commercial payors. Additionally, we provide their enrollees with customized treatment programs not offered in traditional acute care facilities.

Develop New Specialty Acute Care Hospitals

      Our goal is to open approximately eight to ten new specialty acute care hospitals each year using our "hospital within a hospital" model. We seek to lease space from general acute care hospitals with leadership positions in the markets in which they operate. We have successfully contracted with various types of general hospitals, including for-profit, not-for-profit and university affiliated. Our relationships include hospitals operated by many of the leading names in the healthcare industry, such as HCA--The Healthcare Company, Health Management Associates, Mercy Health System, Tenet Healthcare and Ohio State University Medical Center. We have a standardized approach to development that begins with the evaluation of new opportunities. We identify development opportunities by targeting host hospitals with:

    .  250 beds or more;

    .  sufficient space available to lease;

    .  high patient volume; and

    .  market populations of at least 500,000.

      We have a dedicated development team with significant market experience. When we target a host hospital, the development team conducts an extensive review of all of its discharges to determine the number of referrals we would have likely received from it on a historical basis. Next, we review the host hospital's contracts with commercial insurers to determine the market's general reimbursement trends and payor mix. Ultimately, when we sign a lease with a new host hospital, the project is transitioned to our start-up team, which is experienced in preparing a specialty hospital for opening. The start-up team oversees facility improvements, equipment purchases, licensure procedures, and the recruitment of a full-time management team. After the facility is opened, responsibility for its management is transitioned to this new management team and our corporate operations group.

      From our inception through September 30, 2001, we had completed the development and opening of the following 23 specialty acute care hospitals:

      Hospital Name              City     State  Opening Date  Licensed Beds
      -------------          ------------ ----- -------------- -------------
      SSH-Biloxi             Biloxi        MS   May 1998             42
      SSH-West Columbus      Columbus      OH   December 1998        37
      SSH-Wilmington         Wilmington    DE   January 1999         35
      SSH-Milwaukee          Milwaukee     WI   March 1999           34
      SSH-Youngstown         Youngstown    OH   April 1999           31
      SSH-Mesa               Mesa          AZ   September 1999       37
      SSH-Battle Creek       Battle Creek  MI   October 1999         32
      SSH-Omaha              Omaha         NE   October 1999         40
      SSH-Gulfport           Gulfport      MS   January 2000         38
      SSH-Denver             Denver        CO   February 2000        32
      SSH-Tri-Cities         Bristol       TN   March 2000           25
      SSH-St. Louis          St. Louis     MO   April 2000           33
      SSH-Wichita            Wichita       KS   June 2000            35
      SSH-San Antonio        San Antonio   TX   July 2000            34
      SSH-Greensburg         Greensburg    PA   August 2000          31
      SSH-Erie               Erie          PA   October 2000         35
      SSH-North Dallas       Dallas        TX   November 2000        11
      SSH-Fort Smith*        Fort Smith    AR   December 2000        34
      SSH-Birmingham*        Birmingham    AL   February 2001        38
      SSH-Jefferson Parish*  New Orleans   LA   February 2001        34
      SSH-Pontiac*           Pontiac       MI   June 2001            28
      SSH-Camp Hill*         Camp Hill     PA   June 2001            31
      SSH-Wyandotte*         Wyandotte     MI   September 2001       35
                                                                    ---
        Total                                                       762
                                                                    ===

--------
* As of September 30, 2001, certification as a long term acute care hospital pending, subject to successful completion of a start-up period. See "-- Governmental Regulations--Licensure--Certification."

Grow Through Acquisitions

      In addition to our development initiatives, we intend to grow our network of specialty hospitals through strategic acquisitions. When we acquire a hospital or a group of hospitals, a team of our professionals is responsible for formulating and executing an integration plan. We have generally been able to increase margins at acquired facilities by centralizing administrative functions and implementing our standardized staffing models and resource management programs. Since 1997 we have acquired and integrated 37 hospitals which all share our centralized billing and purchasing programs and operate standardized management information systems.

Outpatient Rehabilitation

      We are the second largest operator of outpatient rehabilitation clinics in the United States, based on the number of our clinics. As of September 30, 2001, we operated 593 clinics throughout 29 states and the District of Columbia and 95 clinics in seven provinces throughout Canada. Our outpatient rehabilitation division employs approximately 8,100 people. Typically, each of our clinics is located in a freestanding facility in a highly visible medical complex or retail location. In addition to providing therapy in our outpatient clinics, we provide rehabilitation management services and staffing on a contract basis to hospitals, schools, nursing facilities and home health agencies.

      In our clinics and through our contractual relationships, we provide physical, occupational and speech rehabilitation programs and services. Our patients are typically diagnosed with musculoskeletal impairments that restrict their ability to perform normal activities of daily living. These impairments are often associated with accidents, sports injuries, strokes, heart attacks and other medical conditions. Our rehabilitation programs and services are designed to help these patients minimize physical and cognitive impairments and maximize functional ability. We also design services to prevent short-term disabilities from becoming chronic conditions. Our rehabilitation services are provided by our professionals including licensed physical therapists, occupational therapists, certified athletic trainers, psychiatrists, speech-language pathologists, respiratory therapists, exercise physiologists and physical rehabilitation counselors.

      Patients are generally referred or directed to our clinics by a physician, employer or health insurer who believes that a patient, employee or member can benefit from the level of therapy we provide in an outpatient setting. Outpatient rehabilitation services not only seek to improve the patients' quality of life but also have been shown to result in overall savings in healthcare costs. A study by the Health Insurance Association of America conducted in December of 1999 found that $13 in savings is generated for every dollar spent by insurers on rehabilitation services. As a result of these cost savings we believe that our services are attractive to healthcare payors who are seeking to provide the most cost-effective level of care to their members. In our outpatient rehabilitation division, approximately 91% of our net operating revenues come from rehabilitation management services and commercial payors, including healthcare insurers, managed care organizations and workers' compensation programs. The balance of our reimbursement is derived from Medicare and other government sponsored programs.


      We have grown our outpatient rehabilitation business through acquisitions and new development. Our most significant outpatient acquisition was the purchase of the Physical Rehabilitation and Occupational Health Division of NovaCare, Inc. in November of 1999 through which we added approximately 500 outpatient rehabilitation clinics.

Outpatient Strategy

Increase Market Share

      Our goal is to be a leading provider of outpatient rehabilitation services in our local markets. Having a strong market share in our local markets allows us to benefit from heightened brand awareness, economies of scale and increased leverage when negotiating payor contracts. To increase our market share, we seek to expand the services and programs we provide and generate loyalty with patients and referral sources by providing high quality care and strong customer service.

    . Expand Rehabilitation Programs and Services. We assess the healthcare needs of our markets and implement programs and services targeted to meet the demands of the local community. In designing these programs we benefit from the knowledge we gain through our national network of clinics. This knowledge is used to design programs that optimize treatment methods and measure changes in health status, clinical outcomes and patient satisfaction. Our programs and services include, among others, back care and rehabilitation; work injury management and prevention; sports rehabilitation and athletic training; and health, safety and prevention programs. Other services that vary by location include aquatic therapy, speech therapy, neurological rehabilitation and post-treatment care.

    . Provide High Quality Care and Service. We believe that by focusing on quality care and offering a high level of customer service we develop brand loyalty in our markets. This loyalty allows us to retain patients and strengthen our relationships with the physicians, employers, and health insurers in our markets who refer or direct additional patients to us. We are focused on providing a high level of service to our patients throughout their entire course of treatment. To measure satisfaction with our service we have developed surveys for both patients and physicians. Our clinics utilize the feedback from these surveys to continuously refine and improve service levels.

Optimize the Profitability of Our Payor Contracts

      Before we enter into a new contract with a commercial payor, we evaluate it with the aid of our contract management system. We assess potential profitability by evaluating past and projected patient volume, clinic capacity, and expense trends. Each contract we enter into is continually re-evaluated to determine how it is affecting our profitability. We create a retention strategy for each of the top performing contracts and a re-negotiation strategy for contracts that do not meet our defined criteria.

Improve Margins

      To improve operating margins and efficiencies, we continually revise and streamline operational processes. We evaluate our clinical staff productivity monthly against specific benchmarks to ensure efficient utilization of labor for services provided. Furthermore, following our acquisition of NovaCare, Inc.'s Physical Rehabilitation and Occupational Health Division, we have implemented initiatives to reduce overhead costs. As part of those efforts we reduced the number of central business offices we operate from seven to five during 2000. We expect to further consolidate operations to enhance administrative efficiencies. We have also developed a phased plan that, in the course of the next year, will link all of our clinics together via a wide area network. This linkage will provide us with the opportunity to implement centralized scheduling, improve the timing of billing transactions and provide a base for dissemination of clinical and contractual information to all of our clinics.

Grow Through New Development and Disciplined Acquisitions

      We intend to open new clinics in our current markets where we believe that we can benefit from existing referral relationships and brand awareness to produce incremental growth. From time to time, we also intend to evaluate acquisition opportunities that may enhance the scale of our business and expand our geographic reach. Potential acquisitions are closely evaluated and we seek to buy only those assets that are complementary to our business and that are expected to give us a strong return on our invested capital. For example, we are currently in discussions to acquire a business that operates outpatient rehabilitation clinics, occupational health centers and a contract therapy business in seven states, but it is unclear when, or if, we will sign a definitive agreement to acquire this business. The proposed purchase price for this business is approximately $19 million.


Maintain Strong Employee Relations

      We believe that the relationships between our employees and the referral sources in their communities are critical to our success. Our referral sources, such as physicians and healthcare case managers, send their patients to our clinics based on three factors: the quality of our care, the service we provide and their familiarity with our therapists. We seek to retain and motivate our therapists by implementing a performance-based bonus program, a defined career path with the ability to be promoted from within, timely communication on company developments, and internal training programs. We also focus on empowering our employees by giving them a high degree of autonomy in determining local market strategy. This management approach reflects the unique nature of each market we operate in and the importance of encouraging our employees to assume responsibility for their clinic's performance.

Overview of Healthcare Spending

      The Centers for Medicare & Medicaid Services estimated that in 2000, total U.S. healthcare expenditures grew 8.3% to approximately $1.3 trillion. From 1995 to 2000, healthcare spending grew at a compounded annual rate of 5.8%, compared to 7.2% in the first half of the decade and 11.0% in the 1980s. The decline in spending growth has been attributed to increased membership in managed care plans that negotiate discounted rates with healthcare providers.

      Growth in healthcare expenditures is expected to rebound during the current decade. According to the Centers for Medicare & Medicaid Services, total U.S. healthcare spending is estimated to grow 8.6% in 2001 and at an average annual rate of 7.1% from 2001 through 2010. By these estimates, healthcare expenditures will account for approximately $2.6 trillion, or 15.9% of the total U.S. gross domestic product by 2010.

      We expect future spending to be influenced by various factors including:

    . slower managed care enrollment growth and a movement towards less restrictive forms of managed care, or hybrids;

    .  increased state and federal regulation of health plans;

    .  proposed Medicare reimbursement relief for healthcare providers;

    .  continued increases in pharmaceutical expenditures; and

    .  continued technological advancement.

      Demographic considerations also affect long term growth projections for healthcare spending. According to the U.S. Census Bureau, there are approximately 35 million Americans aged 65 or older in the U.S. today, who comprise approximately 13% of the total U.S. population. By the year 2030 the number of elderly is expected to climb to 70 million, or 20% of the total population. Due to the increasing life expectancy of Americans, the number of people aged 85 years and older is also expected to increase from 4.4 million to
8.9 million by the year 2030. We believe that this increase in life expectancy will increase demand for healthcare services and, as importantly, the demand for innovative, more sophisticated means of delivering those services.

      Based on projections of future healthcare expenditures, according to the Centers for Medicare & Medicaid Services, payments to healthcare providers will increase by nearly $1.0 trillion in the next decade. Despite pressures from payors to reduce spending, we believe that the growth in spending will create opportunities for low cost, quality healthcare providers like us. Continued spending pressure will encourage efficiency by directing business toward lower-cost settings such as our outpatient rehabilitation clinics and specialty acute care hospitals.

Sources of Net Operating Revenues

      The following table presents the approximate percentages by source of net operating revenue received for healthcare services we provided for the periods indicated.


                               Year Ended
                              December 31,
                            -------------------      Nine Months
Net Operating Revenues by                        Ended September 30,
Payor Source                1998   1999   2000          2001
-------------------------   -----  -----  -----  -------------------
Commercial insurance (a)..   37.6%  34.6%  51.2%         51.3%
Medicare..................   37.9   48.1   35.1          37.1
Private and other (b).....   24.5   15.7   12.4          10.6
Medicaid (c)..............     --    1.6    1.3           1.0
                            -----  -----  -----         -----
  Total...................  100.0% 100.0% 100.0%        100.0%
                            =====  =====  =====         =====

--------
(a) Includes commercial healthcare insurance carriers, health maintenance organizations, preferred provider organizations, workers' compensation and managed care programs.
(b) Includes self payors, Canadian revenues, fees from management services agreements and contract management services.
(c) In 1998, we did not separately track Medicaid payments because the amounts were immaterial.

Non-Government Sources

      A majority of our net operating revenues come from private payor sources. These sources include insurance companies, workers' compensation programs, health maintenance organizations, preferred provider organizations, other managed care companies, and employers, as well as by patients directly. Patients are generally not responsible for any difference between customary charges for our services and amounts paid by Medicare and Medicaid programs, insurance companies, workers' compensation companies, health maintenance organizations, preferred provider organizations, and other managed care companies, but are responsible for services not covered by these programs or plans, as well as for deductibles and co-insurance obligations of their coverage. The amount of these deductibles and co-insurance obligations has increased in recent years. Collection of amounts due from individuals is typically more difficult than collection of amounts due from government or business payors. To further reduce their healthcare costs, an increasing number of insurance companies, health maintenance organizations, preferred provider organizations, and other managed care companies are negotiating discounted fee structures or fixed amounts for hospital services performed, rather than paying healthcare providers the amounts billed. If an increased number of insurance companies, health maintenance organizations, preferred provider organizations, and other managed care companies succeed in negotiating discounted fee structures or fixed amounts, our results of operations may be negatively affected.

Government Sources

      Medicare is a federal program that provides medical insurance benefits to persons age 65 and over, some disabled persons, and persons with end-stage renal disease. Medicaid is a federal-state funded program, administered by the states, which provides medical benefits to individuals who are unable to afford healthcare. All of our hospitals are certified as providers of Medicare, and our outpatient rehabilitation clinics regularly receive Medicare payments for their services. Additionally, our specialty hospitals participate in two state Medicaid programs. Amounts received under the Medicare and Medicaid programs are generally less than the customary charges for the services provided. In recent years, changes made to the Medicare and Medicaid programs have further reduced payment to healthcare providers. Since an important portion of our revenues comes from patients under the Medicare program, our ability to operate our business successfully in the future will depend in large measure on our ability to adapt to changes in the Medicare program. See "--Government Regulations--Overview of U.S. and State Government Reimbursements."

Government Regulations

General

      The healthcare industry is required to comply with many laws and regulations at the federal, state and local government levels. These laws and regulations require that hospitals and outpatient rehabilitation clinics meet various requirements, including those relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, maintenance of adequate records, compliance with building codes and environmental protection. These laws and regulations are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including the loss of our licenses to operate and our ability to participate in the Medicare, Medicaid and other federal and state healthcare programs.

Licensure

      Facility Licensure. Our healthcare facilities are subject to state and local licensing regulations ranging from the adequacy of medical care to compliance with building codes and environmental protection laws. In order to assure continued compliance with these various regulations, governmental and other authorities periodically inspect our facilities. We believe all of our hospitals are properly licensed under appropriate state laws. We believe that all of our outpatient rehabilitation clinics in states that require licensing of such facilities are properly licensed.

      Some states still require us to get approval under certificate of need regulations when we create, acquire or expand our facilities or services. If we fail to show public need and obtain approval in these states for our facilities, we may be subject to civil or even criminal penalties, lose our facility license or become ineligible for reimbursement if we proceed with our creation or acquisition of the new facility or service.

      Professional Licensure and Corporate Practice. Healthcare professionals at our hospitals and outpatient rehabilitation clinics are required to be individually licensed or certified under applicable state law. We take steps to ensure that our employees and agents possess all necessary licenses and certifications, and we believe that our employees and agents, including rehabilitation agency therapists, comply with all applicable state laws.

      In some states, business corporations such as ours are restricted from practicing therapy through the direct employment of therapists. In those states, in order to comply with the restrictions imposed, we either contract to obtain therapy services from an entity permitted to employ therapists, or we manage the physical therapy practice owned by licensed therapists through which the therapy services are provided.

      Certification. In order to participate in the Medicare program and receive Medicare reimbursement, each facility must comply with the applicable regulations of the United States Department of Health and Human Services relating to, among other things, the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all applicable state and local laws and regulations. All of our hospitals participate in the Medicare program. In addition, we provide the majority of our outpatient rehabilitation services through clinics certified by Medicare as rehabilitation agencies or "rehab agencies."

      Accreditation. Our hospitals receive accreditation from the Joint Commission on Accreditation of Healthcare Organizations, a nationwide commission which establishes standards relating to the physical plant, administration, quality of patient care and operation of medical staffs of hospitals. Generally, our hospitals have to be in operation for at least six months before they are eligible for accreditation. As of September 30, 2001, all but five of our most recently opened hospitals had been accredited by the Joint Commission on Accreditation of Healthcare Organizations.

Overview of U.S. and State Government Reimbursements

      Medicare. The Medicare program reimburses healthcare providers for services furnished to Medicare beneficiaries, which are generally persons age 65 and older, those who are chronically disabled, and those suffering from end stage renal disease. The program is governed by the Social Security Act of 1965 and is administered primarily by the Department of Health and Human Services and the Centers for Medicare & Medicaid Services. For the nine months ended September 30, 2001, we received approximately 37% of our revenue from Medicare.

      Long Term Acute Care Hospital Medicare Reimbursement. Our long-term acute care hospitals receive cost reimbursement, subject to a maximum cap. In contrast, Medicare inpatient costs for short-term acute care hospitals are reimbursed based upon a fixed payment amount per discharge using diagnosis related groups, commonly referred to as DRGs. The DRG payment under a prospective payment system is based upon the national average cost of treating a Medicare patient's condition. Although the average length of stay varies for each DRG, the average stay for all Medicare patients subject to prospective payment system is approximately six days. Thus, a prospective payment system creates an economic incentive for general short-term acute care hospitals to discharge medically complex Medicare patients as soon as clinically possible. We believe that the incentive for short-term acute care hospitals to discharge medically complex patients as soon as clinically possible creates a substantial referral source for our long term acute care hospitals.

      Prior to qualifying as an exempt long-term acute care hospital, a new long-term acute care hospital initially receives payment under the acute care DRG-based reimbursement system. The long-term acute care hospital must continue to be paid DRGs for a minimum of six months while meeting certain Medicare long-term acute care hospital requirements, the most significant requirement being an average length of stay of more than 25 days. A "hospital within a hospital" facility must also establish itself as a hospital separate from its host by, among other things, obtaining separate licensure and certification, and limiting the services it purchases directly from its host to 15% of its total operating costs, or limiting the number of patient admissions from its host to 25% of total admissions.

      Once the hospital qualifies for exempt status, long-term acute care hospitals currently are paid on the basis of Medicare reasonable costs per case subject to limits. Under cost-based reimbursement, costs accepted for reimbursement depend on a number of factors, including necessity, reasonableness, related-party principles and relatedness to patient care. Qualifying costs under Medicare's cost-reimbursement system typically include all operating costs and also capital costs that include interest expense, depreciation, amortization, and rental expense. Non-qualifying costs include marketing costs.

      The cost reimbursement received by a long-term acute care hospital is subject to per-discharge payment limits. During a long-term acute care hospital's initial operations, Medicare payment is capped at the average national target rate established by the Tax Equity and Fiscal Responsibility Act of 1982, commonly known as TEFRA. After the second year of operations, payment is subject to a target amount based on the lesser of the hospital's cost-per-discharge or the national ceiling in the applicable base year. Legislation enacted in December 2000, the "Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000," increases the target amount by 25 percent and the national ceiling by 2 percent for cost reporting periods beginning after October 1, 2000.

      Congress has required the Secretary of the Department Health and Human Services to submit to Congress by October 1, 1999 a proposal to establish a prospective payment system for long-term acute care hospitals. This requirement was later extended until October 1, 2001, but no proposal has yet been submitted. Current law provides that a prospective payment system is to be effective for cost reporting periods beginning on or after October 1, 2002. When developing the prospective payment system, the December 2000 legislation requires the Secretary to examine the feasibility and impact of basing payment on the existing (or refined) short term acute hospital DRGs and the most recently available hospital discharge data. The Secretary is required to implement a prospective payment system using the existing short term acute hospital DRGs that have been modified where feasible, unless a different prospective payment system is implemented by October 1, 2002.

      Outpatient Rehabilitation Services Medicare Reimbursement. We provide the majority of our outpatient rehabilitation services in our rehabilitation clinics. Through our contract services agreements, we also provide outpatient rehabilitation services in the following settings:

    .  schools;

    .  physician-directed clinics;

    .  hospitals; and

    .  skilled nursing facilities.

Essentially, all of our outpatient rehabilitation services are provided in rehabilitation agencies and are not provided through rehabilitation hospitals.

      Prior to January 1, 1999, outpatient physical therapy, occupational therapy, and speech-language pathology services, which we refer to as outpatient therapy services, were reimbursed on the basis of the lower of 90% of reasonable costs or actual charges. Beginning January 1, 1999, outpatient rehabilitation services were reimbursed on a fee schedule, subject to annual limits. These outpatient rehabilitation providers receive a fixed fee for each procedure performed, which is adjusted by the geographical area in which the facility is located. Beginning on January 1, 1999, the following annual limits per Medicare beneficiary were to have become effective:

    . $1,500 for outpatient rehabilitation services (including speech-language pathology services), and

    .  $1,500 for outpatient occupational health services.

      In November 1999, the Balanced Budget Refinement Act provided some relief to providers by unbundling speech-language pathology services from other outpatient rehabilitation services. The following lists the new annual limits by services offered:

    .  $1,500 for outpatient physical therapy services,

    .  $1,500 for speech-language pathology services, and

    .  $1,500 for outpatient occupational health services.

A moratorium has since been placed on these limits for the years 2000 through 2002 pending a review by the Secretary of the Department of Health and Human Services of the clinical needs of these patients and the appropriate level of limitations.

      The Secretary of the U.S. Department of Health and Human Services is required to report the results of this review to Congress, together with any relevant legislative recommendations, potentially including revised coverage policies as an alternative to the therapy caps. The Secretary is also required to study therapy utilization patterns and report the findings to Congress. The December 2000 legislation also requires the Secretary to study the implications of eliminating the "in the room" supervision requirement for Medicare payment for physical therapy assistants who are supervised by physical therapists and the implications of this requirement on the physical therapy cap.

      Historically, outpatient rehabilitation services have been subject to scrutiny by the Medicare program for, among other things, medical necessity for services, appropriate documentation for services, billing for group therapy, and Medicare billing practices by skilled nursing facilities. In addition, payment for rehabilitation services furnished to patients of skilled nursing facilities has been affected by the establishment of a Medicare prospective payment system and consolidated billing requirement for skilled nursing facilities.

The resulting pressure on skilled nursing facilities to reduce their costs by negotiating lower payments to therapy providers, such as our contract therapy services, and the inability of the therapy providers to bill the Medicare program directly for their services have tended to reduce the amounts that rehabilitation providers can receive for services furnished to many skilled nursing facility residents.

      Long Term Acute Care Hospital Medicaid Reimbursement. The Medicaid program is designed to provide medical assistance to individuals unable to afford care. The program is governed by the Social Security Act of 1965 and administered and funded jointly by each individual state government and the Centers for Medicare & Medicaid Services. Most state Medicaid payments are made under a prospective payment system or under programs that negotiate payment levels with individual hospitals. In addition, Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy by the state agencies and certain government funding limitations, all of which may materially increase or decrease the level of program payments to our hospitals. Medicaid payments accounted for about 1.6% of our net operating revenues for the nine months ended September 30, 2001.


      Workers' Compensation. Workers' compensation programs accounted for approximately 18.7% of our revenue from outpatient rehabilitation services for the nine months ended September 30, 2001. Workers' compensation is a state-mandated, comprehensive insurance program that requires employers to fund or insure medical expenses, lost wages and other costs resulting from work-related injuries and illnesses. Workers' compensation benefits and arrangements vary on a state-by-state basis and are often highly complex. In some states, payment for services covered by workers' compensation programs are subject to cost containment features, such as requirements that all workers' compensation injuries be treated through a managed care program, or the imposition of payment caps. In addition, these workers' compensation programs may impose requirements that affect the operations of our outpatient rehabilitation services.


Canadian Reimbursement

      In 1996, approximately 70% of all funding for the Canadian healthcare system was derived from public sources, according to Health Canada. The Canada Health Act governs the Canadian healthcare system, and provides for federal funding to be transferred to provincial health systems. Our Canadian outpatient rehabilitation clinics receive funding primarily through workers' compensation benefits, which are administered by provincial workers' compensation boards. The workers' compensation boards assess employers' fees based on their industry and past claims history. These fees are then distributed independently by each provincial workers' compensation board as payments for healthcare services. Therefore, the payments each of our rehabilitation clinics receive for similar services can vary substantially because of the different payment regulations in each province. For the nine months ended September 30, 2001, we derived about 4.0% of our total net operating revenues from our operations in Canada.


Other Healthcare Regulations

      Fraud and Abuse Enforcement. Various federal laws prohibit the submission of false or fraudulent claims, including claims to obtain payment under Medicare, Medicaid and other government healthcare programs. Penalties for violation of these laws include civil and criminal fines, imprisonment and exclusion from participation in federal and state healthcare programs. In recent years, federal and state government agencies have increased the level of enforcement resources and activities targeted at the healthcare industry. In addition, the federal False Claims Act allows an individual to bring lawsuits on behalf of the government, in what are known as qui tam or "whistleblower" actions, alleging false or fraudulent Medicare or Medicaid claims or other violations of the statute. The use of these private enforcement actions against healthcare providers has increased dramatically in the recent past, in part because the individual filing the initial complaint is entitled to share in a portion of any settlement or judgment.

      From time to time, various federal and state agencies, such as the Department of Health and Human Services, issue a variety of pronouncements, including fraud alerts, the Office of Inspector General's Annual Work Plan and other reports, identifying practices that may be subject to heightened scrutiny. These pronouncements can identify issues relating to long-term acute care hospitals or outpatient rehabilitation services or providers. For example, the Office of Inspector General's 2002 Work Plan describes the government's intention to study providers' use of satellite units and the "hospital within a hospital" model for furnishing long term acute care hospital services and the effectiveness of the Centers for Medicare & Medicaid Services' payment safeguards relating to such services. We monitor these issuances to ensure that our resources are focused on compliance with areas targeted for enforcement.

      We endeavor to conduct our operations in compliance with applicable laws, including healthcare fraud and abuse laws. If we identify any practices as being potentially contrary to applicable law, we will take appropriate action to address the matter, including, where appropriate, disclosure to the proper authorities.

      Remuneration, Fraud and Anti-dumping Measures. The federal "anti-kickback" statute prohibits some business practices and relationships under Medicare, Medicaid and other federal healthcare programs. These practices include the payment, receipt, offer or solicitation of money in connection with the referral of patients covered by a federal or state healthcare program. Violations of the anti-kickback law may be punished by a criminal fine of up to $50,000 or imprisonment for each violation, civil monetary penalties of $50,000 and damages of up to three times the total amount of remuneration, and exclusion from participation in federal or state health care programs.

      Section 1877 of the Social Security Act, commonly known as the "Stark Law," was amended in 1995 to prohibit referrals for designated health services by physicians under the Medicare and Medicaid programs to other healthcare providers in which the physicians have an ownership or compensation arrangement unless an exception applies. Sanctions for violating the Stark Law include civil monetary penalties of up to $15,000 per prohibited service provided, assessments equal to twice the dollar value of each such service provided and exclusion from the Medicare and Medicaid programs. The statute also provides a penalty of up to $100,000 for a circumvention scheme. In addition, many states have adopted or may adopt similar anti-kickback or anti-self-referral statutes. Some of these statutes prohibit the payment or receipt of remuneration for the referral of patients, regardless of the source of the payment for the care.

      Medicare-participating hospitals are also subject to the Emergency Medical Treatment and Active Labor Act, an "anti-dumping" statute commonly referred to as EMTALA. If a patient with an emergency condition enters a hospital with an emergency department, this federal law requires the hospital to stabilize a patient suffering from this emergency condition or make an appropriate transfer of the patient to a facility that can handle the condition. There are severe penalties under EMTALA if a hospital refuses to screen or appropriately stabilize or transfer a patient or if the hospital delays appropriate treatment in order to first inquire about the patient's ability to pay. Although none of our hospitals operate emergency departments, the government has interpreted EMTALA broadly to cover situations in which any type of hospital inpatient is transferred in an unstable condition.

      Provider-based Status. The designation "provider-based" refers to circumstances in which a subordinate facility (e.g., a separately-certified Medicare provider, a department of a provider or a satellite facility) is treated as part of a provider for Medicare payment purposes. In these cases, the services of the subordinate facility are included on the "main" provider's cost report and overhead costs of the main provider can be allocated to the subordinate facility, to the extent that they are shared. We operate five long term acute care hospitals that are treated as provider-based satellites of certain of our other facilities and we provide rehabilitation management and staffing services to hospital rehabilitation departments that may be treated as provider-based. On April 7, 2000, the Centers for Medicare & Medicaid Services finalized new regulatory standards for determinations that a facility or service has provider-based status. As a result of the December 2000 legislation, however, subordinate facilities that were treated as provider-based prior to October 1, 2000 will not have to comply with the new standards until October 1, 2002. Subordinate facilities that are established after October 1, 2000 were required to satisfy the new standards for cost reporting periods beginning on or after January 10, 2001. The December 2000 legislation also moderated the geographic proximity requirement for provider-based status under the new standards, thereby removing an obstacle to provider-based status for certain subordinate facilities, and many long term acute care hospital satellites, in particular.

      Health Information Practices. In addition to broadening the scope of the fraud and abuse laws, the Health Insurance Portability and Accountability Act also mandates, among other things, the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and enhance the effectiveness and efficiency of the healthcare industry. Among the standards that the Department of Health and Human Services will adopt pursuant to the Health Insurance Portability and Accountability Act are standards for the following:

    .  electronic transactions and code sets;

    . unique identifiers for providers, employers, health plans and individuals;

    .  security and electronic signatures;

    .  privacy; and

    .  enforcement.

      Although the Health Insurance Portability and Accountability Act was intended ultimately to reduce administrative expenses and burdens faced within the healthcare industry, we believe the law will initially bring about significant and, in some cases, costly changes. The Department of Health and Human Services has finalized two rules to date mandating the use of new standards with respect to certain healthcare transactions and health information. The first rule requires the use of uniform standards for common healthcare transactions, including healthcare claims information, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments and coordination of benefits, and it establishes standards for the use of electronic signatures.

      Second, the Department of Health and Human Services has finalized new standards relating to the privacy of individually identifiably health information. These standards not only require our compliance with rules governing the use and disclosure of protected health information, but they also require us to impose those rules, by contract, on any business associate to whom such information is disclosed. Rules governing the security of health information have been proposed but have not yet been issued in final form.

      The Department of Health and Human Services finalized the new transaction standards on August 17, 2000, and we will be required to comply with them by October 16, 2002. The privacy standards under the Health Insurance Portability and Accountability Act were issued on December 28, 2000, and became effective on April 14, 2001. We will be required to comply with them by April 14, 2003. Once the security regulations are issued in final form, we will have approximately two years to be fully compliant. Sanctions for failing to comply with the Health Insurance Portability and Accountability Act include criminal penalties and civil sanctions.

      We are evaluating the effect of the Health Insurance Portability and Accountability Act and have developed a task force to address the Health Insurance Portability and Accountability Act regulations as they have been adopted to date and as additional standards are adopted in the coming months. At this time, we anticipate that we will be able to fully comply with those Health Insurance Portability and Accountability Act requirements that have been adopted. However, we cannot at this time estimate the cost of such compliance, nor can we estimate the cost of compliance with standards that have not yet been finalized by the Department of Health and Human Services. Although the new and proposed health information standards are likely to have a significant effect on the manner in which we handle health data and communicate with payors, based on our current knowledge, we believe that the cost of our compliance will not have a material adverse effect on our business, financial condition or results of operations.

Employees

      As of September 30, 2001 we employed approximately 15,100 people throughout the United States and Canada. A total of approximately 9,400 of our employees are full-time and the remaining approximately 5,700 are part-time employees. Outpatient, contract therapy and physical rehabilitation and occupational health employees totaled approximately 8,100 and inpatient employees totaled approximately 6,600. The remaining 400 employees were in corporate management and administration.


Legal Proceedings

      On August 10, 1998 a complaint in the U.S. District Court for the Eastern District of Pennsylvania was filed that named as defendants NovaCare, Inc. (now known as NAHC, Inc.), other named defendants and 100 defendants who were to be named at a later time. This qui tam action sought triple damages and penalties under the False Claims Act against NAHC. The Department of Justice did not intervene in this action. The allegations involve, among other things, the distinction between individual and group billing in physical rehabilitation clinics that we acquired from NovaCare. On February 1, 2000, the unnamed defendants were dismissed with prejudice. In addition, the other named defendants are no longer parties to this action. However, the relator plaintiff made a motion on October 16, 2000 to amend the complaint to, among other things, add us and some of the subsidiaries we acquired in the NovaCare acquisition as defendants in this case. This motion was granted in September of 2001. The amended complaint alleges that from about January 1, 1995 through the present, the defendants submitted false or fraudulent bills for physical therapy to various federal health programs. The United States Attorneys Office has asserted that because the complaint is being amended to add allegations against new defendants, it is entitled to a new period to determine whether to intervene in the new allegations. NAHC has agreed to fully indemnify us for any losses which could result from this case. However, in its Annual Report on Form 10-K dated September 28, 2001, NAHC stated that it will likely not have sufficient assets to try this case should it proceed to trial, and in the event that the plaintiff obtains an adverse judgment, NAHC will file for bankruptcy protection. Based on a review of the amended complaint, we do not believe that this lawsuit is meritorious, and we intend to vigorously defend against this action. However, because of the uncertain nature of the litigation, we cannot predict the outcome of this matter.


      In addition, as part of our business, we are subject to legal actions alleging liability on our part. To cover claims arising out of the operations of our hospitals and outpatient rehabilitation facilities, we generally maintain professional malpractice liability insurance and general liability insurance in amounts and with deductibles that we believe to be sufficient for our operations. We also maintain umbrella liability coverage covering claims which, due to their nature or amount, are not covered by our insurance policies. We cannot assure you that professional liability insurance will cover all claims against us or continue to be available at reasonable costs for us to maintain adequate levels of insurance. These insurance policies also do not cover punitive damages. See "Risk Factors--Risks Relating to our Business-- Significant legal actions could subject us to substantial uninsured liabilities."

Competition

      We compete primarily on the basis of pricing and quality of the patient services we provide. Our specialty acute care hospitals face competition principally from general acute care hospitals in the communities in which we operate. General acute care hospitals often have the capability to provide the same services we provide. Our hospitals also face competition from large national operators of similar facilities, such as Kindred Healthcare, Inc.

      Our outpatient rehabilitation clinics face competition principally from locally owned and managed outpatient rehabilitation clinics in the communities they serve. Many of these clinics have longer operating histories and greater name recognition in these communities than our clinics, and they may have stronger relations with physicians in these communities on whom we rely for patient referrals. In addition, HealthSouth Corporation, which operates more outpatient rehabilitation clinics in the United States than we do, competes with us in many of our markets.

Compliance Program

Our Compliance Program

      In late 1998, we voluntarily adopted our code of conduct, which is the basis for our company-wide compliance program. Our written code of conduct provides guidelines for principles and regulatory rules that are applicable to our patient care and business activities. These guidelines are implemented by a compliance officer, a director of compliance who assists the compliance officer, a compliance committee and sub-committees, and employee education and training. We also have established a reporting system, auditing and monitoring programs, and a disciplinary system as a means for enforcing the code's policies.

Operating Our Compliance Program

      We focus on integrating compliance responsibilities with operational functions. We recognize that our compliance with applicable laws and regulations depends upon individual employee actions as well as company operations. We therefore have adopted an operations team approach to compliance, and we utilize corporate experts for the program design efforts of our compliance committee. We use facility leaders in our compliance sub-committees for employee-level implementation of our code of conduct. This approach is intended to enforce our company-wide commitment to operate in accordance with the laws and regulations that govern our business.

Compliance Committee

      Our compliance committee is made up of members of our senior management and in-house counsel. The compliance committee meets on a quarterly basis and reviews the activities, reports and operation of our compliance program. In addition, the compliance sub-committees meet on a regular basis and review compliance for each of our business divisions.

Compliance Issue Reporting

      In order to facilitate our employees' ability to report known, suspected or potential violations of our code of conduct, we have developed a system of anonymous reporting. This anonymous reporting may be accomplished through our toll-free compliance hotline or our compliance post office box. The compliance officer and the compliance committee are responsible for reviewing and investigating each compliance incident in accordance with the compliance department's investigation policy.

Compliance Monitoring and Auditing/Comprehensive Training and Education

      Monitoring reports and the results of compliance for each of our business divisions are reported to the compliance committee on a quarterly basis. We train and educate our employees regarding the code of conduct, as well as the legal and regulatory requirements relevant to each employee's work environment. New and current employees are required to sign a compliance certification form certifying that the employee has read, understood, and has agreed to abide by the code of conduct.

Policies and Procedures Reflecting Compliance Focus Areas

      We review our current policies and procedures for our compliance program, and we intend to continue to review them on an annual basis in order to improve operations and to ensure compliance with requirements of standards, laws and regulations and to reflect the on-going compliance focus areas which have been identified by the compliance committee.

Facilities

      We currently lease most of our facilities, including clinics, offices, long term acute care hospitals and the corporate headquarters. We lease all of our clinics and related offices, which, as of September 30, 2001, included approximately 688 outpatient rehabilitation clinics throughout the United States and Canada. The outpatient rehabilitation clinics generally have a five-year lease term with two three-year renewals.

      We also lease all of our hospital facilities except for one 176,000 square foot facility located in Houston, Texas. As of September 30, 2001, we had 57 hospital within a hospital leases and one freestanding building lease.

      We generally seek a five-year lease for our hospitals, with an additional five-year renewal at our option. We lease our corporate headquarters, which is approximately 63,000 square feet, located in Mechanicsburg, Pennsylvania. We lease several other administrative spaces related to administrative and operational support functions. As of September 30, 2001, this comprised 13 locations throughout the U.S. with approximately 106,000 square feet in total.

                                   MANAGEMENT

Directors and Executive Officers

      Our directors and executive officers, their ages and their positions are as follows:

 Name                                 Age Position
 ----                                 --- --------
 Rocco A. Ortenzio...................  68 Executive Chairman
                                          Director, Chief Executive Officer and
 Robert A. Ortenzio..................  44 President
 Russell L. Carson...................  58 Director
 Bryan C. Cressey....................  52 Director
 James E. Dalton, Jr. ...............  59 Director
 Donald J. Edwards...................  35 Director
 Meyer Feldberg......................  59 Director
 Leopold Swergold....................  61 Director
                                          Director and Executive Vice
 LeRoy S. Zimmerman..................  66 President, Public Policy
                                          Executive Vice President of
 Patricia A. Rice....................  54 Operations
                                          Senior Vice President and Chief
 David W. Cross......................  54 Development Officer
                                          Senior Vice President, Human
 S. Frank Fritsch....................  50 Resources
                                          Senior Vice President and Chief
 Martin F. Jackson...................  47 Financial Officer
                                          Senior Vice President and Chief
 James J. Talalai....................  40 Information Officer
                                          Senior Vice President, General
 Michael E. Tarvin...................  41 Counsel and Secretary
                                          President, NovaCare Rehabilitation
 Edward R. Miersch...................  45 Division
                                          Vice President, Controller and Chief
 Scott A. Romberger..................  41 Accounting Officer

      Rocco A. Ortenzio co-founded our company and has served as Executive Chairman since September 2001. He served as Chairman and Chief Executive Officer from February 1997 until September 2001. In 1986, he co-founded Continental Medical Systems, Inc., a provider of comprehensive medical rehabilitation services, and served as its Chairman and Chief Executive Officer until July 1995, when it merged with Horizon Healthcare Corporation. In 1979, Mr. Ortenzio founded Rehab Hospital Services Corporation, a hospital chain acquired by National Medical Enterprises, Inc. (now called Tenet Healthcare Corporation) in January 1985, and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974, when it merged with American Sterilizer Company. From 1996 to 1999, he served on the Board of Governors of the Pennsylvania State System of Higher Education. Mr. Ortenzio serves as a fund advisor to HLM Partners, Inc., a venture capital firm located in Boston, Massachusetts, and Dauphin Capital Partners, a venture capital fund located in Locust Valley, New York. Mr. Ortenzio is the father of Robert A. Ortenzio, our Chief Executive Officer and President.

      Robert A. Ortenzio co-founded our company and has served as a director and President and Chief Operating Officer since February 1997 and as Chief Executive Officer since September 2001. He was an Executive Vice President and a director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. Mr. Ortenzio co-founded Continental Medical Systems, Inc. and served as its President and Chief Executive Officer from May 1989 and July 1995, respectively, until August 1996. Prior to that time, he served as Chief Operating Officer of Continental Medical Systems, Inc. from April 1988 to July 1995. Mr. Ortenzio joined Continental Medical Systems, Inc. as a Senior Vice President in February 1986. Before then, he was a Vice President of Rehab Hospital Services Corporation. Mr. Ortenzio serves as a director of U.S. Oncology, Inc. Mr. Ortenzio is the son of Rocco A. Ortenzio, our Executive Chairman.

      Russell L. Carson has been a director since February 1997. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Welsh, Carson, Anderson & Stowe has created 12 institutionally funded limited partnerships with total capital of $11 billion and has invested in more than 200 companies. Before co-founding Welsh, Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978. Mr. Carson serves as a director of Triad Hospitals, Inc. and U.S. Oncology, Inc.

      Bryan C. Cressey has been a director since February 1997. He has been a principal at Thoma Cressey Equity Partners since its founding in June 1998 and prior to that time was a principal and partner at Golder, Thoma, Cressey and Rauner, the predecessor of GTCR Golder Rauner, LLC, since 1980. He serves as a director of Clarion Technologies Inc. and as a director and chairman of Cable Design Technologies Corp.

      James E. Dalton, Jr. has been a director since December, 2000. Mr. Dalton served as President, Chief Executive Officer and as a director of Quorom Health Group, Inc. from May 1, 1990 until it was acquired by Triad Hospitals, Inc. Mr. Dalton currently serves as a director of Triad Hospitals. Prior to joining Quorom, he served as Regional Vice President, Southwest Region for HealthTrust, Inc., as division Vice President of HCA, and as Regional Vice President of HCA Management Company. Mr. Dalton is on the board of directors of the Nashville Health Care Council, and is on the board of directors and past chairman of the Federation of American Health Systems. He was elected to the American Hospital Association's Board of Trustees on January 1, 2000. He also serves on the board of directors of AmSouth Bancorporation, and U.S. Oncology, Inc. He serves as a Trustee for the Universal Health Services Realty Income Trust. Mr. Dalton is a Fellow of the American College of Healthcare Executives.

      Donald J. Edwards has been a director since February 1997. He has been a principal at GTCR Golder Rauner, LLC since 1996 and was an associate there from 1994 to 1996. He serves as a director of Dynacare, Inc., American Medical Laboratories and a number of private companies.

      Meyer Feldberg has been a director since September 2000. He has served as professor of management and the dean of Columbia Business School since 1989. He serves as a director of Federated Department Stores, Revlon, Inc., Primedia Inc. and PaineWebber Mutual Funds.

      Leopold Swergold has been a director since May, 2001. In 1983, Mr. Swergold formed Swergold Chefitz & Company, a healthcare investment banking firm. In 1989, Swergold, Chefitz & Company merged into what is now ING Furman Selz Asset Management. Since 1989, Mr. Swergold has served as the Head of Healthcare Investment Banking and as a member of the Board of Directors of ING Furman Selz Asset Management. Mr. Swergold also serves on the Board of Trustees of the Beth Israel Medical Center, the Board of Trustees of St. Luke's-- Roosevelt Hospital Center, and the Rockefeller University Council.

      LeRoy S. Zimmerman has served as Executive Vice President of Public Policy since September 2000 and as a director since October 1998. He was an equity member of the law firm Eckert Seamans Cherin & Mellott, LLC, from April 1989 to September 2000. At Eckert Seamans, he served as Chairman of the Board of Directors from January 1994 to September 2000, and Chairman of its Executive Committee from June 1997 to September 2000. Before joining Eckert Seamans, Mr. Zimmerman served as Pennsylvania's first elected Attorney General from January 1981 to January 1989, and District Attorney of Dauphin County, Pennsylvania from to 1965 to 1980.

      Patricia A. Rice has served as Executive Vice President of Operations since November 1999. She served as Senior Vice President of Hospital Operations from December 1997 to November 1999. She was Executive Vice President of the Hospital Operations Division for Continental Medical Systems, Inc. from August 1996 until December 1997. Prior to that time, she served in various management positions at Continental Medical Systems, Inc. from 1987 to 1996.

      David W. Cross has served as Senior Vice President & Chief Development Officer since December 1998. Before joining us, he was President and Chief Executive Officer of Intensiva Healthcare Corporation from 1994 until we acquired it. Mr. Cross was a founder, the President and Chief Executive Officer, and a director of Advanced Rehabilitation Resources, Inc., and served in each of these capacities from 1990 to 1993. From 1987 to 1990, he was Senior Vice President of Business Development for RehabCare Group, Inc., a publicly traded rehabilitation care company, and in 1993 and 1994 served as Executive Vice President and Chief Development Officer of RehabCare Group, Inc.

      S. Frank Fritsch has served as Senior Vice President of Human Resources since November 1999. He served as our Vice President of Human Resources from June 1997 to November 1999. Prior to June 1997, he was Senior Vice President-- Human Resources for Integrated Health Services from May 1996 until June 1997. Prior to that time, Mr. Fritsch was Senior Vice President--Human Resources for Continental Medical Systems from August 1992 to April 1996. From 1980 to 1992, Mr. Fritsch held senior human resources positions with Mercy Health Systems, Rorer Pharmaceuticals, ARA Mark and American Hospital Supply Corporation.

      Martin F. Jackson has served as Senior Vice President and Chief Financial Officer since May 1999. Mr. Jackson previously served as a Managing Director in the Health Care Investment Banking Group for CIBC Oppenheimer from January 1997 to May 1999. Prior to that time, he served as Senior Vice President, Health
Care Finance with McDonald & Company Securities, Inc. from January 1994 to January 1997. Prior to 1994, Mr. Jackson held senior financial positions with Van Kampen Merritt, Touche Ross, Honeywell and L'Nard Associates.

      James J. Talalai has served as Senior Vice President and Chief Information Officer since August 2001. He served as our Vice President and Chief Information Officer from November 1999 to August 2001. Prior to that time, he served as Vice President of Information Services from October 1998 to November 1999, and served as Director of Information Services since May 1997. He was Director, Information Technology for Horizon/CMS Healthcare Corporation from 1994 to 1997.

      Michael E. Tarvin has served as Senior Vice President, General Counsel and Secretary since November 1999. He served as our Vice President, General Counsel and Secretary from February 1997 to November 1999. He was Vice President--Senior Counsel of Continental Medical Systems from February 1993 until February 1997. Prior to that time, he was Associate Counsel of Continental Medical Systems from March 1992. Mr. Tarvin was an associate at the Philadelphia law firm of Drinker Biddle & Reath, LLP from September 1985 until March 1992.

      Edward R. Miersch has served as President of our NovaCare Rehabilitation Division since January 2000. Prior to that time, Mr. Miersch was Vice President of Ambulatory Services of Mercy Health System from December 1998 to October 1999. From March 1996 until October 1998, Mr. Miersch served first as Vice President--Operations and then as Senior Vice President and Chief Operating Officer of U.S. Physicians, Inc., an integrator and manager of physician practices that declared bankruptcy in November 1998. From September 1993 until March 1996, Mr. Miersch served as Eastern Region President of the Outpatient Rehabilitation Division of the former NovaCare, Inc. He served as President of Sports Physical Therapists, Inc. from September 1980 until September 1993, when that company was acquired by RehabClinics, Inc., a company which was itself in turn acquired by NovaCare, Inc. in early 1994. Mr. Miersch also served as Director of Physical Therapy and Sports Medicine at Haverford Community Hospital from September 1980 to January 1986.

      Scott A. Romberger has served as Vice President and Controller since February 1997. In addition, he became Chief Accounting Officer in December, 2000. Prior to February 1997, he was Vice President--Controller of Continental Medical Systems from January 1991 until January 1997. Prior to that time, he served as Acting Corporate Controller and Assistant Controller of Continental Medical Systems from June 1990 and December 1988, respectively. Mr. Romberger is a certified public accountant and was employed by a national accounting firm from April 1985 until December 1988.

Classes of the Board

      Our board of directors is divided into three classes that serve staggered three-year terms as follows:

          Class           Expiration                  Member
 ------------------------ ---------- ---------------------------------------
         Class I             2002    Messrs. Edwards, Feldberg and Zimmerman
                                     Messrs. Cressey, Dalton and Robert
         Class II            2003    Ortenzio
                                     Messrs. Carson, Rocco Ortenzio and
        Class III            2004    Swergold

Board Committees

      The compensation committee reviews and makes recommendations to the board regarding the compensation to be provided to our Chief Executive Officer and our directors. The compensation committee consists of Russell L. Carson, Bryan
C. Cressey and Meyer Feldberg. Messrs. Cressey and Feldberg are two of our nonemployee directors and constitute the members of the sub-committee of the compensation committee, which administers certain aspects of our Amended and Restated 1997 Stock Option Plan. In addition, the compensation committee reviews compensation arrangements for our other executive officers. The compensation committee also administers our equity compensation plans.

      The audit committee reviews and monitors our corporate financial reporting, external audits, internal control functions and compliance with laws and regulations that could have a significant effect on our financial condition or results of operations. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. Messrs. Feldberg, Swergold and Dalton are currently the three members of our audit committee.

      The nominating committee evaluates and recommends candidates to the Board of Directors for membership on the Board, considers candidates for the Board that have been recommended by the stockholders, reviews the structure of the Board and recommends candidates to fill vacancies on the Board that occur between annual meetings. Messrs. Rocco Ortenzio, Robert Ortenzio, Carson and Cressey are currently the four members of our nominating committee.

Director Compensation and Other Arrangements

      We do not pay cash compensation to our employee directors, however they are reimbursed for the expenses they incur in attending meetings of the board or board committees. Non-employee directors, other than non-employee directors appointed by Welsh, Carson, Anderson & Stowe; GTCR Golder Rauner, LLC and Thoma Cressey Equity Partners, receive cash compensation in the amount of $5,000 per quarter and $1,250 per board meeting attended. All non-employee directors are also reimbursed for the expenses they incur in attending meetings of the board or board committees. In addition, non-employee directors are eligible to receive options to purchase common stock awarded under our Amended and Restated 1997 Stock Option Plan. See-- "Select Medical Corporation Amended and Restated 1997 Stock Option Plan."

Compensation Committee Interlocks and Insider Participation

      Our compensation committee makes all compensation decisions regarding our executives. Messrs. Carson and Cressey served as the only members of the compensation committee since we formed the committee in 1997, until Mr. Feldberg became a member of the compensation committee in 2000.

Executive Compensation

      The following table provides summary information concerning the compensation earned by our Chief Executive Officer and our four most highly paid executive officers other than our Chief Executive Officer employed by us during the fiscal year ended December 31, 2000.

                           Summary Compensation Table


                                                                   Long-Term
                                      Annual Compensation         Compensation
                               ---------------------------------- ------------
                                                                   Securities
Name and Principal                                    Other        Underlying   All Other
Position                        Salary   Bonus   Compensation (a) Options/SARs Compensation
------------------             -------- -------- ---------------- ------------ ------------
Rocco A. Ortenzio (b)
 Executive Chairman.....  2000 $581,667 $287,500      $  --             --        $7,690
                          1999  387,222  193,611         --         655,044
Robert A. Ortenzio (c)
 Chief Executive Officer
 and President..........  2000  507,692  256,250       5,250            --           --
                          1999  334,669  165,446       3,976        436,697
Patricia A. Rice (c)
 Executive Vice
 President of
 Operations.............  2000  365,385  147,500       5,250        201,600          --
                          1999  233,450   90,000       4,611            --
Martin F. Jackson (c)
 Senior Vice President
 and Chief Financial
 Officer................  2000  234,616   94,000       5,250        120,960          --
Edward R. Miersch (c)
 President of NovaCare
 Division...............  2000  294,231  122,500       2,100        259,200          --

--------
(a) The value of certain perquisites and other personal benefits is not included in the amounts disclosed because it did not exceed for any officer in the table above the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such officer.
(b) Represents the benefit to Rocco A. Ortenzio of premiums we paid in connection with life insurance policies owned by the Rocco A. Ortenzio Irrevocable Trust. See "--Employment Agreements." Under this arrangement we paid no premiums in respect of term life insurance, and the value of the premiums paid by us reflects the present value of an interest free loan to Mr. Ortenzio through the end of the fiscal year.
(c) Other compensation represents employer matching contributions to the 401(k) plan.

             Option Grants During the Year Ended December 31, 2000

      The following tables set forth certain information concerning grants to purchase shares of our common stock of each of the officers named in the summary compensation table above during the year ended December 31, 2000.

                                                                               Potential Realizable Value
                                                                                    at Assumed Annual
                         Number of   Percentage of                                   Rates of Stock
                         Securities  Total Options                               Price Appreciation for
                         Underlying   Granted to    Exercise                         Option Term (c)
                          Options    Employees in   Price per                  ---------------------------
Name                     Granted (a)     2000       Share (b)  Expiration Date      5%           10%
----                     ----------  ------------- ----------- --------------- ------------ --------------
Patricia A. Rice........  201,600        10.7%     $6.51-10.42 1/3/10-10/13/10     $250,318     $1,242,664
Martin F. Jackson.......  120,960         6.4%      6.51-10.42 1/3/10-10/13/10      198,874        836,445
Edward R. Miersch.......  259,200        13.8%      6.51-10.42 1/3/10-10/13/10      266,621      1,464,094

--------
(a) All options granted to employees are either incentive stock options or nonqualified stock options and generally vest over five years at the rate of 20% of the shares subject to the option per year. Unvested options lapse upon termination of employment. Options expire ten years from the date of grant.
(b) We granted options at an exercise price equal to or greater than the fair market value of our common stock on the date of grant, as determined by our board of directors.
(c) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. If the hypothetical gains in these columns were calculated using the price of our common stock on the date of our initial public offering of $9.50 per share, then the potential realizable value of the option grants would be as follows: Ms. Rice- $1,653,668 (at 5%) and $3,254,434 (at 10%); Mr. Jackson-
    $963,491 (at 5%) and $1,920,722 (at 10%); and Mr. Miersch $2,206,557 (at
    5%) and $4,266,385 (at 10%).

                    Year End December 31, 2000 Option Values

      The following table sets forth certain information concerning option exercises by each of the officers named in the above summary compensation table.

                                                Number of Securities
                                               Underlying Unexercised   Value of Unexercised In-
                                               Options at Fiscal Year     The Money Options at
                           Shares                        End               Fiscal Year End (a)
                         Acquired on  Value   ------------------------- -------------------------
Name                      Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Rocco A. Ortenzio.......       0       $ 0     1,605,444           0    $5,206,536     $     0
Robert A. Ortenzio......       0         0       753,497           0     2,387,525           0
Patricia A. Rice........       0         0             0     201,600             0     516,000
Martin F. Jackson.......       0         0        11,520     167,040        39,400     450,000
Edward R. Miersch.......       0         0             0     259,200             0     722,400

--------
(a) Based on our initial public offering price of $9.50 per share, less the exercise price, multiplied by the number of shares underlying the option.

Employment Agreements

      In March 2000, we entered into three-year employment agreements with three of our executive officers, Rocco A. Ortenzio, Robert A. Ortenzio and Patricia A. Rice. These agreements were amended on August 8, 2000, February 3, 2001, and, with respect to Messrs. Rocco and Robert Ortenzio, September 17, 2001. Under these agreements, Messrs. Rocco and Robert Ortenzio are to be paid an annual salary of $800,000 and Ms. Rice is to be paid a salary of $500,000, subject to adjustment by our board of directors. In addition, these executives are eligible for bonus compensation. The employment agreements also provide that the executive officers will receive long term disability insurance. In the event Rocco A. Ortenzio's employment is terminated due to his disability, we must make salary continuation payments to him equal to 100% of his annual base salary for ten years after his date of termination or until he is physically able to become gainfully employed in an occupation consistent with his education, training and experience. We are also obligated to make disability payments to Robert A. Ortenzio and Patricia A. Rice for the same period; however, payments to them must equal 50% of their annual base salary. In addition, Rocco A. Ortenzio and Robert A. Ortenzio are each entitled to six weeks paid vacation. Patricia A. Rice is entitled to four weeks paid vacation.

      Under the terms of each of these executive officers' employment agreements, their employment term begins on March 1, 2000 and expires on March 1, 2003. At the end of each 12-month period beginning March 1, 2000, the term of each employment agreement automatically extends for an additional year unless one of the executives or we give written notice to the other not less than three months prior to the end of that

12-month period that we or they do not want the term of the employment agreement to continue. Thus, in the absence of written notice given by one of the executives or us, the remaining term of each employment agreement will be three years from each anniversary of March 1, 2000. In each employment agreement, for the term of the agreement and for two years after the termination of employment, the executive may not participate in any business that competes with us within a twenty-five mile radius of any of our hospitals or outpatient rehabilitation clinics. The executive also may not solicit any of our employees for one year after the termination of the executive's employment.

      These three employment agreements also contain a change of control provision. If, within the one-year period immediately following a change of control of Select, we terminate Rocco A. Ortenzio or Robert A. Ortenzio without cause or Rocco A. Ortenzio or Robert A. Ortenzio terminates his employment agreement for any reason, we are obligated to pay them a lump sum cash payment equal to their base salary plus bonus for the previous three completed calendar years. If, within the one-year period immediately following a change of control of Select, Patricia A. Rice terminates her employment for certain specified reasons or, within the five-year period immediately following a change of control, is terminated without cause, has her compensation reduced from that in effect prior to the change of control or is relocated to a location more than 25 miles from Mechanicsburg, Pennsylvania, we are obligated to pay her a lump sum cash payment equal to her base salary plus bonus for the previously three completed calendar years. In addition, all of their unvested and unexercised stock options will vest. A change in control is generally defined to include the following: the acquisition by a person or group, other than our current stockholders who own 12% or more of the common stock, of more than 50% of our total voting shares; a business combination following which there is an increase in share ownership by any person or group, other than the executive or any group of which the executive is a part, by an amount equal to or greater than 33% of our total voting shares; our current directors, or any director elected after the date of the respective employment agreement whose election was approved by a majority of the then current directors, cease to constitute at least a majority of our board; a business combination following which our stockholders cease to own shares representing more than 50% of the voting power of the surviving corporation; or a sale of substantially all of our assets other than to an entity controlled by our shareholders prior to the sale. Notwithstanding the foregoing, no change in control will be deemed to have occurred unless the transaction provides our stockholders with consideration equal to or greater than $6.51 per share of common stock. Otherwise, if any of the executives' services are terminated by us other than for cause or they terminate their employment for good reason, we are obligated to pay them a pro-rated bonus for the year of termination equal to the product of the target bonus established for that year, or if no target bonus is established the bonus paid or payable to them for the year prior to their termination, in either case multiplied by the fraction of the year of termination they were employed. In addition, we would also be obligated to pay these executives their base salary as of the date of termination for the balance of the term of the agreement. Finally, all vested and unexercised stock options will vest immediately.

      Under amendments to Rocco A. Ortenzio's senior management and employment agreements, we are obligated to pay premiums on life insurance policies held in the Rocco A. Ortenzio Irrevocable Trust, provided that Mr. Ortenzio remains an employee, director, consultant, advisor or independent contractor of ours. We are obligated under these arrangements to pay approximately $2.0 million in premiums in 2000, and $1.25 million for each of the years 2001 through 2010. Under a related collateral assignment agreement, upon Mr. Ortenzio's death, or if the trust surrenders these policies, we are entitled to be repaid, at our election, by the trust for the amount of the premiums we have paid over the life of the policies. In the event of Mr. Ortenzio's death, we will be repaid from the death proceeds of the policies. In the event the policy is surrendered or canceled, we will be repaid from the cash surrender value of the policies. At any time prior to Mr. Ortenzio's death, we can be paid by loan, partial surrender or withdrawal of premiums paid prior to the time of loans, surrender or withdrawal.

      We have also entered into a deferred compensation agreement with Rocco A. Ortenzio, pursuant to which Mr. Ortenzio has deferred all of his compensation, including his salary and bonus, since March 1, 1997. This amount accrued interest at a rate of 6% from March 1, 1997 to December 31, 1999, and no interest thereafter. We will pay these funds to his spouse or his estate within 60 days after his death. The agreement does not apply to compensation earned after December 31, 2000.

      In December 1999, we entered into a three year employment agreement with Mr. Edward R. Miersch, which remains in effect for successive one year periods, unless terminated by 180 days prior notice by either party. Under this agreement, we granted him options to purchase 241,920 shares of our common stock at an exercise price of $6.51 per share with the options vesting over five years. Mr. Miersch is entitled to receive an annual salary of $300,000 and incentive compensation in an amount of up to 40% of his base salary. Further, Mr. Miersch is entitled to any employment and fringe benefits under our policies as they exist from time to time and which are made available to substantially all of our employees. During the employment term and for two years after the termination of his employment, Mr. Miersch may not solicit any of our employees or participate in any business that competes with us within a twenty mile radius of any of our facilities or businesses.

      In March 2000, we entered into change of control agreements with Mr. Miersch and Mr. Martin F. Jackson, which were each amended on February 23, 2001. These agreements provide that if within a five-year period immediately following a change of control of Select, we terminate Mr. Jackson or Mr. Miersch without cause, reduce either of their compensation from that in effect prior to the change of control or relocate Mr. Jackson to a location more than 25 miles from Mechanicsburg, Pennsylvania or Mr. Miersch to a location more than 25 miles from King of Prussia, Pennsylvania, we are obligated to pay the affected individual a lump sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. If at the time we terminate Mr. Jackson or Mr. Miersch without cause or Mr. Jackson or Mr. Miersch terminates his employment for good reason in connection with a change in control, Mr. Jackson or Mr. Miersch has been employed by us for less than three years, we must pay the terminated individual three times his average total annual cash compensation (base salary and bonus) for his years of service. In addition, the agreements provide that all unvested stock options will vest upon termination. A change in control has the same definition as in the employment agreements of Rocco A. Ortenzio, Robert A. Ortenzio and Patricia A Rice, as described above.

Select Medical Corporation Amended and Restated 1997 Stock Option Plan

      The board of directors adopted the Select Medical Corporation 1997 Stock Option Plan effective as of October 30, 1997 and amended and restated as of February 22, 2001. The plan provides for the grant of stock options to designated officers, key employees, and consultants of ours and our subsidiaries and our non-employee directors.

      Purpose. The purpose of the plan is to promote our interests and the interests of our stockholders by attracting and retaining valued officers, key employees, non-employee directors and consultants, and to motivate these persons to exercise their best efforts on our behalf.

      Administration. A committee comprised of at least two non-employee, outside directors, has been appointed by the board of directors to administer the plan. The committee has full authority, subject to the terms of the plan, to do the following:

    .  interpret and administer the plan;

    . select who among the eligible individuals will participate in the plan;

    . determine the terms, conditions and types of awards given under the plan; and

    .  resolve all controversies and claims arising under the plan.

All determinations made by the committee are conclusive and binding on all persons.

      Eligibility. Any officer, key employee (including any director who is also an employee), or consultant providing services to us or our subsidiaries and our non-employee directors are eligible to participate in the plan, provided that non-employee directors and consultants are not be eligible to receive incentive stock options.

      Number of Shares. The plan provides for the issuance of up to a total of 5,760,000 shares of our common stock, plus any additional amount (the additional amount will be calculated by the committee from time to time) necessary to make the total shares available for issuance under the plan equal to the sum of 5,760,000 plus 14% of the total issued and outstanding common stock in excess of 34,560,000 shares, subject to adjustments for stock splits, stock dividends and similar changes in our capitalization. If any awards expire or otherwise terminate prior to being exercised, then the shares of common stock subject to the awards will be available again for grants under the plan. In addition, when an option is exercised, the number of shares issued in connection with the option will be added to the amount available under the plan, so that the total number of shares available for awards under the plan will never be less than 14% of our total outstanding common stock. No individual key employee or officer may receive awards covering more than 8,640,000 shares (subject to adjustment for stock splits, dividends and the like) under the plan during any calendar year or over the life of the plan.

      Types of Awards. The plan provides for the grant of stock options. A stock option is a grant by us of the right to purchase a specified number of shares of our common stock for a specified time period at a fixed price. Options may be either incentive stock options meeting the requirements of
Section 422 of the Internal Revenue Code or non-qualified stock options. All options are evidenced by written option agreements containing the term and conditions of the options.

      The exercise price of an option is determined by the committee, but, in the case of incentive stock options, the exercise price will not be less than the fair market value of a share of common stock on the date of grant (or 110% of such fair market value if the option is granted to any key employee or officer who owns more than 10% of the combined voting power of the company or any of our subsidiaries at the time the option is granted to him). The exercise price of a non-qualified stock option may be at less than the fair market value on the date of grant. The term of an option may not be greater than ten years (or five years for an incentive stock option granted to an employee or officer who owns more than 10% of the combined voting power of the company or any of our subsidiaries). Options are generally not transferable during the optionee's lifetime, but the committee may provide in an option agreement that a non-qualified stock option is transferable pursuant to limitations and conditions determined by the committee.

      Options may be exercised in several ways, including by payment of the exercise price in cash or its equivalent, by delivery of qualified shares of our common stock, or any combination of such methods, or, if permitted by the committee, with the proceeds of a loan from us. Any such loan could be secured by the stock acquired pursuant to the exercise of the option or by any other security as determined by the committee. All outstanding unvested options will vest upon a change in control, as defined in the plan.

      Amendment and Termination. The plan will terminate on midnight of February 21, 2011, unless terminated earlier by the board of directors. The board of directors has authority to amend, suspend or terminate the plan at any time. However, no termination or amendment of the plan may materially impair the rights of an option holder without the consent of the holder. In addition, the following amendments will require prior stockholder approval:

    . with respect to incentive stock options any amendment that would, if it were not approved by the stockholders, change the class of employees eligible to participate in the plan;

    . any amendment that would, if it were not approved by the stockholders, increase the maximum number of shares of common stock with respect to which incentive stock options may be granted, except as permitted under the terms of the plan;

    . any amendment that would, if it were not approved by the stockholders, extend the duration of the plan with respect to any incentive stock options granted under the plan; or

    . any amendment for which shareholder approval is required pursuant to Treas. Reg. Section 1.162-27(e)(4)(vi) or its successor.

                           RELATED PARTY TRANSACTIONS

      Rocco A. Ortenzio and Robert A. Ortenzio, two of our directors and executive officers, Golder, Thoma, Cressey, Rauner Fund V L.P. ("Golder Thoma") and Welsh, Carson, Anderson & Stowe ("Welsh Carson"), were involved in our founding and organization and may be considered our promoters. In December of 1998 Rocco A. Ortenzio and Robert A. Ortenzio received options under our 1997 Stock Option Plan to purchase 950,400 and 316,800 shares of our common stock, respectively, at an exercise price of $6.08 per share. In November 1999, Rocco
A. Ortenzio and Robert A. Ortenzio received options to purchase 655,044 and 436,697 shares of our common stock, respectively, at an exercise price of $6.51 per share. On April 26, 2001 Rocco A. Ortenzio and Robert A. Ortenzio each received additional options to purchase 900,000 shares of our common stock at an exercise price of $11.75 per share, the closing price of our common stock on that day.

      Rocco A. Ortenzio, Robert A. Ortenzio, Golder Thoma and Welsh Carson participated in our initial funding and from time to time since our founding have each purchased common and preferred stock from us. The following table sets forth the number of shares of our common and preferred stock (as adjusted for subsequent stock splits) purchased by Rocco A. Ortenzio, Robert A. Ortenzio, Golder Thoma and its affiliates, and Welsh Carson and its affiliates, the date of each purchase and the amounts received by us from each of the purchases of our capital stock. As adjusted for stock splits, our common stock was sold for $0.29 per share until September 19, 1998, $6.08 per share until November 19, 1999 and for $6.51 per share thereafter. Our Class A Preferred Stock was sold for $1,000 per share, and our Class B Preferred Stock was sold for $3.75 per share. Each share of Class A Preferred Stock was redeemed upon the completion of our initial public offering for a cash payment of $1,000. Each share of Class B Preferred Stock was converted into .576 shares of our Common Stock upon the completion of our initial public offering.

                                                Shares of Shares of
                                   Shares of     Class A   Class B
                                    Common      Preferred Preferred   Amount
                                     Stock        Stock     Stock   Received by
          Name              Date   Purchased    Purchased Purchased   Select
          ----            -------- ---------    --------- --------- -----------
Rocco A. Ortenzio (a)...    2/5/97 1,299,025        --           -- $   375,875
                            5/7/97   147,583        127          --     170,248
                           6/18/97       --         109          --     108,490
                            2/9/98       --         501          --     501,640
                           4/29/98       --         355          --     354,609
                            6/3/98       --         563          --     562,186
                           6/30/98       --         173          --     172,978
                           7/20/98   140,838        --           --      40,760
                          10/21/98       --         467          --     467,168
                          12/16/98   363,234        --           --   2,207,152
                           2/29/00    38,592        --           --     251,250

Robert A. Ortenzio (b)..    2/5/97   794,370        --           -- $   229,852
                            5/7/97    88,270         66          --      90,777
                           6/18/97       --          55          --      55,494
                            2/9/98       --         257          --     256,590
                           4/29/98       --         181          --     181,383
                            6/3/98       --         287          --     287,560
                           6/30/98       --          89          --      88,478
                          10/21/98       --         239          --     238,969
                          12/16/98    79,864        --           --     485,287
                           2/29/00    19,238        --           --     125,250

Welsh, Carson Anderson &    2/5/97 2,986,986        --          --  $   864,290
 Stowe VII, L.P., and       5/7/97 1,123,062      1,319         --    1,578,960
 affiliates.............   6/18/97       --       1,004         --    1,068,910
                            2/9/98       --       4,939         --    4,939,130
                           4/29/98       --       3,493         --    3,493,290
                            6/3/98       --       5,535         --    5,534,760
                           6/30/98       --       1,703         --    1,703,380
                          10/21/98       --       4,603         --    4,602,280
                          12/16/98 6,162,081(c)     --          --   28,157,498
                          11/19/99   960,162(d)     --    7,531,424  28,242,841

Affiliates of GTCR          2/5/97 3,139,569        --          --  $   908,440
 Golder Rauner, LLC.....    5/7/97 1,180,431      1,319         --    1,660,560
                           6/18/97       --       1,123         --    1,122,910
                            2/9/98       --       5,192         --    5,192,130
                           4/29/98       --       3,671         --    3,670,290
                            6/3/98       --       5,819         --    5,818,760
                           6/30/98       --       1,790         --    1,790,380
                          10/21/98       --       4,836         --    4,836,530
                          12/16/98 2,454,171        --          --   14,912,499
                          11/19/99       --         --    1,983,333   7,437,499


--------
(a) Includes 223,545 common shares and 526 Class A Preferred shares originally purchased by Select Investments II and 434,085 common shares and 1,769 Class A Preferred shares originally purchased by Select Partners, L.P., which were later distributed to Rocco A. Ortenzio upon the dissolution of those partnerships.
(b) Includes 195,602 common shares and 461 Class A Preferred shares originally purchased by Select Investments II and 175,125 common shares and 714 Class A Preferred shares originally purchased by Select Partners, L.P., which were later distributed to Robert A. Ortenzio upon the dissolution of those partnerships.
(c) Includes 1,528,163 common shares that were purchased along with a $35 million principal amount Senior Subordinated Note for $35 million.
(d) These common shares were purchased along with a $25 million principal amount Senior Subordinated Note for $25 million. Welsh Carson returned to us 240,048 of these shares when we repaid in full the 10% Senior Subordinated Notes with the proceeds from the sale of our 9 1/2% senior subordinated notes.

      In 1997 we entered into a shareholders agreement with our principal stockholders, including Welsh Carson, Golder Thoma, Mr. Rocco A. Ortenzio and Mr. Robert A. Ortenzio. The shareholders agreement terminated by its terms upon the completion of our initial public offering. Members of our management have also been granted preemptive rights with respect to our capital stock. These arrangements were also terminated prior to the completion of our initial public offering.

      Pursuant to the Warrant Agreement dated June 30, 1998, as amended on February 9, 1999 and amended and restated on November 19, 1999, to induce our financial sponsors, Welsh Carson and Golder Thoma to partially guarantee our senior debt, Rocco A. Ortenzio and Robert A. Ortenzio each agreed to make contributions to those financial sponsors if those guarantees were enforced by our senior lenders. In exchange for the promise of these guarantees by our financial sponsors and the promise of contributions by Rocco A. Ortenzio and Robert A. Ortenzio, we have issued warrants to purchase shares of our common stock to Golder Thoma, Rocco A. Ortenzio, Robert A. Ortenzio and two affiliates of Welsh Carson. The following table sets forth the dates of the grants and the number of shares issuable on exercise of the warrants. All warrants expire on June 30, 2003 and are exercisable at $6.08 per share.


                                             Golder, Thoma,
             Welsh, Carson,    WCAS Capital     Cressey,
  Date of   Anderson & Stowe, Partners, III,  Rauner Fund   Rocco A. Robert A.
   Issue        VII, L.P.         L.P.          V, L.P.     Ortenzio Ortenzio
  -------   ----------------- -------------- -------------- -------- ---------
  06/30/98       216,789              --          216,789        --    44,974
  07/11/98            --              --               --    97,447        --
  10/31/98       108,394              --          108,394    48,723    22,487
  01/29/99       108,394              --          108,394    48,723    22,487
  04/30/99        10,323           1,865           12,188     5,478     2,528
  07/31/99        22,239           4,017           26,256    11,802     5,447
  10/31/99        22,370           4,040           26,410    11,871     5,478
  01/31/00        47,783           9,010           56,794    18,563     8,756
  04/30/00        54,552          10,391           64,944    19,324     9,187
  07/31/00        54,552          10,391           64,944    19,324     9,187
  09/22/00        31,427           5,986           37,413    11,132     5,292
                 -------          ------       ----------   -------   -------
                 676,823          45,700       722,526/1/   292,387   135,823

--------
/1 /Golder, Thoma, Cressey, Rauner Fund V, L.P. subsequently transferred 30,717 warrants to GTCR Fund VI, L.P. and 90,804 warrants to Thoma Cressey Fund VI, L.P.

      On December 15, 1998, we issued an aggregate of 12,225,306 shares of our common stock. Of this amount, 2,343,086 common shares were purchased by Thoma Cressey Fund VI, L.P., 82,286 shares were purchased by Bryan C. Cressey and 68,631 common shares were purchased by Russell L. Carson. Also, Select Healthcare Investors, L.P., in which the general partner is partially owned by Rocco A. Ortenzio and Robert A. Ortenzio, purchased 246,857 common shares. WCAS Capital Partners III, L.P. purchased 1,528,163 of these shares and a 10% Senior Subordinated Note for an aggregate purchase price of $35 million. WCAS Capital Partners III, L.P. then purchased an additional $30 million principal amount of Senior Subordinated Notes from us for $30 million in cash. These 10% Senior Subordinated Notes were repaid in full with the proceeds from the sale of our 9 1/2% senior subordinated notes. We paid Welsh Carson, Golder Thoma, Rocco A. Ortenzio and Robert A. Ortenzio an investment fee equal to 1% of the cash consideration they and their affiliates paid for the securities purchased in this offering.


      On November 19, 1999, in connection with the NovaCare acquisition, we issued an aggregate of 16,000,000 shares of our Class B Preferred Stock at a price of $3.75 per share. Of this amount, 7,531,424 shares were purchased by affiliates of Welsh Carson, 111,216 shares were purchased by Russell L. Carson, 1,983,333 shares were purchased by affiliates of Golder Thoma and 5,950,000 shares were purchased by Thoma Cressey. At the same time, WCAS Capital Partners III, L.P. purchased 960,192 shares of our common stock and a 10% Senior Subordinated Note for an aggregate purchase price of $25 million. The Note was repaid in full with the proceeds from the sale of our 9 1/2% senior subordinated notes, at which time WCAS Capital Partners III, L.P. transferred 240,048 shares of our common stock to us. We paid Welsh Carson and Golder Thoma an investment fee equal to 1% of the cash consideration they and their affiliates paid for the securities purchased in this offering.


      On May 5, 1999 we loaned $120,000 to Martin F. Jackson, our Chief Financial Officer, to assist him in purchasing 19,749 shares of our common stock at a price of $6.08 per share. The loan is interest-free, and will be forgiven in principal amounts of $20,000 every six months from the date of the loan. As of the date of this prospectus, $20,000 remains outstanding on this loan.


      In April 2000, we sold all of the assets of Georgia Health Group, Inc. to Concentra Health Services, Inc. for $5 million. Welsh Carson beneficially owns 63.6% of the capital stock of Concentra Health Services. We believe the terms of this transaction were no less favorable to us than they would have been in an arm's length transaction with a third party.

      In 1997, in connection with a terminated acquisition, the company we were to acquire paid a break-up fee to us and our financial sponsors. Based on the relative amounts of their financing commitment, $9,120,400 was paid to Welsh Carson, $1,884,480 was paid to Golder Thoma, $89,170 was paid to Rocco A. Ortenzio, $55,089 was paid to Robert A. Ortenzio and $121,500 was paid to partnerships owned by Rocco A. Ortenzio, Robert A. Ortenzio, Martin J. Ortenzio and John M. Ortenzio. We received a payment of $6,022,000. Martin Ortenzio and John Ortenzio are the sons or Rocco A. Ortenzio, and the brothers of Robert A. Ortenzio. These partnerships have since been liquidated.

      In 1998, to finance acquisitions and for working capital, we received two loans of $1.0 million each from Rocco A. Ortenzio. The loans were at an annual interest rate of 10%, and were payable six months from the date of the loan. We repaid the loan in full in 1998 with a lump sum payment of $2,014,000.

      We lease our corporate office space in Mechanicsburg, Pennsylvania from Old Gettysburg Associates I and Old Gettysburg Associates III, two general partnerships that are owned by Rocco A. Ortenzio, Robert A. Ortenzio, Martin J. Ortenzio and John M. Ortenzio. In 1997, 1998, 1999 and 2000, we paid to these partnerships an aggregate amount of $11l,861, $151,266, $501,719 and $1,131,251, respectively, for office rent, for various improvements to our office space and miscellaneous expenses. In the nine months ended September 30, 2001 we paid these partnerships an additional $726,934. These amounts included $145,460 paid in 1999 to CCI Construction Company, Inc., a company owned by John M. Ortenzio, for improvements to the leased facilities.

Our current lease for 43,919 square feet of office space at 4716 Old Gettysburg Road and our lease for 12,225 square feet of office space at 4718 Old Gettysburg Road expire on December 31, 2014. On May 15, 2001 we entered into a lease for 7,214 square feet of additional office space at 4720 Old Gettysburg Road in Mechanicsburg, Pennsylvania with Old Gettysburg Associates II, a general partnership owned by Rocco A. Ortenzio, Robert A. Ortenzio, John M. Ortenzio and Select Capital Corporation. We currently pay approximately $1,154,000 per year in rent for this office space.

      We also lease office equipment and furnishings from Select Capital Corporation, a Pennsylvania corporation whose principal offices are located in Mechanicsburg, Pennsylvania. Rocco A. Ortenzio, Robert A. Ortenzio, Martin J. Ortenzio and John M. Ortenzio each own 25% of Select Capital Corporation. This lease commenced on April 1, 1997, and terminates on March 31, 2002. We have the option to extend the lease for an additional year on the same terms. We pay approximately $58,000 per year under the agreement. Since our inception through September 30, 2001, we have paid a total of $469,233 to Select Capital Corporation for equipment rental, improvements, maintenance, limousine and telephone expenses. We currently have an arrangement whereby Select Capital Corporation reimburses us for certain expenses related to a limousine that we own. We believe that this lease and these arrangements were on terms no less favorable to us than those that would be available to us in an arm's length transaction with a third party.

      In 2000, we paid $7,953 to Select Security, Inc. for security card readers and related expenses. Robert A. Ortenzio owns 18%, Rocco A. Ortenzio and Martin J. Ortenzio each own 10%, and John M. Ortenzio owns 2% of the outstanding capital stock of Select Security, Inc. We believe that the terms of these transactions were no less favorable to us than they would have been in an arm's length transaction with a third party.

      On December 1, 1999, we purchased all of the stock of Select Air Corporation, a Delaware corporation, from Rocco A. Ortenzio for $2.7 million. The only asset of Select Air Corporation was one HS 125 400-731 aircraft. We obtained an appraisal at the time of purchase that supported the price we paid for Select Air. In October 2000, we sold the airplane to an unaffiliated third party for approximately $2.5 million. Pursuant to a Cost Sharing Agreement also dated December 1, 1999, we paid $3,250 each month to Select Transport, Inc., a company owned by Rocco A. Ortenzio, for expenses relating to the storage, maintenance and operation of the aircraft. Rocco A. Ortenzio also paid us fees from time to time under this agreement for various services, including the use of pilots who are our employees. In October 2000, we terminated the December 1, 1999 Cost Sharing Agreement and entered into a new Cost Sharing Agreement with Select Transport and Select Air II Corporation, a corporation owned by Rocco A. Ortenzio. Under the new Cost Sharing Agreement, which was amended on April 1, 2001, we and Select Air II will each pay to Select Transport $3,250 for the use of hangar facility. We will employ a full-time mechanic and Select Air II will pay us 25% of our out of pocket costs to employ the mechanic. We will continue to hire two full-time pilots, and Select Air II will reimburse us for the cost of their services on a per diem basis. The cost sharing agreement also allows for aircraft swapping at prescribed rates.

      In 1997 we paid $4,000 to Old Gettysburg Associates II to lease office space at 4720 Old Gettysburg Road in Mechanicsburg, Pennsylvania. We no longer lease this space. Old Gettysburg Associates II is a general partnership owned by Rocco A. Ortenzio, Robert A. Ortenzio, Martin J. Ortenzio and John M. Ortenzio.

      We also have entered into compensatory and other employment-related contracts with Mr. Rocco A. Ortenzio and Mr. Robert A. Ortenzio. See "Management--Employment Agreements."

      The law firm of Eckert Seamans Cherin & Mellot, LLC, of which LeRoy S. Zimmerman was formerly a member, has in the past provided, and may continue to provide, legal services to us and our subsidiaries.

      On April 10, 2001 we used a portion of the proceeds from our initial public offering to redeem all of the outstanding shares of our Class A Preferred Stock for a price of $1,000 per share. The table below sets forth the number of shares of our Class A Preferred Stock that we redeemed which were owned by certain of our stockholders:


                                                                       Shares of
                                                                        Class A
                                                                       Preferred
                                                                         Stock
Stockholder                                                            Redeemed
-----------                                                            ---------
Entities affiliated with Welsh Carson.................................  22,596
Entities affiliated with GTCR Golder Rauner, LLC......................  23,750
Russell Carson........................................................     333
Rocco A. Ortenzio.....................................................   2,295
Robert A. Ortenzio....................................................   1,174
Patricia A. Rice......................................................     143
S. Frank Fritsch......................................................      95


      On May 2, 2001 we paid all accrued and unpaid dividends on our Class A Preferred and Class B Preferred Stock. Each share of our Class B Preferred Stock automatically converted into .576 shares of common stock upon the consummation of our initial public offering. The table below sets forth the Class A Preferred accrued dividends which were paid to certain of our stockholders:

                                                                       Payment
                                                                         for
                                                                       Class A
                                                                      Preferred
Stockholder                                                           Dividends
-----------                                                           ----------
Entities affiliated with Welsh Carson (a)............................ $6,026,626
Entities affiliated with GTCR Golder Rauner, LLC (b).................  6,333,654
Russell Carson.......................................................     88,328
Rocco A. Ortenzio....................................................    611,945
Robert A. Ortenzio...................................................    313,103
Patricia A. Rice.....................................................     36,902
S. Frank Fritsch.....................................................     25,264

      The table below sets forth the Class B Preferred accrued dividends which were paid to certain of our stockholders:

                                                                      Payment
                                                                        for
                                                                      Class B
                                                                     Preferred
Stockholder                                                          Dividends
-----------                                                          ----------
Entities affiliated with Welsh Carson (a)........................... $2,428,201
Entities affiliated with GTCR Golder Rauner, LLC (b)................    639,445
Entities affiliated with Thoma Cressey Equity Partners, Inc. (c)....  1,918,336
Entities affiliated with Anvers, L.P. (d)...........................     42,988
Russell Carson......................................................     35,857

--------
(a) Russell Carson is a general partner of WCAS VII Partners, L.P. and WCAS HP Partners, L.P., and a managing member of WCAS CP III, L.L.C. These entities are the general partners of Welsh, Carson, Anderson & Stowe, L.P., WCAS Healthcare Partners, L.P. and WCAS Capital Partners III, L.P., respectively.
(b) Donald Edwards and Bryan Cressey are principals of Golder, Thoma, Cressey, Rauner Inc., which is the general partner of GTCR V L.P. GTCR V L.P. is the general partner of Golder, Thoma, Cressey, Rauner Fund V, L.P. and the managing general partner of GTCR Associates V. Donald Edwards is also a principal of GTCR Golder Rauner, LLC, which is the general partner of GTCR Partners VI, L.P. GTCR Partners VI, L.P. is the general partner of GTCR Fund VI, L.P. and GTCR Executive Fund VI, L.P., and the managing general partner of GTCR Associates VI.

(c) Bryan Cressey is a principal of Thoma Cressey Equity Partners, Inc., which is the general partner of TC Partners VI, L.P. TC Partners VI, L.P. is the general partner of Thoma Cressey Fund VI, L.P. and Thoma Cressey Friends Fund VI, L.P.
(d) Leopold Swergold is the senior managing director of FSIP, LLC, which is the general partner of Anvers, L.P., Anvers II, L.P. and Anvers Healthcare Investments, L.P.

      A portion of the net proceeds from the sale of our 9 1/2% senior subordinated notes was used to repay $92.2 million, the entire principal amount and accrued interest of our 10% Senior Subordinated Notes, which were issued to WCAS Capital Partners III, L.P. in December 1998, February 1999 and November 1999. Russell C. Carson is a general Partner of WCAS Capital Partners III, L.P.

                       PRINCIPAL AND SELLING STOCKHOLDERS

      The following table sets forth certain information regarding beneficial ownership of our common stock as of September 30, 2001 and as adjusted to give effect to the offering. The table includes:

    . each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock;

    .  each of our executive officers and directors;

    .  all of our executive officers and directors as a group; and

    .  each selling stockholder offering shares of stock in this offering.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise noted, we believe that all persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them. All share amounts include shares of common stock issuable upon the exercise of options or warrants exercisable within 60 days of the date of this prospectus. Options or warrants that are exercisable for common stock and other ownership rights in common stock that vest within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


                             Common Stock                     Common Stock
                          Beneficially Owned               Beneficially Owned
                          Prior to Offering                  After Offering
                          ------------------               ------------------
                                              Shares
                            Number   Percent  Offered       Number   Percent(z)
                          ---------- ------- ---------    ---------- ----------
5% Beneficial Owners,
 Directors, Nominees for
 Director and Named
 Executive Officers
Entities affiliated with
 Welsh, Carson, Anderson
 & Stowe VII, L.P.(a)...  14,998,905  32.6%  3,000,000(v) 11,998,905    26.1%
Entities affiliated with
 GTCR Golder, Rauner,
 LLC (b)................   7,981,286  17.4   3,000,000(w)  4,981,286    10.8
Entities affiliated with
 Thoma Cressey Equity
 Partners (c)...........   5,482,323  12.1   1,675,758(x)  3,806,565     8.4
Rocco A. Ortenzio (d)...   5,073,818  10.5     450,000     4,623,818     9.6
Robert A. Ortenzio (e)..   2,138,922   4.6     267,000     1,871,922     4.1
Russell L. Carson (f)...  15,220,578  33.0   3,000,000(t) 12,220,578    26.5
Bryan C. Cressey (g)....  11,580,413  25.2   3,700,000(y)  7,880,413    17.1
Donald J. Edwards (h)...   7,987,726  17.4   3,000,000(w)  4,987,726    10.9
Meyer Feldberg (i)......       2,880     *          --         2,880       *
James E. Dalton,
 Jr. (j)................       2,880     *          --         2,880       *
LeRoy S. Zimmerman (k)..      37,554     *      29,000         8,554       *
Leopold Swergold (l)....     301,371     *          --       301,371       *
Patricia A. Rice (m)....     285,500     *      40,000       245,500       *
Martin F. Jackson (n)...     115,010     *      47,000        68,010       *
Edward R. Miersch (o)...     102,643     *      51,000        51,643       *
David W. Cross (p)......     141,232     *      45,000        96,232       *
S. Frank Fritsch (q)....     109,568     *      22,000        87,568       *
James J. Talalai (r)....      26,746     *      17,000         9,746       *
Scott A. Romberger (s)..      56,813     *       5,000        51,813       *
Michael E. Tarvin (t)...      83,915     *      22,000        61,915       *
Kenneth L. Moore (u)....      60,421     *       5,000        55,421       *
                          ----------  ----   ---------    ----------    ----
All executive officers
 and directors as a
 group
 (17 persons)...........  37,021,186  72.7%  8,695,000    28,326,186    55.6%
                          ==========  ====   =========    ==========    ====

--------
*   Less than 1%
(a) Common shares held include 2,248,307 shares and warrants to purchase 45,703 shares held by WCAS Capital Partners III, L.P., 11,600,556 shares and warrants to purchase 676,828 shares held by Welsh, Carson, Anderson & Stowe VII, L.P. and 427,511 shares held by Welsh, Carson, Anderson & Stowe Healthcare Partners, L.P. The general partners of Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Capital Partners III, L.P. are WCAS VII Partners, L.P. and WCAS CP III, L.L.C., respectively. Bruce K. Anderson, Russell L. Carson, Anthony J. DeNicola, Thomas E. McInerney, Robert A. Minicucci, Paul
    B. Queally, Jonathan Rather, Rudolph E. Rupert, Lawrence B. Sorrel and Patrick J. Welsh are general partners of WCAS VII Partners and managing members of WCAS CP III. The general partner of WCAS Healthcare Partners, L.P. is WCAS HP Partners. Russell L. Carson and Patrick J. Welsh are partners of WCAS HP Partners. Accordingly, each of the individuals listed above may be deemed a beneficial owner of the shares owned by these entities. These individuals own 531,199 common shares of record in the aggregate. Shares listed as beneficially owned by affiliates of Welsh, Carson, Anderson & Stowe VII, L.P. do not include any shares owned of record by these individuals. Welsh, Carson, Anderson & Stowe VII, L.P.'s business address is 320 Park Avenue, Suite 2500, New York, New York 10022.
(b) Common shares held include 10,408 shares held by GTCR Associates V, 4,376 shares held by GTCR Associates VI, 1,932,626 shares and warrants to purchase 30,717 shares owned by GTCR Fund VI, L.P., 13,855 shares held by GTCR VI Executive Fund L.P., 5,388,107 shares and warrants to purchase 601,011 shares owned by Golder, Thoma, Cressey, Rauner Fund V, L.P. and 186 shares owned by GTCR Investment Partners. GTCR V, L.P. is the general partner of Golder, Thoma, Cressey, Rauner Fund V, L.P., and the managing general partner of GTCR Associates V. Golder, Thoma, Cressey, Rauner, Inc. is the general partner of GTCR V., L.P. GTCR Partners VI, L.P. is the general partner of GTCR Fund VI, L.P. and GTCR Executive Fund VI, L.P., and the managing general partner of GTCR Associates VI. GTCR Golder Rauner, LLC is the general partner of GTCR Partners VI, L.P. GTCR Golder Rauner, LLC's business address is 6100 Sears Tower, 233 S. Wacker Drive, Chicago, IL 60606-6402.
(c) Common shares held include 5,338,110 shares and warrants to purchase 90,804 shares owned by Thoma Cressey Fund VI, LP., 53,376 shares held by Thoma Cressey Friends Fund VI, L.P. and 33 shares owned by Thoma Cressey Equity Partners, Inc. TC Partners VI, L.P. is the general partner of Thoma Cressey Fund VI, L.P. and Thoma Cressey Friends Fund VI, L.P. Thoma Cressey Equity Partners, Inc. is the general partner of the TC Partners VI, L.P. Thoma Cressey Fund VI, L.P.'s business address is Sears Tower, 92nd Floor, 233 S. Wacker Drive, Chicago, IL 60606-6402.
(d) Includes options to purchase 2,505,444 common shares that are currently exercisable or exercisable within 60 days of the date of this prospectus, warrants to purchase 292,394 common shares and 246,857 common shares owned by Select Healthcare Investors I, L.P. Select Capital Corporation, of which Mr. Ortenzio is a 25% owner, Director and Chief Executive Officer, is the general partner of Select Healthcare Investors I, L.P. Mr. Ortenzio disclaims beneficial ownership of the shares held by Select Healthcare Investors I, L.P. Includes 4,650 shares owned by Select Investments I, a Pennsylvania general partnership and 2,334 shares owned by Select Investments III, L.P., a Pennsylvania limited partnership. Mr. Ortenzio is the managing partner and a 25% owner of Select Investments I, and the general partner and a 70% owner of Select Investments III, L.P. Also includes 5,200 shares held by Nancy Ortenzio, spouse of Rocco A. Ortenzio, 10,500 shares held as a life tenant with John M. Ortenzio as remainderman, 10,500 shares held as a life tenant with Martin J. Ortenzio as remainderman and 10,500 shares held as a life tenant with Robert A. Ortenzio as remainderman. Rocco A. Ortenzio's business address is 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055.
(e) Includes options to purchase 753,496 common shares that are currently exercisable or exercisable within 60 days of the date of this prospectus and warrants to purchase 135,826 common shares. Also includes 43,414 common shares owned by the Ortenzio Family Partnership, L.P., of which Robert A. Ortenzio is the general partner, and 246,857 common shares owned by Select Healthcare Investors I, L.P. Select Capital Corporation, of which Mr. Ortenzio is a 25% owner, Director and President, is the general partner of Select Healthcare Investors I, L.P. Mr. Ortenzio disclaims beneficial ownership of the shares held by Select Healthcare Investors I, L.P.

(f) Includes 14,998,905 common shares, owned by Welsh, Carson, Anderson & Stowe VII, L.P. and its affiliates. Mr. Carson is a principal of Welsh, Carson, Anderson & Stowe VII, L.P.
(g) Includes 5,482,323 common shares owned by Thoma Cressey Fund VI, L.P. and its affiliates. Mr. Cressey is a principal of Thoma Cressey Equity Partners. Common shares beneficially owned also include 5,388,107 common shares and 601,011 warrants to purchase common shares owned by Golder, Thoma, Cressey, Rauner Fund V, L.P., and 10,408 common shares owned by GTCR Associates V. Mr. Cressey is a principal of Golder, Thoma, Cressey, Rauner, Inc., which is the general partner of GTCR V, L.P. Mr. Cressey disclaims beneficial ownership of any shares that exceed his pecuniary interest in the entities affiliated with GTCR Golder Rauner, LLC and Thoma Cressey Equity Partners.
(h) Includes 7,981,286 common shares, owned by affiliates of GTCR Golder, Rauner, LLC and Golder, Thoma, Cressey Rauner, Inc. Mr. Edwards is a principal of Golder, Thoma, Cressey Rauner, Inc. and GTCR Golder Rauner, LLC. Mr. Edwards disclaims beneficial ownership of any shares that exceed his pecuniary interest therein.

(i) Includes options to purchase 2,880 common shares which are currently exercisable or exercisable within 60 days of the date of this prospectus.


(j) Includes options to purchase 2,880 common shares which are currently exercisable or exercisable within 60 days of the date of this prospectus.


(k) Includes options to purchase 29,375 common shares which are currently exercisable or exercisable within 60 days of the date of this prospectus.


(l) Common shares held include 160,731 shares owned by Anvers, L.P., 80,640 shares owned by Anvers II, L.P. and 60,000 shares owned by Anvers Healthcare Investments, L.P. Mr. Swergold is the senior managing director of FSIP, LLC, which is the general partner of Anvers, L.P., Anvers II, L.P. and Anvers Healthcare Investments, L.P.


(m) Includes 16,457 common shares issued to Patricia A. Rice and Jesse W. Rice as Trustees under the Patricia Ann Rice Living Trust, 32,832 common shares held in an I.R.A. with Mellon PSFS as custodian for the benefit of Patricia A. Rice and options to purchase 74,878 common shares that are currently exercisable or exercisable within 60 days of the date of this prospectus.


(n) Includes options to purchase 64,510 common shares that are currently exercisable or exercisable within 60 days of the date of this prospectus and 2,000 shares owned by children living in the same household.


(o) Includes options to purchase 100,224 common shares which are currently exercisable or exercisable within 60 days of the date of this prospectus.


(p) Includes options to purchase 95,613 shares which are currently exercisable or exercisable within 60 days of this prospectus.


(q) Includes 11,520 shares held in an I.R.A. with Mellon PSFS as custodian for the benefit of S. Frank Fritsch and options to purchase 39,742 shares which are currently exercisable or exercisable within 60 days of this prospectus.


(r) Includes options to purchase 19,584 shares which are currently exercisable or exercisable within 60 days of this prospectus.


(s) Includes options to purchase 6,912 shares which are currently exercisable or exercisable within 60 days of this prospectus.


(t) Includes options to purchase 39,742 shares which are currently exercisable or exercisable within 60 days of this prospectus.


(u) Mr. Moore is our Vice President of Mergers and Acquisitions. Includes options to purchase 4,608 shares which are currently exercisable or exercisable within 60 days of this prospectus.


(v) Includes 2,500,000 shares owned by Welsh, Carson, Anderson & Stowe VII, L.P. and 500,000 shares owned by WCAS Capital Partners III, L.P.


(w) Includes 1,995,523 shares owned by Golder, Thoma, Cressey, Rauner Fund V, L.P., 4,477 shares owned by GTCR Associates, V, L.P., 990,655 shares owned by GTCR Fund VI, L.P., 7,102 shares owned by GTCR VI Executive Fund, L.P. and 2,243 shares owned by GTCR Associates VI, L.P.


(x) Includes 1,659,168 shares owned by Thoma Cressey Fund VI, L.P. and 16,590 shares owned by Thoma Cressey Friends Fund VI, L.P.


(y) Includes 1,675,758 shares owned by affiliates of Thoma Cressey Equity Partners and 2,000,000 shares owned by affiliates of GTCR Golder Rauner, LLC.


(z) Assumes exercise of 952,488 stock options by members of management immediately prior to this offering.

                          DESCRIPTION OF CAPITAL STOCK

General

     Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock. The following is qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

     As of September 30, 2001, there were 45,330,859 shares of our common stock issued and outstanding.

     The holders of our common stock are entitled to dividends as our board of directors may declare from funds legally available therefor, subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

     Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after payment of creditors and subject to prior distribution rights of our preferred stock, if any. All of the outstanding shares of common stock are, and the shares offered by us will be, fully paid and non-assessable.

Preferred Stock

     As of the closing of this offering, no shares of our preferred stock will be outstanding. Our certificate of incorporation provides that our board of directors may by resolution establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by our board of directors' resolutions issuing such shares.

     The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock. On September 17, 2001, we established our Series A Junior Participating Preferred Stock. See "-- Description of Shareholder Rights Plan."

Registration Rights

     Welsh Carson, Golder Thoma, Thoma Cressey, Rocco A. Ortenzio, Robert A. Ortenzio and certain other stockholders possess registration rights with respect to our common stock. These stockholders, who will be the holders of 23,543,945 shares of our common stock after the completion of this offering, have the right to demand that we register the resale of their shares under the Securities Act. We are not obligated to register any shares held by these stockholders upon their request for 180 days from the date of this prospectus. Subject to the terms of lock-up agreements between these stockholders and the underwriters, however, if we file a registration statement to register sales of our common stock (other than under our employee benefit plans) during that time, these stockholders will be entitled to register any portion or all of their shares to be included in that offering. After the expiration of this 180 day period, these stockholders may demand that we register any portion or all of their shares at any time. At any time, if we propose to register any of our securities under the Securities Act, these stockholders are entitled to notice of the registration and, subject to customary conditions and limitations, are entitled to include their shares in our registration. These stockholders may request up to four registrations on Form S-1 or any similar long-form registration in which we shall pay all registration expenses. These stockholders may also request at their own expense an unlimited number of additional long-form registrations, as well as registrations on Forms S-2 or S-3 or any similar short-form registrations, if we are able to register securities on those forms at that time. We are required to use our best efforts to effect these registrations, subject to customary conditions and limitations.

Section 203 of the Delaware General Corporation Law; Certain Anti Takeover, Limited Liability and Indemnification Provisions

      The following is a description of certain provisions of the Delaware General Corporation Law, and our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law, and our certificate of incorporation and bylaws.

      Section 203 of the Delaware General Corporation Law

      We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved by our board of directors or our stockholders in a prescribed manner, or unless the interested stockholder owns at least 85% of our voting stock (excluding for this purpose shares held by our directors and officers). A "business combination" includes certain mergers, asset sales, and other transactions resulting in a financial benefit to the "interested stockholder." Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of our voting stock, or who is an affiliate or an associate of us who, within the three years prior to the date the determination is to be made, did own 15% or more of our voting stock.

      Certificate of Incorporation and Bylaws

      Certain provisions of our certificate of incorporation and bylaws could have anti-takeover effects. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our corporate policies formulated by our board of directors. In addition, these provisions also are intended to ensure that our board of directors will have sufficient time to act in what our board of directors believes to be in the best interests of us and our stockholders. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for our takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of us. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, these provisions could delay or frustrate the removal of incumbent directors or the assumption of control of us by the holder of a large block of common stock, and could also discourage or make more difficult a merger, tender offer, or proxy contest, even if such event would be favorable to the interest of our stockholders.

      Classified Board of Directors. Our certificate of incorporation provides for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms (other than directors which may be elected by holders of preferred stock, if any). As a result, approximately one-third of our board of directors will be elected each year. The classified board provision will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The classified board provision could have the effect of discouraging a third party from making an unsolicited tender offer or otherwise attempting to obtain control of us without the approval of our board of directors. In addition, the classified board provision could delay stockholders who do not like the policies of our board of directors from electing a majority of our board of directors for two years.

      No Stockholder Action by Written Consent; Special Meetings. Our certificate of incorporation provides that stockholder action can only be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting. Our bylaws provide that special meetings of stockholders may be called only by our board of directors or our Chief Executive Officer. Our stockholders are not permitted to call a special meeting of stockholders or to require that our board of directors call a special meeting.

      Advance Notice Requirements for Stockholder Proposals and Director Nominees. Our bylaws establish an advance notice procedure for our stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors or its Chairman, or by a stockholder who has given timely written notice to our Secretary or any Assistant Secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, our board of directors or its Chairman or by a stockholder who has given timely written notice to our Secretary of such stockholder's intention to bring such business before such meeting. Under the stockholder notice procedure, if a stockholder desires to submit a proposal or nominate persons for election as directors at an annual meeting, the stockholder must submit written notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the previous year's annual meeting. In addition, under the stockholder notice procedure, a stockholder's notice to us proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the chairman of a meeting determines that business was not properly brought before the meeting, in accordance with the stockholder notice procedure, such business shall not be discussed or transacted.

      Number of Directors; Removal; Filling Vacancies. Our bylaws provide that our board of directors will consist of not less than five or more than nine directors, the exact number to be fixed from time to time by resolution adopted by our directors. Further, subject to the rights of the holders of any series of our preferred stock, if any, our bylaws authorize our board of directors to fill any vacancies that occur in our board of directors by reason of death, resignation, removal, or otherwise. A director so elected by our board of directors to fill a vacancy or a newly created directorship holds office until the next election of the class for which such director has been chosen and until his successor is elected and qualified. Subject to the rights of the holders of any series of our preferred stock, if any, our bylaws also provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the combined voting power of our then outstanding stock. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by such removal with its own nominees.

      Indemnification. We have included in our certificate of incorporation and bylaws provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Law and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

      Amendments to Certificate of Incorporation. The provisions of our certificate of incorporation that could have anti-takeover effects as described above are subject to amendment, alteration, repeal, or rescission either by (i) our board of directors without the assent or vote of our stockholders or (ii) the affirmative vote of the holder of not less than two-thirds (66 2/3%) of the outstanding shares of voting securities, depending on the subject provision. This requirement makes it more difficult for stockholders to make changes to the provisions in our certificate of incorporation which could have anti-takeover effects by allowing the holders of a minority of the voting securities to prevent the holders of a majority of voting securities from amending these provisions of our certificate of incorporation.

      Amendments to Bylaws. Our certificate of incorporation provides that our bylaws are subject to adoption, amendment, alteration, repeal, or rescission either by (i) our board of directors without the assent or vote of our stockholders or (ii) the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the outstanding shares of voting securities. This provision makes it more difficult for stockholders to make changes in our bylaws by allowing the holders of a minority of the voting securities to prevent the holders of a majority of voting securities from amending our bylaws.

Description of Shareholder Rights Plan

      On September 17, 2001, our Board of Directors declared a dividend of one right for each outstanding share of our common stock. The dividend was payable on October 2, 2001 to shareholders of record at the close of business on that date. The Board of Directors also authorized the issuance of one right for each share of common stock issued after October 2, 2001 and prior to the earliest of the distribution date, the redemption of the rights, and the final expiration date of the rights. Except as set forth below, each right entitles the registered holder thereof to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock at an exercise price of $104.00 per right.


      Initially, the rights are not exercisable, certificates were not sent to the shareholders and the rights automatically trade with the shares of common stock. The rights will separate from the common stock and a distribution date will occur upon the earlier of the close of business on the tenth calendar day after the first date of a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the shares of common stock then outstanding (the date of such announcement being the "Stock Acquisition Date" and the person or persons acquiring fifteen percent (15%) or more of outstanding common stock being known as an "Acquiring Person"), or the close of business on the tenth business day (or such later date as the Board of Directors shall determine) after the date that a tender or exchange offer by a person (other than Select Medical, any subsidiary of Select Medical, any employee benefit plan of Select Medical or of any subsidiary of Select Medical, or any person or entity organized, appointed or established by Select Medical for or pursuant to the terms of any such plan) is first published, sent or given, if upon consummation thereof, such person would become an Acquiring Person. Certain of our principal stockholders will not be and can not become an Acquiring Person and will not be counted as affiliates or associates of any other person in determining whether such person is an Acquiring Person under the shareholder rights plan.


      The rights are not exercisable until the distribution date and, unless earlier redeemed by us, as described below, will expire at the close of business on September 17, 2011.


      In the event that any person at any time shall become an Acquiring Person, each holder of a right (other than an Acquiring Person) will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of Select Medical) having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, if any person becomes an Acquiring Person, all rights that are, or were, beneficially owned by such Acquiring Person will be null and void. However, rights are not exercisable until such time as the rights are no longer redeemable by us as set forth below.

      In the event that, at any time following the Stock Acquisition Date, we are acquired in a merger or other business combination transaction; any person merges with and into Select Medical and shall be the surviving entity and in connection with the merger all or a part of our common stock shall be changed into or exchanged for other securities, cash or other property, or 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

      The purchase price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; if holders of the Preferred Stock are granted certain rights or warrants to subscribe for shares of Preferred Stock or convertible securities at less than the current market price of the Preferred Stock; or upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

      At any time until ten calendar days following the Stock Acquisition Date or the final expiration date of the rights, we may redeem the rights in whole, but not in part, at a price of $.001 per right (payable, at the election of Select Medical, in cash, common stock or such other consideration as the Board of Directors may determine). At any time after any person becomes an Acquiring Person, at the election of the Board of Directors, the outstanding rights (other than those beneficially owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person) may be exchanged, in whole or in part, for shares of common stock at an exchange ratio of one share of common stock per right. Immediately upon the action of the Board of Directors authorizing any such exchange, and without any further action or any notice, the rights (other than rights which are not subject to such exchange) will terminate and the rights will only enable holders to receive the shares issuable upon such exchange.


      Until a right is exercised, the holder thereof, as such, will have no rights a shareholder of Select Medical, including, without limitation, the right to vote or to receive dividends.

      The rights have certain antitakeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Select Medical without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers.

Transfer Agent and Registrar

      The Transfer Agent and Registrar for our common stock is Mellon Investor Services, L.L.C. The Transfer Agent's address is 85 Challenger Road, Ridgefield Park, New Jersey 07660, and its telephone number is (800) 756-3353.

                        SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of this offering, there will be 46,283,347 shares of our common stock outstanding (assuming no exercise of the underwriters' overallotment option and no exercise of outstanding options and warrants). Of these shares, the 8,700,000 shares sold in this offering, the 10,350,000 shares sold in our initial public offering and approximately 1,752,142 of the shares which were distributed by certain of our Stockholders to their partners on July 19, 2001 will be freely transferable without restriction or further registration under the Securities Act, except for any shares held by an existing "affiliate" of ours, as that term is defined by the Securities Act (an "Affiliate"), which shares will be subject to the resale limitations of Rule 144 adopted under the Securities Act. In addition, all shares acquired upon exercises of employee stock options will be freely tradeable unless held by affiliates.

      In general, under Rule 144 as currently in effect, beginning 90 days after the offering, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any Affiliate) at least one year previously, including a person who may be deemed our Affiliate, is entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock (approximately 460,000 shares immediately after the offering) or (ii) the average weekly trading volume of our common stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. Any person (or persons whose shares are aggregated) who is not deemed to have been our Affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us (or any Affiliate) at least two years previously, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

      We and our executive officers, directors and selling stockholders have agreed not to offer, sell or otherwise dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or any rights to acquire our common stock for a period of 90 days after the date of this prospectus, subject to certain limited exceptions. However, Merrill Lynch and J.P. Morgan Securities Inc. may in their sole discretion, at any time without notice, consent to the release of all or any portion of the shares subject to lock-up agreements. Merrill Lynch and J.P. Morgan Securities Inc. do not have any current intention to release shares of common stock subject to these lock-up agreements. Any determination to release any shares subject to the lock-up agreements would be based on a number of factors at the time of any such determination, including the market price of the common stock, the liquidity of the trading market for the common stock, general market conditions, the number of shares proposed to be sold, and the timing of the proposed sale. See "Underwriting."

      The holders of 23,543,945 shares of our common stock have demand and piggy-back registration rights. We are not obligated to register any shares held by these stockholders upon their request until May 2002. However, subject to the prior written consent of the underwriters, if we file a registration statement to register sales of our common stock (other than under our employee benefit plans) during that time, these stockholders will be entitled to register any portion or all of their shares to be included in that offering. Beginning in May 2002, these stockholder may demand that we register any portion or all of their shares at any time.

      After such period, if such holders cause a large number of shares to be registered and sold in the public market, such sales could have an adverse effect on the market price for the common stock.

                                  UNDERWRITING

      The selling stockholders intend to offer the shares through the underwriters named below. Subject to the terms and conditions described in a purchase agreement between us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from the selling stockholders, the number of shares listed opposite their names below.

                                                                        Number
          Underwriter                                                  of Shares
          -----------                                                  ---------
     Merrill Lynch, Pierce, Fenner & Smith,
              Incorporated............................................
     J.P. Morgan Securities Inc. .....................................
     Credit Suisse First Boston Corporation...........................
     CIBC World Markets Corp. ........................................
     SG Cowen Securities Corporation..................................
     First Union Securities, Inc. ....................................
                                                                       ---------
          Total....................................................... 8,700,000
                                                                       =========

      The underwriters have agreed to purchase all of the shares sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.


      We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

      The underwriters are offering the shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreements, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

      The underwriters have advised us that they propose initially to offer the shares to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $ per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $ per share to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

      The following table shows the public offering price, underwriting discount and proceeds to the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.


                                          Per Share Without Option With Option
                                          --------- -------------- -----------
     Public offering price...............     $           $             $
     Underwriting discount...............     $           $             $
     Proceeds, before expenses, to the
      selling stockholders...............     $           $             $


The expenses of the offering, not including the underwriting discount, are estimated at $0.6 million and are payable by us.

Overallotment Option

     The selling stockholders have granted an option to the underwriters to purchase up to 1,305,000 additional shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.


No Sales of Similar Securities

     We and our executive officers and directors and the selling stockholders have agreed, with exceptions, not to sell or transfer any common stock for 90 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch and J.P. Morgan Securities Inc. See "Shares Eligible for Future Sale." Specifically, we and they have agreed not to directly or indirectly

    .  offer, pledge, sell or contract to sell any common stock;

    .  sell any option or contract to purchase any common stock;

    .  purchase any option or contract to sell any common stock;

    .  grant any option, right or warrant for the sale of any common stock;

    .  lend or otherwise dispose of or transfer any common stock;

    . request or demand that we file a registration statement related to the common stock; or

    . enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

     This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. This lockup provision does not limit our ability to grant options to purchase common stock under stock option plans or to issue common stock under our employee stock purchase plan.

Quotation on Nasdaq National Market

     The shares of common stock are quoted on the Nasdaq National Market under the symbol "SLMC."

Price Stabilization, Short Positions and Penalty Bids

     Until the distribution of the common stock is completed, SEC rules may limit the underwriters and selling group members from bidding for or purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases that peg, fix or maintain that price.


     The underwriters may purchase and sell the common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

      The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

      Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than in the price that might otherwise exist in the open market.

      Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the representatives make any representation that the representatives will engage in these transactions or that these transactions, one commenced, will not be discontinued without notice.

Passive Market Making

      In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of the Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

      Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, mergers and acquisitions advisory services and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for those transactions. In particular, the underwriters acted as underwriters for our initial public offering in April 2001 and initial purchasers for our 9 1/2% senior subordinated notes in June 2001. In addition, an affiliate of J.P. Morgan Securities Inc. acts as administrative agent, and affiliates of CIBC World Markets Corp., First Union Securities, Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and SG Cowen Securities Corporation are lenders under our credit facilities.


      First Union Securities, Inc., one of the underwriters, is an indirect, wholly-owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including First Union Securities, Inc.) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this prospectus, however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and an affiliate of First Union Securities, Inc., which may or may not be participating as a selling dealer in the distribution of the securities offered by this prospectus.

Internet Delivery of Prospectus

      Merrill Lynch will be facilitating internet distribution for the offering to some of its internet subscription customers. Merrill Lynch intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the website maintained by Merrill Lynch. Other than the prospectus in electronic format, the information on the Merrill Lynch website relating to the offering is not a part of this prospectus.

                                 LEGAL MATTERS

      The validity of our common stock offered hereby will be passed upon for us by Dechert, Philadelphia, Pennsylvania. Debevoise & Plimpton, New York, New York, will pass upon certain legal matters for the underwriters. Dechert beneficially owns 10,000 shares of our common stock.

                                    EXPERTS

      The financial statements of Select Medical Corporation as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, on the authority of said firm as experts in auditing and accounting.

      The combined financial statements of NovaCare Physical Rehabilitation and Occupational Health Group as of November 19, 1999, June 30, 1999 and 1998 and for the period from July 1, 1999 to November 19, 1999 and the years ended June 30, 1999, 1998 and 1997 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Intensiva Healthcare Corporation and subsidiaries as of December 15, 1998 and December 31, 1997 and for the period from January 1, 1998 to December 15, 1998 and the year ended December 31, 1997 included in this prospectus have been included in reliance on the report of KPMG LLP, independent certified public accountants, upon the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of American Transitional Hospitals, Inc. at June 29, 1998 and for the period from January 1, 1998 to June 29, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form S-1 under the Securities Act with respect to our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to Select Medical Corporation and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 after payment of fees prescribed by the Commission. The Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address http://www.sec.gov.

      You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                          Page
                                                                          -----
SELECT MEDICAL CORPORATION

 Unaudited Financial Statements
  Consolidated Balance Sheets............................................  F-2
  Consolidated Statements of Operations..................................  F-3
  Consolidated Statements of Changes in Stockholder's Equity.............  F-4
  Consolidated Statements of Cash Flows..................................  F-5
  Notes to Consolidated Financial Statements.............................  F-6
 Consolidated Financial Statements:
  Report of Independent Accountants......................................  F-19
  Consolidated Balance Sheets............................................  F-20
  Consolidated Statements of Operations..................................  F-21
  Consolidated Statements of Changes in Stockholder's Equity.............  F-22
  Consolidated Statements of Cash Flows..................................  F-23
  Notes to Consolidated Financial Statements.............................  F-24

NOVACARE PHYSICAL REHABILITATION AND OCCUPATIONAL HEALTH GROUP

 Combined Financial Statements as of November 19, 1999 and for the Period
  July 1, 1999 to November 19, 1999
   Report of Independent Accountants.....................................  F-55
   Combined Balance Sheet................................................  F-56
   Combined Statement of Operations......................................  F-57
   Combined Statement of NovaCare, Inc. Net Investment...................  F-58
   Combined Statement of Cash Flows......................................  F-59
   Notes to Combined Financial Statements................................  F-60

NOVACARE PHYSICAL REHABILITATION AND OCCUPATIONAL HEALTH GROUP

 Combined Financial Statements as of June 30, 1999 and for June 30, 1998
  and for the Three Years Ended June 30, 1999
   Report of Independent Accountants.....................................  F-72
   Combined Balance Sheets...............................................  F-73
   Combined Statements of Operations.....................................  F-74
   Combined Statements of NovaCare, Inc. Net Investment..................  F-75
   Combined Statements of Cash Flows.....................................  F-76
   Notes to Combined Financial Statements................................  F-77

INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

 Independent Auditors' Report............................................  F-89
 Consolidated Balance Sheets.............................................  F-90
 Consolidated Statements of Operations...................................  F-91
 Consolidated Statements of Stockholders' Equity.........................  F-92
 Consolidated Statements of Cash Flows...................................  F-93
 Notes to Consolidated Financial Statements..............................  F-94

AMERICAN TRANSITIONAL HOSPITALS, INC.

 Report of Independent Auditors.......................................... F-104
 Consolidated Balance Sheet.............................................. F-105
 Consolidated Statement of Operations.................................... F-106
 Consolidated Statement of Changes in Equity of Parent................... F-107
 Consolidated Statement of Cash Flows.................................... F-108
 Notes to Consolidated Financial Statements.............................. F-109

                           Select Medical Corporation

                          Consolidated Balance Sheets
               (in thousands, except share and per share amounts)


                                                     September 30, December 31,
                                                         2001          2000
                                                     ------------- ------------
                                                      (unaudited)
                       ASSETS
Current Assets:
  Cash and cash equivalents.........................   $ 27,234      $  3,151
  Accounts receivable, net of allowance for doubtful
   accounts of $81,547 and $75,517 in 2001 and 2000,
   respectively.....................................    206,221       196,505
  Prepaid income taxes..............................      3,145         1,093
  Other current assets..............................     16,628        17,407
                                                       --------      --------
Total Current Assets................................    253,228       218,156
Property and equipment, net.........................     88,553        84,976
Intangible assets...................................    257,699       251,399
Other assets........................................     26,716        32,269
                                                       --------      --------
    Total Assets....................................   $626,196      $586,800
                                                       ========      ========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Bank overdrafts...................................   $  9,877      $ 14,218
  Current portion of long-term debt and notes
   payable..........................................     22,991        18,746
  Accounts payable..................................     36,416        28,795
  Accrued payroll...................................     27,109        21,466
  Accrued vacation..................................     10,909         7,701
  Accrued restructuring.............................      2,122         4,701
  Accrued other.....................................     27,143        15,451
  Due to third party payors.........................     10,326         1,511
                                                       --------      --------
Total Current Liabilities...........................    146,893       112,589
Long-term debt, net of current portion..............    263,708       284,042
                                                       --------      --------
    Total liabilities...............................    410,601       396,631
Commitments and Contingencies.......................
Minority interest in consolidated subsidiary
 companies..........................................      4,756        12,098
Preferred stock--Class A, non-voting, $1,000 per
 share redemption value Authorized shares--55,000
 Issued and outstanding shares--52,838 at
 December 31, 2000..................................        --         65,481
Convertible Preferred stock--Class B, non-voting,
 $3.75 per share redemption value Authorized
 shares--16,000,000 Issued and outstanding shares--
 16,000,000 at December 31, 2000....................        --         64,092
Stockholders' Equity:
  Common stock--$.01 par value: Authorized shares--
   78,000,000, Issued shares--45,792,000 in 2001 and
   25,697,000 in 2000                                       458           257
  Capital in excess of par..........................    224,547        73,069
  Accumulated deficit...............................    (12,371)      (23,757)
  Treasury stock, at cost--461,000 and 221,000
   shares in 2001 and 2000, respectively............     (1,560)       (1,039)
  Accumulated other comprehensive loss..............       (235)          (32)
                                                       --------      --------
Total Stockholders' Equity..........................    210,839        48,498
                                                       --------      --------
    Total Liabilities and Stockholders' Equity......   $626,196      $586,800
                                                       ========      ========


                            See accompanying notes.

                        Select Medical Corporation


                   Consolidated Statements of Operations


                 (in thousands, except per share amounts)


                                (unaudited)



                                         For the Quarter      For the Nine
                                         Ended September      Months Ended
                                               30,            September 30,
                                        ------------------  ------------------
                                          2001      2000      2001      2000
                                        --------  --------  --------  --------
Net operating revenues................  $239,155  $196,917  $698,442  $594,339
Costs and expenses:
  Cost of services....................   194,900   161,519   564,861   483,937
  General and administrative..........     8,951     6,800    25,945    21,568
  Bad debt expense....................     9,360     8,100    26,008    20,733
  Depreciation and amortization.......     8,150     7,321    23,829    21,416
                                        --------  --------  --------  --------
Total costs and expenses..............   221,361   183,740   640,643   547,654
                                        --------  --------  --------  --------
Income from operations................    17,794    13,177    57,799    46,685
Other income and expense:
Interest income.......................      (102)     (488)     (382)     (710)
Interest expense......................     7,026     9,410    22,548    27,710
                                        --------  --------  --------  --------
Income before minority interests,
 income taxes and extraordinary item..    10,870     4,255    35,633    19,685
Minority interest in consolidated
 subsidiary companies.................       473       844     2,745     3,022
                                        --------  --------  --------  --------
Income before income taxes and
 extraordinary item...................    10,397     3,411    32,888    16,663
Income tax expense....................     4,054     2,361    12,826     8,589
                                        --------  --------  --------  --------
Net income before extraordinary item..     6,343     1,050    20,062     8,074
Extraordinary item....................       --      6,247     8,676     6,247
                                        --------  --------  --------  --------
Net income (loss).....................  $  6,343  $ (5,197) $ 11,386  $  1,827
Less: Preferred dividends.............       --     (2,194)   (2,513)   (6,465)
                                        --------  --------  --------  --------
Net income (loss) available to common
 stockholders.........................  $  6,343  $ (7,391) $  8,873  $ (4,638)
                                        ========  ========  ========  ========
Net income (loss) per common share:
  Basic:
    Income (loss) before extraordinary
     item.............................  $   0.14  $  (0.04) $   0.46  $   0.06
    Extraordinary item................       --      (0.25)    (0.23)    (0.24)
                                        --------  --------  --------  --------
    Income (loss) per common share....  $   0.14  $  (0.29) $   0.23  $  (0.18)
  Diluted:
    Income (loss) before extraordinary
     item.............................  $   0.13  $  (0.04) $   0.42  $   0.06
    Extraordinary item................       --      (0.25)    (0.20)    (0.24)
                                        --------  --------  --------  --------
    Income (loss) per common share....  $   0.13  $  (0.29) $   0.22  $  (0.18)
Weighted average shares outstanding:
  Basic...............................    45,328    25,451    38,094    25,463
  Diluted.............................    49,223    25,451    44,333    25,544


                          See accompanying notes.

                        Select Medical Corporation


           Consolidated Statements of Changes In Stockholders' Equity


                              (in thousands)


                                (unaudited)



                                 Common Capital                          Accumulated
                                 Stock     in                               Other
                          Common  Par    Excess   Accumulated Treasury  Comprehensive Comprehensive
                          Stock  Value   of Par     Deficit    Stock        Loss      Income (Loss)
                          ------ ------ --------  ----------- --------  ------------- -------------
Balance at December 31,
 2000...................  25,697  $257  $ 73,069   $(23,757)  $(1,039)      $ (32)
 Net income.............                             11,386                              $11,386
 Accumulated other
  comprehensive loss....                                                     (203)          (203)
                                                                                         -------
 Total comprehensive
  income................                                                                 $11,183
                                                                                         =======
 Issuance of common
  stock in connection
  with initial public
  offering, net of
  issuance costs of
  $2,262................  10,350   104    89,077
 Conversion of Class B
  Preferred Stock.......   9,216    92    59,908
 Stock issued to acquire
  minority interest.....     523     5     4,968
 Purchase of treasury
  stock.................                                         (521)
 Issuance of common
  stock.................       6   --         38
 Preferred stock
  dividends.............                  (2,513)
                          ------  ----  --------   --------   -------       -----
Balance at September 30,
 2001...................  45,792  $458  $224,547   $(12,371)  $(1,560)      $(235)
                          ======  ====  ========   ========   =======       =====





                            See accompanying notes.

                        SELECT MEDICAL CORPORATION


                   CONSOLIDATED STATEMENTS OF CASH FLOWS


                              (in thousands)


                                (unaudited)



                                                          For the Nine Months
                                                          Ended September 30,
                                                          --------------------
                                                            2001       2000
                                                          ---------  ---------
Operating activities
Net income............................................... $  11,386  $   1,827
Adjustments to reconcile net income to net cash provided
 by operating activities:
 Depreciation and amortization...........................    23,829     21,416
 Provision for bad debts.................................    26,008     20,733
 Minority interests......................................     2,745      3,022
 Extraordinary item......................................     8,676      6,247
 Changes in operating assets and liabilities, net of
  effects from acquisition of businesses:
   Accounts receivable...................................   (32,690)   (17,645)
   Other current assets..................................       808      1,836
   Other assets..........................................     3,710     (3,933)
   Accounts payable......................................     7,843        859
   Due to third-party payors.............................     8,815     (5,219)
   Accrued expenses......................................    17,113      4,585
   Income taxes..........................................     7,202      6,949
                                                          ---------  ---------
Net cash provided by operating activities................    85,445     40,677
                                                          ---------  ---------
Investing activities
Purchases of property and equipment, net.................   (16,109)   (14,192)
Escrow receivable........................................       --      29,948
Proceeds from disposal of assets.........................       808        496
Proceeds from disposal of assets held for sale...........       --      12,750
Earnout payments.........................................    (4,842)    (2,637)
Acquisition of businesses, net of cash acquired..........   (15,425)    (5,915)
                                                          ---------  ---------
Net cash provided by (used in) investing activities......   (35,568)    20,450
                                                          ---------  ---------
Financing activities
Issuance of 9.5% Senior Subordinated Notes...............   175,000        --
Net repayments on credit facility debt...................   (99,962)   (28,703)
Repayment of 10% Senior Subordinated Notes...............   (90,000)       --
Payment of deferred financing fees.......................    (4,681)    (4,336)
Principal payments on seller and other debt..............   (16,586)   (21,537)
Proceeds from initial public offering, net of fees.......    89,181        --
Redemption of Class A Preferred Stock....................   (52,838)       (11)
Payment of Class A and Class B Preferred Stock
 Dividends...............................................   (19,248)       --
Proceeds from issuance of common stock...................        38      1,118
Purchase of treasury stock...............................       --        (210)
Repayment of bank overdrafts.............................    (4,340)    (6,966)
Distributions to minority interests......................    (2,251)    (1,440)
                                                          ---------  ---------
Net cash used in financing activities....................   (25,687)   (62,085)
                                                          ---------  ---------
Effect of exchange rate changes on cash and cash
 equivalents.............................................      (107)        10
                                                          ---------  ---------
Net increase (decrease) in cash and cash equivalents.....    24,083       (948)
Cash and cash equivalents at beginning of period.........     3,151      4,067
                                                          ---------  ---------
Cash and cash equivalents at end of period............... $  27,234  $   3,119
                                                          =========  =========
Supplemental Cash Flow Information
Cash paid for interest................................... $  17,545  $  23,940
Cash paid for income taxes............................... $   2,951  $   2,714


                          See accompanying notes

                           Select Medical Corporation

             Notes To Consolidated Financial Statements (Unaudited)

1. Basis of Presentation

      The unaudited condensed consolidated financial statements of Select Medical Corporation (the "Company") as of and for the three and nine month periods ended September 30, 2001 and 2000, have been prepared in accordance with generally accepted accounting principles. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. All intercompany transactions and balances have been eliminated. The results of operations for the three and nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2001.


      Certain information and disclosures normally included in the notes to consolidated financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2000 contained in the Company's Registration Statements on Form S-1, as amended (Registration No. 333-48856) and Form S-1, as amended (Registration No. 333-72728). Furthermore, the Company believes that disclosure related to its commitments and contingencies contained in such financial statements, continues to be adequate.


2. Accounting Policies

Reclassifications

      Certain amounts on the December 31, 2000 consolidated balance sheet have been reclassified to conform to the classifications used on the September 30, 2001 consolidated balance sheet.


Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

      In October 2001, the Financial Accounting Standards Board approved SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for financial statements issued for fiscal years beginning after December 15, 2001. SFAS 144 supersedes the accounting provisions of APB 30 that address the disposal of a segment of a business and requires that such long-lived assets be reported at fair value less cost to sell. SFAS 144 requires that long lived assets to be abandoned, exchanged for similar productive assets or distributed to owners in a spin-off be considered held for use until they are abandoned, exchanged or distributed. It also eliminates the exception to consolidation for a subsidiary while control is expected to be temporary. The Company is currently evaluating the impact of adopting SFAS 144 on its financial condition and results of operations.


      In June 2001, the Financial Accounting Standards Board approved SFAS No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets" which are effective July 1, 2001 and January 1, 2002, respectively, for the Company. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Under SFAS 142, amortization of goodwill,

                           Select Medical Corporation
including goodwill recorded in past business combinations, will discontinue upon adoption of this standard. In addition, goodwill recorded as a result of business combinations completed during the six-month period ending December 31, 2001 will not be amortized. All goodwill and intangible assets will be tested for impairment in accordance with the provisions of the Statement. Amortization expense related to intangible assets that will no longer be amortized when SFAS 142 is adopted in January 2002 totaled approximately $6.3 million, or approximately $0.08 per diluted share, for the nine months ended September 30, 2001. Management believes that any impairment charge resulting from the adoption of SFAS 142 will not be significant.


      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000 and was therefore effective for the Company beginning with its fiscal quarter ending March 31, 2001. In June 2000, FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133." SFAS No. 138 is required to be adopted concurrently with SFAS No. 133 and was therefore effective for the Company beginning with its fiscal quarter ending March 31, 2001. The adoption of SFAS 133 and SFAS 138 had no material effect on the Company's consolidated financial statements.


3. Stock Option Plan

      During the first nine months of 2001, the Company granted stock options under its 1997 Stock Option Plan for 2,497,000 shares of common stock at exercise prices ranging from $9.50 to $17.05 per share.


4. Redeemable Preferred Stock and Stockholders' Equity

Shareholders Rights Plan


      On September 17, 2001, the Company's Board of Directors adopted a Shareholders Rights Plan (the Plan). Under the Plan, rights were distributed as a dividend at the rate of one right for each share of common stock of the Company held by the shareholders of record as of the close of business on October 2, 2001. Until the occurrence of certain events, the rights are represented by and traded in tandem with the common stock. Each right will separate and entitle the shareholders to buy stock upon an occurrence of certain takeover or stock accumulation events. Should any person or group (Acquiring Person) acquire beneficial ownership of 15% or more of the Company's common stock, all rights not held by the Acquiring Person become rights to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company at an exercise price of $104 per right. If after such an event the Company merges, consolidates or engages in a similar transaction in which it does not survive, each holder has a "flip over" right to buy discounted stock in a surviving entity. Certain of our principal stockholders will not be and cannot become an Acquiring Person and will not be counted as affiliates or associates of any other person in determining whether such person is an Acquiring Person under the Plan.


      Under certain circumstances, the rights are redeemable by the Company at a price of $0.01 per right. Further, upon defined stock accumulation events, the Board of Directors has the option to exchange one share of common stock per right. The rights expire on September 17, 2011.


Preferred Stock

      In connection with the Company's initial public offering which consummated April 10, 2001, all outstanding Class A Preferred Stock was redeemed and all Class B Preferred Stock was converted to common stock.

                           Select Medical Corporation

      On May 2, 2001, the Company paid all accrued dividends on its Class A and Class B Preferred Stock. Payments of Class A and Class B Preferred Stock dividends totaled $14.1 million and $5.2 million, respectively.

Common Stock

      On March 28, 2001, the Company effected a 1 for .576 reverse split of its common stock. Accordingly, all common issued and outstanding share and per share information has been retroactively restated to reflect the effects of this stock split.

      In connection with the debt offering as described in Note 9, the Company repaid its November 19, 1999 10% Senior Subordinated Note which resulted in the return to the Company of 240,048 shares of common stock that were issued to WCAS Capital Partners III, L.P. in conjunction with the its November 19, 1999 10% Senior Subordinated Note.

5. Initial Public Offering

      On April 10, 2001, the Company completed an initial public offering of 9,000,000 shares of its common stock at an offering price of $9.50 per share before an underwriters discount of $.665 per share. The shares of common stock sold in the offering were registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 (the "Registration Statement") (Registration No. 333-48856) that was declared effective by the Securities and Exchange Commission on April 4, 2001. On April 20, 2001, the underwriters of the offering exercised an overallotment option and purchased an additional 1,350,000 shares at a gross price of $9.50 per share. The overallotment offering closed on April 25, 2001. The net proceeds of the initial offering and the overallotment offering of $89.2 million were used to repay senior debt under the term and revolving loan portions of the Company's credit facility and to redeem Class A Preferred Stock. All 52,838 shares of the Class A Preferred Stock were redeemed on April 10, 2001 for $52,838,000. In addition, the Company's Class B Preferred Stock automatically converted into 9,216,000 shares of common stock upon completion of the offering.


      In January 2001, in anticipation of our initial public offering, we entered into an amendment to our credit agreement that became effective in April 2001. The amendment allowed for the use of the net proceeds of the offering to repay $24.0 million of our senior debt under the U.S. term loan portion of our bank credit facility and to redeem $52.8 million of our Class A Preferred Stock.


      In conjunction with the Company's initial public offering, the Company purchased outstanding minority interests of certain of its subsidiaries for $9.7 million in cash and $5.0 million in common stock. The Company completed the purchase of the balance of the interests from these owners in October 2001 for approximately $1.2 million in cash. The acquisitions were accounted for using the purchase method of accounting.


6. Segment Information

      The Company's segments consist of (i) inpatient hospitals and (ii) outpatient rehabilitation. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on EBITDA of the respective business units. EBITDA is defined as earnings before interest, minority interest, income taxes, extraordinary items, special charges, depreciation and amortization. All segment revenues are from external customers.

                          Select Medical Corporation

      The following table summarizes selected financial data for the Company's reportable segments:


                                  Three Months Ended September 30, 2001
                          ------------------------------------------------------
                           Specialty     Outpatient
                           Hospitals   Rehabilitation  All Other       Total
                          ------------ -------------- ------------  ------------
Net revenue.............. $129,442,000  $106,083,000  $  3,630,000  $239,155,000
EBITDA...................   14,189,000    17,421,000    (5,666,000)   25,944,000
Total assets.............  260,606,000   339,149,000    26,441,000   626,196,000
Capital expenditures.....    2,519,000     2,346,000       434,000     5,299,000

                                  Three Months Ended September 30, 2000
                          ------------------------------------------------------
                           Specialty     Outpatient
                           Hospitals   Rehabilitation  All Other       Total
                          ------------ -------------- ------------  ------------
Net revenue.............. $ 95,498,000  $ 99,092,000  $  2,327,000  $196,917,000
EBITDA...................   10,223,000    14,750,000    (4,475,000)   20,498,000
Total assets.............  247,889,000   310,771,000    14,088,000   572,748,000
Capital expenditures.....    1,685,000     1,531,000       793,000     4,009,000

                                  Nine Months Ended September 30, 2001
                          ------------------------------------------------------
                           Specialty     Outpatient
                           Hospitals   Rehabilitation  All Other       Total
                          ------------ -------------- ------------  ------------
Net revenue.............. $361,627,000  $326,715,000  $ 10,100,000  $698,442,000
EBITDA...................   41,167,000    57,107,000   (16,646,000)   81,628,000
Total assets.............  260,606,000   339,149,000    26,441,000   626,196,000
Capital expenditures.....    8,828,000     6,112,000     1,169,000    16,109,000

                                  Nine Months Ended September 30, 2000
                          ------------------------------------------------------
                           Specialty     Outpatient
                           Hospitals   Rehabilitation  All Other       Total
                          ------------ -------------- ------------  ------------
Net revenue.............. $273,808,000  $313,201,000  $  7,330,000  $594,339,000
EBITDA...................   31,165,000    51,183,000   (14,247,000)   68,101,000
Total assets.............  247,889,000   310,771,000    14,088,000   572,748,000
Capital expenditures.....    8,595,000     3,495,000     2,102,000    14,192,000


      A reconciliation of EBITDA to net income (loss) is as follows:


                          For the Three Months        For the Nine Months
                           Ended September 30,        Ended September 30,
                         ------------------------  --------------------------
                            2001         2000          2001          2000
                         -----------  -----------  ------------  ------------
EBITDA.................. $25,944,000  $20,498,000  $ 81,628,000  $ 68,101,000
Depreciation and
 amortization...........  (8,150,000)  (7,321,000)  (23,829,000)  (21,416,000)
Interest income.........     102,000      488,000       382,000       710,000
Interest expense........  (7,026,000)  (9,410,000)  (22,548,000)  (27,710,000)
Minority interest.......    (473,000)    (844,000)   (2,745,000)   (3,022,000)
Income tax expense......  (4,054,000)  (2,361,000)  (12,826,000)   (8,589,000)
Extraordinary item......         --    (6,247,000)   (8,676,000)   (6,247,000)
                         -----------  -----------  ------------  ------------
Net income (loss)....... $ 6,343,000  $(5,197,000) $ 11,386,000  $  1,827,000
                         ===========  ===========  ============  ============

                           Select Medical Corporation

7. Restructuring Charges

      The following summarizes the Company's restructuring activity:


                                     Lease
                                  Termination
                                     Costs     Severance   Other       Total
                                  -----------  ---------  --------  -----------
January 1, 2001.................. $ 3,685,000  $ 940,000  $ 76,000  $ 4,701,000
Amounts paid in 2001.............  (1,647,000)  (856,000)  (76,000)  (2,579,000)
                                  -----------  ---------  --------  -----------
June 30, 2001.................... $ 2,038,000  $  84,000  $    --   $ 2,122,000
                                  ===========  =========  ========  ===========


      Management expects to pay out the remaining restructuring reserves through 2003 which is consistent with the original plan. The accrued severance costs above represent 60 and 3 terminated employees at January 1, 2001 and September 30, 2001, respectively.

                           Select Medical Corporation

8. Net Income (Loss) per Share

      The following table sets forth the computation of basic and diluted earnings (loss) per share:


                               Three Months Ended        Nine Months Ended
                                  September 30,            September 30,
                             -----------------------  -------------------------
                                2001        2000          2001         2000
                             ----------- -----------  ------------  -----------
Numerator:
Net income before
 extraordinary item........  $ 6,343,000 $ 1,050,000  $ 20,062,000  $ 8,074,000
Extraordinary item, net of
 tax benefit...............          --   (6,247,000)   (8,676,000)  (6,247,000)
                             ----------- -----------  ------------  -----------
Net income (loss)..........    6,343,000  (5,197,000)   11,386,000    1,827,000
  Less: Class A and Class B
   Preferred stock
   dividends...............          --    2,194,000     2,513,000    6,465,000
                             ----------- -----------  ------------  -----------
Numerator for basic
 earnings per share--income
 (loss) available to common
 stockholders..............    6,343,000  (7,391,000)    8,873,000   (4,638,000)
Effect of dilutive
 securities:
  Class B Preferred stock
   dividends...............          --          --      1,067,000          --
                             ----------- -----------  ------------  -----------
  Numerator for diluted
   earnings per share--
   income (loss) available
   to common
   stockholders after
   assumed conversions.....  $ 6,343,000 $(7,391,000) $  9,940,000  $(4,638,000)
                             =========== ===========  ============  ===========
Denominator:
  Denominator for basic
   earnings per share--
   weighted average
   shares..................   45,328,000  25,451,000    38,094,000   25,463,000
  Effect of dilutive
   securities:
  a) Stock options.........    2,648,000         --      1,822,000       49,000
  b) Warrants..............    1,247,000         --      1,041,000       32,000
  c) Convertible preferred
   stock...................          --          --      3,376,000          --
                             ----------- -----------  ------------  -----------
Denominator for diluted
 earnings per share--
 adjusted weighted average
 shares and assumed
 conversions...............   49,223,000  25,451,000    44,333,000   25,544,000
                             =========== ===========  ============  ===========
Basic income (loss) per
 common share:
Income before extraordinary
 item......................  $      0.14 $     (0.04) $       0.46  $      0.06
  Extraordinary item.......          --        (0.25)        (0.23)       (0.24)
                             ----------- -----------  ------------  -----------
  Income (loss) per common
   share...................  $      0.14 $     (0.29) $       0.23  $     (0.18)
                             =========== ===========  ============  ===========
Diluted income (loss) per
 common share:
Income before extraordinary
 item......................  $      0.13 $     (0.04) $       0.42  $      0.06
  Extraordinary item.......          --        (0.25)        (0.20)       (0.24)
                             ----------- -----------  ------------  -----------
  Diluted income (loss) per
   common share............  $      0.13 $     (0.29) $       0.22  $     (0.18)
                             =========== ===========  ============  ===========


9. Debt Offering

      On June 11, 2001, the Company issued and sold $175.0 million aggregate principle amount of 9 1/2% Senior Subordinated Notes (the "9 1/2% Senior Subordinated Notes") due June 15, 2009. These notes were exchanged for new notes that were issued in an offering registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-4 (the "Registration Statement") (Registration No. 333-63828) that was declared effective by the Securities and Exchange Commission on July 12, 2001.

                           Select Medical Corporation

      The net proceeds relating to the offering were used to repay senior debt under the term and revolving loan portions of the Company's credit facility and to repay 10% Senior Subordinated Notes. Deferred financing costs and discounts related to the repayments of $8,676,000, net of tax, were reflected as an extraordinary loss for the quarter ended June 30, 2001. The 9 1/2% Senior Subordinated Notes are fully and unconditionally guaranteed, jointly and severally, by certain wholly owned subsidiaries (the "Subsidiary Guarantors"). Certain of the Company's subsidiaries will not guarantee the notes (the "Non-Guarantor Subsidiaries"). The creditors of the Non-Guarantor Subsidiaries have priority over the rights of the Company to receive dividends or distributions from such subsidiaries.


      In June 2001 in anticipation of the 9 1/2% Senior Subordinated Notes offering, the Company entered into an amendment to its credit agreement. The amendment allowed for the net proceeds of the senior note offering to be used to repay $51.0 million of senior debt under the U.S. term loan portion and $28.0 million of senior debt under the U.S. revolving portion of the Company's bank credit facility and to repay $90.0 million of existing senior subordinated debt. The amendment to the credit facility also increased the revolving credit facility by $77.4 million. The credit facility now consists of a term facility of approximately $100 million and a revolving credit facility of approximately $152.4 million.


      Maturities of long term debt for the years after 2001 are:

        2002....................................................... $  7,751,000
        2003.......................................................    4,476,000
        2004.......................................................    6,037,000
        2005.......................................................   88,950,000
        Thereafter.................................................  175,104,000

10. Supplemental Disclosures of Cash Flow Information

      Non-cash investing and financing activities are comprised of the following for the nine months ended September 30, 2001 and 2000:



                                                          2001         2000
                                                       ----------- ------------
Conversion of preferred stock into common stock....... $60,000,000 $        --
Credit Facility refinancing........................... $       --  $187,000,000
Preferred stock dividends............................. $       --  $  6,465,000
Minority interest repurchase.......................... $ 4,973,000 $        --
Notes issued with acquisitions........................ $ 2,523,000 $  2,847,000
Liabilities assumed with acquisitions................. $   283,000 $    114,000
Issuance of warrants.................................. $       --  $  1,104,000


11. Contingency


      On August 10, 1998 a complaint was filed that named NovaCare, Inc. (now known as NAHC, Inc.) along with other defendants in a qui tam action that sought triple damages and penalties under the Federal False Claims Act. On October 16, 2000, the plaintiff made a motion to name Select Medical Corporation and some of the subsidiaries acquired through the NovaCare acquisition as defendants in the case. The motion was granted in September 2001. NAHC, Inc. has agreed to fully indemnify Select for any losses which would result from this case. However, in their Annual Report on Form 10-K dated September 28, 2001, NAHC, Inc. stated that it will likely not have sufficient assets to try this case should it proceed to trial, and in the event that the plaintiff obtains an adverse judgment, NAHC, Inc. will file for bankruptcy protection. Based on a review of the complaint, Select does not believe that this lawsuit is meritorious, and Select will vigorously defend against this action. However, because of the uncertain nature of the litigation, we cannot predict the outcome of this matter.

                           Select Medical Corporation

12. Financial Information for Subsidiary Guarantors and Non-Guarantor
Subsidiaries

      The Company conducts a significant portion of its business through its subsidiaries. Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at September 30, 2001 and for the nine months ended September 30, 2001 and 2000. All Subsidiary Guarantors were wholly-owned as of the date of the registration of the debt offering as described in Note 9.


      On October 1, 2000, the Company transferred the operating assets of one of its guarantor subsidiaries into a newly organized partnership and simultaneously sold partnership units to unaffiliated investors. The operations of this business (through a 100% owned guarantor subsidiary) through October 1, 2000 have been included as a Subsidiary Guarantor. The operations commencing on October 1, 2000 through a less than wholly owned partnership are presented as a Non-Guarantor Subsidiary.


      The equity method has been used by the Company with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented.

      The following table sets forth the Non-Guarantor Subsidiaries:

        Canadian Back Institute
        Kentucky Orthopedic Rehabilitation, LLC.
        Medical Information Management Systems, LLC.

        Metro Therapy, Inc.

        Millennium Rehab Services, LLC.
        Rehab Advantage Therapy Services, LLC.
        Select Houston Partners, L.P.
        Select Management Services, LLC.
        Select Specialty Hospital--Biloxi, Inc.
        TJ Corporation I, LLC.

                           Select Medical Corporation

                                             Select Medical Corporation
                                       Condensed Consolidating Balance Sheets
                                                 September 30, 2001
                          ---------------------------------------------------------------------
                          Select Medical
                            Corporation                  Non-
                          (Parent Company Subsidiary  Guarantor
                               Only)      Guarantors Subsidiaries Eliminations     Consolidated
                          --------------- ---------- ------------ ------------     ------------
         Assets
Current Assets:
  Cash and cash
   equivalents..........     $ 24,073      $  2,475    $    686    $      --         $ 27,234
  Accounts receivable,
   net..................         (418)      173,314      33,325           --          206,221
  Prepaid income taxes..        1,039           160       1,946           --            3,145
  Other current assets..        1,360        12,879       2,389           --           16,628
                             --------      --------    --------    ----------        --------
Total Current Assets....       26,054       188,828    $ 38,346           --         $253,228
Property and equipment,
 net....................        7,542        61,939      19,072           --           88,553
Investment in
 affiliates.............      321,448        74,428         --       (395,876) (a)        --
Intangible assets.......        5,861       203,100      48,738           --          257,699
Other assets............       12,490        12,430       1,796           --           26,716
                             --------      --------    --------    ----------        --------
Total Assets............     $373,395      $540,725    $107,952    $ (395,876)       $626,196
                             ========      ========    ========    ==========        ========
    Liabilities and
  Stockholders' Equity
Current Liabilities:
  Bank overdrafts.......     $  9,877      $    --     $    --     $      --         $  9,877
  Current portion of
   long-term debt and
   notes payable........        1,193        21,590         208           --           22,991
  Accounts payable......        4,425        26,690       5,301           --           36,416
  Intercompany
   accounts.............       84,348       (82,998)     (1,350)          --              --
  Accrued payroll.......          293        26,803          13           --           27,109
  Accrued vacation......        2,149         7,534       1,226           --           10,909
  Accrued
   restructuring........          230         1,892         --            --            2,122
  Accrued other.........       12,197        10,810       4,136           --           27,143
  Due to third party
   payors...............      (25,170)       36,604      (1,108)          --           10,326
                             --------      --------    --------    ----------        --------
Total Current
 Liabilities............       89,542        48,925       8,426           --          146,893
Long-term debt, net of
 current portion........       73,014       143,563      47,131           --          263,708
                             --------      --------    --------    ----------        --------
Total liabilities.......      162,556       192,488      55,557           --          410,601
Commitments and
 Contingencies
Minority interest in
 consolidated subsidiary
 companies..............          --            --        4,756           --            4,756
Preferred stock--Class
 A......................          --            --          --            --              --
Convertible Preferred
 stock--Class B.........          --            --          --            --              --
Stockholders' Equity:
  Common stock..........          458           --          --            --              458
  Capital in excess of
   par..................      224,547           --          --            --          224,547
  Accumulated deficit...      (12,371)        8,770       9,020       (17,790) (b)    (12,371)
  Subsidiary
   investment...........          --        339,467      38,619      (378,086) (a)        --
  Treasury stock, at
   cost.................       (1,560)          --          --            --           (1,560)
  Accumulated other
   comprehensive loss...         (235)          --          --            --             (235)
                             --------      --------    --------    ----------        --------
Total Stockholders'
 Equity.................      210,839       348,237      47,639      (395,876)        210,839
                             --------      --------    --------    ----------        --------
Total Liabilities and
 Stockholders' Equity...     $373,395      $540,725    $107,952    $ (395,876)       $626,196
                             ========      ========    ========    ==========        ========


--------
(a)Elimination of investments in subsidiaries.
(b)Elimination of investments in subsidiaries' earnings.

                           Select Medical Corporation

                                               Select Medical Corporation
                                     Condensed Consolidating Statement of Operations
                                      For the Nine Months Ended September 30, 2001
                          -----------------------------------------------------------------------
                            Select Medical                   Non-
                          Corporation (Parent Subsidiary  Guarantor
                             Company Only)    Guarantors Subsidiaries Eliminations   Consolidated
                          ------------------- ---------- ------------ ------------   ------------
Net operating revenues..        $ 9,429        $566,128    $122,885     $    --        $698,442
                                -------        --------    --------     --------       --------
Costs and expenses:
  Cost of services......            --          465,260      99,601          --         564,861
  General and
   administrative.......         25,945             --          --           --          25,945
  Bad debt expense......            --           22,461       3,547          --          26,008
  Depreciation and
   amortization.........          1,327          18,754       3,748          --          23,829
                                -------        --------    --------     --------       --------
Total costs and
 expenses...............         27,272         506,475     106,896          --         640,643
                                -------        --------    --------     --------       --------
Income (loss) from
 operations.............        (17,843)         59,653      15,989          --          57,799
Other income and
 expense:
Intercompany charges....        (31,572)         25,998       5,574          --             --
Interest income.........           (311)            (70)         (1)         --            (382)
Interest expense........          5,367          13,297       3,884          --          22,548
                                -------        --------    --------     --------       --------
Income before minority
 interests and income
 taxes..................          8,673          20,428       6,532          --          35,633
Minority interest in
 consolidated subsidiary
 companies..............            --              578       2,167          --           2,745
                                -------        --------    --------     --------       --------
Income before income
 taxes..................          8,673          19,850       4,365          --          32,888
Income tax expense......          4,296           8,132         398          --          12,826
Equity in earnings of
 subsidiaries...........         15,685           2,382         --       (18,067)(a)        --
                                -------        --------    --------     --------       --------
Net income before
 extraordinary item.....         20,062          14,100       3,967      (18,067)        20,062
Extraordinary item......          8,676             --          --           --           8,676
                                -------        --------    --------     --------       --------
Net income..............        $11,386        $ 14,100    $  3,967     $(18,067)      $ 11,386
                                =======        ========    ========     ========       ========


--------

(a) Elimination of equity in net income (loss) from consolidated subsidiaries.

                           Select Medical Corporation

                                               Select Medical Corporation
                                     Condensed Consolidating Statement of Operations
                                      For the Nine Months Ended September 30, 2000
                          -----------------------------------------------------------------------
                            Select Medical                   Non-
                          Corporation (Parent Subsidiary  Guarantor
                             Company Only)    Guarantors Subsidiaries Eliminations   Consolidated
                          ------------------- ---------- ------------ ------------   ------------
Net operating revenues..       $  7,329        $529,429    $57,581      $     -        $594,339
                               --------        --------    -------      -------        --------
Costs and expenses:
  Cost of services......            --          436,030     47,907          --          483,937
  General and adminis-
   trative..............         21,568             --         --           --           21,568
  Bad debt expense......            --           19,819        914          --           20,733
  Depreciation and amor-
   tization.............          1,210          18,155      2,051          --           21,416
                               --------        --------    -------      -------        --------
Total costs and ex-
 penses.................         22,778         474,004     50,872          --          547,654
                               --------        --------    -------      -------        --------
Income (loss) from oper-
 ations.................        (15,449)         55,425      6,709          --           46,685
Other income and ex-
 pense:
  Intercompany charges..        (31,707)         30,441      1,266          --              --
  Interest income.......           (582)           (128)       --           --             (710)
  Interest expense......          7,405          18,614      1,691          --           27,710
                               --------        --------    -------      -------        --------
Income before minority
 interests and income
 taxes..................          9,435           6,498      3,752          --           19,685
Minority interest in
 consolidated subsidiary
 companies..............            --            1,171      1,851          --            3,022
                               --------        --------    -------      -------        --------
Income before income
 taxes..................          9,435           5,327      1,901          --           16,663
Income tax expense......          3,838           4,482        269          --            8,589
Equity in earnings of
 subsidiaries...........          2,477           1,608        --        (4,085)(a)         --
                               --------        --------    -------      -------        --------
Net income before ex-
 traordinary item.......          8,074           2,453      1,632       (4,085)          8,074
Extraordinary item......          6,247             --         --           --            6,247
                               --------        --------    -------      -------        --------
Net income..............       $  1,827        $  2,453    $ 1,632      $(4,085)       $  1,827
                               ========        ========    =======      =======        ========


--------

(a) Elimination of equity in net income (loss) from consolidated subsidiaries.

                           Select Medical Corporation

                           Select Medical Corporation Condensed Consolidating Statement of Cash
                                    Flows For the Nine Months Ended September 30, 2001
                          ------------------------------------------------------------------------
                            Select Medical
                          Corporation (Parent Subsidiary Non-Guarantor
                             Company Only)    Guarantors Subsidiaries  Eliminations   Consolidated
                          ------------------- ---------- ------------- ------------   ------------
Operating activities
Net income (loss).......       $ 11,386        $ 14,100     $ 3,967      $(18,067)(a)   $ 11,386
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation and
  amortization..........          1,327          18,754       3,748           --          23,829
 Provision for bad
  debts.................            --           22,461       3,547           --          26,008
 Minority interests.....            --              578       2,167           --           2,745
 Extraordinary item.....          8,676             --          --                         8,676
   Changes in operating
    assets and
    liabilities, net of
    effects from
    acquisition of
    businesses:
     Equity (loss) in
      earnings of
      subsidiaries......        (15,685)         (2,382)        --         18,067 (a)        --
     Intercompany.......         57,169         (53,564)     (3,605)          --             --
     Accounts
      receivable........            118         (23,468)     (9,340)          --         (32,690)
     Other current
      assets............            168           1,266        (626)          --             808
     Other assets.......         (1,629)          5,910        (571)          --           3,710
     Accounts payable...          2,078           4,369       1,396           --           7,843
     Due to third-party
      payors............         (9,400)         14,914       3,301           --           8,815
     Accrued expenses...          6,493           8,439       2,181           --          17,113
     Income taxes.......         (9,229)         17,863      (1,432)          --           7,202
                               --------        --------     -------      --------       --------
Net cash provided by
 operating activities...         51,472          29,240       4,733           --          85,445
                               --------        --------     -------      --------       --------
Investing activities
Purchases of property
 and equipment, net.....         (1,137)        (13,128)     (1,844)          --         (16,109)
Proceeds from disposal
 of assets..............            --              808         --            --             808
Earnout payments........            --           (4,842)        --            --          (4,842)
Acquisition of
 businesses, net of cash
 acquired...............        (15,425)            --          --            --         (15,425)
                               --------        --------     -------      --------       --------
Net cash used in
 investing activities...        (16,562)        (17,162)     (1,844)          --         (35,568)
                               --------        --------     -------      --------       --------
Financing activities
Issuance of 9.5% Senior
 Subordinated Notes.....        175,000             --                                   175,000
Net repayments on credit
 facility debt..........        (99,962)            --          --            --         (99,962)
Repayment of 10% Senior
 Subordinated Notes.....        (90,000)            --                                   (90,000)
Payment of deferred
 financing costs........         (4,681)            --                                    (4,681)
Principal payments on
 seller and other debt..        (16,586)            --          --            --         (16,586)
Proceeds from initial
 public offering, net of
 fees...................         89,181             --                                    89,181
Redemption of Class A
 Preferred Stock........        (52,838)            --                                   (52,838)
Payment of Class A and
 Class B Preferred Stock
 Dividends..............        (19,248)            --                                   (19,248)
Proceeds from issuance
 of common stock........             38             --          --            --              38
Proceeds from (repayment
 of) bank overdrafts....          8,366          (9,938)     (2,768)          --          (4,340)
Distributions to
 minority interests.....            --             (680)     (1,571)          --          (2,251)
                               --------        --------     -------      --------       --------
Net cash used in
 financing activities...        (10,730)        (10,618)     (4,339)          --         (25,687)
                               --------        --------     -------      --------       --------
Effect of exchange rate
 changes on cash and
 cash equivalents.......           (107)            --          --            --            (107)
                               --------        --------     -------      --------       --------
Net increase (decrease)
 in cash and cash
 equivalents............         24,073           1,460      (1,450)          --          24,083
Cash and cash
 equivalents at
 beginning of period....            --            1,015       2,136           --           3,151
                               --------        --------     -------      --------       --------
Cash and cash
 equivalents at end of
 period.................       $ 24,073        $  2,475     $   686      $    --        $ 27,234
                               ========        ========     =======      ========       ========

--------

(a) Elimination of equity in earnings of subsidiary.

                           Select Medical Corporation

                                                Select Medical Corporation
                                     Condensed Consolidating Statement of Cash Flows
                                       For the Nine Months Ended September 30, 2000
                          ------------------------------------------------------------------------
                            Select Medical
                          Corporation (Parent Subsidiary Non-Guarantor
                             Company Only)    Guarantors Subsidiaries  Eliminations   Consolidated
                          ------------------- ---------- ------------- ------------   ------------
Operating activities
Net income (loss).......       $  1,827        $  2,453     $ 1,632      $(4,085)(a)    $  1,827
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation and
  amortization..........          1,210          18,155       2,051          --           21,416
 Provision for bad
  debts.................            --           19,819         914          --           20,733
 Minority interests.....            --            1,171       1,851          --            3,022
 Extraordinary item.....          6,247             --          --                         6,247
   Changes in operating
    assets and
    liabilities, net of
    effects from
    acquisition of
    businesses:
     Equity (loss) in
      earnings of
      subsidiaries......         (2,477)         (1,608)        --         4,085 (a)         --
     Intercompany.......         59,959         (55,272)     (4,687)         --              --
     Accounts
      receivable........         (1,050)        (18,161)      1,566          --          (17,645)
     Other current
      assets............           (213)          2,208        (159)         --            1,836
     Other assets.......          6,710          (7,903)     (2,740)         --           (3,933)
     Accounts payable...          2,302          (2,344)        901          --              859
     Due to third-party
      payors............         (3,281)         (3,056)      1,118          --           (5,219)
     Accrued expenses...          2,155           1,831         599          --            4,585
     Income taxes.......         (4,764)         11,658          55          --            6,949
                               --------        --------     -------      -------        --------
Net cash provided by
 operating activities...         68,625         (31,049)      3,101          --           40,677
                               --------        --------     -------      -------        --------
Investing activities
Purchases of property
 and equipment, net.....         (2,102)         (9,456)     (2,634)         --          (14,192)
Escrow receivable.......            --           29,948         --           --           29,948
Proceeds from disposal
 of assets held for
 sale...................            --           12,750         --           --           12,750
Proceeds from disposal
 of assets..............            --              496         --           --              496
Earnout payments........            --           (2,637)        --           --           (2,637)
Acquisition of
 businesses, net of cash
 acquired...............         (5,915)            --          --           --           (5,915)
                               --------        --------     -------      -------        --------
Net cash used in
 investing activities...         (8,017)         31,101      (2,634)         --           20,450
                               --------        --------     -------      -------        --------
Financing activities
Net repayments on credit
 facility debt..........        (28,703)            --          --           --          (28,703)
Principal payments on
 seller and other debt..        (21,537)            --          --           --          (21,537)
Proceeds from issuance
 of common stock........          1,118             --          --           --            1,118
Purchase of treasury
 stock..................           (210)            --          --           --             (210)
Redemption of preferred
 stock..................            (11)            --          --           --              (11)
Proceeds from (repayment
 of) bank overdrafts....         (1,314)         (5,189)       (463)         --           (6,966)
Payment of deferred
 financing costs........         (4,336)            --          --           --           (4,336)
Distributions to
 minority interests.....            --             (419)     (1,021)         --           (1,440)
                               --------        --------     -------      -------        --------
Net cash used in
 financing activities...        (54,993)         (5,608)     (1,484)         --          (62,085)
                               --------        --------     -------      -------        --------
Effect of exchange rate
 changes on cash and
 cash equivalents.......             10             --          --           --               10
                               --------        --------     -------      -------        --------
Net increase (decrease)
 in cash and cash
 equivalents............          5,625          (5,556)     (1,017)         --             (948)
Cash and cash
 equivalents at
 beginning of period....            --            1,475       2,592          --            4,067
                               --------        --------     -------      -------        --------
Cash and cash
 equivalents at end of
 period.................       $  5,625        $ (4,081)    $ 1,575      $   --         $  3,119
                               ========        ========     =======      =======        ========

--------

(a) Elimination of equity in earnings of subsidiary.

                       Report of Independent Accountants

To the Board of Directors and Stockholders of Select Medical Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Select Medical Corporation and its subsidiaries (the Company) as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
February 16, 2001, except for
paragraphs 8 and 2 of Note 7, Note 19 and Note 20
which are dated
March 28, 2001, April 3, 2001, May 2, 2001 and June 11, 2001, respectively

                           Select Medical Corporation

                          Consolidated Balance Sheets
               (in thousands, except share and per share amounts)

                                                  December 31,
                                                  1999      2000
                                                --------  --------
                    Assets
Current Assets:
 Cash and cash equivalents....................  $  4,067  $  3,151
 Escrow receivable............................    29,948        --
 Accounts receivable, net of allowance for
  doubtful accounts of $69,492 and $75,517 in
  1999 and 2000, respectively.................   184,148   196,505
 Prepaid income taxes.........................       283     1,093
 Assets held for sale.........................    13,000        --
 Other current assets.........................    21,264    21,083
                                                --------  --------
Total Current Assets..........................   252,710   221,832
Property and equipment, net...................    85,072    84,976
Intangible assets.............................   258,079   251,399
Other assets..................................    24,857    28,593
                                                --------  --------
Total Assets..................................  $620,718  $586,800
                                                ========  ========
     Liabilities and Stockholders' Equity
                                                                    Pro forma,
                                                                    (unaudited)
Current Liabilities:
 Bank overdrafts..............................  $  6,966  $ 14,218
 Current portion of long-term debt and notes
  payable.....................................    21,127    18,746
 Accounts payable.............................    27,489    28,795
 Accrued payroll..............................    17,865    21,466
 Accrued vacation.............................     4,065     7,701
 Accrued restructuring........................     9,357     4,701
 Accrued other................................    15,621    15,451
 Due to third party payors....................    17,622     1,511
                                                --------  --------
Total Current Liabilities.....................   120,112   112,589
Long-term debt, net of current portion........   319,694   284,042
                                                --------  --------
Total liabilities.............................   439,806   396,631
Commitments and Contingencies (Note 17)
Minority interest in consolidated subsidiary
companies.....................................    10,671    12,098
Preferred stock--Class A, non-voting, $1,000
per share redemption value
 Authorized shares--55,000, Issued and
  outstanding shares--52,848 and 52,838 in
  1999 and 2000, respectively.................    60,398    65,481   $ 65,481
Convertible preferred stock--Class B, non-
 voting, $3.75 per share redemption value:
 Authorized shares--16,000,000, Issued and
 outstanding shares--16,000,000...............    60,406    64,092      4,092
Stockholders' Equity:
 Common stock--$.01 par value: Authorized
  shares--78,000,000, Issued shares--
  25,525,000, 25,697,000 and 34,913,000
  (unaudited) in 1999, 2000 and pro forma,
  respectively................................       255       257        349
 Capital in excess of par.....................    79,502    73,069    132,977
 Accumulated deficit..........................   (29,469)  (23,757)   (23,757)
 Treasury stock, at cost--189,000 and 221,000
  shares in 1999 and 2000, respectively.......      (829)   (1,039)    (1,039)
 Accumulated other comprehensive loss.........       (22)      (32)       (32)
                                                --------  --------   --------
Total Stockholders' Equity....................    49,437    48,498   $108,498
                                                --------  --------   --------
Total Liabilities and Stockholders' Equity....  $620,718  $586,800
                                                ========  ========

   The accompanying notes are an integral part of these financial statements.

                           Select Medical Corporation

                     Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                     For the Year Ended
                                                        December 31,
                                                 ----------------------------
                                                   1998      1999      2000
                                                 --------  --------  --------
Net operating revenues.......................... $149,043  $455,975  $805,897
                                                 --------  --------  --------
Costs and expenses:
  Cost of services..............................  128,910   383,453   656,461
  General and administrative....................   12,526    21,420    28,431
  Bad debt expense..............................    4,014     8,858    29,335
  Depreciation and amortization.................    4,942    16,741    30,401
  Special charge................................   10,157     5,223        --
                                                 --------  --------  --------
Total costs and expenses........................  160,549   435,695   744,628
                                                 --------  --------  --------
Income (loss) from operations...................  (11,506)   20,280    61,269
Other income and expense:
Interest income.................................     (406)     (362)     (939)
Interest expense................................    5,382    21,461    36,126
                                                 --------  --------  --------
Income (loss) before minority interests and
 income taxes...................................  (16,482)     (819)   26,082
Minority interest in consolidated subsidiary
 companies......................................    1,744     3,662     4,144
                                                 --------  --------  --------
Income (loss) before income taxes...............  (18,226)   (4,481)   21,938
Income tax expense (benefit)....................     (182)    2,811     9,979
                                                 --------  --------  --------
Net income (loss) before extraordinary item.....  (18,044)   (7,292)   11,959
Extraordinary item..............................       --     5,814     6,247
                                                 --------  --------  --------
Net income (loss)............................... $(18,044) $(13,106) $  5,712
Less: Preferred dividends.......................    2,540     5,175     8,780
                                                 --------  --------  --------
Net loss available to common stockholders....... $(20,584) $(18,281) $ (3,068)
                                                 ========  ========  ========
Net income (loss) per common share:
  Basic:
    Income (loss) before extraordinary item..... $  (1.64) $  (0.50) $   0.13
    Extraordinary item..........................       --     (0.24)    (0.25)
                                                 --------  --------  --------
    Loss per common share....................... $  (1.64) $  (0.74) $  (0.12)
  Diluted:
    Income (loss) before extraordinary item..... $  (1.64) $  (0.50) $   0.12
    Extraordinary item..........................       --     (0.24)    (0.24)
                                                 --------  --------  --------
    Loss........................................ $  (1.64) $  (0.74) $  (0.12)
Weighted average shares outstanding:
  Basic.........................................   12,517    24,557    25,457
  Diluted.......................................   12,517    24,557    25,907

   The accompanying notes are an integral part of these financial statements.

                           Select Medical Corporation

           Consolidated Statements of Changes in Stockholders' Equity
                                 (in thousands)

                                Common              Retained              Accumulated
                                Stock   Capital    Earnings/                 Other
                         Common  Par   in Excess  (Accumulated Treasury  Comprehensive Comprehensive
                         Stock  Value   of Par      Deficit)    Stock        Loss      Income (Loss)
                         ------ ------ ---------  ------------ --------  ------------- -------------
Balance at December 31,
1997.................... 11,685 $ 117  $  3,264     $  1,681   $    --       $ --
 Net loss...............     --    --        --      (18,044)       --         --        $(18,044)
 Accumulated other
  comprehensive loss....     --    --        --           --        --        (27)            (27)
                                                                                         --------
 Total comprehensive
  loss..................     --    --        --           --        --         --        $(18,071)
                                                                                         ========
 Issuance of common
  stock................. 12,708   127    74,878           --        --         --
 Issuance of warrants...     --    --     1,086           --        --         --
 Redemption of common
  stock.................     --    --        --           --       (48)        --
 Preferred stock
  dividends.............     --    --    (2,540)          --        --         --
                         ------ -----  --------     --------   -------       ----
Balance at December 31,
1998.................... 24,393   244    76,688      (16,363)      (48)       (27)
 Net loss...............     --    --        --      (13,106)       --         --        $(13,106)
 Accumulated other
  comprehensive income..     --    --        --           --        --          5               5
                                                                                         --------
 Total comprehensive
  loss..................     --    --        --           --        --         --        $(13,101)
                                                                                         ========
 Issuance of common
  stock.................  1,132    11     6,239           --        --         --
 Accretion of preferred
  stock issuance costs..     --    --      (639)          --        --         --
 Issuance of warrants...     --    --     2,389           --        --         --
 Purchase of treasury
  stock.................     --    --        --           --      (781)        --
 Preferred stock
  dividends.............     --    --    (5,175)          --        --         --
                         ------ -----  --------     --------   -------       ----
Balance at December 31,
1999.................... 25,525   255    79,502      (29,469)     (829)       (22)
 Net income.............     --    --        --        5,712        --         --        $  5,712
 Accumulated other
  comprehensive loss....     --    --        --           --        --        (10)            (10)
                                                                                         --------
 Total comprehensive
  income................     --    --        --           --        --         --        $  5,702
                                                                                         ========
 Issuance of common
  stock.................    172     2     1,116           --        --         --
 Purchase of treasury
  shares................     --    --        --           --      (210)        --
 Issuance of warrants...     --    --     1,104           --        --         --
 Valuation of non-
  employee options......     --    --       127           --        --         --
 Preferred stock
  dividends.............     --    --    (8,780)          --        --         --
                         ------ -----  --------     --------   -------       ----
Balance at December 31,
2000.................... 25,697 $ 257  $ 73,069     $(23,757)  $(1,039)      $(32)
                         ====== =====  ========     ========   =======       ====



   The accompanying notes are an integral part of these financial statements.

                           Select Medical Corporation

                     Consolidated Statements of Cash Flows
                                 (in thousands)

                                                    For the Year Ended
                                                       December 31,
                                               ------------------------------
                                                 1998       1999       2000
                                               ---------  ---------  --------
Operating activities
Net income (loss)............................. $ (18,044) $ (13,106) $  5,712
Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating
 activities:
 Depreciation and amortization................     4,942     16,741    30,401
 Provision for bad debts......................     4,014      8,858    29,335
 Special charge...............................    10,157      5,223        --
 Extraordinary item...........................        --      5,814     6,247
 Loss (gain) on sale of assets................        --       (215)      111
 Minority interests...........................     1,744      3,662     4,144
 Changes in operating assets and liabilities,
  net of effects from acquisition
  of businesses:
   Accounts receivable........................   (17,513)   (47,290)  (36,964)
   Other current assets.......................     3,229     (1,728)   (2,692)
   Other assets...............................    (1,539)   (10,868)   (5,019)
   Accounts payable...........................    (2,591)        29     1,380
   Due to third-party payors..................    (1,279)     8,715   (17,673)
   Accrued expenses...........................    (5,535)    (2,688)      (17)
   Income taxes...............................    (2,287)     1,696     7,548
                                               ---------  ---------  --------
Net cash provided by (used in) operating
activities....................................   (24,702)   (25,157)   22,513
                                               ---------  ---------  --------
Investing activities
Purchases of property and equipment, net......    (6,423)   (10,896)  (22,430)
Escrow receivable.............................        --         --    29,948
Proceeds from disposal of assets held for
sale..........................................        --         --    13,000
Proceeds from disposal of assets..............        --        988     2,947
Earnout payments..............................        --         --    (3,430)
Acquisition of businesses, net of cash
acquired......................................  (203,058)  (171,354)   (5,838)
                                               ---------  ---------  --------
Net cash provided by (used in) investing
activities....................................  (209,481)  (181,262)   14,197
                                               ---------  ---------  --------
Financing activities
Proceeds from issuance of debt................   103,898     68,194        --
Net proceeds (repayments) on credit facility
debt..........................................    31,173     86,655   (12,000)
Principal payments on seller and other debt...    (6,482)   (10,064)  (27,577)
Net proceeds from issuance of Class A
redeemable preferred stock....................    47,616         --        --
Net proceeds from issuance of Class B
convertible preferred stock...................        --     59,361        --
Proceeds from issuance of common stock........    65,719      1,041     1,118
Purchase of treasury stock....................       (48)      (781)     (210)
Redemption of preferred stock.................       (19)      (214)      (11)
Proceeds from bank overdrafts.................     2,073      4,893     7,253
Payment of deferred financing costs...........    (1,314)   (10,883)   (4,563)
Distributions to minority interests...........      (318)      (722)   (1,626)
                                               ---------  ---------  --------
Net cash provided by (used in) financing
activities....................................   242,298    197,480   (37,616)
                                               ---------  ---------  --------
Effect of exchange rate changes on cash and
cash equivalents..............................        27          5       (10)
                                               ---------  ---------  --------
Net increase (decrease) in cash and cash
equivalents...................................     8,142     (8,934)     (916)
Cash and cash equivalents at beginning of
year..........................................     4,859     13,001     4,067
                                               ---------  ---------  --------
Cash and cash equivalents at end of year...... $  13,001  $   4,067  $  3,151
                                               =========  =========  ========
Supplemental Cash Flow Information
Cash paid for interest........................ $   2,185  $  15,500  $ 36,125
Cash paid for income taxes.................... $     261  $   2,112  $  3,476

   The accompanying notes are an integral part of these financial statements.

                           Select Medical Corporation

                   Notes to Consolidated Financial Statements

1. Organization and Accounting Policies

Business Description

      Select Medical Corporation and its subsidiaries (the "Company") was formed in December 1996 and commenced operations during February 1997 upon the completion of its first acquisition. The Company provides long-term acute care hospital services through its Select Specialty Hospital division and provides physical, occupational, and speech rehabilitation services through its outpatient divisions. Select Specialty Hospital division owns and operates long-term acute care hospitals. These hospitals, which average approximately 35 to 40 beds in size, operate generally in space leased within general acute care hospitals. These hospitals offer intensive nursing care, vent weaning, and therapy services to high acuity patients who require long lengths of hospital care before being discharged to a nursing home or home care environment. At December 31, 1998, 1999 and 2000, the Company operated 39, 44 and 54 long-term acute care hospitals, respectively. The Company's outpatient divisions provide rehabilitation services in outpatient clinics owned or managed by the Company and under therapy contracts with nursing homes, schools, hospitals, and home care agencies. At December 31, 1998, 1999 and 2000, the Company had operations in Canada and 19, 33 and 35 states, respectively.

Principles of Consolidation

      The consolidated financial statements include the accounts of the Company, its majority owned subsidiaries, limited liability companies and limited partnerships the Company and its subsidiaries control through ownership of general and limited partnership interests. All significant intercompany balances and transactions are eliminated in consolidation. The Company does not consolidate professional corporations where it has a long-term management contract because the Company does not have a long-term controlling interest in the affiliated practices as defined in "Emerging Issues Task Force No 97-2." Instead the Company reports management services revenue earned under the terms of the agreements.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost which approximates market.

Property and Equipment

      Property and equipment are stated at cost net of accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or the term of the lease, as appropriate. The general range of useful lives is as follows:

       Leasehold improvements.......................................     5 years
       Furniture and equipment...................................... 2--10 years
       Buildings....................................................    40 years

                           Select Medical Corporation

1. Organization and Accounting Policies (continued)

      Qualified internally developed software costs for internal use are capitalized subsequent to both the preliminary project stage and when management has committed to funding, in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The carrying value of all internally developed software costs was $1,416,000, $2,541,000 and $2,210,000 at December 31, 1998, 1999 and 2000,
respectively.

Concentration of Credit Risk

      Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash balances and accounts receivable. The Company invests its excess cash with large banks. The Company grants unsecured credit to its patients, most of whom reside in the service area of the Company's facilities and are insured under third-party payor agreements. Because of the geographic diversity of the Company's facilities and non-governmental third-party payors, Medicare represents the Company's only concentration of credit risk.

Assets Held for Sale

      Assets held for sale were stated at their net realizable value less approximated costs to sell. The results of operations related to the assets held for sale were excluded from the Company's operating results and were reflected as an adjustment to the purchase price when the assets were sold. No depreciation or amortization was recognized on the assets held for sale.

Income Taxes

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Management provides a valuation allowance for net deferred tax assets when it is more likely than not that a portion of such net deferred tax assets will not be recovered.

Intangible Assets

      Identifiable assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets. Company management performed allocation of intangible assets between identifiable intangibles and goodwill. Intangible assets other than goodwill primarily consist of the values assigned to trademarks and assembled work force. Management Service Agreements ("MSA's") represent consideration paid to therapists groups for entering into MSA's with the Company. The Company's MSA's are for a term of 20 years with renewal options. Management believes that the estimated useful lives established at the dates of each transaction were reasonable based on the economic factors applicable to each of the businesses.

                           Select Medical Corporation

1. Organization and Accounting Policies (continued)

      The useful life for each class of intangible asset is as follows:

       Goodwill........................................................ 40 years
       Trademarks...................................................... 40 years
       Management service agreements................................... 20 years
       Assembled workforce.............................................  7 years

      The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which establishes accounting standards for the impairment of long-lived assets, certain identified intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain intangible assets to be disposed. In accordance with SFAS 121, the Company reviews the realizability of long-lived assets, certain intangible assets and goodwill whenever events or circumstances occur which indicate recorded costs may not be recoverable. In addition, the Company also analyzes the recovery of long-lived assets on an enterprise basis.

      If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value (Note 10).

Due to Third-Party Payors

      Due to third-party payors represents the difference between amounts received under interim payment plans from third-party payors for services rendered and amounts estimated to be reimbursed by those third-party payors upon settlement of cost reports.

Insurance Risk Programs

      The Company is insured for malpractice claims based on a claims made or claims incurred policy purchased in the commercial market. A liability is estimated for the premium cost for such coverage. The Company has the unilateral right to purchase tail coverage for its claims made policy at a fixed price.

      Certain insurable risks such as workers' compensation are self-insured by the Company. Accruals for claims under the Company's self-insurance program are recorded on a claim-incurred basis.

Minority Interests

      The interests held by other parties in subsidiaries, limited liability companies and limited partnerships owned and controlled by the Company are reported on the consolidated balance sheets as minority interests. Minority interests reported in the consolidated statements of operations reflect the respective interests in the income or loss of the subsidiaries, limited liability companies and limited partnerships attributable to the other parties, the effect of which is removed from the Company's consolidated results of operations.

Treasury Stock

      Treasury stock is carried at cost, determined by the first-in, first-out method.

                           Select Medical Corporation

1. Organization and Accounting Policies (continued)

Revenue Recognition

      Net operating revenues consists of patient, contract therapy, and management services revenues and are recognized as services are rendered.

      Patient service revenue is reported net of provisions for contractual allowances from third party payors and patients. The Company has agreements with third-party payors that provide for payments to the Company at amounts different from its established rates. The differences between the estimated program reimbursement rates and standard billing rates are accounted for as contractual adjustments, which are deducted from gross revenues to arrive at net operating revenues. Payment arrangements include prospectively determined rates per discharge, reimbursed costs, discounted charges, and per diem payments. Net patient service revenue is reported net of provision for contractual allowance from third-party payors, patients and others for services rendered, including retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined. Accounts receivables resulting from such payment arrangements are recorded net of contractual allowances. Net operating revenues generated directly from the Medicare program represented approximately 38%, 48%, and 35% of the Company's consolidated net operating revenues for the years ended December 31, 1998, 1999 and 2000, respectively. Approximately 33% and 31% of the Company's gross accounts receivable at December 31, 1999 and 2000, respectively, are from this payor source.

      Management services revenues represent revenues earned under management service agreements with professional corporations and associations in the business of providing physical, occupational, and speech therapy. Management fee receivables resulting from such management services are included in other assets.

      Significant reductions in the patient service revenues generated in a hospital may occur if the Company is unable to maintain the certification of the hospital as a long-term acute care hospital (LTACH) in accordance with Medicare regulations. Additionally, the majority of the Company's hospitals operate in space leased from general acute care hospitals (host hospitals); consequently, these hospitals are also subject to Medicare "Hospital within Hospital" (HIH) regulations in addition to the general LTACH regulations. The HIH regulations are designed to ensure that the hospitals are organizationally and functionally independent of their host hospital. If an LTACH located in a host hospital fails to meet the HIH regulations it also loses its status as an LTACH. These determinations are made on an annual basis. Management believes its LTACH's are in compliance with the Medicare regulations regarding HIH's and LTACH's and that it will be able to meet the tests to maintain the future status of its hospitals as LTACH's under the current Medicare regulations.

Foreign Currency Translations

      The Company uses the local currency as the functional currency for its Canadian operations. All assets and liabilities of foreign operations are translated into U.S. dollars at year-end exchange rates. Income statement items are translated at average exchange rates prevailing during the year. The resulting translation adjustments impacting comprehensive income (loss) are recorded as a separate component of stockholders' equity.

Basic and Diluted Net Income (Loss) Per Share

      Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding during each year. Diluted net income (loss) per common share is based on the

                           Select Medical Corporation

1. Organization and Accounting Policies (continued)

weighted average number of shares of common stock outstanding during each year, adjusted for the effect of common stock equivalents arising from the assumed exercise of stock options, warrants and convertible preferred stock, if dilutive.

Recent Accounting Pronouncements

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement for financial position and measure those instruments at fair value. SFAS No. 137, issued by the FASB in July 1999, establishes a new effective date for SFAS No. 133. This statement, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000 and is therefore effective for the Company beginning with its fiscal quarter ending March 31, 2001. In June 2000, FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133." SFAS No. 138 addresses a limited number of issues causing implementation difficulties for SFAS No. 133. SFAS No. 138 is required to be adopted concurrently with SFAS No. 133 and is therefore effective for the Company beginning with its fiscal quarter ending March 31, 2001. Because of the limited use of derivative instruments, management does not believe that there will be a material effect on the Company's consolidated financial statements.

      In March 2000, the FASB issued interpretation No. 44, or FIN 44 "Accounting for Certain Transactions Involving Stock Compensation," which is an interpretation of Accounting Principles Board Opinion No. 25, or APB Opinion
25. This interpretation, which clarifies the definition of an employee noncompensatory plan, accounting consequences of various modifications to previously fixed stock options or awards and the exchange of stock compensation awards in a business combination. The adoption of FIN 44 did not have an impact on the Company's consolidated financial statements.

2. Acquisitions, Disposal and Management Services Agreements

For the year ended December 31, 1998

      On January 16, 1998, the Company acquired an 80% undivided interest in certain assets of NW Rehabilitation Associates, Inc. and Medical Temporary Specialists, Inc. These and the remaining 20% undivided interests were then contributed to NW Rehabilitation Associates, LLC (NW Rehab), which is 80% owned by the Company. NW Rehab provides rehabilitation services to third parties on a contract basis and to various homecare providers.

      On February 28, 1998, the Company acquired approximately 73% of the outstanding stock of Canadian Back Institute Limited (CBIL). CBIL provides rehabilitation services in clinics across Canada. CBIL carries on these activities through various limited partnerships and corporations. In some cases CBIL is the general partner only (through its wholly owned subsidiaries), in certain other cases CBIL is also a limited partner (either directly or through its wholly owned subsidiaries) and in other cases CBIL carries on its activities through wholly owned or partially-owned subsidiaries.

      On June 4, 1998, the Company acquired 80% of the outstanding common stock of PT Services, Inc. (PTS). PTS operates rehabilitation clinics and provides contract therapy services.

                           Select Medical Corporation

2. Acquisitions, Disposal and Management Services Agreements (continued)

      On June 30, 1998, the Company acquired 100% of the outstanding stock of American Transitional Hospitals (ATH), a wholly-owned subsidiary of Beverly Enterprises, Inc., for $62,800,000 cash and $14,944,000 liabilities assumed. ATH provides long-term acute care hospital services.

      On December 16, 1998, the Company completed a public tender of the outstanding stock of Intensiva Healthcare Corporation (Intensiva) for $103,600,000 cash and $56,491,000 liabilities assumed. The purchase was funded through the sale of 10,697,000 shares of Select common stock and subordinate and bank debt. As part of the acquisition, the Company accrued $7.6 million of costs related principally to severance and other restructuring costs. Intensiva provides long-term acute care hospital services.

      During 1998, the Company acquired controlling interests in two outpatient therapy businesses. The Company also acquired the non-medical assets of three outpatient therapy businesses and executed long-term Management Services Agreements (MSA) with the related professional corporations. Outpatient therapy acquisitions consisted of The Summit Group on May 1, 1998 and Avalon Rehabilitation on October 30, 1998. MSA's were executed with H&M Hecker, P.T, P.C. on January 31, 1998, Professional Management Bureau, Inc. on February 28, 1998 and Cedar Bridge Physical Therapy, P.C., Cedar Bridge Rehab Services, Inc., and KC Services, Inc. (collectively Cedar Bridge) on May 1, 1998.

For the Year Ended December 31, 1999

      On January 8, 1999, the Company acquired 80% of the undivided interest in the business and certain assets of Kentucky Orthopedic Rehab Team, PSC (KORT). KORT operates rehabilitation clinics.

      On November 19, 1999, the Company acquired 100% of the outstanding stock of NovaCare Physical Rehabilitation and Occupational Health Group (NovaCare) for $160,416,000 cash and $64,734,000 of liabilities assumed. The purchase was funded through the sale of 16,000,000 shares of Select Class B Convertible Preferred stock and subordinate and bank debt. The Company is indemnified against certain risks including receivables collection and certain joint venture agreements through a $36,800,000 escrow account. In November 1999, the Company recorded a $29,948,000 receivable related to the receivable collection and severance indemnification. Of this amount $29,400,000 represents the change in estimate for allowance for doubtful accounts recorded in the NovaCare July 1, 1999 to November 19, 1999 financial statements. On July 6, 2000, the Company received proceeds of $29,948,000 from the escrow account established in connection with its acquisition of NovaCare from NovaCare's former owner, NAHC, Inc. The Company also received $1.95 million in notes in satisfaction of certain severance and other obligations NAHC, Inc. had to the Company under the purchase agreement. As a part of the acquisition, the Company accrued $5.7 million of costs related to the planned closure of approximately 60 outpatient rehab clinics, the downsizing and relocation of the NovaCare corporate headquarters and transaction-related expenses. NovaCare provides outpatient physical therapy and rehabilitation services.

      The Company divested the Occupational Health segment of NovaCare with total sale proceeds of $13,000,000. The net proceeds of this sale and the cash flows of this segment until it was sold were allocated to assets held for sale in the allocation of the NovaCare purchase price. Differences between the actual and expected amount were recorded as an adjustment to goodwill during 2000.

      Certain purchase agreements require additional payments to the former owners if specific financial targets are met. At December 31, 2000, aggregate contingent payments in connection with all acquisitions of

                           Select Medical Corporation

2. Acquisitions, Disposal and Management Services Agreements (continued)

approximately $7,400,000 have not been included in the initial cost of the business since the additional amount of such contingent consideration that may be paid in the future, if any, is not presently determinable.

      During 1999, the Company acquired controlling interests in four outpatient therapy businesses. Outpatient therapy acquisitions consisted of Sports Rehabilitation and Physical Therapy Center, P.A. on March 1, 1999, Senior Rehab, Inc. on March 31, 1999, Central Jersey Rehabilitation Services, Inc. on May 15, 1999 and Hunsel Physical Therapy Services, Inc. on July 15, 1999.

For the Year Ended December 31, 2000

      During 2000, the Company acquired controlling interests in four outpatient therapy businesses. Outpatient therapy acquisitions consisted of Delta Rehab Group, Inc. on January 20, 2000, S.T.A.R. Rehab, Inc. on March 31, 2000, Crisan Physiotherapy and Sports Medicine Center, P.A. on May 31, 2000 and Rehab Health, Inc. on July 31, 2000.

      The acquisitions were accounted for using the purchase method of accounting, and results of operations from acquired companies are included in these consolidated financial statements from the dates of acquisition.

      The following unaudited results of operations have been prepared assuming all acquisitions consummated on or before December 31, 1999 had occurred as of the beginning of the periods presented. The acquisitions completed during 2000 are not significant for pro forma disclosure. These results are not necessarily indicative of results of future operations nor of the results that would have occurred had the acquisitions been consummated as of the beginning of the periods presented.

                                                        For the year ended
                                                           December 31,
                                                     --------------------------
                                                         1998          1999
                                                     ------------  ------------
                                                     (unaudited)   (unaudited)
Revenues............................................ $572,021,000  $720,116,000
Loss before extraordinary items.....................  (26,764,000)  (78,569,000)
Net loss............................................  (26,764,000)  (84,383,000)

                           Select Medical Corporation

2. Acquisitions, Disposal and Management Services Agreements (continued)

      Information with respect to businesses acquired in purchase transactions is as follows:

                                              For the year ended December 31,
                                            ------------------------------------
                                                1998         1999        2000
                                            ------------ ------------ ----------
Cash paid (net of cash acquired)..........  $203,058,000 $171,354,000 $5,838,000
Notes issued..............................    18,343,000    7,783,000  3,207,000
Other consideration.......................       785,000           --         --
                                            ------------ ------------ ----------
                                             222,186,000  179,137,000  9,045,000
Liabilities assumed.......................   105,286,000   65,744,000    255,000
                                            ------------ ------------ ----------
                                             327,472,000  244,881,000  9,300,000
Fair value of assets acquired, principally
 accounts receivable and property and
 equipment................................   159,554,000  144,623,000  1,606,000
Trademarks................................            --   40,000,000         --
Management services agreements............     8,829,000    1,520,000         --
Assembled workforce.......................     8,480,000    9,200,000         --
                                            ------------ ------------ ----------
Cost in excess of fair value of net
 assets acquired..........................  $150,609,000 $ 49,538,000 $7,694,000
                                            ============ ============ ==========

3. Property and Equipment

      Property and equipment consists of the following:

                                                             December 31,
                                                        -----------------------
                                                           1999        2000
                                                        ----------- -----------
Land................................................... $   501,000 $   501,000
Leasehold improvements.................................  19,800,000  29,836,000
Buildings..............................................  17,000,000  17,000,000
Furniture and equipment................................  64,572,000  74,170,000
Construction in progress...............................     661,000     366,000
                                                        ----------- -----------
                                                        102,534,000 121,873,000
Less: accumulated depreciation and amortization........  17,462,000  36,897,000
                                                        ----------- -----------
Total property and equipment........................... $85,072,000 $84,976,000
                                                        =========== ===========

                           Select Medical Corporation

4. Intangible Assets

      Intangible assets consist of the following:

                                                         December 31,
                                                   --------------------------
                                                       1999          2000
                                                   ------------  ------------
Goodwill.......................................... $198,254,000  $201,171,000
Trademarks........................................   40,000,000    40,000,000
Management services agreements....................   10,343,000    10,343,000
Assembled workforce...............................   17,544,000    17,544,000
                                                   ------------  ------------
                                                    266,141,000   269,058,000
Less: accumulated amortization....................    8,062,000    17,659,000
                                                   ------------  ------------
Total intangible assets........................... $258,079,000  $251,399,000
                                                   ============  ============

      The following summarizes the Company's intangible asset activity:

                                                         December 31,
                                                   --------------------------
                                                       1999          2000
                                                   ------------  ------------
Beginning balance of intangibles, net............. $171,378,000  $258,079,000
Intangibles recorded for companies purchased in
 current year.....................................  100,258,000     7,694,000
Intangibles adjusted for companies purchased in
 prior year for:
Asset impairments.................................   (3,691,000)           --
Income tax benefits recognized....................   (1,314,000)   (8,402,000)
Translation adjustment............................      671,000      (441,000)
Other.............................................   (3,471,000)      635,000
Earn out payments.................................           --     3,430,000
Amortization......................................   (5,752,000)   (9,596,000)
                                                   ------------  ------------
Net increase (decrease) in intangibles............   86,701,000    (6,680,000)
                                                   ------------  ------------
Ending balance of intangibles, net................ $258,079,000  $251,399,000
                                                   ============  ============

5. Restructuring Charges

      During December 1998, the Company recorded a $7,648,000 restructuring reserve in connection with the acquisition of Intensiva. The Company also recorded a restructuring reserve in 1999 related to the NovaCare acquisition of $5,743,000. The reserves primarily included costs associated with workforce reductions of 25 and 162 employees in 1998 and 1999, respectively, and lease buyouts in accordance with the Company's qualified restructuring plan. During 2000, the Company revised its estimates for the NovaCare termination costs, severance liabilities and the anticipated closure of two central billing offices related to the NovaCare acquisition. The reserves for the billing office closures primarily included costs associated with lease buyouts and workforce reductions of 67 employees. These changes in estimates have been reflected as an adjustment to the purchase price of NovaCare.

                           Select Medical Corporation

5. Restructuring Charges (continued)

      The following summarizes the Company's restructuring activity:

                              Lease
                           Termination
                              Costs      Severance      Other        Total
                           -----------  -----------  -----------  -----------
January 1, 1999........... $   536,000  $ 5,914,000  $ 1,198,000  $ 7,648,000
Amounts paid in 1999......    (109,000)  (5,914,000)  (1,198,000)  (7,221,000)
1999 restructuring
 liabilities assumed......   3,187,000           --           --    3,187,000
1999 acquisition
 restructuring costs......   3,600,000      700,000    1,443,000    5,743,000
                           -----------  -----------  -----------  -----------
December 31, 1999.........   7,214,000      700,000    1,443,000    9,357,000
Revision of estimate......     214,000      841,000      184,000    1,239,000
Amounts paid in 2000......  (3,743,000)    (601,000)  (1,551,000)  (5,895,000)
                           -----------  -----------  -----------  -----------
December 31, 2000......... $ 3,685,000  $   940,000  $    76,000  $ 4,701,000
                           ===========  ===========  ===========  ===========

      Management expects to pay out the remaining restructuring reserves through 2003.

6. Long-Term Debt and Notes Payable

      The components of long-term debt and notes payable are shown in the following table:

                                                            December 31,
                                                      -------------------------
                                                          1999         2000
                                                      ------------ ------------
Credit facility...................................... $209,076,000 $195,877,000
10% Senior Subordinated Notes, net of discount of
 $9,286,000, $14,096,000 and $13,228,000 in 1998,
 1999 and 2000, respectively.........................   75,904,000   76,772,000
Seller notes.........................................   53,702,000   27,888,000
Other................................................    2,139,000    2,251,000
                                                      ------------ ------------
Total debt...........................................  340,821,000  302,788,000
Less: current maturities.............................   21,127,000   18,746,000
                                                      ------------ ------------
Total long-term debt................................. $319,694,000 $284,042,000
                                                      ============ ============

      The Company refinanced its existing credit facility in September 2000. The new credit agreement consists of a $175 million term commitment and a $55 million revolving commitment. The credit facility replaced the Company's November 19, 1999 credit facility. The term debt begins quarterly amortization in September 2001, with a final maturity date of September 2005. The revolving commitment also matures in September 2005. The credit agreement requires mandatory repayment of a portion of the credit facility based on leverage ratio in the event the Company successfully completes an initial public offering of common stock. Borrowings under the facility bear interest at either LIBOR or prime rate, plus applicable margins based on financial covenant ratio tests (approximately 10.2% at December 31, 2000). Deferred financing costs related to the existing credit facility of approximately $6,247,000 were charged to expense as an extraordinary item during 2000. A commitment fee of .5% per annum was charged on the unused portion of the credit facility. The unused portion of the Revolving Commitment at December 31, 2000 was approximately $34 million. The credit facility is collateralized by equity interest in the Company and includes restrictions on certain payments by the Company including dividend payments, minimum net worth requirements and other covenants. The Company was authorized to issue up to $10,000,000 in letters of credit. Letters of credit reduced the capacity under the Revolving Commitment and bear interest at 3.5%. Approximately $3,600,000 in letters of credit were issued at December 31, 2000.

                           Select Medical Corporation

6. Long-Term Debt and Notes Payable (continued)

      The Company hedges foreign currency transactions related to its Canadian debt obligations by entering into forward exchange contracts. Gains and losses associated with currency rate changes on forward contracts hedging foreign currency transactions are recorded currently in earnings.

      On November 19, 1999, the Company entered into a $225 million credit facility which would have expired on November 19, 2002. This credit facility replaced the Company's U.S. Credit Facility and its Canadian Credit Facility dated February 9, 1999. Proceeds from the facility were used for acquisitions and hospital development activities. The facility consisted of a $200 million Term Commitment and a $25 million Revolving Commitment. Borrowings bore interest at LIBOR plus 3.5% or Base Rate (approximately 10% at December 31,
1999) as defined in the agreement.

      The Senior Subordinated Notes were issued to a principal stockholder of the Company and have common shares attached which were recorded at the estimated fair market value on the date of issuance. The common shares issued were recorded as a discount to the Senior Subordinated Notes and will be amortized over the life of the debt using the interest method. Senior Subordinated Notes were issued as follows during 1999 and 1998:

                                   Shares   Share
Date of issuance       Principal   issued   value  Discount       Maturity
----------------      ----------- --------- ----- ----------- -----------------
December 15, 1998.... $35,000,000 1,528,000 $6.08 $ 9,286,000 December 15, 2008
February 9, 1999.....  30,000,000        --    --          -- December 15, 2008
November 19, 1999....  25,000,000   960,000  6.51   5,209,000 November 19, 2009
                      ----------- --------- ----- -----------
Total................ $90,000,000 2,488,000    -- $14,495,000

      In the event the Company repays the November 19, 1999 promissory notes on or before November 19, 2001, 240,048 shares of common stock attached to the notes will be transferred back to the Company.

      The Company's obligations under its previous credit agreements were collateralized by guarantees of two of the Company's principal stockholders. In connection with the debt guarantees, the Company and certain shareholders entered into a warrant agreement. The Company issued 864,000, 460,000 and 549,000 warrants to these shareholders in 1998, 1999 and 2000, respectively, that entitle the holder of each warrant to purchase one share of common stock at an exercise price of $6.08 per share or at a price equal to the lowest selling price of common shares sold by the Company after June 30, 1998. The warrants expire on June 30, 2003. The value of the warrants is being accounted for as financing costs and the related amortization is included as a component of interest expense.

      The Seller Notes relate to the acquisition of related businesses and require periodic payments of principal and interest through maturity. Also, certain of the notes contain minimum net worth requirements. Interest rates are generally at 6% per annum.

      Maturities of long-term debt for the years after 2001 are approximately as follows:

       2002........................................................ $ 18,226,000
       2003........................................................   44,133,000
       2004........................................................   51,180,000
       2005........................................................   93,643,000
       2006 and beyond.............................................   76,860,000

                           Select Medical Corporation

7. Redeemable Preferred Stock and Stockholders' Equity

Class A Preferred Stock

      The Company is authorized to issue 55,000 shares of cumulative, non-voting Class A Preferred Stock (52,838 shares outstanding at December 31, 1999 and 2000). The Company sold 48,000 shares of Class A Preferred Stock during 1998 with total proceeds of $47,616,000 used primarily to fund acquisitions and provide working capital. The Class A Preferred Stock ranks senior to the Common Stock as to dividends, liquidation, and redemption rights. The Company may at any time and from time to time redeem all or any portion of the shares of Class A Preferred Stock. The Company is required to redeem 50% of the outstanding shares of Class A Preferred Stock on December 31, 2004 and 50% on December 31, 2005. At the request of the holders of a majority of the Class A Preferred Stock, the Company is required to (i) apply the net cash proceeds from any Public Offering to redeem shares of Class A Preferred Stock and (ii) redeem shares of Class A Preferred Stock upon a change in control or other events as defined. The redemption price per share is $1,000 plus all accrued and unpaid dividends thereon. The Class A Preferred Stock has an annual cash dividend rate of 8% per share, which accrues on a daily basis. Included in the Class A Preferred Stock amount at December 31, 1998, 1999 and 2000 are $2,805,000, $7,550,000 and $12,643,000, respectively, of accrued and undeclared dividends.

      On April 3, 2001, the Company amended its Restated Certificate of Incorporation to provide that the Class A Preferred Stock may be redeemed without paying the accrued and unpaid dividends thereon, while allowing all accrued and unpaid dividends to be paid on the Class B Preferred Stock. The accrued and unpaid dividends on the Class A preferred stock will remain a general unsecured obligation of the Company, but will not accrue additional interest until March 31, 2006. The Company must pay these dividends by March 31, 2006, but may pay these dividends at any time prior to that date.

Class B Preferred Stock

      In connection with the NovaCare acquisition (Note 2), the Company sold 16,000,000 shares of Class B Preferred Stock at a price of $3.75 per share for net proceeds of $59,361,000. The Class B Preferred Stock ranks senior to the Class A Preferred Stock and Common Stock as to dividends, liquidation, and redemption rights. The Company may at any time and from time to time redeem all or any portion of the shares of Class B Preferred Stock. At the request of the holders of a majority of the Class B Preferred Stock, the Company is required to (i) apply the net cash proceeds from any Public Offering to redeem shares of Class B Preferred Stock and (ii) redeem shares of Class B Preferred Stock upon a change in control or other events as defined. The redemption price per share is $3.75 plus all accrued and unpaid dividends thereon. Each share of Class B preferred stock is convertible at any time, at the option of the stockholder, into .576 shares of common stock. The Class B Preferred Stock has an annual cash dividend rate of 6% per share, which accrues on a daily basis. Included in the Class B Preferred Stock amount at December 31, 1999 and 2000 are $406,000 and $4,092,000, respectively, of accrued and undeclared dividends.

      If at any time the Company effects a public offering of its Common Stock in which (i) the price per share paid by the public is at least $9.77 and (ii) the aggregate price paid for such shares is at least $25,000,000 (Qualified Public Offering), each share of the outstanding Class B Preferred Stock automatically converts into .576 shares of Common Stock. Since the Company expects that the proceeds and per share price of the planned public offering will be a Qualified Public Offering. The effects of the mandatory conversion have been reflected as pro forma unaudited amounts in the accompanying Consolidated Balance Sheet.

Common Stock

      In connection with the Intensiva acquisition in December 1998, the Company sold 10,697,000 shares of common stock at a price of $6.08 cash for proceeds, net of issuance costs of $685,000 totaling $64,362,000.

                           Select Medical Corporation

7. Redeemable Preferred Stock and Stockholders' Equity (continued)

In addition, 1,528,000 shares of common stock were issued in conjunction with the Senior Subordinated Notes to fund the acquisition of Intensiva (Note 6). Other shares of common stock issued in 1998 totaled 483,000. These shares were sold to management at prices ranging from $0.29 (adjusted for stock splits) to $6.08 cash for proceeds totaling $1,357,000.

      Shares of common stock sold in 1999 totaled 172,000. The shares were sold to management at prices ranging from $6.08 to $6.51 for proceeds totaling $1,041,000. The Company purchased 173,000 shares as treasury stock during 1999 for $781,000. In addition, 960,000 shares of common stock were sold in conjunction with the Senior Subordinated Notes dated November 19, 1999 (Note
6).

      Shares of common stock sold during 2000 totaled 172,000. The shares were sold to management at $6.51 for proceeds totaling $1,118,000. The Company purchased 32,000 shares as treasury stock during 2000 for $210,000.

      A Restated Certificate of Incorporation was amended on August 28, 1998, December 15, 1998, and November 19, 1999 to increase the authorized shares of common stock to 24,000,000, 63,000,000 and 78,000,000, respectively. The
November 19, 1999 amendment also authorized the issuance of 16,000,000 shares of Class B Preferred Stock.

      On March 28, 2001, the Company effected a 1 for .576 reverse common stock split of its common stock. Accordingly, all common issued and outstanding share and per share information has been retroactively restated to reflect the effects of this proposed stock split.

8. Stock Option Plan

      The Company has a 1997 Stock Option Plan that provides for the granting of options to purchase shares of Company stock to certain executives, employees and directors.

      Under the 1997 Stock Option Plan, options to acquire up to 5,760,000 shares of the stock may be granted. Options under the plan carry various restrictions. Under the Plan, certain options granted to employees will be qualified incentive stock options within the meaning of Section 422A of the Internal Revenue Code and other options will be considered nonqualified stock options. Generally, both incentive stock options and nonqualified stock options may be granted for no less than market value at the day of the grant and expire no later than ten years after the date of the grant.

      The plan was amended and restated to provide for the issuance of up to 5,760,000 shares of common stock plus any additional amount necessary to make the total shares available for issuance under the plan equal to the sum of 5,760,000 plus 14% of the total issued and outstanding common stock in excess of 34,560,000 shares, subject to adjustments for stock splits, stock dividends and similar changes in capitalization.

                           Select Medical Corporation

8. Stock Option Plan (continued)

      Transactions and other information related to the Stock Option Plan are as follows:

                                                                        Weighted
                                                                        Average
                                                  Price                 Exercise
                                                Per Share     Shares     Price
                                              -------------- ---------  --------
Balance, December 31, 1997................... $         1.74    41,000   $1.74
Granted......................................           6.08 1,567,000    6.08
Exercised....................................             --        --      --
Forfeited....................................   1.74 to 6.08   (29,000)   1.77
                                              -------------- ---------   -----
Balance, December 31, 1998...................   1.74 to 6.08 1,579,000    6.02
Granted......................................   6.08 to 6.51 1,270,000    6.46
Exercised....................................             --        --      --
Forfeited....................................   1.74 to 6.08   (88,000)   6.08
                                              -------------- ---------   -----
Balance, December 31, 1999...................   1.74 to 6.51 2,761,000    6.21
Granted......................................  6.51 to 10.42 1,876,000    7.60
Exercised....................................           6.08    (4,000)   6.08
Forfeited....................................   1.74 to 6.51  (132,000)   6.65
                                              -------------- ---------   -----
Balance, December 31, 2000................... $1.74 to 10.42 4,501,000   $6.79
                                              ============== =========   =====

      Additional information with respect to the outstanding options as of December 31, 1998, 1999 and 2000 is as follows:

                                                     Exercise Prices
                                            ----------------------------------
                                             1.74    6.08      6.51     10.42
                                            ------ --------- --------- -------
Number outstanding at December 31, 1998.... 18,000 1,561,000        --      --
Options outstanding weighted average
 remaining contractual life................   8.86      9.91        --      --
Number of exercisable......................  3,000 1,267,000        --      --
Number outstanding at December 31, 1999.... 18,000 1,636,000 1,107,000      --
Options outstanding weighted average
 remaining contractual life................   7.86      8.97      9.89      --
Number of exercisable......................  6,000 1,327,000 1,092,000      --
Number outstanding at December 31, 2000.... 18,000 1,593,000 2,380,000 510,000
Options outstanding weighted average
 remaining contractual life................   6.86      7.97      8.99    9.79
Number of exercisable...................... 10,000 1,404,000 1,095,000      --

      The Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123). As permitted by SFAS 123, the Company has chosen to apply APB Opinion No 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for options granted to employees under the Plan. Had compensation costs for the Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS 123, approximately $1,300,000, $1,020,000 and $241,000 of additional compensation expense, net of tax, would have been recognized during the years ended December 31, 1998, 1999 and 2000, respectively.

      The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model assuming no dividend yield or volatility, an expected life of four years from the date of vesting and a risk free interest rate of 4.6%.

                           Select Medical Corporation

8. Stock Option Plan (continued)

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net earnings and earnings per share were as follows:

                                                       For the year ended
                                                    --------------------------
                                                      1998      1999     2000
                                                    --------  --------  ------
Net income (loss)--as reported..................... $(18,044) $(13,106) $5,712
Net income (loss)--pro forma.......................  (19,344)  (14,126)  5,471
Weighted average grant-date fair value.............     1.34      1.60    0.93
Basic earnings (loss) per share--as reported.......    (1.64)    (0.74)  (0.12)
Basic earnings (loss) per share--pro forma.........    (1.75)    (0.79)  (0.13)
Diluted earnings (loss) per share--as reported.....    (1.64)    (0.74)  (0.12)
Diluted earnings (loss) per share--pro forma.......    (1.75)    (0.79)  (0.13)

9. Income Taxes

      Significant components of the Company's tax expense (benefit) for the years ended December 31, 1998, 1999 and 2000 are as follows:

                                                 1998        1999       2000
                                               ---------  ---------- ----------
Current:
  Federal..................................... $      --  $       -- $       --
  State and local.............................   755,000   1,497,000  1,275,000
  Foreign.....................................        --          --    301,000
                                               ---------  ---------- ----------
Total current.................................   755,000   1,497,000  1,576,000
Deferred:
  Federal.....................................  (937,000)  1,314,000  8,403,000
  State and local.............................        --          --         --
                                               ---------  ---------- ----------
Total deferred................................  (937,000)  1,314,000  8,403,000
                                               ---------  ---------- ----------
Total income tax expense (benefit)............ $(182,000) $2,811,000 $9,979,000
                                               =========  ========== ==========

      The difference between the expected income tax expense at the federal statutory rate of 34% and the income tax expense (benefit) recognized in the financial statements is as follows:

                                                           1998    1999    2000
                                                           -----   -----   ----
Expected federal tax rate................................. (34.0%) (34.0%) 35.0%
State taxes, net of federal benefit.......................   2.7    22.1    3.8
Non-deductible goodwill...................................   2.0    36.4    6.7
Other permanent differences...............................   0.4     5.2    0.7
Valuation allowance.......................................  26.6    32.6   (0.2)
Other.....................................................   1.3     0.4   (0.5)
                                                           -----   -----   ----
Total.....................................................  (1.0%)  62.7%  45.5%
                                                           =====   =====   ====

      Undistributed earnings of the Company's foreign subsidiary are permanently reinvested. Accordingly, no deferred taxes have been provided on these earnings.

                           Select Medical Corporation

9. Income Taxes (continued)

      A summary of deferred tax assets and liabilities is as follows:

                              1999          2000
                          ------------  ------------
Deferred tax assets--
 current
Allowance for doubtful
 accounts...............  $ 13,735,000  $ 14,713,000
Compensation and benefit
 related accruals.......     2,972,000     1,853,000
Expenses not currently
 deductible for tax.....            --       339,000
                          ------------  ------------
Net deferred tax asset--
 current................    16,707,000    16,905,000
                          ------------  ------------
Deferred tax assets--non
 current
Expenses not currently
 deductible for tax.....     2,786,000     2,983,000
Net operating loss carry
 forwards...............    18,698,000    14,887,000
Depreciation and
 amortization...........     1,687,000     1,238,000
Other...................            --       120,000
                          ------------  ------------
Net deferred tax asset--
 non current............    23,171,000    19,228,000
                          ------------  ------------
Net deferred tax asset
 before valuation
 allowance..............    39,878,000    36,133,000
Valuation allowance.....   (38,941,000)  (35,196,000)
                          ------------  ------------
                          $    937,000  $    937,000
                          ============  ============

      The Company provided in 1999 and 2000 a valuation allowance for substantially all net deferred tax assets. This was based on management's judgement, after weighing the negative historical information and the positive future information, that it is more likely than not that such deferred tax assets will not be realized.

      Negative information considered by management included the Company's limited operating history, and that the Company has incurred cumulative losses of approximately $19,000,000 since inception through December 31, 2000. Additionally, each of the Company's significant acquisitions had losses prior to the acquisitions and had accumulated net operating loss carryforwards of approximately $31 million. Although the Company earned profits, net of an extraordinary item, of $15,691,000 for the year ended December 31, 2000, the company was still in a cumulative loss position.

      The increase in the valuation allowance in 1999 is related to the increase in deferred tax assets primarily related to acquisitions. The decrease in the valuation allowance in 2000 is related to the utilization of net operating loss carryforwards, the benefit from which was allocated to reduce goodwill. The Company has approximately $24,800,000 in federal net operating loss carry forwards. Such carry forwards expire as follows:

       2001........................................................ $   441,000
       2002........................................................     461,000
       2003........................................................          --
       2004........................................................          --
       Thereafter through 2019.....................................  23,898,000

      As a result of the acquisition of Intensiva, ATH and NovaCare, the Company is subject to the provisions of Section 382 of the Internal Revenue Code which provide for annual limitations on the deductibility of acquired net operating losses and certain tax deductions. These limitations apply until the earlier of utilization or expiration of the net operating losses. Additionally, if certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the carryforwards that can be utilized.

                           Select Medical Corporation

10. Special Charge

      The special charge consists of the following components:

                                                             1998        1999
                                                          ----------- ----------
       Asset impairments................................. $ 6,331,000 $5,223,000
       Litigation settlement.............................   3,826,000         --
                                                          ----------- ----------
       Total special charge.............................. $10,157,000 $5,223,000
                                                          =========== ==========

      The 1998 impaired asset charge of $6,331,000 resulted from assets that were identified in accordance with the Company's policy on impairments based upon a review of the facts and circumstances related to the assets. The amount of the charge was determined based upon the comparison of the future discounted cash flows resulting from the assets and the carrying value of these assets. The impairment related to assets acquired in May 1998. These assets were adversely affected by changes in the composition of the businesses at and immediately subsequent to the acquisitions.

      During May 1999, the Company and two of its subsidiaries participated in the settlement of litigation related to the alleged breach of non-compete agreements initiated during 1997 by Horizon/CMS Healthcare Corporation and certain of its affiliates against the Company, Messrs. Rocco Ortenzio, Chairman and CEO, and Robert Ortenzio, President and COO, and certain other officers and employees of the Company. The Company's portion of the settlement was $3,000,000 and its share of the related legal costs was $826,000 both of which were recognized as a special charge in December 1998 and were paid in 1999.

      The 1999 special charge consists of asset impairments of $5,223,000. The charge relates to the impairment of goodwill, leasehold improvements and equipment that resulted from closures and relocations of certain hospitals and clinics in December 1999. The Company also recorded an impairment write down under FAS 121, on a held for use basis, related to certain outpatient rehabilitation facilities.

11. Extraordinary item

      On November 19, 1999, the Company entered into a new $225 million credit facility as part of the NovaCare acquisition (Note 6). This credit facility replaced the Company's $155 million credit facility from February 9, 1999. The extraordinary item recorded during 1999 consists of the unamortized deferred financing costs of $5,814,000 related to the February 9, 1999 credit facility.

      On September 22, 2000, the Company entered into a new $230 million credit facility. This credit facility replaced the Company's $225 million credit facility from November 19, 1999. The extraordinary item recorded during 2000 consists of the unamortized deferred financing costs of $6,247,000 related to the November 19, 1999 credit facility.

12. Retirement Savings Plan

      Beginning March 1, 1998, the Company sponsored a defined contribution retirement savings plan for substantially all of its employees. Employees may elect to defer up to 15% of their salary. The Company matches 50% of the first 6% of compensation employees contribute to the plan. The employees vest in the employer contributions over a three-year period beginning on employee hire date. The expense incurred by the Company related to this plan was $620,000, $1,728,000, and $4,083,000 during the years ended December 31, 1998, 1999 and 2000, respectively.

                          Select Medical Corporation

12. Retirement Savings Plan (continued)

      A subsidiary sponsored a noncontributory defined contribution retirement plan for its employees during 1998 and 1999. The plan was frozen during 2000 and the Company does not anticipate making future contributions to the plan. The subsidiary contributed 9.25% and 7.60% of employee salaries up to a maximum contribution of $15,000 and $13,000 per employee in 1998 and 1999, respectively. Approximately $700,000 and $560,000 of contributions related to this plan were expensed during the years ended December 31, 1998 and 1999.

13. Segment Information

      SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position.

      The Company's segments consist of (i) specialty hospitals and (ii) outpatient rehabilitation. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on EBITDA of the respective business units. EBITDA is defined as earnings before interest, minority interest, income taxes, extraordinary items, special charges, depreciation and amortization. All segment revenues are from external customers.

      The following table summarizes selected financial data for the Company's reportable segments:

                                    Year Ended December 31, 1998
                        ------------------------------------------------------
                         Specialty     Outpatient
                         Hospitals   Rehabilitation  All Other       Total
                        ------------ -------------- ------------  ------------
Net operating
 revenues.............. $ 62,715,000  $ 83,059,000  $  3,269,000  $149,043,000
EBITDA.................    3,147,000    12,598,000   (12,152,000)    3,593,000
Total assets...........  240,266,000    90,267,000     6,416,000   336,949,000
Capital expenditures...    3,632,000     2,042,000       749,000     6,423,000
                                    Year Ended December 31, 1999
                        ------------------------------------------------------
                         Specialty     Outpatient
                         Hospitals   Rehabilitation  All Other       Total
                        ------------ -------------- ------------  ------------
Net operating
 revenues.............. $307,464,000  $141,740,000  $  6,771,000  $455,975,000
EBITDA.................   35,929,000    22,697,000   (16,382,000)   42,244,000
Total assets...........  250,034,000   350,419,000    20,265,000   620,718,000
Capital expenditures...    7,243,000     3,085,000       568,000    10,896,000
                                    Year Ended December 31, 2000
                        ------------------------------------------------------
                         Specialty     Outpatient
                         Hospitals   Rehabilitation  All Other       Total
                        ------------ -------------- ------------  ------------
Net operating
 revenues.............. $378,910,000  $416,775,000  $ 10,212,000  $805,897,000
EBITDA.................   44,550,000    65,420,000   (18,300,000)   91,670,000
Total assets...........  246,495,000   329,874,000    10,431,000   586,800,000
Capital expenditures...   13,677,000     6,399,000     2,354,000    22,430,000

                           Select Medical Corporation

13. Segment Information (continued)

      A reconciliation of EBITDA to net income (loss) is as follows:

                                           1998          1999          2000
                                       ------------  ------------  ------------
EBITDA................................ $  3,593,000  $ 42,244,000  $ 91,670,000
Depreciation and amortization.........   (4,942,000)  (16,741,000)  (30,401,000)
Special charge........................  (10,157,000)   (5,223,000)           --
Interest income.......................      406,000       362,000       939,000
Interest expense......................   (5,382,000)  (21,461,000)  (36,126,000)
Minority interest.....................   (1,744,000)   (3,662,000)   (4,144,000)
Income tax (expense) benefit..........      182,000    (2,811,000)   (9,979,000)
Extraordinary item....................           --    (5,814,000)   (6,247,000)
                                       ------------  ------------  ------------
Net income (loss)..................... $(18,044,000) $(13,106,000) $  5,712,000
                                       ============  ============  ============

14. Net Income (Loss) per Share

      Under SFAS No. 128, "Earnings per Share" (EPS), the Company's granting of certain stock options, warrants and convertible preferred stock resulted in potential dilution of basic EPS. The following table sets forth for the periods indicated the calculation of net income (loss) per share in the Company's consolidated Statement of Operations and the differences between basic weighted average shares outstanding and diluted weighted average shares outstanding used to compute diluted EPS:

      The following table sets forth for the periods indicated the calculation of net income (loss) per share in the Company's consolidated Statement of Operations.

                                           For the year ended December 31,
                                        ---------------------------------------
                                            1998          1999         2000
                                        ------------  ------------  -----------
Numerator:
Income (loss) before extraordinary
 item.................................  $(18,044,000) $ (7,292,000) $11,959,000
Extraordinary item....................            --    (5,814,000)  (6,247,000)
                                        ------------  ------------  -----------
 Net income (loss)....................   (18,044,000)  (13,106,000)   5,712,000
 Less: Preferred stock dividends......     2,540,000     5,175,000    8,780,000
                                        ------------  ------------  -----------
 Numerator for basic earnings per
  share-income (loss) available to
  common stockholders.................  $(20,584,000) $(18,281,000) $(3,068,000)
                                        ============  ============  ===========
Denominator:
 Denominator for basic earnings per
  share-weighted average shares.......    12,517,000    24,557,000   25,457,000
 Effect of dilutive securities:
 a) Stock options.....................            --            --      316,000
 b) Warrants..........................            --            --      134,000
                                        ------------  ------------  -----------
Denominator for diluted earnings per
 share-adjusted weighted average
 shares and assumed conversions.......    12,517,000    24,557,000   25,907,000
                                        ============  ============  ===========
Basic earnings (loss) per share:
Income (loss) before extraordinary
 item.................................  $      (1.64) $      (0.50) $      0.13
 Extraordinary item...................            --         (0.24)       (0.25)
                                        ------------  ------------  -----------
 Income (loss) per common share.......  $      (1.64) $      (0.74) $     (0.12)
                                        ============  ============  ===========
Diluted earnings (loss) per share.....  $      (1.64) $      (0.74) $     (0.12)
                                        ============  ============  ===========

                           Select Medical Corporation

14. Net Income (Loss) per Share (continued)

      The following amounts are shown here for informational and comparative purposes only since their inclusion would be anti-dilutive.

                                                          For the year ended
                                                             December 31,
                                                      --------------------------
                                                       1998    1999      2000
                                                      ------ --------- ---------
     a) Stock options................................ 13,000   123,000   510,000
     b) Warrants.....................................     --    10,000        --
     c) Convertible preferred stock..................     -- 1,136,000 9,216,000

15. Fair Value of Financial Instruments

      Financial instruments include cash and cash equivalents, notes payable, long-term debt and preferred stock. The carrying amount of cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.

      The fair market value of the Company's notes payable and long-term debt approximates its carrying value and was based on borrowing rates currently available to the Company for bank loans and similar items and maturities.

      The fair value of the Company's preferred stock is not practicable to estimate as it is untraded; accordingly it is recorded at its redemption value

16. Related Party Transactions

      The Company has been party to various rental and other agreements with companies affiliated through common ownership. The Company made office rental, equipment rental and other payments aggregating $483,000, $1,228,000, and $1,295,000 during the years ended December 31, 1998, 1999 and 2000, respectively, to the affiliated companies.

      As of December 31, 2000, future rental commitments under outstanding agreements with the affiliated companies are approximately as follows:

       2001......................................................... $ 1,080,000
       2002.........................................................   1,076,000
       2003.........................................................   1,101,000
       2004.........................................................   1,001,000
       2005.........................................................     935,000
       Thereafter...................................................  10,293,000
                                                                     -----------
                                                                     $15,486,000
                                                                     ===========

      As further discussed in Note 6, the Company has issued warrants to two of the Company's principal stockholders in connection with its guarantees of previous credit agreements.

      In December 1999, the Company acquired Select Air Corporation from a related party in exchange for consideration of $2,700,000, net of cash acquired.

      In March 2000, the Company entered into three-year employment agreements with two of its principal shareholders. Under these agreements the two shareholders will receive a combined total annual salary of

                           Select Medical Corporation

16. Related Party Transactions

$1,500,000. Additionally, one such shareholder has a life insurance policy in which the Company will pay premiums for fiscal year 2000 of $2,000,000 and $1,250,000 each following fiscal year until 2010.

      In April 2000, the Company sold all of the assets of Georgia Health Group, Inc., a clinic owned by the Occupational Health division for $5,000,000 to a company in which a principal stockholder has a majority owned interest.

17. Commitments and Contingencies

Leases

      The Company leases facilities and equipment from unrelated parties under operating leases. Minimum future lease obligations on long-term non-cancelable operating leases in effect at December 31, 2000 are approximately as follows:

       2001........................................................ $ 44,325,000
       2002........................................................   35,286,000
       2003........................................................   22,702,000
       2004........................................................   14,029,000
       2005........................................................    8,704,000
       Thereafter..................................................   10,846,000
                                                                    ------------
                                                                    $135,892,000
                                                                    ============

      Total rent expense for operating leases for the years ended December 31, 1998, 1999 and 2000 was approximately $11,878,000, $36,982,000 and $68,731,000, respectively.

Other

      A subsidiary of the Company has entered into a naming, promotional and sponsorship agreement in which the subsidiary pays $900,000 per year until the complex officially opens. The naming, promotional and sponsorship agreement is in effect for 25 years after the opening of the complex. The subsidiary is required to make payments in accordance with the contract terms over 25 years ranging from $1,400,000 to $1,963,000 per year and provide physical therapy and training services after the official opening. The official opening of the clinic within the complex is currently scheduled for June 2001.

Litigation

      The Company is subject to legal proceedings and claims that have arisen in the ordinary course of its business and have not been finally adjudicated, which include malpractice claims covered under the Company's insurance policy. In the opinion of management, the outcome of these actions will not have a material effect on the financial position or results of operations of the Company.

      Laws and regulations governing the Medicare program are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations through the year ended December 31, 2000. Compliance with such laws and regulations can be subject to government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare program.

                           Select Medical Corporation

18. Supplemental Disclosures of Cash Flow Information

      Non-cash investing and financing activities are comprised of the following for the years ended December 31, 1998, 1999 and 2000:

       Description of Transaction            1998        1999         2000
       --------------------------        ------------ ----------- ------------
Acquisitions paid for in stock (Note
 2)..................................... $    785,000 $        -- $         --
Notes issued with acquisitions (Note
 2)..................................... $ 18,343,000 $ 7,783,000 $  3,207,000
Liabilities assumed with acquisitions
 (Note 2)............................... $105,286,000 $65,744,000 $    255,000
Long-term debt discount (Note 6)........ $  9,286,000 $ 5,209,000 $         --
Issuance of warrants (Note 6)........... $  1,086,000 $ 2,389,000 $  1,104,000
Related party acquisition (Note 16)..... $         -- $ 2,700,000 $         --
Credit facility refinancing (Note 6).... $         -- $        -- $187,000,000
Preferred stock dividends (Note 7)...... $  2,540,000 $ 5,175,000 $  8,780,000

19. Subsequent Event

      On April 10, 2001, the Company completed an initial public offering of 9,000,000 shares of its common stock at an offering price of $9.50 per share. On April 20, 2001, the underwriters of the offering exercised an overallotment option and purchased an additional 1,350,000 shares at a price of $9.50 per share. The overallotment offering closed on April 25, 2001. The net proceeds of the initial offering and the overallotment offering of $89.4 million were used to repay senior debt under the term and revolving loan portions of the Company's credit facility and to redeem Class A Preferred Stock. All 52,838 shares of the Class A Preferred Stock were redeemed on April 10, 2001 for $52,838,000. In addition, the Company's Class B Preferred Stock automatically converted into 9,216,000 shares of common stock upon completion of the offering.

      On May 2, 2001, the Company paid all accrued dividends on its Class A and Class B Preferred Stock. Payments of Class A and Class B Preferred dividends totaled $14.1 million and $5.2 million, respectively.

20. Financial Information for Subsidiary Guarantors and Non-Guarantor
Subsidiaries

      The Company conducts a significant portion of its business through subsidiaries. The Company has issued $175 million of senior subordinated notes. These notes will be fully and unconditionally guaranteed, jointly and severally, by certain wholly-owned subsidiaries (the Subsidiary Guarantors). Certain of the Company's subsidiaries will not guarantee the notes (the Non-Guarantor Subsidiaries). The claims of creditors of Non-Guarantor Subsidiaries have priority over the rights of the Company to receive dividends or distributions from such subsidiaries.

      Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998.

      During April and May of 2001, the Company has repurchased outstanding minority interests of certain subsidiaries for $10.8 million in cash and the issuance of 523,452 shares of common stock. To the extent the Company now owns 100% of the outstanding equity interests of these subsidiaries they have been included as Subsidiary Guarantors in the following condensed consolidating financial information.

                           Select Medical Corporation

      On October 1, 2000, the Company transferred the operating assets of one of its subsidiaries into a newly organized partnership and simultaneously sold partnership units to unaffiliated investors. The operations of this business through a 100% owned subsidiary occurring before October 1, 2000 have been included as a Subsidiary Guarantor. The operations commencing on October 1, 2000 through a minority owned partnership are presented as a Non-Guarantor Subsidiary.

      The equity method has been used by the Company with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented.

      The table below sets forth the following Non-Guarantor Subsidiaries:

     Canadian Back Institute
     Kentucky Orthopedic Rehabilitation, LLC.
     Medical Information Management Systems, LLC.
     Millenium Rehab Services, LLC.
     Rehab Advantage Therapy Services, LLC.
     Select-Houston Partners, L.P.
     Select Management Services, LLC.
     Select Specialty Hospital-Biloxi, Inc.
     TJ Corporation I, LLC.

      There are professional corporations as described in Note 1 that meet the definition of Non-Guarantor Subsidiaries in the indenture governing the senior subordinated notes that are not included on the following table because the Company does not own any of their equity interests.

                           Select Medical Corporation

                     Condensed Consolidating Balance Sheets

                                                    December 31, 2000
                          -------------------------------------------------------------------------
                            Select Medical
                          Corporation (Parent Subsidiary Non-Guarantor
                             Company Only)    Guarantors Subsidiaries  Eliminations    Consolidated
                          ------------------- ---------- ------------- ------------    ------------
         Assets
Current Assets:
 Cash and cash
  equivalents...........       $     --        $  1,015     $ 2,136     $      --        $  3,151
 Accounts receivable,
  net...................           (300)        169,273      27,532            --         196,505
 Prepaid income taxes...         (6,599)          7,417         275            --           1,093
 Other current assets...          1,528          14,116       1,763            --          17,407
                               --------        --------     -------     ---------        --------
Total Current Assets....         (5,371)        191,821      31,706            --         218,156
Property and equipment,
 net....................          4,839          60,861      19,276            --          84,976
Investment in
 affiliates.............        213,618          26,704          --      (240,322)(a)          --
Intangible assets.......          5,953         204,735      40,711            --         251,399
Other assets............         10,861          20,183       1,225            --          32,269
                               --------        --------     -------     ---------        --------
Total Assets............       $229,900        $504,304     $92,918     $(240,322)       $586,800
                               ========        ========     =======     =========        ========
    Liabilities and
  Stockholders' Equity
Current Liabilities:
 Bank overdrafts........       $  1,511        $  9,939     $ 2,768     $      --        $ 14,218
 Current portion of
  long-term debt and
  notes payable.........          4,923          13,641         182            --          18,746
 Accounts payable.......          2,347          22,543       3,905            --          28,795
 Intercompany accounts..        (30,656)         30,981        (325)           --              --
 Accrued payroll........            582          20,839          45            --          21,466
 Accrued vacation.......          1,466           5,287         948            --           7,701
 Accrued restructuring..             --           4,701          --            --           4,701
 Accrued other..........          6,328           6,922       2,201            --          15,451
 Income taxes...........          1,591          (1,352)       (239)           --              --
 Due to (from) third
  party payors..........        (15,770)         21,690      (4,409)           --           1,511
                               --------        --------     -------     ---------        --------
Total Current
 Liabilities............        (27,678)        135,191       5,076            --         112,589
Long-term debt, net of
 current portion........         79,475         155,241      49,326            --         284,042
                               --------        --------     -------     ---------        --------
Total liabilities.......         51,797         290,432      54,402            --         396,631
Commitments and
 Contingencies
Minority interest in
 consolidated subsidiary
 companies..............             --           4,516       7,582            --          12,098
Preferred stock--Class
 A......................         65,481              --          --            --          65,481
Convertible Preferred
 stock--Class B.........         64,092              --          --            --          64,092
Stockholders' Equity:
 Common stock...........            257              --          --            --             257
 Capital in excess of
  par...................         73,069              --          --            --          73,069
 Accumulated deficit....        (23,757)         (5,330)      5,053           277 (b)     (23,757)
 Subsidiary investment..             --         214,686      25,913      (240,599)(a)          --
 Treasury stock, at
  cost..................         (1,039)             --          --            --          (1,039)
 Accumulated other
  comprehensive loss....             --              --         (32)           --             (32)
                               --------        --------     -------     ---------        --------
Total Stockholders'
 Equity.................         48,530         209,356      30,934      (240,322)         48,498
                               --------        --------     -------     ---------        --------
Total Liabilities and
 Stockholders' Equity...       $229,900        $504,304     $92,918     $(240,322)       $586,800
                               ========        ========     =======     =========        ========

(a)  Elimination of investments in subsidiaries.
(b)  Elimination of investments in subsidiaries' earnings.

                           Select Medical Corporation

                Condensed Consolidating Statement of Operations

                                           For the Year Ended December 31, 2000
                          ------------------------------------------------------------------------
                            Select Medical
                          Corporation (Parent Subsidiary Non-Guarantor
                             Company Only)    Guarantors Subsidiaries  Eliminations   Consolidated
                          ------------------- ---------- ------------- ------------   ------------
Net operating revenues..       $ 10,157        $698,416     $97,324           --        $805,897
                               --------        --------     -------                     --------
Costs and expenses:
  Cost of services......             --         577,406      79,055           --         656,461
  General and
   administrative.......         28,431              --          --           --          28,431
  Bad debt expense......             --          26,934       2,401           --          29,335
  Depreciation and
   amortization.........          1,644          25,390       3,367           --          30,401
                               --------        --------     -------      -------        --------
Total costs and
 expenses...............         30,075         629,730      84,823           --         744,628
                               --------        --------     -------      -------        --------
Income (loss) from
 operations.............        (19,918)         68,686      12,501           --          61,269
Other income and
 expense:
Intercompany charges....        (42,151)         40,606       1,545           --              --
Interest income.........           (644)           (295)         --           --            (939)
Interest expense........          9,856          21,803       4,467           --          36,126
                               --------        --------     -------      -------        --------
Income (loss) before
 minority interests,
 income taxes, equity in
 earnings of
 subsidiaries and
 extraordinary item.....         13,021           6,572       6,489           --          26,082
Minority interest in
 consolidated
 subsidiaries...........             --           1,408       2,736           --           4,144
                               --------        --------     -------      -------        --------
Income (loss) before
 income taxes, equity in
 earnings of
 subsidiaries and
 extraordinary item.....         13,021           5,164       3,753           --          21,938
Income tax expense......          4,415           5,263         301           --           9,979
Equity in earnings of
 subsidiaries...........          3,353           3,198          --       (6,551)(a)          --
                               --------        --------     -------      -------        --------
Net income (loss) before
 extraordinary item.....       $ 11,959        $  3,099     $ 3,452      $(6,551)       $ 11,959
Extraordinary item......          6,247              --          --           --           6,247
                               --------        --------     -------      -------        --------
Net income (loss) ......       $  5,712        $  3,099     $ 3,452      $(6,551)       $  5,712
                               ========        ========     =======      =======        ========

(a) Elimination of equity in net income (loss) from consolidated subsidiaries.

                           Select Medical Corporation

                Condensed Consolidating Statement of Cash Flows

                                              For the Year Ended December 31, 2000
                             ------------------------------------------------------------------------
                               Select Medical
                             Corporation (Parent Subsidiary Non-Guarantor
                                Company Only)    Guarantors Subsidiaries  Eliminations   Consolidated
                             ------------------- ---------- ------------- ------------   ------------
Operating activities
Net income (loss)..........        $ 5,712        $  3,099    $  3,452      $(6,551)(a)    $  5,712
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation and
  amortization.............          1,644          25,390       3,367           --          30,401
 Provision for bad debts...             --          26,934       2,401           --          29,335
 Minority interests........             --           1,408       2,736           --           4,144
 Extraordinary charge......          6,247              --          --           --           6,247
 Loss on sale of assets....            111              --          --           --             111
 Changes in operating
  assets and liabilities,
  net of effects from
  acquisition of
  businesses:
  Equity (loss) in
   earnings of
   subsidiaries............         (3,353)         (3,198)         --        6,551 (a)          --
  Intercompany.............         12,928         (32,020)     19,092           --              --
  Accounts receivable......         (1,050)        (22,117)    (13,797)          --         (36,964)
  Other current assets.....           (739)           (912)     (1,041)          --          (2,692)
  Other assets.............         13,269          (5,045)    (13,243)          --          (5,019)
  Accounts payable.........          1,478          (2,056)      1,958           --           1,380
  Due to (from) third-
   party payors............         (6,081)         (7,166)     (4,426)          --         (17,673)
  Accrued expenses.........            961          (3,442)      2,464           --             (17)
  Income taxes.............          3,426           4,581        (459)          --           7,548
                                   -------        --------    --------      -------        --------
Net cash provided by (used
 in) operating activities..         34,553         (14,544)      2,504           --          22,513
                                   -------        --------    --------      -------        --------
Investing activities
Purchases of property and
 equipment, net............         (2,354)        (16,118)     (3,958)          --         (22,430)
Escrow receivable..........             --          29,948          --           --          29,948
Disposal of assets held for
 sale......................             --          13,000          --           --          13,000
Proceeds from disposal of
 assets....................          2,452             495          --           --           2,947
Earnout payments...........             --          (3,430)         --           --          (3,430)
Acquisition of businesses,
 net of cash acquired......         (5,838)             --          --           --          (5,838)
                                   -------        --------    --------      -------        --------
Net cash provided by (used
 in) investing activities..         (5,740)         23,895      (3,958)          --          14,197
                                   -------        --------    --------      -------        --------
Financing activities
Net repayments on credit
 facility debt.............        (12,000)             --          --           --         (12,000)
Principal payments on
 seller and other debt.....        (13,344)        (14,233)         --           --         (27,577)
Proceeds from issuance of
 common stock..............          1,118              --          --           --           1,118
Purchase of treasury
 stock.....................           (210)             --          --           --            (210)
Redemption of preferred
 stock.....................            (11)             --          --           --             (11)
Proceeds from bank
 overdrafts................            197           4,751       2,305           --           7,253
Payment of deferred
 financing costs...........         (4,563)             --          --           --          (4,563)
Distributions to minority
 interests.................             --            (329)     (1,297)          --          (1,626)
                                   -------        --------    --------      -------        --------
Net cash provided by (used
 in) financing activities..        (28,813)         (9,811)      1,008           --         (37,616)
                                   -------        --------    --------      -------        --------
Effect of exchange rate
 changes on
 cash and cash equivalents..            --              --         (10)          --             (10)
                                   -------        --------    --------      -------        --------
Net decrease in cash and
 cash equivalents..........             --            (460)       (456)          --            (916)
Cash and cash equivalents
 at beginning of period....             --           1,475       2,592           --           4,067
                                   -------        --------    --------      -------        --------
Cash and cash equivalents
 at end of period..........        $    --        $  1,015    $  2,136      $    --        $  3,151
                                   =======        ========    ========      =======        ========

(a)  Elimination of equity in earnings of subsidiary.

                           Select Medical Corporation

                     Condensed Consolidating Balance Sheet

                                                    December 31, 1999
                          -------------------------------------------------------------------------
                            Select Medical
                          Corporation (Parent Subsidiary Non-Guarantor
                             Company Only)    Guarantors Subsidiaries  Eliminations    Consolidated
                          ------------------- ---------- ------------- ------------    ------------
         Assets
Current Assets:
 Cash and cash
  equivalents...........       $     --        $  1,475     $ 2,592     $      --        $  4,067
 Escrow Receivable......             --          29,948          --            --          29,948
 Accounts receivable,
  net...................         (1,350)        169,362      16,136            --         184,148
 Prepaid income taxes...             --             283          --            --             283
 Assets held for sale...             --          13,000          --            --          13,000
 Other current assets...            789          19,753         722            --          21,264
                               --------        --------     -------     ---------        --------
Total Current Assets....           (561)        233,821      19,450            --         252,710
Property and equipment,
 net....................          6,896          70,957       7,219            --          85,072
Investment in
 affiliates.............        309,558          32,766          --      (342,324)(a)          --
Intangible assets.......          7,458         219,911      30,710            --         258,079
Other assets............         11,140          12,745         972            --          24,857
                               --------        --------     -------     ---------        --------
Total Assets............       $334,491        $570,200     $58,351     $(342,324)       $620,718
                               ========        ========     =======     =========        ========
    Liabilities and
  Stockholders' Equity
Current Liabilities:
 Bank overdrafts........       $  1,314        $  5,189     $   463            --        $  6,966
 Current portion of
  long-term debt and
  notes payable.........          8,841          12,297         (11)           --          21,127
 Accounts payable.......            869          24,673       1,947            --          27,489
 Intercompany accounts..        (14,848)         15,811        (963)           --              --
 Accrued payroll........            394          17,541         (70)           --          17,865
 Accrued vacation.......            685           3,120         260            --            4065
 Accrued restructuring..             --           9,357          --            --           9,357
 Accrued other..........          6,336           8,745         540            --          15,621
 Income taxes...........          4,764          (4,709)        (55)           --              --
 Due to (from) third
  party payors..........         (9,689)         27,294          17            --          17,622
                               --------        --------     -------     ---------        --------
Total Current
 Liabilities............         (1,334)        119,318       2,128            --         120,112
Long-term debt, net of
 current portion........        165,562         127,826      26,306            --         319,694
                               --------        --------     -------     ---------        --------
Total liabilities.......        164,228         247,144      28,434            --         439,806
Commitments and
 Contingencies
Minority interest in
 consolidated subsidiary
 companies..............             --           4,058       6,613            --          10,671
Preferred stock--Class
 A......................         60,398              --          --            --          60,398
Convertible Preferred
 stock--Class B.........         60,406              --          --            --          60,406
Stockholders' Equity:
 Common stock...........            255              --          --            --             255
 Capital in excess of
  par...................         79,502              --          --            --          79,502
 Accumulated deficit....        (29,469)         (8,429)      1,601         6,828 (b)     (29,469)
 Subsidiary investment..                        327,427      21,725      (349,152)(a)          --
 Treasury stock, at
  cost..................           (829)             --          --            --            (829)
 Accumulated other
  comprehensive loss....             --              --         (22)           --             (22)
                               --------        --------     -------     ---------        --------
Total Stockholders'
 Equity.................         49,459         318,998      23,304      (342,324)         49,437
                               --------        --------     -------     ---------        --------
Total Liabilities and
 Stockholders' Equity...       $334,491        $570,200     $58,351     $(342,324)       $620,718
                               ========        ========     =======     =========        ========

(a) Elimination of investments in subsidiaries.
(b) Elimination of investments in subsidiaries' earnings.

                           Select Medical Corporation

                Condensed Consolidating Statement of Operations

                                           For the Year Ended December 31, 1999
                          ------------------------------------------------------------------------
                            Select Medical
                          Corporation (Parent Subsidiary Non-Guarantor
                             Company Only)    Guarantors Subsidiaries  Eliminations   Consolidated
                          ------------------- ---------- ------------- ------------   ------------
Net operating revenues..       $  6,771        $386,222     $62,982           --        $455,975
                               --------        --------     -------      -------        --------
Costs and expenses:
  Cost of services......             --         333,023      50,430           --         383,453
  General and
   administrative.......         21,420              --          --           --          21,420
  Bad debt expense......             --           7,800       1,058           --           8,858
  Depreciation and
   amortization.........          1,111          13,257       2,373           --          16,741
  Special Charge........             --           5,223          --           --           5,223
                               --------        --------     -------      -------        --------
Total costs and
 expenses...............         22,531         359,303      53,861           --         435,695
                               --------        --------     -------      -------        --------
Income (loss) from
 operations.............        (15,760)         26,919       9,121           --          20,280
Other income and
 expense:
Intercompany charges....        (16,079)         15,058       1,021           --              --
Interest income.........           (238)           (124)         --           --            (362)
Interest expense........          7,509          11,169       2,783           --          21,461
                               --------        --------     -------      -------        --------
Income (loss) before
 minority interests,
 income taxes, equity in
 earnings of
 subsidiaries and
 extraordinary item.....         (6,952)            816       5,317           --            (819)
Minority interest in
 consolidated
 subsidiaries...........             --           1,349       2,313           --           3,662
                               --------        --------     -------      -------        --------
Income (loss) before
 income taxes, equity in
 earnings of
 subsidiaries and
 extraordinary item.....         (6,952)           (533)      3,004           --          (4,481)
Income tax expense
 (benefit)..............             --           5,278          --       (2,467)(b)       2,811
Equity in earnings of
 subsidiaries...........           (340)          2,853          --       (2,513)(a)          --
                               --------        --------     -------      -------        --------
Net income (loss) before
 extraordinary item ....       $ (7,292)       $ (2,958)    $ 3,004      $   (46)       $ (7,292)
Extraordinary item......          5,814              --          --           --           5,814
                               --------        --------     -------      -------        --------
Net income (loss).......       $(13,106)       $ (2,958)    $ 3,004      $   (46)       $(13,106)
                               ========        ========     =======      =======        ========

(a)  Elimination of equity in net income (loss) from consolidated subsidiaries.

(b) Represents the reduction in the consolidated tax expense that occurs through the filing of a consolidated tax return.

                           Select Medical Corporation

                Condensed Consolidating Statement of Cash Flows

                                          For the Year Ended December 31, 1999
                          ----------------------------------------------------------------------
                            Select Medical                   Non-
                          Corporation (Parent Subsidiary  Guarantor
                             Company Only)    Guarantors Subsidiaries Eliminations  Consolidated
                          ------------------- ---------- ------------ ------------  ------------
Operating activities
Net income (loss).......       $ (13,106)      $ (2,958)   $ 3,004       $  (46)(a)  $ (13,106)
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
 Depreciation and
  amortization..........           1,111         13,257      2,373           --         16,741
 Provision for bad
  debts.................              --          7,800      1,058           --          8,858
 Special charge.........              --          5,223         --           --          5,223
 Extraordinary item.....           5,814             --         --           --          5,814
 Gain on sale of
  assets................              --           (215)        --           --           (215)
 Minority interests.....              --          1,349      2,313           --          3,662
 Changes in operating
  assets and
  liabilities, net of
  effects from
  acquisition of
  businesses:
 Equity (loss) in
  earnings of
  subsidiaries..........             340         (2,853)        --        2,513 (a)         --
 Intercompany...........         (35,890)        20,866     15,024           --             --
 Accounts receivable....           4,335        (43,257)    (8,368)          --        (47,290)
 Other current assets...            (660)        (1,095)        27           --         (1,728)
 Other assets...........          (1,506)           909    (10,271)          --        (10,868)
 Accounts payable.......             717         (1,434)       746           --             29
 Due to (from) third-
  party payors..........          (9,689)        18,423        (19)          --          8,715
 Accrued expenses.......           1,753         (4,183)      (258)          --         (2,688)
 Income taxes...........           8,641         (4,617)       139       (2,467)(b)      1,696
                               ---------       --------    -------       ------      ---------
Net cash provided by
 (used in) operating
 activities.............         (38,140)         7,215      5,768           --        (25,157)
                               ---------       --------    -------       ------      ---------
Investing activities
Purchases of property
 and equipment, net.....            (568)        (6,761)    (3,567)          --        (10,896)
Proceeds of disposal of
 assets.................              --            988         --           --            988
Earnout payments........              --             --         --           --             --
Acquisition of
 businesses, net of cash
 acquired...............        (171,354)            --         --           --       (171,354)
                               ---------       --------    -------       ------      ---------
Net cash used in
 investing activities...        (171,922)        (5,773)    (3,567)          --       (181,262)
                               ---------       --------    -------       ------      ---------
Financing activities
Proceeds from issuance
 of debt................          68,194             --         --           --         68,194
Net repayments on credit
 facility debt..........          86,655             --         --           --         86,655
Principal payments on
 seller and other debt..          (5,393)        (4,671)        --           --        (10,064)
Proceeds from issuance
 of common stock........           1,041             --         --           --          1,041
Proceeds from issuance
 of preferred stock.....          59,361             --         --           --         59,361
Purchase of treasury....            (781)            --         --           --           (781)
Redemption of preferred
 stock..................            (214)            --         --           --           (214)
Proceeds from bank
 overdrafts.............           1,314          3,128        451           --          4,893
Payment of deferred
 financing costs........         (10,883)            --         --           --        (10,883)
Distributions to
 minority interests.....              --           (295)      (427)          --           (722)
                               ---------       --------    -------       ------      ---------
Net cash provided by
 (used in) financing
 activities.............         199,294         (1,838)        24           --        197,480
                               ---------       --------    -------       ------      ---------
Effect of exchange rate
 changes on cash and
 cash equivalents.......              --             --          5           --              5
                               ---------       --------    -------       ------      ---------
Net increase (decrease)
 in cash and cash
 equivalents............         (10,768)          (396)     2,230           --         (8,934)
Cash and cash
 equivalents at
 beginning of period....          10,768          1,871        362           --         13,001
                               ---------       --------    -------       ------      ---------
Cash and cash
 equivalents at end of
 period.................       $      --       $  1,475    $ 2,592       $   --      $   4,067
                               =========       ========    =======       ======      =========

(a)  Elimination of equity in earnings of subsidiary.
(b) Represents the reduction in the consolidated tax expense that occurs through the filing of a consolidated tax return.

                           Select Medical Corporation

                Condensed Consolidating Statement of Operations

                                           For the Year Ended December 31, 1998
                          -----------------------------------------------------------------------
                            Select Medical
                          Corporation (Parent Subsidiary Non-Guarantor
                             Company Only)    Guarantors Subsidiaries  Eliminations  Consolidated
                          ------------------- ---------- ------------- ------------  ------------
Net operating revenues..       $  3,269        $116,641     $29,133       $   --       $149,043
                               --------        --------     -------       ------       --------
Costs and expenses:
  Cost of services......             --         102,805      26,105           --        128,910
  General and
   administrative.......         12,526              --          --           --         12,526
  Bad debt expense......             --           3,808         206           --          4,014
  Depreciation and
   amortization.........            216           3,277       1,449           --          4,942
  Special Charge........          4,326           5,831          --           --         10,157
                               --------        --------     -------       ------       --------
Total costs and
 expenses...............         17,068         115,721      27,760           --        160,549
                               --------        --------     -------       ------       --------
Income (loss) from
 operations.............        (13,799)            920       1,373           --        (11,506)
Other income and
 expense:
  Intercompany charges..         (1,168)            771         397           --             --
  Interest income.......           (267)           (500)        361           --           (406)
  Interest expense......          1,609           2,663       1,110           --          5,382
                               --------        --------     -------       ------       --------
Income (loss) before
 minority interests,
 income taxes and equity
 in earnings of
 subsidiaries...........        (13,973)         (2,014)       (495)          --        (16,482)
Minority interest in
 consolidated
 subsidiaries...........             --           1,043         701           --          1,744
                               --------        --------     -------       ------       --------
Income (loss) before
 income taxes and equity
 in earnings of
 subsidiaries...........        (13,973)         (3,057)     (1,196)          --        (18,226)
Income tax expense
 (benefit)..............           (937)            755          --           --           (182)
Equity in earnings of
 subsidiaries...........         (5,008)           (572)         --        5,580 (a)         --
                               --------        --------     -------       ------       --------
Net income (loss).......       $(18,044)       $ (4,384)    $(1,196)      $5,580       $(18,044)
                               ========        ========     =======       ======       ========

(a) Elimination of equity in net income (loss) from consolidated subsidiaries.

                           Select Medical Corporation

                Condensed Consolidating Statement of Cash Flows

                                           For the Year Ended December 31, 1998
                          -----------------------------------------------------------------------
                            Select Medical
                          Corporation (Parent Subsidiary Non-Guarantor
                             Company Only)    Guarantors Subsidiaries  Eliminations  Consolidated
                          ------------------- ---------- ------------- ------------  ------------
Operating activities
Net income (loss).......       $ (18,044)      $ (4,384)    $(1,196)      $5,580 (a)  $ (18,044)
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 operating activities:
 Depreciation and
  amortization..........             216          3,277       1,449           --          4,942
 Provision for bad
  debts.................              --          3,808         206           --          4,014
 Special charge.........           4,326          5,831          --           --         10,157
 Minority interests.....              --          1,043         701           --          1,744
 Changes in operating
  assets and
  liabilities, net of
  effects from
  acquisition of
  businesses:
  Equity (loss) in
   earnings of
   subsidiaries.........           5,008            572          --       (5,580)(a)         --
  Intercompany..........         (28,595)        12,658      15,937           --             --
  Accounts receivable...          (2,985)        (5,561)     (8,967)          --        (17,513)
  Other current assets..             (78)         4,055        (748)          --          3,229
  Other assets..........           5,576         (1,327)     (5,788)          --         (1,539)
  Accounts payable......              96         (3,862)      1,175           --         (2,591)
  Due to (from) third-
   party payors.........              --         (1,315)         36           --         (1,279)
  Accrued expenses......           5,049        (11,519)        935           --         (5,535)
  Income taxes..........            (490)        (1,603)       (194)          --         (2,287)
                               ---------       --------     -------       ------      ---------
Net cash provided by
 (used in) operating
 activities.............         (29,921)         1,673       3,546           --        (24,702)
                               ---------       --------     -------       ------      ---------
Investing activities
Purchases of property
 and equipment, net.....            (749)        (2,499)     (3,175)          --         (6,423)
Earnout payments........              --             --          --           --             --
Acquisition of
 businesses, net of cash
 acquired...............        (203,058)            --          --           --       (203,058)
                               ---------       --------     -------       ------      ---------
Net cash used in
 investing activities...        (203,807)        (2,499)     (3,175)          --       (209,481)
                               ---------       --------     -------       ------      ---------
Financing activities
Proceeds from issuance
 of debt................         103,898             --          --           --        103,898
Net repayments on credit
 facility debt..........          31,173             --          --           --         31,173
Principal payments on
 seller and other debt..          (6,482)            --          --           --         (6,482)
Proceeds from the
 issuance of common
 stock..................          65,719             --          --           --         65,719
Proceeds from issuance
 of preferred stock.....          47,616             --          --           --         47,616
Purchase of treasury
 stock..................             (48)            --          --           --            (48)
Redemption of preferred
 stock..................             (19)            --          --           --            (19)
Proceeds from (repayment
 of) bank overdrafts....              --          2,109         (36)          --          2,073
Payment of deferred
 financing costs........          (1,314)            --          --           --         (1,314)
Distributions to
 minority interests.....              --           (318)         --           --           (318)
                               ---------       --------     -------       ------      ---------
Net cash provided by
 (used in) financing
 activities.............         240,543          1,791         (36)          --        242,298
                               ---------       --------     -------       ------      ---------
Effect of exchange rate
 changes on cash and
 cash equivalents.......              --             --          27           --             27
                               ---------       --------     -------       ------      ---------
Net increase in cash and
 cash equivalents.......           6,815            965         362           --          8,142
Cash and cash
 equivalents at
 beginning of period....           3,953            906          --           --          4,859
                               ---------       --------     -------       ------      ---------
Cash and cash
 equivalents at end of
 period.................       $  10,768       $  1,871     $   362       $   --      $  13,001
                               =========       ========     =======       ======      =========

(a)  Elimination of equity in earnings of subsidiary.

                       Report of Independent Accountants

To the Board of Directors of
NovaCare, Inc.

      In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of NovaCare, Inc. net investment and of cash flows present fairly, in all material respects, the financial position of NovaCare Physical Rehabilitation and Occupational Health Group ("the Group") at November 19, 1999 and the results of their operations and their cash flows for the period July 1, 1999 to November 19, 1999, in conformity with accounting principles which are generally accepted in the United States. These financial statements are the responsibility of the Group's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

      As discussed in Note 13, NovaCare, Inc. completed the sale of the Group to Select Medical Corporation on November 19, 1999.

/s/ PricewaterhouseCoopers LLP
Philadelphia Pennsylvania
July 6, 2000

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

                             Combined Balance Sheet
                                 (In thousands)

                                                                      As of
                                                                   November 19,
                                                                       1999
                                                                   ------------
                              Assets
Current assets:
  Cash and cash equivalents.......................................   $  1,705
  Accounts receivable, net of allowance of $53,493................     69,357
  Deferred income taxes...........................................      9,996
  Other current assets............................................     11,294
                                                                     --------
    Total current assets..........................................     92,352
Property and equipment, net.......................................     37,848
Excess cost of net assets acquired, net...........................    386,389
Investment in joint ventures......................................     14,419
Other assets......................................................      2,338
                                                                     --------
                                                                     $533,346
                                                                     ========
          Liabilities and NovaCare, Inc. Net Investment
Current liabilities:
  Current portion of financing arrangements--third parties........   $ 13,307
  Current portion of financing arrangements--related parties......    166,743
  Accounts payable and accrued expenses--related parties..........    279,797
  Accounts payable and accrued expenses--third parties............     30,785
                                                                     --------
    Total current liabilities.....................................    490,632
Financing arrangements, net of current portion-third parties......     23,578
Deferred income taxes.............................................     14,767
Other.............................................................      1,190
                                                                     --------
    Total liabilities.............................................    530,167
Commitments and contingencies.....................................         --
NovaCare, Inc. net investment.....................................      3,179
                                                                     --------
                                                                     $533,346
                                                                     ========


The accompanying Notes to Combined Financial Statements are an integral part of these statements.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

                        Combined Statement of Operations
                                 (In thousands)

                                                              For the Period
                                                              July 1, 1999 to
                                                             November 19, 1999
                                                             -----------------
Net revenues................................................     $127,481
Cost of services............................................       84,792
                                                                 --------
  Gross profit..............................................       42,689
Selling, general and administrative expenses................       28,105
Selling, general and administrative allocated from related
 party......................................................        3,554
Provision for uncollectible accounts........................       41,964
Amortization of excess cost of net asset acquired...........        4,583
                                                                 --------
  Loss from operations......................................      (35,517)
Interest expense-related party..............................        5,366
Interest expense-third parties..............................        1,233
Royalty expense-related party...............................        5,596
                                                                 --------
  Loss before income taxes..................................      (47,712)
Income taxes................................................           --
                                                                 --------
  Net loss..................................................     $(47,712)
                                                                 ========




          The accompanying Notes to Combined Financial Statements are an integral part of these statements.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Combined Statement of NovaCare, Inc. Net Investment
                                 (In thousands)

                                                                  NovaCare, Inc.
                                                                  net investment
                                                                  --------------
Balance at June 30, 1999.........................................    $ 43,751
  Net contributions from NovaCare, Inc. .........................       7,140
  Net loss.......................................................     (47,712)
                                                                     --------
Balance at November 19, 1999.....................................    $  3,179
                                                                     ========





        The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

         Novacare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

                        Combined Statement of Cash Flows
                                 (In thousands)

                                                               For the Period
                                                               July 1, 1999 to
                                                                November 19,
                                                                    1999
                                                               ---------------
Cash flows from operating activities:
Net loss......................................................    $(47,712)
Adjustments to reconcile net loss to net cash flows used in
 operating activities:
  Loss from joint ventures....................................         100
  Depreciation and amortization...............................       9,350
  Provision for uncollectible accounts........................      41,964
  Minority interest...........................................          37
  Changes in assets and liabilities, net of effects from
   acquisitions:
    Accounts receivable.......................................     (12,259)
    Other current assets......................................      (2,275)
    Accounts payable and accrued expenses--third parties......       2,702
    Other, net................................................         (69)
                                                                  --------
    Net cash flows used in operating activities...............      (8,162)
                                                                  --------
Cash flows from investing activities:
Payments for businesses acquired, net of cash acquired........      (7,159)
Additions to property and equipment...........................      (2,302)
Other, net....................................................         238
                                                                  --------
  Net cash flows used in investing activities.................      (9,223)
                                                                  --------
Cash flows from financing activities:
Payment of long-term debt and credit arrangements--third
 parties......................................................      (7,359)
Net advances from related party...............................      20,657
                                                                  --------
  Net cash flows provided by financing activities.............      13,298
                                                                  --------
  Net decrease in cash and cash equivalents...................      (4,087)
  Cash and cash equivalents, beginning of period..............       5,792
                                                                  --------
  Cash and cash equivalents, end of period....................    $  1,705
                                                                  ========


The accompanying Notes to Combined Financial Statements are an integral part of these statements.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

                     Notes to Combined Financial Statements

                               November 19, 1999
                                 (In thousands)

1. Summary of Significant Accounting Policies

      Nature of Operations: NovaCare Physical Rehabilitation and Occupational Health Group includes RehabClinics, Inc., NovaCare Outpatient Rehabilitation East, Inc., NovaCare Outpatient Rehabilitation West, Inc., NovaCare Occupational Health Services, Inc., CMC Center Corporation and Industrial Health Care Company (collectively "the Group") all of which are wholly-owned subsidiaries of NC Resources, Inc., a Delaware holding company and a wholly-owned subsidiary of NovaCare, Inc., a Delaware corporation ("Parent").

      Business Profile: The Group is a provider of freestanding outpatient physical therapy and rehabilitation services and occupational health services. Outpatient physical therapy and rehabilitation services include: (i) general physical rehabilitation, which is designed to return injured and post-operative patients to their optimal functional capacity, (ii) sports medicine, which is designed to minimize the "downtime" of injured sports participants and safely return them to sports activities, (iii) enhanced performance training, which is designed to improve the muscular and cardiovascular performance of both professional caliber athletes and "weekend warriors" as well as the "senior citizen" population, (iv) industrial rehabilitation, which is designed to reduce work-related injuries and rehabilitate and strengthen injured patients to allow a rapid, safe and productive return to normal job activities and (v) hospital-based services, which involve providing inpatient and outpatient rehabilitation services on a contract basis to acute care hospitals. Occupational health services comprise treatment for work-related injuries and illnesses, physical and occupational rehabilitation therapy, pre-placement physical examinations and evaluations, case management, diagnostic testing and other employer-requested or government-mandated work related health care services.

      Basis of Presentation: The financial statements of the Group include the combined financial position, results of operations and cash flows of the Group. The Parent's historical cost basis of assets and liabilities has been reflected in the Group's financial statements. The financial information in these financial statements is not necessarily indicative of results of operations, financial position and cash flows that would have occurred if the Group had been a separate stand-alone entity during the periods presented or of future results.

      Principles of Combination: The combined financial statements include the accounts of the Group companies. Investments of 20% to 50% of the voting interest of affiliates are accounted for using the equity method. All significant intercompany accounts and transactions between the companies comprising the Group have been eliminated. The Group recognizes a minority interest in its balance sheet and statement of operations for the portion of majority-owned subsidiaries attributable to its minority owners.

      Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. During the period July 1, 1999 to November 19, 999, the Company recorded a $29,358 charge as a change in estimate to increase the allowance for doubtful accounts to record the accounts receivable at its net realizable value.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                 (In thousands)


      Concentration of Credit Risks: Financial instruments which subject the Group to concentrations of credit risk consist primarily of trade receivables from workers' compensation programs, health and managed care companies, self-pay individuals, Medicare, Medicaid and litigation settlements from various payors located throughout the United States. The Group generally does not require collateral from its customers. Such credit risk is considered by management to be limited due to the Group's broad customer base.

      Statement of Cash Flows: The Group considers its holdings of highly liquid debt and money-market instruments to be cash equivalents if the securities mature within 90 days from the date of acquisition. These investments are carried at cost, which approximates fair value. There were no non-cash investing and financing activities for the period July 1, 1999 to November 19, 1999. There were no non-cash contributions for the period July 1, 1999 to November 19, 1999.

      Net Revenues: Net revenues are reported at the net realizable amounts from customers and third-party payors and includes estimated retroactive revenue adjustments due to future audits, reviews, and investigations. Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered, and such amounts are adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews, and investigations. Net revenues generated directly from Medicare and Medicaid reimbursement programs represented 8% of the Group's combined net revenues for the period July 1, 1999 to November 19, 1999

      Property and Equipment: Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which range principally from three to seven years for property and equipment and 30 to 40 years for buildings. Leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life. Property and equipment also include external and incremental internal costs incurred to develop major computer systems. Costs for computer software developed or purchased for internal use are capitalized and amortized over an estimated useful life ranging from five to ten years. Costs of software maintenance and training, as well as the cost of software that does not add functionality to existing systems are expensed as incurred.

      Excess Cost of Net Assets Acquired and Other Intangible Assets: Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred taxes have been recorded to the extent of the difference between the fair value and the tax basis of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of net assets acquired consists of non-compete agreements and goodwill and is amortized on a straight-line basis over the estimated useful lives of the assets which range from five to 40 years, with an average life of approximately 37 years. The value assigned to non-compete agreements has been included in other assets.

      The useful life for each class of intangible asset is as follows:

       Goodwill........................................................ 40 years
       Covenants not-to-compete........................................  5 years

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                 (In thousands)


      Impairment of Long Lived Assets: Effective July 1, 1997, the Group adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which establishes accounting standards for the impairment of long-lived assets, certain identified intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain intangible assets to be disposed of. In accordance with SFAS No. 121, the Group reviews the realizability of long-lived assets, certain intangible assets and goodwill whenever events or circumstances occur which indicate recorded cost may not be recoverable. The Group also reviews the overall recoverability of goodwill on an annual basis. The analyses are based primarily on estimated future undiscounted cash flows.

      If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Group recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region, which is the lowest level of operational reporting used by management.

      Other Assets: Other assets consist principally of non-compete agreements and security deposits. Non-compete agreements are principally agreements with former owners not to compete with the Group within a specified geographical area for a specified period of time. The asset is amortized over the life of the agreement.

      Income Taxes: The Group is included in the consolidated Federal income tax return of the Parent. All tax payments are made by the Parent on behalf of the Group. The Group includes its portion of tax obligations in accounts payable and accrued expenses-related parties. Current and deferred tax benefit, included in these statements, was calculated as if the Group had filed consolidated income tax returns on a stand alone basis. Under a tax sharing agreement with the Parent, the Group is entitled to the tax benefits, attributable to the Group's losses, which are used in the Parent's consolidated return.

2. Related Party Transactions

      The Group entered into several arrangements with the Parent where fees are charged to the Group for services provided. These services included selling, general and administrative and financing services. Upon a change of control of the Group, certain of these arrangements may be voided and the Group will no longer be subject to the related fees. The Group will, however, be responsible for obtaining independent financing and will incur selling, general and administrative expenses.

      Trademarks: The Group is charged a fee of approximately 5.0% of revenues for the use of the "NovaCare" name and trademark. Fees are settled with the Parent on a quarterly basis in accordance with the trademark agreement.

      Advances and Financing Arrangements: The Group participates in the Parent's centralized cash management system to finance operations and acquisitions. The Group's cash deposits are transferred to the Parent on a daily basis. The Parent funds the Group's disbursement bank accounts as required. When disbursements exceed deposits, the Parent advances the difference to the Group through an interest-free intercompany account. Assuming a LIBOR plus 1.5% borrowing rate, which approximates the Parent's borrowing rate, interest expense on net advances from the Parent would have been $8,826 for the period July 1, 1999 to November 19, 1999.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                 (In thousands)


      In addition, certain advances from the Parent to the Group are funded through a line of credit arrangement. The annual interest rate on the line of credit is the prime rate of the Parent's lending bank plus 1.5%. As of November 19, 1999, the interest rate for the Group was 9.25%. Interest due to the Parent is settled quarterly in accordance with the loan agreement. Interest expense related to this financing arrangement was $5,366 for the period July 1, 1999 to November 19, 1999.

      Selling, General and Administrative Expenses Allocated from Related
Party: During fiscal 1999 and 1998, the Parent provided certain selling, general and administrative services to the Group, that included shared management, legal, information systems, finance and human resource services and leased office space. These costs were allocated to the Group from the Parent, based on number of personnel or fiscal 1999's net revenues. While Novacare has divested of certain of its businesses since June 30, 1999, the level of effort required by the Parent for each of the businesses was essentially the same for period July 1, 1999 to November 19, 1999 as it was in fiscal 1999. During the period July 1, 1999 to November 19, 1999, these allocated costs were $3,554.

      The expenses allocated to the Group are not necessarily indicative of amounts that would have been incurred if the Group had been a separate, independent entity that either managed these functions or contracted the services from an unrelated third party. Allocations were based on methodologies considered reasonable by management. It is not practicable to estimate these costs on a stand-alone basis, if the Group were a separate company.

      Benefits and Payroll Service Fees: Beginning in February 1997, the Group contracted with NovaCare Employee Services (NCES), a majority owned subsidiary of the Parent, to provide payroll and benefit services. Under the agreement, the Group reimburses NCES for all payroll and related benefit costs, in addition to an administrative fee. Administrative fees incurred, related to this agreement, were $1,963 for the period July 1, 1999 to November 19, 1999. The amount for the period July 1, 1999 to November 19, 1999, is included in selling, general and administrative expenses. Additionally, payroll and related benefits expense disbursed by NCES for PROH approximated $65,932 for the period July 1, 1999 to November 19, 1999. As of November 19, 1999 the Group owed NCES $1,337 for payroll and related benefit costs. These amounts are included in accounts payable and accrued expenses--related parties.

      Insurance Reserves: The Parent maintains insurance coverage for the Group, including workers' compensation and general business insurance. Insurance reserves have been specifically allocated to the Group and the amounts owed to the Parent for such reserves are included in accounts payable and accrued expenses--related parties. As of November 19, 1999, the Group owed the Parent $225 for general business insurance.

        NovaCare Physical Rehabilitation and Occupational Health Group
                       (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                (In thousands)


3. Provision for Restructure

      During fiscal 1999, the Group recorded a provision for restructure totaling $30,225 consisting of:

     Writedown of excess cost of net assets acquired, net.............. $28,300
     Employee severance and related costs..............................   1,925
                                                                        -------
       Total........................................................... $30,225
                                                                        =======

      During fiscal 1999, the Group decided to exit certain non-strategic markets. The markets consisted of 40 clinics. This decision resulted in a write-down of the value of the related assets to estimated net realizable value as these were held for disposal. The estimated net realizable value of the Group's assets held for disposal (principally excess cost of net assets acquired, net) was determined by reference to the Group's experience with purchases and sales of comparable assets over the past several years and in consultation with financial advisors. The clinics to be disposed of had annualized net revenues of approximately $16,600 and annualized operating profit of approximately $200. At November 19, 1999, five of the clinics have been sold for proceeds totaling $923. The net book value of the remaining assets to be sold is approximately $4,991. The decision to dispose of these clinics is being evaluated in light of the sale of the Group.

      In addition, the Group implemented a revised physical therapist staffing model to provide therapist services at lower costs while maintaining quality care. The new staffing model calls for an estimated reduction of 364 physical therapists. At November 19, 1999, a reduction of 267 physical therapists has taken place, 193 through attrition and 74 through severance arrangements.


      The activity in the Group's reserves for restructure is as follows:

                                                                     Period
                                                                 July 1, 1999 to
                                                                  November 19,
                                                                      1999
                                                                 ---------------
     Beginning balance..........................................      $ 625
     Payments...................................................       (532)
                                                                      -----
     Ending balance.............................................      $  93
                                                                      =====

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                 (In thousands)


4. Acquisition Transactions

      Information with respect to businesses acquired in purchase transactions was as follows:

                                                                       As of
                                                                    November 19,
                                                                        1999
                                                                    ------------
     Excess cost of net assets acquired............................   $431,446
     Less: accumulated amortization................................    (45,057)
                                                                      --------
                                                                      $386,389
                                                                      ========

      Certain purchase agreements require additional payments to the former owners if specific financial targets are met. At November 19, 1999 aggregate contingent payments in connection with all acquisitions of approximately $24,529, in cash, have not been included in the initial determination of cost of the businesses acquired since the amount of such contingent consideration that may be paid in the future, if any, is not presently determinable. In connection with businesses acquired in prior years, the Group paid $7,110 cash in the period July 1, 1999 to November 19, 1999.

5. Property and Equipment

      The components of property and equipment were as follows:

                                                                       As of
                                                                    November 19,
                                                                        1999
                                                                    ------------
     Buildings.....................................................   $  1,232
     Property, equipment and furniture.............................     43,558
     Capitalized software..........................................     22,637
     Leasehold improvements........................................     18,008
                                                                      --------
                                                                        85,435
     Less: accumulated depreciation and amortization...............    (47,587)
                                                                      --------
                                                                      $ 37,848
                                                                      ========

      Depreciation expense, including depreciation expense allocated by the Parent, for the period July 1, 1999 to November 19, 1999, was $4,767.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                 (In thousands)


6. Investment in Joint Ventures

      The Group has 50% ownership interests in GP Therapy, Inc., LLC (a joint venture with Columbia/HCA Healthcare Corp), Mercy Joyner Associates (a joint venture with Mercy Regional Health Systems), Gill Balsano Consulting, LLC (a joint venture with a Health Care consulting firm), Langhorne PC (a joint venture with Delaware Valley Medical Corporation), and South Philadelphia PC (a joint venture with Mt. Sinai Hospital).

      At November 19, 1999 the Group's investment in joint venture for GP Therapy, Inc., LLC was $10,644. The Group's investment in Mercy Joyner Associates, was acquired as part of a larger acquisition in fiscal year 1998. At November 19, 1999 the Group's investment in joint venture for Mercy Joyner Associates was $455. The Group's investment in Gill Balsano Consulting, LLC was transferred from the Parent in fiscal year 1999. At November 19, 1999 the Group's investment in Gill Balsano was $1,596. The Group's investment in the Langhorne PC and South Philadelphia PC were acquired as part of a larger acquisition in fiscal year 1998. At November 19, 1999 the Group's investment in joint venture for both the Langhorne PC and South Philadelphia PC was $1,724. The Group's share of the loss from joint ventures of $100 is included in selling, general and administrative expenses.


7. Accounts Payable and Accrued Expenses--Third Parties

      Accounts payable and accrued expenses are summarized as follows:

                                                                       As of
                                                                    November 19,
                                                                        1999
                                                                    ------------
     Accrued contingent earn-outs..................................   $ 3,077
     Accrued compensation and benefits.............................     6,480
     Accounts payable..............................................     7,072
     Bank overdraft................................................     4,864
     Accrued acquisition costs.....................................     3,748
     Accrued interest..............................................     1,198
     Accrued restructure costs.....................................        93
     Other.........................................................     4,253
                                                                      -------
                                                                      $30,785
                                                                      =======

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                 (In thousands)


8. Financing Arrangements

      Financing arrangements consisted of the following:

                                                                     As of
                                                                  November 19,
                                                                      1999
                                                                  ------------
     Line of credit--related party, due November 30, 1999........  $ 166,743
     Subordinated promissory notes payable through 2007..........     35,277
     Other.......................................................      1,608
                                                                   ---------
                                                                     203,628
     Less: current portion of financing arrangements--related
      parties....................................................   (166,743)
     Less: current portion of financing arrangements--third
      parties....................................................    (13,307)
                                                                   ---------
                                                                   $  23,578
                                                                   =========

      Subordinated promissory notes consist primarily of notes to former owners of businesses acquired and bear interest generally at 6%. The carrying values of the notes approximate fair value.


      Financing arrangements with related party is comprised of a $180,000 line of credit with a subsidiary of the Parent. The Group periodically draws from the line and is charged interest at a rate of the Parent's lending bank's prime rate plus 1.5% on the daily outstanding balance (See Note 2). As of November 19, 1999, the interest rate for the Group was 9.25%. As of November 19, 1999 the Group had $13,257 available under this line of credit.

      At November 19, 1999, aggregate annual maturities of financing arrangements were as follows for the next five fiscal years and thereafter:

      Fiscal Year
      -----------
      2000............................................................. $180,050
      2001.............................................................   12,731
      2002.............................................................    5,163
      2003.............................................................    2,976
      2004.............................................................    1,404
      Thereafter.......................................................    1,304
                                                                        --------
                                                                        $203,628
                                                                        ========

      Interest paid on debt during the period July 1, 1999 to November 19, 1999 was $11,460.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                 (In thousands)


9. Leases

      The Group rents office and clinical space and transportation and therapy equipment under non-cancelable operating leases.

      Future minimum lease commitments for all non-cancelable leases as of November 19, 1999 are as follows:

                                                                       Operating
      Fiscal Year                                                       Leases
      -----------                                                      ---------
      2000............................................................  $26,553
      2001............................................................   21,036
      2002............................................................   15,281
      2003............................................................    8,571
      2004............................................................    3,693
      Thereafter......................................................    4,608
                                                                        -------
      Total minimum lease payments....................................  $79,742
                                                                        =======

      Total rent expense for all operating leases during the period July 1, 1999 to November 19, 1999 was $12,308.

        NovaCare Physical Rehabilitation and Occupational Health Group
                       (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                (In thousands)


10. Income Taxes

      The components of income tax benefit were as follows:

                                                                    Period
                                                                July 1, 1999 to
                                                               November 19, 1999
                                                               -----------------
     Current:
       Federal................................................       $ --
       State..................................................         --
                                                                     ----
                                                                       --
                                                                     ----
     Deferred:
       Federal................................................         --
       State..................................................         --
                                                                     ----
                                                                       --
                                                                     ----
                                                                     $ --
                                                                     ====

      The components of net deferred tax assets (liabilities) as of November 19, 1999 were as follows:

                                                                    As of
                                                                 November 19,
                                                                     1999
                                                                 ------------
     Accruals and reserves not currently deductible for tax
      purposes..................................................   $ 12,054
     Restructure reserves.......................................      6,557
     Federal and state net operating loss.......................     13,784
                                                                   --------
                                                                     32,395
     Less: valuation allowance..................................    (22,399)
       Total deferred tax assets, net of valuation allowance....      9,996
     Gross deferred tax liabilities, depreciation and capital
      leases....................................................    (14,767)
                                                                   --------
       Net deferred tax liability...............................   $ (4,771)
                                                                   ========

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                 (In thousands)


      The reconciliation of the expected tax benefit (computed by applying the Federal statutory tax rate to income before income taxes) to the actual tax benefit was as follows:

                                                                  Period
                                                              July 1, 1999 to
                                                             November 19, 1999
                                                             -----------------
     Expected Federal income tax benefit....................     $(16,699)
     State income tax benefit, less Federal benefit.........       (2,691)
     Non-deductible nonrecurring items......................           25
     Non-deductible amortization of excess cost of net
      assets acquired.......................................          574
     Increase in valuation allowance........................       18,923
     Other, net.............................................         (132)
                                                                 --------
                                                                 $     --
                                                                 ========

      The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Group's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purpose and the Group has recorded a full valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized.

11. Benefit Plans

      Retirement Plans: Through the Parent, the Group participates in defined contribution 401(k) plans covering substantially all of its employees. The Group's portion of contributions made to the plans by the Parent for the period July 1, 1999 to November 19, 1999 were $442.

      Stock Option Plans: Certain employees of the Group participate in the Parent's employee stock option plans. Under the plans, substantially all of the options granted under the plan vest ratably over five years and are granted for a term of up to ten years. The exercise price of the options equals the fair value of the Parent's common stock at the date of grant. The Parent has adopted the disclosure-only provision of SFAS 123. Accordingly, no compensation expense has been recognized for option grants under the plans by the Parent or the Group. Had compensation cost for options granted been determined based on the fair value at the date of grant awards consistent with the provisions of SFAS 123, the Group's net loss would not have been materially different from the amounts reported in these financial statements.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                               November 19, 1999
                                 (In thousands)


12. Commitments and Contingencies

      The Group is subject to legal proceedings and claims that arise in the ordinary course of business. Management believes that the amount of any liability related to these matters will not have a material adverse effect on the Group's financial position or results of operations.

      The Group has entered into a naming, promotional and sponsorship agreement in which the Group pays $900 per year until the complex officially opens. The naming, promotional and sponsorship agreement is in effect for 25 years after the opening of the complex. The Group is required to make payments in accordance with the contract terms over 25 years ranging from $1,400 to $1,963 per year after the official opening. At this time the Group cannot estimate the date of the official opening of the complex.

13. Sale of the Group

      On November 19, 1999, the Parent completed the sale of the Group to Select Medical Corporation ("Select"). The sales price for the Group was $200,000, the cash proceeds of which were reduced by the amount of Group debt assumed by Select. Of the remainder, $36,800 of the purchase price was placed in escrow for two years in support of representations relating to minimum working capital, collectibility of accounts receivable, and certain contingent earnout payments and litigation matters. Following the closing of the Group sale and continuing through June 2000, Select presented to the Parent claims for disbursement of portions of the escrowed funds to Select. The Parent and Select disagreed on certain of these claims. On July 6, 2000, the Parent entered into a settlement agreement with regard to the accounts receivable representation, contingent earnout obligations and certain other differences and disagreements between the Parent and Select related to the Group purchase and sale agreement and the escrows established as part of that agreement. As a result of the settlement, the remaining funds in escrow accounts, including interest, were disbursed to the parties with $4.5 million being returned to the Parent. In addition, as part of the settlement, the Parent agreed to reimburse Select approximately $1.3 million in respect of certain of its obligations set forth in the purchase and sale agreement and up to $1.8 million for Medicare liabilities, if any, that relate to periods prior to the Group sale. The Parent collateralized certain future payments to Select with the Parent's accounts receivable that pertain primarily to the Parent's former long-term care services business. Also as part of the settlement agreement, certain of the representations, warranties and indemnifications in the Group purchase and sale agreement were released by the parties and certain provisions, principally relating to tax obligations, remain binding on the parties. In conjunction with the Group sale, the "NovaCare" name was also sold and the Parent changed its name to NAHC, Inc. effective March 28, 2000.

                       Report of Independent Accountants

To the Board of Directors of
NovaCare, Inc.

      In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of NovaCare, Inc. net investment and of cash flows present fairly, in all material respects, the financial position of NovaCare Physical Rehabilitation and Occupational Health Group ("the Group") at June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Group's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

      The accompanying combined financial statements have been prepared assuming that the Group will continue as a going concern. The Group has historically been dependent on NovaCare, Inc. (the "Parent") for financial support. Additionally, the Group is indebted to the Parent for significant currently payable amounts. As discussed in Note 13 to the combined financial statements, the Parent has $175 million of convertible subordinated debentures due on January 15, 2000. To enable the Parent to generate sufficient funds to make the required payment on the convertible debentures, the Parent's Board of Directors on August 5, 1999 voted to seek approval from its shareholders for the sale of the Parent's two remaining business units, including the Group, and the adoption of a restructuring proposal. In a proxy statement dated August 13, 1999 (as amended through September 10, 1999) the Parent's shareholders have been asked to consider and vote upon these proposals at a special meeting of shareholders to be held on September 21, 1999. All of the proposals were adopted by the shareholders at the special meeting. The adoption of these proposals could result in the ultimate liquidation of the Parent. Should these matters not be approved, or should the transactions not be consummated as set forth in the proxy statement, the Parent's management would need to seek other means to obtain sufficient funds to repay the convertible debentures when due. These matters, coupled with the Group's continuing operating losses, raise substantial doubt about the Group's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 13. The combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
September 21, 1999

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

                            Combined Balance Sheets
                                 (In thousands)

                                                               As of June 30,
                                                              -----------------
                                                                1999     1998
                                                              -------- --------
                           Assets
Current assets:
  Cash and cash equivalents.................................. $  5,792 $  2,037
  Accounts receivable, net of allowance at June 30, 1999 and
   1998 of $32,891 and $23,864, respectively.................   99,060   93,156
  Deferred income taxes......................................    8,561      439
  Other current assets.......................................    8,498    9,498
                                                              -------- --------
    Total current assets.....................................  121,911  105,130
Property and equipment, net..................................   40,065   40,422
Excess cost of net assets acquired, net......................  387,180  356,044
Investment in joint ventures.................................   15,120   13,062
Other assets.................................................    2,948    3,376
                                                              -------- --------
                                                              $567,224 $518,054
                                                              ======== ========
        Liabilities and NovaCare, Inc. Net Investment
Current liabilities:
  Current portion of financing arrangements--third parties... $ 14,706 $ 13,620
  Current portion of financing arrangements--related
   parties...................................................  165,202       --
  Accounts payable and accrued expenses--related parties.....  268,128  186,330
  Accounts payable and accrued expenses--third parties.......   31,399   25,532
                                                              -------- --------
    Total current liabilities................................  479,435  225,482
Financing arrangements--related party........................       --  165,507
Financing arrangements, net of current portion--third
 parties.....................................................   29,226   35,319
Deferred income taxes........................................   13,332    9,865
Other .......................................................    1,480    2,052
                                                              -------- --------
    Total liabilities........................................  523,473  438,225
Commitments and contingencies................................       --       --
NovaCare, Inc. net investment................................   43,751   79,829
                                                              -------- --------
                                                              $567,224 $518,054
                                                              ======== ========


The accompanying Notes to Combined Financial Statements are an integral part of these statements.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

                       Combined Statements of Operations
                                 (In thousands)

                                                  For the Years Ended June
                                                            30,
                                                 ----------------------------
                                                   1999      1998      1997
                                                 --------  --------  --------
Net revenues.................................... $339,708  $281,550  $214,936
Cost of Services................................  234,350   193,860   152,860
                                                 --------  --------  --------
  Gross profit..................................  105,358    87,690    62,076
Selling, general and administrative expenses....   56,743    40,360    29,947
Selling, general and administrative allocated
 from related party.............................   27,444    20,823     8,882
Provision for uncollectible accounts............   24,130    14,806    10,091
Amortization of excess cost of net assets
 acquired.......................................   11,865     9,138     6,464
Provision for restructure.......................   30,225        --        --
                                                 --------  --------  --------
  (Loss) income from operations.................  (45,049)    2,563     6,692
Interest expense-related party..................   15,518    15,990    27,568
Interest expense-third parties..................    3,157     2,435     1,081
Royalty expense-related party...................   17,059    14,293    10,660
                                                 --------  --------  --------
  Loss before income taxes......................  (80,783)  (30,155)  (32,617)
Income tax benefit..............................  (21,564)   (7,618)  (10,726)
                                                 --------  --------  --------
  Net loss...................................... $(59,219) $(22,537) $(21,891)
                                                 ========  ========  ========



The accompanying Notes to Combined Financial Statements are an integral part of these statements.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Combined Statements of NovaCare, Inc. Net Investment
                                 (In thousands)

                                                                  NovaCare, Inc.
                                                                  net investment
                                                                  --------------
Balance at June 30, 1996.........................................    $(34,135)
  Net contributions from NovaCare, Inc. .........................     143,134
  Net loss.......................................................     (21,891)
                                                                     --------
Balance at June 30, 1997.........................................      87,158
  Net contributions from NovaCare, Inc. .........................      15,208
  Net loss.......................................................     (22,537)
                                                                     --------
Balance at June 30, 1998.........................................      79,829
  Net contributions from NovaCare, Inc. .........................      23,141
  Net loss.......................................................     (59,219)
                                                                     --------
Balance at June 30, 1999.........................................    $ 43,751
                                                                     ========




  The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

                       Combined Statements of Cash Flows
                                 (In thousands)

                                                 For the Years Ended June
                                                            30,
                                                -----------------------------
                                                  1999      1998       1997
                                                --------  ---------  --------
Cash flows from operating activities:
Net loss....................................... $(59,219) $ (22,537) $(21,891)
Adjustments to reconcile net loss to net cash
 flows used in operating activities:
  (Income) loss from joint ventures............      514        (16)       78
  Depreciation and amortization................   25,974     20,697    15,487
  Provision for restructure....................   30,225
  Provision for uncollectible accounts.........   24,130     14,806    10,091
  Minority interest............................      117         69       105
  Deferred income taxes........................   (4,432)     6,251     3,849
  Changes in assets and liabilities, net of
   effects from acquisitions:
    Accounts receivable........................  (26,050)   (29,417)  (24,946)
    Other current assets.......................      417     (1,722)      (66)
    Accounts payable and accrued expenses--
     third parties.............................  (13,982)    (5,289)   (8,427)
    Other, net.................................   (3,309)      (196)   (1,048)
                                                --------  ---------  --------
    Net cash used in operating activities......  (25,615)   (17,354)  (26,768)
                                                --------  ---------  --------
Cash flows from investing activities:
Payments for businesses acquired, net of cash
 acquired......................................  (48,038)   (94,357)  (58,685)
Additions to property and equipment............  (19,906)    (8,170)  (17,269)
Proceeds from sale of property and equipment...      913         --        52
Other, net.....................................      452         85       569
                                                --------  ---------  --------
  Net cash flows used in investing activities..  (66,579)  (102,442)  (75,333)
                                                --------  ---------  --------
Cash flows from financing activities:
Payment of long-term debt and credit
 arrangements--third parties...................  (14,878)    (6,591)   (5,015)
Net advances from related party................  110,827    122,363   110,143
                                                --------  ---------  --------
  Net cash flows provided by financing
   activities..................................   95,949    115,772   105,128
                                                --------  ---------  --------
Net increase (decrease) in cash and cash
 equivalents...................................    3,755     (4,024)    3,027
Cash and cash equivalents, beginning of year...    2,037      6,061     3,034
                                                --------  ---------  --------
Cash and cash equivalents, end of year......... $  5,792  $   2,037  $  6,061
                                                ========  =========  ========

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

                     Notes to Combined Financial Statements

                                 June 30, 1999
                                 (In thousands)

1. Summary of Significant Accounting Policies

      Nature of Operations: NovaCare Physical Rehabilitation and Occupational Health Group includes RehabClinics, Inc., NovaCare Outpatient Rehabilitation East, Inc., NovaCare Outpatient Rehabilitation West, Inc., NovaCare Occupational Health Services, Inc., CMC Center Corporation and Industrial Health Care Company (collectively "the Group") all of which are wholly-owned subsidiaries of NC Resources, Inc., a Delaware holding company and a wholly-owned subsidiary of NovaCare, Inc., a Delaware corporation ("Parent").

      Business Profile: The Group is a provider of freestanding outpatient physical therapy and rehabilitation services and occupational health services. Outpatient physical therapy and rehabilitation services include: (i) general physical rehabilitation, which is designed to return injured and post-operative patients to their optimal functional capacity, (ii) sports medicine, which is designed to minimize the "downtime" of injured sports participants and safely return them to sports activities, (iii) enhanced performance training, which is designed to improve the muscular and cardiovascular performance of both professional caliber athletes and "weekend warriors" as well as the "senior citizen" population, (iv) industrial rehabilitation, which is designed to reduce work-related injuries and rehabilitate and strengthen injured patients to allow a rapid, safe and productive return to normal job activities and (v) hospital-based services, which involve providing inpatient and outpatient rehabilitation services on a contract basis to acute care hospitals. Occupational health services comprise treatment for work-related injuries and illnesses, physical and occupational health services comprise treatment for work-related injuries and illnesses, physical and occupational rehabilitation therapy, pre-placement physical examinations and evaluations, case management, diagnostic testing and other employer-requested or government-mandated work related health care services.

      Basis of Presentation: The financial statements of the Group include the combined financial position, results of operations and cash flows of the Group. The Parent's historical cost basis of assets and liabilities has been reflected in the Group's financial statements. The financial information in these financial statements is not necessarily indicative of results of operations, financial position and cash flows that would have occurred if the Group had been a separate stand-alone entity during the periods presented or of future results.

      Principles of Combination: The combined financial statements include the accounts of the Group companies. Investments of 20% to 50% of the voting interest of affiliates are accounted for using the equity method. All significant intercompany accounts and transactions between the companies comprising the Group have been eliminated. The Group recognizes a minority interest in its balance sheets and statements of operations for the portion of majority-owned subsidiaries attributable to its minority owners.

      Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Concentration of Credit Risks: Financial instruments which subject the Group to concentrations of credit risk consist primarily of trade receivables from workers' compensation programs, health and managed care companies, self-pay individuals, Medicare, Medicaid and litigation settlements from various payors located

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                 (In thousands)

1. Summary of Significant Accounting Policies (continued)

throughout the United States. The Group generally does not require collateral from its customers. Such credit risk is considered by management to be limited due to the Group's broad customer base.

      Statement of Cash Flows: The Group considers its holdings of highly liquid debt and money-market instruments to be cash equivalents if the securities mature within 90 days from the date of acquisition. These investments are carried at cost, which approximates fair value. Non-cash investing and financing activities in fiscal years 1999 and 1998 of $10,355 and $24,875, respectively, consist principally of acquired debt and subordinated promissory notes issued to former owners at closing. There were no non-cash investing and financing activities in fiscal 1997. Non-cash contributions from the Parent in fiscal year 1997 were $102,595 for forgiveness of debt. There were no non-cash contributions in fiscal years 1999 and 1998.

      Net Revenues: Net revenues are reported at the net realizable amounts from customers and third-party payors and includes estimated retroactive revenue adjustments due to future audits, reviews and investigations. Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered, and such amounts are adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews and investigations. Net revenues generated directly from Medicare and Medicaid reimbursement programs represented 8%, 9% and 10% of the Group's combined net revenues for fiscal years 1999, 1998 and 1997 respectively.

      Property and Equipment: Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which range principally from three to seven years for property and equipment and 30 to 40 years for buildings. Leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life. Property and equipment also include external and incremental internal costs incurred to develop major computer systems. Costs for computer software developed or purchased for internal use are capitalized and amortized over an estimated useful life ranging from five to ten years. Costs of software maintenance and training, as well as the cost of software that does not add functionality to existing systems are expensed as incurred.

      Excess Cost of Net Assets Acquired and Other Intangible Assets: Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred taxes have been recorded to the extent of the difference between the fair value and the tax basis of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of net assets acquired consists of non-compete agreements and goodwill and is amortized on a straight-line basis over the estimated useful lives of the assets which range from five to 40 years, with an average life of approximately 37 years. The value assigned to non-compete agreements has been included in other assets.

      The useful life for each class of intangible assets is as follows:

       Goodwill........................................................ 40 years
       Covenants not-to-compete........................................  5 years

      Impairment of Long Lived Assets: Effective July 1, 1997, the Group adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which establishes accounting standards for the impairment of long-lived

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                 (In thousands)

1. Summary of Significant Accounting Policies (continued)

assets, certain identified intangible assets and goodwill related to those assets to be held and used and for long-lived assets and certain intangible assets to be disposed of. In accordance with SFAS No. 121, the Group reviews the realizability of long-lived assets, certain intangible assets and goodwill whenever events or circumstances occur which indicate recorded cost may not be recoverable. The Group also reviews the overall recoverability of goodwill on an annual basis. These analyses are based primarily on estimated future undiscounted cash flows.

      If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Group recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region, which is the lowest level of operational reporting used by management.

      Other Assets: Other assets consist principally of non-compete agreements and security deposits. Non-compete agreements are principally agreements with former owners not to compete with the Group within a specified geographical area for a specified period of time. The asset is amortized over the life of the agreement.

      Income Taxes: The Group is included in the consolidated Federal income tax return of the Parent. All tax payments are made by the Parent on behalf of the Group. The Group includes its portion of tax obligations in accounts payable and accrued expenses--related parties. Current and deferred tax benefit, included in these statements, was calculated as if the Group had filed consolidated income tax returns for the Group on a stand alone basis. Under a tax sharing agreement with the Parent, the Group is entitled to the income tax benefits, attributable to the Group's losses, which are used in the Parent's consolidated return. Were the Group to apply the separate company tax return method the income taxes would have been an expense of $641, $2,192 and $1,182 and net loss as adjusted would have been $81,424, $32,347 and $33,799 for the years ended June 30, 1999, 1998 & 1997, respectively.

2. Related Party Transactions

      The Group entered into several arrangements with the Parent where fees are charged to the Group for services provided. These services included selling, general and administrative and financing services. Upon a change of control of the Group, certain of these arrangements may be voided and the Group will no longer be subject to the related fees. The Group will, however, be responsible for obtaining independent financing and will incur selling, general and administrative expenses.

      Trademarks: The Group is charged a fee of approximately 5.0% of revenues for the use of the "NovaCare" name and trademark. Fees are settled with the Parent on a quarterly basis in accordance with the trademark agreement.

      Advances and Financing Arrangements: The Group participates in the Parent's centralized cash management system to finance operations and acquisitions. The Group's cash deposits are transferred to the Parent on a daily basis. The Parent funds the Group's disbursement bank accounts as required. When disbursements exceed deposits, the Parent advances the difference to the Group through an interest-free

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                 (In thousands)

2. Related Party Transactions (continued)

intercompany account. Assuming a LIBOR plus 1.5% borrowing rate, which approximates the Parent's borrowing rate, interest expense on net advances from the Parent would have been $17,284, $10,137 and $4,242 for the years ended June 30, 1999, 1998 and 1997, respectively.

      In addition, certain advances from the Parent to the Group are funded through a line of credit arrangement. The annual interest rate on the line of credit is the prime rate of the Parent's lending bank plus 1.5%. As of June 30, 1999, the interest rate for the Group was 9.25%. Interest due to the Parent is settled quarterly in accordance with the loan agreement. Interest expense related to this financing arrangement was $15,518, $15,990 and $27,568 for fiscal 1999, 1998, and 1997, respectively.

      Selling, General and Administrative Expenses Allocated from Related
Party: During fiscal 1999, 1998 and 1997, the Parent provided certain selling, general and administrative services to the Group, that included shared management, legal, information systems, finance and human resource services and leased office space. These costs were allocated to the Group from the Parent, based on specific identification, net revenue or utilization. During 1999, 1998 and 1997, these allocated costs were $15,671, $16,294 and $7,306, respectively.

      The expenses allocated to the Group are not necessarily indicative of amounts that would have been incurred if the Group had been a separate, independent entity that either managed these functions or contracted the services from an unrelated third party. Allocations were based on methodologies considered reasonable by management. It is not practicable to estimate these costs on a stand-alone basis if the Group were a separate company.

      Benefits and Payroll Service Fees: Beginning in February 1997, the Group contracted with NovaCare Employee Services (NCES), a 67% owned subsidiary of the Parent, to provide payroll and benefit services. Under the agreement, the Group reimburses NCES for all payroll and related benefit costs, in addition to an administrative fee. Administrative fees incurred, related to this agreement, were $10,957, $3,986 and $952 for fiscal 1999, 1998 and 1997, respectively.
These amounts are included in Selling, General and Administrative Expenses Allocated from Related Party. Additionally, payroll and related benefits expense disbursed by NCES for PROH approximated $175,000, $141,000 and $108,000 for fiscal 1999, 1998 and 1997, respectively. As of June 30, 1999 and 1998 the Group owed NCES $5,222 and $3,839 for payroll and related benefit costs. These amounts are included in accounts payable and accrued expenses--related parties.

      Insurance Reserves: The Parent maintains insurance coverage for the Group, including workers' compensation and general business insurance. Insurance reserves have been specifically allocated to the Group and the amounts owed to the Parent for such reserves are included in accounts payable and accrued expenses--related parties. As of June 30, 1999 and 1998, the Group owed the Parent the following amounts:

                                                                         As of
                                                                       June 30,
                                                                       ---------
                                                                       1999 1998
                                                                       ---- ----
Workers compensation.................................................. $421 $273
General business......................................................  274  226
                                                                       ---- ----
                                                                       $695 $499
                                                                       ==== ====

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                 (In thousands)


3. Provision for Restructure

      During fiscal 1999, the Group's operations recorded a provision for restructure totaling $30,225 consisting of:

       Writedown of excess cost of net assets acquired, net............ $28,300
       Employee severance and related costs............................   1,925
                                                                        -------
       Total........................................................... $30,225
                                                                        =======

      During fiscal 1999, the Group decided to exit certain non-strategic markets. The markets consisted of 40 clinics. This decision resulted in a write-down of the value of the related assets to estimated net realizable value as these were considered held for disposal. The estimated net realizable value of the Group's assets held for disposal (principally excess cost of net assets acquired, net) was determined by reference to the Company's experience with purchases and sales of comparable assets over the past several years and in consultation with financial advisors. The clinics to be disposed of had annualized net revenues of approximately $16,600 and annualized operating profit of approximately $200. At June 30, 1999, five of the clinics have been sold for proceeds totaling $923. The net book value of the remaining assets to be sold is approximately $4,991. The decision to dispose of these clinics is being evaluated in light of the possible sale of the Group.

      In addition, the Group has implemented a revised physical therapist staffing model to provide therapist services at lower costs while maintaining quality care. The new staffing model calls for an estimated reduction of 364 physical therapists. At June 30, 1999, a reduction of 231 physical therapists has taken place, 173 through attrition and 58 through severance arrangements. The Group's plan will be fully implemented by December 31, 1999, utilizing the remaining restructure reserve.

      The activity in the Group's reserves for restructure is as follows:

                                                              Years Ended June
                                                                    30,
                                                              -----------------
                                                                1999     1998
                                                              --------  -------
Beginning balance............................................ $  1,137  $ 3,217
Provision for restructure....................................   30,225       --
Payments.....................................................   (2,437)  (2,080)
Non-cash reductions, principally asset write-offs............  (28,300)      --
                                                              --------  -------
Ending balance............................................... $    625  $ 1,137
                                                              ========  =======

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                 (In thousands)


4. Acquisition Transactions

      During the years ended June 30, 1999 and 1998 the Group acquired five and 48 businesses, respectively. The following unaudited pro forma combined results of the operations of the Group give effect to each of the acquisitions as if they occurred on July 1, 1997:

                                                        Years Ended June 30,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
Net Revenues........................................... $  339,889  $  344,277
                                                        ==========  ==========
Loss before income taxes............................... $  (80,734) $  (29,945)
                                                        ==========  ==========
Net loss............................................... $  (59,170) $  (22,327)
                                                        ==========  ==========

      The above pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisition been made as of July 1, 1997, or the results that may occur in the future.

      Information with respect to businesses acquired in purchase transactions was as follows:

                                                             As of June 30,
                                                          ---------------------
                                                             1999      1998
                                                          ---------- ----------
Excess cost of net assets acquired....................... $  427,654 $ 384,653
Less: accumulated amortization...........................   (40,474)  (28,609)
                                                          ---------- ---------
                                                          $  387,180 $ 356,044
                                                          ========== =========
                                                          Years Ended June 30,
                                                          ---------------------
                                                             1999      1998
                                                          ---------- ----------
Cash paid (net of cash acquired)......................... $   40,089 $  78,164
Notes issued.............................................      4,825    24,875
Other consideration......................................      2,238     6,920
                                                          ---------- ---------
                                                              47,152   109,959
Liabilities assumed......................................     17,342    36,751
                                                          ---------- ---------
                                                              64,497   146,710
Fair value of assets acquired, principally accounts
 receivable and property and equipment...................    (5,091)  (29,488)
                                                          ---------- ---------
Cost in excess of fair value of net assets acquired...... $   59,403 $ 117,222
                                                          ========== =========

      Certain purchase agreements require additional payments to the former owners if specific financial targets are met. Aggregate contingent payments in connection with all acquisitions at June 30, 1999 of approximately $34,884, in cash, have not been included in the initial determination of cost of the businesses acquired since the amount of such contingent consideration that may be paid in the future, if any, is not presently determinable. In connection with businesses acquired in prior years, the Group paid $5,711 and $10,423 cash in fiscal years ended June 30, 1999 and 1998 respectively. Additionally, the Parent issued 43 and 130 shares of its common stock on behalf of the Group during the fiscal years ended June 30, 1999 and 1998, respectively, in settlement of earn-out payments to former owners.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                 (In thousands)

5. Property and Equipment

      The components of property and equipment were as follows:

                                                              As of June 30,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
Buildings................................................... $  1,232  $  1,232
Property, equipment and furniture...........................   46,752    41,808
Capitalized software........................................   16,066    12,916
Leasehold improvements......................................   17,314    14,927
                                                             --------  --------
                                                               81,364    70,883
Less: accumulated depreciation and amortization.............  (41,299)  (30,441)
                                                             --------  --------
                                                             $ 40,065  $ 40,442
                                                             ========  ========

      Depreciation expense, including depreciation expense allocated by the Parent, for the fiscal years 1999, 1998 and 1997 was $14,109, $11,559 and $9,023, respectively.

6. Investment in Joint Ventures

      The Group has 50% ownership interests in GP Therapy, Inc., LLC (a joint venture with Columbia/HCA Healthcare Corp), Mercy Joyner Associates (a joint venture with Mercy Regional Health Systems), Gill Balsano Consulting, LLC (a joint venture with a Health Care consulting firm), Langhorne PC (a joint venture with Delaware Valley Medical Corporation), and South Philadelphia PC (a joint venture with Mt. Sinai Hospital).

      At June 30, 1999 and 1998, the Group's investment in joint venture for GP Therapy, Inc., LLC was $10,728 and $10,889, respectively. The Group's investment in Mercy Joyner Associates, was acquired as part of a larger acquisition in fiscal year 1998. At June 30, 1999 and 1998, the Group's investment in joint venture for Mercy Joyner Associates was $378 and $231, respectively. The Group's investment in Gill Balsano Consulting, LLC was transferred from the Parent in fiscal year 1999. At June 30, 1999 the Group's investment in Gill Balsano was $2,078. The Group's investment in the Langhorne PC and South Philadelphia PC were acquired as part of a larger acquisition in fiscal year 1998. At June 30, 1999 and 1998, the Group's investment in joint venture for both the Langhorne PC and South Philadelphia PC was $1,936 and $1,942, respectively. The Group's share in the income (loss) from joint ventures of $514, $(16) and $78 is included in selling, general and administrative expenses.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                 (In thousands)

7. Accounts Payable and Accrued Expenses--Third Parties

      Accounts payable and accrued expenses are summarized as follows:

                                                                As of June 30,
                                                                ---------------
                                                                 1999    1998
                                                                ------- -------
Accrued contingent earn-outs................................... $ 7,256 $ 3,294
Accrued compensation and benefits..............................   5,809   5,034
Accounts payable...............................................   4,397   4,407
Bank overdraft.................................................   4,206   2,216
Accrued acquisition costs......................................   3,842     394
Accrued interest...............................................   2,026   1,843
Accrued restructure costs......................................     625   1,137
Other..........................................................   3,238   7,207
                                                                ------- -------
                                                                $31,399 $25,532
                                                                ======= =======

8. Financing Arrangements

      Financing arrangements consisted of the following:

                                                            As of June 30,
                                                          -------------------
                                                            1999       1998
                                                          ---------  --------
Line of credit--related party, due November 30, 1999..... $ 165,202  $165,507
Subordinated promissory notes (6% to 9%),
 Payable through 2007....................................    41,615    47,291
Other....................................................     2,317     1,648
                                                          ---------  --------
                                                            209,134   214,446
Less: current portion of financing arrangements-related
 parties.................................................  (165,202)       --
Less: current portion of financing arrangements-third
 parties.................................................   (14,706)  (13,620)
                                                          ---------  --------
                                                          $  29,226  $200,826
                                                          =========  ========

      Subordinated promissory notes consist primarily of notes to former owners of businesses acquired. The carrying values of the notes approximate fair value.

      Financing arrangements with related party is comprised of a $180,000 line of credit with a subsidiary of the Parent. The Group periodically draws from the line and is charged interest at a rate of the Parent's lending bank's prime rate plus 1.5% on the daily outstanding balance (See Note 2). As of June 30, 1999, the interest rate for the Group was 9.25%. As of June 30, 1999 the Group had $14,798 available under this line of credit.

        NovaCare Physical Rehabilitation and Occupational Health Group
                       (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                (In thousands)

8. Financing Arrangements (continued)

     At June 30, 1999, aggregate annual maturities of financing arrangements were as follows for the next five fiscal years and thereafter:

       Fiscal Year
       -----------
       2000............................................................ $179,908
       2001............................................................   13,157
       2002............................................................   10,040
       2003............................................................    3,333
       2004............................................................    1,494
       Thereafter......................................................    1,202
                                                                        --------
                                                                        $209,134
                                                                        ========

     Interest paid on debt during the fiscal years 1999, 1998 and 1997 was $18,132, $17,518 and $10,537, respectively.

9. Leases

     The Group rents office and clinical space and transportation and therapy equipment under non-cancelable operating leases.

     Future minimum lease commitments for all non-cancelable leases as of June 30, 1999 are as follows:

                                                                       Operating
       Fiscal Year                                                      Leases
       -----------                                                     ---------
       2000...........................................................  $27,807
       2001...........................................................   21,378
       2002...........................................................   16,557
       2003...........................................................   10,191
       2004...........................................................    4,208
       Thereafter.....................................................    5,341
                                                                        -------
       Total minimum lease payments...................................  $85,482
                                                                        =======

     Total rent expense for all operating leases during fiscal years 1999, 1998 and 1997 was $29,610, $22,071 and $16,514 respectively.

        NovaCare Physical Rehabilitation and Occupational Health Group
                       (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                (In thousands)

10. Income Taxes

     The components of income tax benefit were as follows:

                                                      Years Ended June 30,
                                                   ----------------------------
                                                     1999      1998      1997
                                                   --------  --------  --------
Current:
  Federal......................................... $(17,500) $(14,676) $(15,143)
  State...........................................      950       776       260
                                                   --------  --------  --------
                                                    (16,500)  (13,900)  (14,883)
                                                   --------  --------  --------
Deferred:
  Federal.........................................   (4,705)    4,890     3,235
  State...........................................     (309)    1,392       922
                                                   --------  --------  --------
                                                     (5,014)    6,282     4,157
                                                   --------  --------  --------
                                                   $(21,564) $ (7,618) $(10,726)
                                                   ========  ========  ========

     The components of net deferred tax assets (liabilities) as of June 30, 1999 and 1998 were as follows:

                                                             As of June 30,
                                                            -----------------
                                                              1999     1998
                                                            --------  -------
Accruals and reserves not currently deductible for tax
 purposes.................................................. $ (1,113) $   439
Restructure reserves.......................................    6,775       --
Federal and state net operating loss.......................    2,899       --
                                                            --------  -------
  Gross deferred tax assets................................    8,561      439
Depreciation and capital leases............................  (13,332)  (9,865)
                                                            --------  -------
  Gross deferred tax liabilities...........................  (13,332)  (9,865)
                                                            --------  -------
  Net deferred tax liability............................... $ (4,771) $(9,426)
                                                            ========  =======

     The reconciliation of the expected tax benefit (computed by applying the Federal statutory tax rate to income before income taxes) to actual tax expense was as follows:

                                                    Years Ended June 30,
                                                 ----------------------------
                                                   1999      1998      1997
                                                 --------  --------  --------
Expected Federal income tax benefit ............ $(28,274) $(10,554) $(11,416)
State income taxes benefit, less Federal
 benefit........................................      416     1,679       870
Non-deductible nonrecurring items...............       95       428        61
Non-deductible amortization of excess
 cost of net assets acquired....................    6,025     1,358       988
Other, net......................................      174      (529)   (1,229)
                                                 --------  --------  --------
                                                 $(21,564) $ (7,618) $(10,726)
                                                 ========  ========  ========

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                 (In thousands)


11. Benefit Plans

      Retirement Plans: Through the Parent, the Group participates in defined contribution 401(k) plans covering substantially all of its employees. The Group's portion of contributions made to the plans by the Parent for fiscal 1999, 1998 and 1997 were $1,189, $1,056 and $841, respectively.

      Stock Option Plans: Certain employees of the Group participate in the Parent's employee stock option plans. Under the plans, substantially all of the options granted under the plan vest ratably over five years and are granted for a term of up to ten years. The exercise price of the options equal the fair value of the Parent's common stock at the date of grant. The Parent has adopted the disclosure-only provision of SFAS 123. Accordingly, no compensation expense has been recognized for option grants under the plans by the Parent or the Group. Had compensation cost for options granted been determined based on the fair value at the date of grant awards consistent with the provisions of SFAS 123, the Group's net loss would not have been materially different from the amounts reported in these financial statements.

12. Commitments and Contingencies

      The Group is subject to legal proceedings and claims that arise in the ordinary course of business. Management believes that the amount of any liability related to these matters will not have a material adverse effect on the Group's financial position or results of operations.

13. Parent's Restructure Proposal

      The accompanying combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the combined financial statements for the three years ended June 30, 1999, the Group has reported substantial net operating losses; has significant excess of current liabilities over current assets at June 30, 1999; and, is dependent on the Parent to provide financial support.

      The Parent has $175,000 of convertible subordinated debentures due on January 15, 2000. The Parent's ability to make its scheduled debt payments when due is dependent on a number of future actions, the outcome of which are uncertain. The Parent's management has proposed a financial restructuring plan to its shareholders in a proxy statement dated August 13, 1999, as amended through September 10, 1999. A special meeting of the Parent's shareholders was held on September 21, 1999 (the "Special Meeting") and the shareholders voted to approve (i) the sale of the Group, (ii) the sale of the Parent's interest in an affiliated company and (iii) the adoption of a restructuring proposal.

      The Parent is in the process of seeking buyers for the Group. While to date no definitive agreement has been entered into with respect to the sale of the Group, the Parent received shareholder approval at the Special Meeting to proceed with the sale when a suitable buyer is identified and a definitive agreement (which meets all of the conditions of the proposal included in the proxy) is negotiated with such buyer. The sale of the Group could result in material adjustments to the assets and liabilities reflected in the accompanying combined financial statements.

         NovaCare Physical Rehabilitation and Occupational Health Group
                        (Wholly-owned by NovaCare, Inc.)

              Notes to Combined Financial Statements--(Continued)

                                 June 30, 1999
                                 (In thousands)


13. Parent's Restructure Proposal (continued)

      The Parent's ability to repay the $175,000 convertible subordinated debentures is dependent on the sale of the Group or the Parent's ability to secure refinancing in the event the Group is not sold. The Parent is unable to predict the sale of the Group as set forth in the proxy or likelihood of successfully concluding any other available alternative. As a result, the Company is unable to predict the Parent's ability to continue to provide financial support to the Group.

                          Independent Auditors' Report

The Board of Directors and Stockholders
Intensiva HealthCare Corporation:

      We have audited the accompanying consolidated balance sheets of Intensiva HealthCare Corporation and subsidiaries as of December 15, 1998 and December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from January 1, 1998 through December 15, 1998 and the year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intensiva HealthCare Corporation and subsidiaries as of December 15, 1998 and December 31, 1997, and the results of their operations and their cash flows for the period from January 1, 1998 through December 15, 1998 and the year ended December 31, 1997, in conformity with auditing standards generally accepted in the United States of America.

/s/ KPMG LLP

St. Louis, Missouri
April 9, 1999

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    December 15, 1998 and December 31, 1997



                                                      December 15,  December 31,
                                                          1998          1997
                                                      ------------  ------------
Assets
Current assets:
  Cash and cash equivalents ......................... $        --     1,433,812
  Accounts receivable, less allowance for doubtful
   accounts of $2,767,735 and $1,736,367, respective-
   ly................................................  52,138,563    31,876,315
  Inventories .......................................   1,023,466       781,317
  Prepaid expenses ..................................     848,937       855,429
                                                      -----------    ----------
    Total current assets ............................  54,010,966    34,946,873
Property and equipment, net .........................  10,531,377     6,882,957
Organizational and preopening costs, net ............     751,864       382,777
Other assets ........................................     673,620     1,047,842
                                                      -----------    ----------
                                                      $65,967,827    43,260,449
                                                      ===========    ==========
Liabilities and Stockholders' Equity
Current liabilities:
  Bank overdraft .................................... $ 1,769,407            --
  Current portion of long-term obligations ..........     748,283       781,315
  Current portion of revolving credit facility ......  10,884,847     1,649,394
  Accounts payable and accrued expenses .............   9,413,078     7,589,180
  Accrued salaries, wages, and benefits .............   5,155,739     2,245,741
  Estimated third-party payor settlements ...........  21,534,681     2,652,585
                                                      -----------    ----------
    Total current liabilities .......................  49,506,035    14,918,215
                                                      -----------    ----------
Long-term obligations, less current portion .........   1,533,641     1,312,234
Revolving credit facility, less current portion .....          --     1,935,575
Deferred rent expense ...............................   1,516,001     1,301,984
                                                      -----------    ----------
    Total liabilities ...............................  52,555,677    19,468,008
Commitments and contingencies
Stockholders' equity:
  Convertible preferred stock, $0.001 par value:
  Series A, 3,465,000 shares authorized, none
   outstanding in 1998 and 1997......................          --            --
  Series B, 2,232,962 shares authorized, none
   outstanding in 1998 and 1997......................          --            --
  Common stock, $0.001 par value, 70,000,000 shares
   authorized, 10,086,079 and 9,969,045 shares issued
   and outstanding, respectively.....................      10,086         9,969
  Additional paid-in capital ........................  30,251,901    30,193,647
  Accumulated deficit ............................... (16,849,837)   (6,411,175)
                                                      -----------    ----------
    Total stockholders' equity ......................  13,412,150    23,792,441
                                                      -----------    ----------
                                                      $65,967,827    43,260,449
                                                      ===========    ==========

See accompanying notes to consolidated financial statements.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

 Period from January 1, 1998 through December 15, 1998 and year ended December
                                    31, 1997

                                                      Period from
                                                    January 1, 1998
                                                        through      Year ended
                                                     December 15,   December 31,
                                                         1998           1997
                                                    --------------- ------------
Net patient service revenues ......................  $  98,848,514   69,589,496
Costs and expenses:
  Operating expenses ..............................     95,099,777   59,913,263
  General and administrative ......................      7,485,093    4,605,961
  Provision for doubtful accounts .................      1,818,152    1,951,890
  Depreciation and amortization ...................      2,835,004    1,565,004
                                                     -------------   ----------
    Total costs and expenses ......................    107,238,026   68,036,118
                                                     -------------   ----------
    Operating income (loss) .......................     (8,389,512)   1,553,378
Interest income ...................................             --      412,706
Interest expense ..................................     (1,203,126)    (235,171)
                                                     -------------   ----------
    Income (loss) before income taxes .............     (9,592,638)   1,730,913
Provision for income taxes ........................        846,024       93,557
                                                     -------------   ----------
    Net income (loss) .............................  $ (10,438,662)   1,637,356
                                                     =============   ==========

See accompanying notes to consolidated financial statements.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

 Period from January 1, 1998 through December 15, 1998 and year ended December
                                    31, 1997


                                              Common stock
                                           ------------------
                          Preferred stock                     Additional                  Total
                         ----------------- Number of            paid-in  Accumulated   stockholders'
                         Series A Series B   shares   Amount    capital    deficit        equity
                         -------- -------- ---------- ------- ---------- -----------  --------------
Balance at December 31,
 1996 ..................  $  --       --    9,905,062 $ 9,905 30,184,544  (8,048,531)   22,145,918
Issuance of shares of
 common stock in
 connection with
 exercise of stock
 options ...............     --       --       63,983      64      9,103          --         9,167
Net income .............     --       --           --      --         --   1,637,356     1,637,356
                          -----     ----   ---------- ------- ---------- -----------   -----------
Balance at December 31,
 1997 ..................     --       --    9,969,045   9,969 30,193,647  (6,411,175)   23,792,441
Issuance of shares of
 common stock in
 connection with
 exercise of stock
 options ...............     --       --      117,034     117     58,254          --        58,371
Net loss ...............     --       --           --      --         -- (10,438,662)  (10,438,662)
                          -----     ----   ---------- ------- ---------- -----------   -----------
Balance at December 15,
 1998 ..................  $  --       --   10,086,079 $10,086 30,251,901 (16,849,837)   13,412,150
                          =====     ====   ========== ======= ========== ===========   ===========

See accompanying notes to consolidated financial statements.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

 Period from January 1, 1998 through December 15, 1998 and year ended December
                                    31, 1997

                                                     Period from
                                                      January 1,
                                                         1998
                                                       through      Year ended
                                                     December 15,  December 31,
                                                         1998          1997
                                                     ------------  ------------
Cash flows from operating activities:
  Net income (loss) ................................ $(10,438,662)   1,637,356
  Adjustments to reconcile net income (loss) to net
   cash used in operating activities:
    Depreciation and amortization ..................    2,835,004    1,565,004
    Provision for doubtful accounts ................    1,818,152    1,951,890
    Increase in accounts receivable ................  (22,580,074) (25,344,570)
    Increase in inventories, prepaid expenses, and
     other assets ..................................     (363,816)    (784,274)
    Increase in accounts payable and accrued
     expenses ......................................    1,823,898    4,511,854
    Increase in accrued salaries, wages, and
     benefits ......................................    2,909,998    1,209,670
    Increase in estimated third-party payor
     settlements ...................................   19,381,770    1,748,872
    Increase in accrued rent differential ..........      214,017      216,684
                                                     ------------  -----------
      Net cash used in operating activities ........   (4,399,713) (13,287,514)
                                                     ------------  -----------
Cash flows from investing activities:
  Additions to property and equipment ..............   (4,318,103)  (3,323,707)
  Organizational and preopening costs ..............     (965,436)    (542,742)
  Maturities of short-term investments .............           --   12,987,220
                                                     ------------  -----------
      Net cash provided by (used in) investing
       activities ..................................   (5,283,539)   9,120,771
                                                     ------------  -----------
Cash flows from financing activities:
  Bank overdraft ...................................    1,769,407           --
  Proceeds from exercise of stock options ..........       58,371        9,167
  Net borrowings under revolving credit facility ...    7,299,878    3,584,969
  Debt issuance costs incurred .....................           --     (140,322)
  Payments on long-term obligations ................     (878,216)    (738,236)
                                                     ------------  -----------
      Net cash provided by financing activities ....    8,249,440    2,715,578
                                                     ------------  -----------
      Decrease in cash and cash equivalents ........   (1,433,812)  (1,451,165)
Cash and cash equivalents, beginning of period .....    1,433,812    2,884,977
                                                     ------------  -----------
Cash and cash equivalents, end of period ........... $         --    1,433,812
                                                     ============  ===========
Supplemental cash flow information:
  Cash paid for interest ........................... $  1,203,126      235,171
  Cash paid for income taxes .......................      644,246       43,000
                                                     ============  ===========
Supplemental information--noncash investing and
 financing activities:
    Acquisition of software license through long-
     term obligation ............................... $         --      555,034
    Acquisition of equipment through capital leases
     ...............................................    1,066,591    1,156,824
                                                     ============  ===========

See accompanying notes to consolidated financial statements.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    December 15, 1998 and December 31, 1997


(1)  Business and Summary of Significant Accounting Policies and Practices

  (a)  Description of Business

     Intensiva HealthCare Corporation and subsidiaries (the Company) was incorporated in Delaware on July 18, 1994. The Company operates a network of long-term care hospitals in certain health care markets across the United States.

     On November 10, 1998, Select Medical Corporation of Mechanicsburg (a wholly owned subsidiary of Select Medical Corporation) (Select) initiated a cash tender offer of $9.625 per outstanding share of the Company's common stock. On December 15, 1998, Select acquired approximately 95% of the Company's outstanding common stock. The remaining 5% of the outstanding stock was acquired on December 18, 1998. Total cash tendered by Select for the Company's common stock was $97,078,511. Additionally, Select paid $4,688,712 to retire options vested under the Intensiva HealthCare Corporation Stock Option Plan and Intensiva HealthCare Corporation Directors Stock Option Plan and to retire warrants held by a third party. Approximately $1.8 million of costs incurred by the Company related to the sale of the Company's common stock to Select are included in general and administrative expense in the accompanying consolidated statement of operations for the period from January 1, 1998 through December 15, 1998. Effective December 16, 1998, the Company became part of the Select consolidated group of subsidiaries.

  (b)  Principles of Consolidation

     The consolidated financial statements of the Company include all of its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  (c)  Cash and Cash Equivalents

     Cash and cash equivalents consist of interest-bearing money market accounts and debt instruments with original maturities of three months or less.

  (d)  Depository Receipts Account

     The Company maintains a depository receipts account at a local financial institution to which substantially all cash receipts are received. In accordance with the terms of the revolving credit facility, the balance of the depository receipts account is swept daily by the lender to reduce the balance outstanding on the Company's revolving credit facility.

  (e)  Financial Instruments

     Financial instruments, consisting of cash and cash equivalents, accounts receivable, current liabilities, long-term obligations, and revolving credit facility are reported at amounts in the accompanying consolidated balance sheets that approximate fair value at the balance sheet dates.

  (f)  Inventories

     Inventories, which consist principally of medical supplies, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                    December 15, 1998 and December 31, 1997


  (g)  Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. Property and equipment of the Company are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is estimated using the present value of expected future cash flows.

     Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the assets. Useful lives for equipment range from 3-15 years. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset, approximately five years.

  (h)  Organizational and Preopening Costs

     Organizational and preopening costs consist of legal, consulting, and other costs incurred by the Company during the development phase of a new hospital. These costs are capitalized and amortized to expense over a period of twelve months beginning when the new hospital is opened and begins to admit patients. Costs related to marketing and development of new hospitals at the corporate level are expensed as incurred.

  (i)  Other Assets

     Other assets primarily consist of software license agreements with a book value of approximately $487,000 and $879,000 at December 15, 1998 and December 31, 1997, respectively. The software licenses are being amortized into expense over the three-year estimated useful lives of the licenses.

  (j)  Bank Overdraft

     The balance of the bank overdraft at December 15, 1998 represents outstanding checks written on the Company's operating and payroll bank accounts in excess of the cash balance of those accounts. Subsequent to the balance sheet date, sufficient funds were transferred to the Company's operating and payroll bank accounts from the revolving credit facility to satisfy outstanding obligations.

  (k)  Deferred Rent Expense

     Certain of the leases on the Company's health care facilities include scheduled base rent increases over the terms of the leases. The total base rent payments are being charged to expense on the straight-line method over the term of the leases. Deferred rent expense represents the excess of rent expense over cash payments since inception of the leases.

  (l)  Income Taxes

     Deferred taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those differences are expected to be recovered or settled.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                    December 15, 1998 and December 31, 1997


  (m)  Revenue Recognition

     The Company recognizes revenue as services are provided to patients.

     The Company has agreements with third-party payors that provide for patient care reimbursement at rates that may differ from the customary charges for such care. During the qualification period to become certified as a long-term care hospital (which historically has been approximately six to seven months from the opening of the facility for the Company), the Medicare program reimburses the Company under either the Prospective Payment System, which provides for payment at predetermined amounts based on the discharge diagnosis, or under a cost-based methodology. Upon obtaining certification as a long-term care hospital, the Company's hospitals receive cost-based reimbursement, subject to certain limitations specific to long-term care hospitals, from the Medicare program. Payment for patient services covered by certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations are based upon reimbursement agreements which include negotiated rates for specific services, discounts from established charges, and prospectively determined per diem rates.

     Net patient service revenues and related accounts receivable are reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined. Final settlements are determined after submission of annual cost reports by the Company and audits thereof by the Medicare fiscal intermediary.

  (n)  Medicare Credit Risk and Payor Concentration

     Approximately 69% and 77% of the Company's net patient service revenues for the period from January 1, 1998 through December 15, 1998 and the year ended December 31, 1997, respectively, were derived from funds under the Medicare program, and approximately 68% and 75% of the Company's net accounts receivable at December 15, 1998 and December 31, 1997, respectively, are from this payor source.

     Sixteen of the Company's facilities, which have been certified by Medicare as long-term care hospitals at December 15, 1998, accounted for approximately $96 million of net patient services revenues in the period from January 1, 1998 through December 15, 1998. Significant reductions in the level of revenues attributable to these facilities may occur if the Company is unable to maintain the certification of these facilities as long-term care hospitals in accordance with Medicare rules and regulations, including the maintenance of an average length of stay of at least 25 days at each individual facility. Also, the Company's facilities operate in space leased from general acute care hospitals (host hospitals), consequently, all of its 22 facilities in operation at December 15, 1998 are subject to Medicare "hospital within hospitals"
     (HIH) rules and regulations. These rules and regulations are designed to ensure that the Company's facilities are organizationally and functionally independent of their host hospitals. For purposes of measuring independence, the Medicare rules and regulations include requirements that the Company's facilities either purchase no more than 15% of their total operating expenses from the host hospitals or receive no more than 25% of patient referrals from the host hospitals. Significant reductions in the Company's level of revenues attributable to its facilities may occur if the Company is unable to maintain its facilities' status as HIH's in accordance with Medicare rules and regulations.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                    December 15, 1998 and December 31, 1997


     Management believes that all its facilities are in compliance with the Medicare rules and regulations covering long-term care hospitals and HIH facilities. However, in light of the lack of regulatory guidance and scarcity of case law interpreting these regulations, there can be no assurance that the Company's facilities will have been found to be in compliance with these regulations and, if so, whether any sanctions imposed would have a material adverse effect on the consolidated financial position or results of operations of the Company.

  (o)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the period. Actual results may differ from those estimates.

  (p)  Net Income (Loss) Per Share

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, (SFAS
     128). SFAS 128 replaces the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform to SFAS 128 requirements.

     Basic and diluted income (loss) per share was computed using net income
     (loss) and the weighted average number of shares of common stock and common stock equivalents, if dilutive. The weighted average numbers of shares of common stock used in the computation of basic and diluted loss per share for the period from January 1, 1998 through December 15, 1998 was 10,019,679. Common stock equivalents totaling 685,117 at December 15, 1998 are not included in the computation of diluted loss per share because they have an anti-dilutive effect. The weighted average numbers of shares of common stock and common stock equivalents used in the computation of basic and diluted income per share for the year ended December 31, 1997 were 9,929,598 and 10,463,800, respectively. The difference between the two amounts relates to the effect of dilutive stock options and warrants.

  (q)  Stock-Based Compensation

     The Company uses the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for its stock options. The Company has adopted the pro forma disclosures-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

  (r)  Recent Accounting Pronouncements

     The Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income, on January 1, 1998, which requires reporting of comprehensive income (earnings) and its components in the statements of operations and statements of equity, including net income as a component. Comprehensive income is the change in equity of a business from transactions and other events and circumstances from nonowner sources.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                    December 15, 1998 and December 31, 1997


     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, Reporting on the Costs of Start-up Activities. SOP 98-5 requires costs of start-up activities and organizational costs to be expensed as incurred. The Company is required to adopt SOP 98-5 on January 1, 1999 as a cumulative effect of a change in accounting principle. The total amount of unamortized organizational and preopening costs at December 15, 1998 was $751,864.

(2)  Allowance for Doubtful Accounts

      Activity in the allowance for doubtful accounts is as follows:

                                                      Period from
                                                    January 1, 1998
                                                        through      Year ended
                                                     December 15,   December 31,
                                                         1998           1997
                                                    --------------- ------------
  Balance at beginning of period...................   $1,736,367      1,270,478
  Provision for doubtful accounts..................    1,818,152      1,951,890
  Accounts written-off.............................     (786,784)    (1,486,001)
                                                      ----------     ----------
  Balance at end of period.........................   $2,767,735      1,736,367
                                                      ==========     ==========

(3)  Property and Equipment
      Property and equipment are as follows:

                                                       December 15, December 31,
                                                           1998         1997
                                                       ------------ ------------
  Leasehold improvements.............................. $ 6,207,343   4,329,372
  Equipment...........................................   3,740,547   1,954,120
  Equipment under capital leases......................   3,825,685   2,109,393
                                                       -----------   ---------
                                                        13,773,575   8,392,885
  Less accumulated depreciation and amortization......   3,242,198   1,509,928
                                                       -----------   ---------
  Property and equipment, net                          $10,531,377   6,882,957
                                                       ===========   =========

(4)  Sale Leaseback Agreement

      In 1996, the Company entered into a sale leaseback agreement with a third party to take advantage of favorable borrowing rates and maintain liquidity. This third party received warrants to purchase 15,950 shares of the Company's common stock. As part of this agreement, the Company obtained a $1 million commitment from the third party to finance additional capital expenditures. In November 1998, this agreement was amended to extend an additional commitment of $500,000 through February 15, 1999. The long-term obligations under this arrangement are secured by certain equipment, bear interest at 8%, and are repayable monthly through July 2002. Borrowings outstanding of approximately $645,500 and $820,000 are included in capital lease obligations at December 15, 1998 and December 31, 1997, respectively. The unutilized borrowing capacity under the additional commitment was approximately $219,000 and $413,000 at December 15, 1998 and December 31, 1997, respectively. The warrants were retired by the Company in connection with the acquisition of the Company's common stock by Select (see note 1).

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                    December 15, 1998 and December 31, 1997


(5)  Long-term Obligations

      Long-term obligations consist of the following:

                                                      December 15, December 31,
                                                          1998         1997
                                                      ------------ ------------
    Capital lease obligations, interest rates ranging
     from 8% to 15%,
     payable monthly through 2002....................  $2,129,603   1,645,218
    Notes payable, interest at 6.5%,
     payable monthly through June 1999...............     152,321     448,331
                                                       ----------   ---------
                                                        2,281,924   2,093,549
    Less current portion.............................     748,283     781,315
                                                       ----------   ---------
                                                       $1,533,641   1,312,234
                                                       ==========   =========

      Capital lease obligations are secured by various medical equipment at each facility, such as ventilators, x-ray machines, IV pumps, and cardiac monitors. The net book value of equipment under capital leases was approximately $2,400,000 and $1,700,000 at December 15, 1998 and December 31, 1997, respectively. The notes payable relate to software license agreements.

      The aggregate maturities of long-term obligations at December 15, 1998 are as follows:

      1999                                        $1,000,244
      2000                                           769,946
      2001                                           524,037
      2002                                           327,746
      2003 and thereafter                            160,247
                                                  ----------
                                                   2,782,220
      Less interest on capital lease obligations     500,296
                                                  ----------
                                                  $2,281,924
                                                  ==========

(6)  Revolving Credit Facility

      In November 1997, the Company entered into a Loan and Security Agreement (Initial Loan Agreement) to obtain a $20 million revolving credit facility that was secured by a first security interest in the Company's accounts receivable and other assets. The Initial Loan Agreement provided for maximum borrowings up to the lesser of the activated loan amount or the borrowing base as defined in the Initial Loan Agreement, and bore interest at either the higher of (i) the prime rate or federal funds rate (whichever was greater) plus .25%, or (ii) the 30-day LIBOR rate plus 2.5%. The Initial Loan Agreement included restrictive covenants involving limitations on capital expenditures and other borrowings, adherence to certain financial measurements, and restrictions on the payment of dividends. The unused availability on the Initial Loan Agreement at December 31, 1997 was approximately $8,212,000. The Initial Loan Agreement was terminated in April 1998, upon the execution of a second revolving credit facility with another lender.

      The Second Loan and Security Agreement (Second Loan Agreement) was for a $20 million revolving credit facility with a term of three years. Under the Second Loan Agreement, the Company pays a monthly loan management fee of $2,000 as well as a monthly usage fee of 0.24% per annum on the average amount by which the available loan amount, as defined by the agreement, exceeds the outstanding principal balance. The

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                    December 15, 1998 and December 31, 1997

unused availability on the Second Loan Agreement at December 15, 1998 was approximately $9,115,000. The Second Loan Agreement includes restrictive covenants on other borrowings and transfer of ownership provisions. Advances under the New Loan agreement bear interest at 1% above the prime rate (8.75% at December 15, 1998), and are secured by a first security interest in the Company's accounts receivable and other assets.

      As a result of the acquisition of the Company's common stock by Select, an event of default occurred under the Second Loan Agreement, with the lender electing to terminate the agreement. Accordingly, the balance outstanding on the Second Loan Agreement at December 15, 1998 of $10,884,847 was classified as a current liability in the accompanying consolidated balance sheets. In January 1999, Select rendered payment in full to the lender including a termination fee of $600,000.

      The Company paid interest at a weighted average interest rate of 11% and 8.75% for the period from January 1, 1998 through December 15, 1998 and the year ended December 31, 1997, respectively.

(7)  Stockholders' Equity

      The Company has two stock option plans which provide for the issuance of options to key employees and directors. Under the Intensiva HealthCare Corporation Stock Option Plan (1995 Plan), established in 1995, up to 785,400 options to purchase common shares may be issued to employees and directors. Under the Intensiva HealthCare Corporation Directors Stock Option Plan (1997
Plan), established in 1997, up to 60,000 options to purchase common shares may be issued to directors. Both plans require that the exercise price of options issued must be at least equal to the fair market value of the shares of stock at the date of grant and the term of the options may not exceed 10 years.

      Aggregate information relating to stock option activity under the 1995 Plan and the 1997 Plan is as follows:

                                                      Period from
                                                    January 1, 1998
                                                        through      Year ended
                                                     December 15,   December 31,
                                                         1998           1997
                                                    --------------- ------------
Number of shares under stock options:
  Outstanding at beginning of period...............     687,367       575,850
  Granted..........................................     140,500       181,000
  Exercised........................................    (117,034)      (63,983)
  Forfeited........................................     (25,716)       (5,500)
                                                       --------       -------
  Outstanding at end of period.....................     685,117       687,367
  Exercisable at end of period.....................     353,766       267,973
                                                       ========       =======
Weighted average exercise price:
  Granted..........................................    $   5.97          7.21
  Exercised........................................        0.50          0.14
  Forfeited........................................        7.08          6.00
  Outstanding at end of period.....................        3.09          2.21
  Exercisable at end of period.....................        2.01          0.70

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                    December 15, 1998 and December 31, 1997


      In accordance with the stock option plans, all employees were to become fully vested in their options upon a change in ownership. The vested options under the 1995 Plan and the 1997 Plan were settled by Select for $4,688,712 in connection with their acquisition of the Company (see note 1).

      No compensation expense relating to stock option grants was recorded in 1998 and 1997 as the option exercise prices were equal to fair value of the Company's common stock at the respective dates of grant.

      Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method of SFAS No. 123. The fair value was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

                                                       December 15, December 31,
                                                           1998         1997
                                                       ------------ ------------
  Risk-free interest rate.............................       4.7%         5.8%
  Dividend yield......................................        --           --
  Volatility factor...................................      0.64         0.77
  Weighted average expected life......................   5 years      5 years
                                                         =======      =======

      The Company's pro forma income (loss) compared to reported amounts are as follows:

                                                     Period from
                                                   January 1, 1998
                                                       through      Year ended
                                                    December 15,   December 31,
                                                        1998           1997
                                                   --------------- ------------
  Net income (loss):
    As reported...................................  $ (10,438,662)  1,637,356
    Pro forma.....................................    (11,598,489)  1,509,944
  Basic and diluted income (loss) per share:
    As reported...................................          (1.04)       0.16
    Pro forma:
      Basic.......................................          (1.16)       0.15
      Diluted.....................................          (1.16)       0.14
  Weighted average fair value of options granted
   during the period..............................           3.47        4.77
                                                    =============   =========

(8)  Employee Benefits

      The Company sponsors a voluntary defined contribution 401(k) plan (the
Plan) that is available to substantially all employees. Each participant may make an annual contribution to their account of an amount not to exceed 15% of their compensation, subject to certain limitations. The Company makes a matching contribution of 25% of participant contributions, and may make additional annual discretionary contributions to the Plan not to exceed 15% of the total compensation of all plan participants. Participants vest in the Company's matching portion at a rate of 20% per year. Expense for this Plan totaled approximately $250,000 and $106,500 for the period from January 1, 1998 through December 15, 1998 and the year ended December 31, 1997, respectively.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                    December 15, 1998 and December 31, 1997


(9)  Income Taxes

      The provision for income taxes for the period from January 1, 1998 through December 15, 1998 and for the year ended December 31, 1997 consisted primarily of current state income taxes.

      The difference between the effective income tax rate for financial statement purposes and the U.S. federal income tax rate of 34% is as follows:

                                                     Period from
                                                   January 1, 1998
                                                       through      Year ended
                                                    December 15,   December 31,
                                                        1998           1997
                                                   --------------- ------------
  Expected provision (benefit) at statutory tax
   rate...........................................  $ (3,261,496)     588,510
  State taxes, net of federal tax benefit.........       514,955       93,557
  Transaction costs incurred by the Company re-
   lated to the acquisition by  Select............       617,055           --
  Change in valuation allowance...................     2,875,722     (623,050)
  Other...........................................        99,788       34,540
                                                    ------------    ---------
                                                    $    846,024       93,557
                                                    ============    =========

      The tax effects of temporary differences that give rise to significant portions of deferred tax assets are as follows:

                                                    December 15,   December 31,
                                                        1998           1997
                                                   --------------- ------------
  Net operating loss carryforwards................  $  2,331,659      936,032
  Allowance for doubtful accounts and contractual
   allowances.....................................     3,543,120      590,365
  Accrued expenses................................       242,098      198,581
  Difference between book and tax basis deprecia-
   tion and amortization..........................       354,314      276,330
                                                    ------------    ---------
                                                       6,471,191    2,001,308
  Less valuation allowance........................     6,471,191    2,001,308
                                                    ------------    ---------
                                                    $         --           --
                                                    ============    =========

      A valuation allowance is necessary for deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Company has approximately $6,900,000 of net operating loss carryforwards for income tax purposes, which, if unused, will begin to expire in the year 2009.

      Compensation expense related to stock options in excess of amounts recognized for financial reporting purposes resulted in a $1,594,162 increase in net operating loss carryforwards with a corresponding increase in additional paid-in capital. A corresponding increase in the valuation allowance was recorded by the Company and charged to additional paid-in capital.

               INTENSIVA HEALTHCARE CORPORATION AND SUBSIDIARIES

                    December 15, 1998 and December 31, 1997


(10)  Commitments and Contingencies

      The Company's health care facilities are located in space leased from acute care health care providers (host hospitals) under operating lease agreements with Host Hospitals of initial terms of five or more years, with varying renewal terms. The Company leases corporate office space under a noncancellable operating lease which expires in the year 2002.

      Minimum annual lease payments on noncancellable operating leases with maturities in excess of one year are as follows: $8,889,280 in 1999, $9,043,049 in 2000, $8,779,123 in 2001, $6,939,253 in 2002, and $3,518,510 thereafter.
Total rent expense was approximately $10,989,000 and $7,381,000 for the period from January 1, 1998 through December 15, 1998 and the year ended December 31, 1997, respectively.

(11)  Year 2000

      The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a "00" date" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in normal business activities. The Company has developed a Year 2000 remediation plan and has begun testing and converting its computer systems and applications in order to identify and solve significant Year 2000 issues. In addition, the Company is discussing with its vendors the possibility of any communication difficulties or other disruptions that may affect the Company.

                         Report of Independent Auditors

Board of Directors
American Transitional Hospitals, Inc.

      We have audited the accompanying consolidated balance sheet of American Transitional Hospitals, Inc. (the "Company"), a wholly-owned subsidiary of Beverly Enterprises, Inc., as of June 29, 1998, and the related consolidated statements of operations, changes in equity of Parent, and cash flows for the period from January 1, 1998 to June 29, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Transitional Hospitals, Inc. at June 29, 1998, and the consolidated results of their operations and their cash flows for the period from January 1, 1998 to June 29, 1998 in conformity with accounting principles generally accepted in the United States.


                                          /s/ Ernst & Young LLP

November 18, 1998
Nashville, Tennessee

                     American Transitional Hospitals, Inc.

                           Consolidated Balance Sheet

                                 June 29, 1998
                                 (In Thousands)

Assets
Current assets:
  Cash and cash equivalents............................................ $   677
  Accounts receivable--less allowance for doubtful accounts of
   $11,937.............................................................  19,670
  Due from Parent's affiliate..........................................   4,002
  Inventories..........................................................   1,447
  Prepaid expenses and other...........................................     141
                                                                        -------
                                                                         25,937
Property and equipment, net............................................  20,162
Pre-opening costs......................................................   3,366
Other assets, net......................................................     540
                                                                        -------
                                                                        $50,005
                                                                        =======
Liabilities and equity of Parent
Current liabilities:
  Accounts payable..................................................... $ 9,547
  Accrued wages and related liabilities................................   5,101
  Other accrued liabilities............................................     227
  Current portion of long-term obligations.............................     247
                                                                        -------
                                                                         15,122
Long-term obligations..................................................   2,110
Equity of Parent.......................................................  32,773
                                                                        -------
                                                                        $50,005
                                                                        =======

See accompanying notes.

                     American Transitional Hospitals, Inc.

                      Consolidated Statement of Operations

                  Period from January 1, 1998 to June 29, 1998
                                 (In Thousands)

Net operating revenues................................................ $53,341
Operating and administrative expenses:
  Wages and related...................................................  30,026
  Other...............................................................  25,190
Depreciation and amortization.........................................   1,577
Management fees.......................................................     835
Interest..............................................................      91
                                                                       -------
                                                                        57,719
Loss before provision for income taxes................................  (4,378)
                                                                       -------
Provision for income taxes............................................      --
                                                                       -------
Net loss.............................................................. $(4,378)
                                                                       =======

See accompanying notes.

                     American Transitional Hospitals, Inc.

             Consolidated Statement of Changes in Equity of Parent

                  Period from January 1, 1998 to June 29, 1998
                                 (In Thousands)

Balance at January 1, 1998............................................. $31,427
  Cash management activity--net........................................   2,666
  Allocation of Parent costs...........................................   3,058
  Net loss.............................................................  (4,378)
                                                                        -------
Balance at June 29, 1998............................................... $32,773
                                                                        =======

See accompanying notes.

                     American Transitional Hospitals, Inc.

                      Consolidated Statement of Cash Flows

                  Period from January 1, 1998 to June 29, 1998
                                 (In Thousands)

Cash flows from operating activities
Net loss............................................................. $(4,378)
Adjustments to reconcile net income to net cash used in operating activities:
  Depreciation and amortization......................................   1,577
  Changes in operating assets and liabilities:
   Accounts receivable, net..........................................  (7,423)
   Inventories.......................................................    (214)
   Prepaid expenses and other current assets.........................      (5)
   Accounts payable and other accrued expenses.......................   7,875
                                                                      -------
Net cash used in operating activities................................  (2,568)
Cash flows from investing activities
Capital expenditures.................................................  (3,462)
Other, net...........................................................  (1,239)
                                                                      -------
Net cash used in investing activities................................  (4,701)
Cash flows from financing activities
Payments on long-term obligations....................................    (130)
Net transfers from Parent............................................   5,724
                                                                      -------
Net cash provided by financing activities............................   5,594
                                                                      -------
Decrease in cash and cash equivalents................................  (1,675)
Cash and cash equivalents at beginning of period.....................   2,352
                                                                      -------
Cash and cash equivalents at end of period........................... $   677
                                                                      =======
Supplemental information
  Interest payments.................................................. $    96
                                                                      =======

See accompanying notes.

                     American Transitional Hospitals, Inc.

                   Notes to Consolidated Financial Statements

                  Period from January 1, 1998 to June 29, 1998

1. Summary of Significant Accounting Policies

Basis of Presentation

      The consolidated financial statements include the accounts of those entities comprising American Transitional Hospitals, Inc. (the Company) at June 29, 1998. All significant intercompany transactions have been eliminated. The Company is a wholly-owned subsidiary of Beverly Enterprises, Inc. (Beverly or Parent). Beverly provides long-term healthcare in 31 states and the District of Columbia.

      As more fully described in Note 9, the Company was acquired on June 30, 1998 by Select Medical Corporation.

      The Company provides long-term acute care to chronically ill patients. The Company receives payment for patient services from the federal government primarily under the Medicare program, health maintenance organizations, preferred provider organizations and other private insurers and directly from patients.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

      Highly liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents.

Inventories

      Inventory consists principally of pharmaceuticals and other supplies and are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

      Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets.

Pre-opening Costs

      Pre-opening costs (stated at cost less accumulated amortization of $2,133,000) is being amortized over 5 years using the straight-line method. On an ongoing basis, the Company reviews the carrying value of its intangible assets in light of any events or circumstances that indicate they may be impaired or that the amortization period may need to be adjusted. If such circumstances suggest the intangible value cannot be recovered, calculated based on undiscounted cash flows over the remaining amortization period, the carrying value of the intangible will be reduced by such shortfall.

                     American Transitional Hospitals, Inc.

1. Summary of Significant Accounting Policies (continued)

      In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," (SOP 98-5) which is required to be adopted in financial statements for periods beginning after December 15, 1998. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Initial application of SOP 98-5 will require the Company to report all previously capitalized pre-opening costs as a cumulative effect of a change in accounting principle. Upon adoption the Company will be required to write-off all unamortized pre-opening costs.

Insurance

      Beverly insures auto liability, general liability and workers' compensation risks, in most states, through insurance policies with third parties, some of which may be subject to reinsurance agreements between the insurer and Beverly Indemnity, Ltd., a wholly-owned subsidiary of Beverly. Beverly maintains reserves for estimated incurred losses not covered by third parties and charges premiums to the Company. Accordingly, no reserve for liability risks is recorded on the accompanying consolidated balance sheet.

Income Taxes

      The Company files as part of the consolidated federal tax return of Beverly. The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax laws that will be in effect when the differences are expected to reverse.

Revenues

      The Company's revenues are derived primarily from providing long-term healthcare services. Approximately 67% of the Company's net operating revenues for the period from January 1, 1998 to June 29, 1998 were derived from funds under federal medical assistance programs, and approximately 43% of the Company's net accounts receivable at June 29, 1998 are due from such programs. These revenues and receivables are reported at their estimated net realizable amounts and are subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered and are adjusted in the period of settlement. In the opinion of management, adequate provision has been made for any adjustments that may result from such audits.

Equity of Parent and Transactions with Parent

      Equity of parent represents the net investment in and advances to the Company by Beverly. It includes common stock, additional paid-in-capital, net earnings(loss) and net intercompany accounts with Beverly. There are no settlement terms or interest charges associated with intercompany account balances. Generally, this balance is increased by cash transfers from Beverly, management fees (allocated based on a percentage of revenues), certain direct expenses paid by Beverly such as payroll and net earnings. The balance is decreased by daily cash deposits to Beverly's bank accounts.

      During the period from January 1, 1998 to June 29, 1998, the Company provided services to certain nursing homes affiliated with Beverly. The net revenue recognized for these services was $4,618,000.

                     American Transitional Hospitals, Inc.

1. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

      The Company has significant accounts receivable whose collectibility or realizability is dependent upon the performance of certain governmental programs, primarily Medicare. These receivables represent the only concentration of credit risk for the Company. The Company does not believe there are significant credit risks associated with these governmental programs. The Company believes that an adequate provision has been made for the possibility of these receivables proving uncollectible and continually monitors and adjusts these allowances as necessary.

2. Property and Equipment

      Following is a summary of property and equipment and related accumulated depreciation, by major classification, at June 29, 1998 (in thousands):

       Land............................................................ $ 1,204
       Buildings and improvements......................................  12,052
       Furniture and equipment.........................................  11,670
       Construction in progress........................................   1,463
                                                                        -------
                                                                         26,389
       Less accumulated depreciation...................................  (6,227)
                                                                        -------
                                                                        $20,162
                                                                        =======

      The Company provides depreciation using the straight-line method over the following estimated useful lives:

                                                                      Estimated
                                                                        Lives
                                                                     -----------
       Land improvements............................................    10 years
       Buildings....................................................    35 years
       Building improvements........................................ 3--15 years
       Furniture and equipment...................................... 3--15 years

      Depreciation expense related to property and equipment for the period from January 1, 1998 to June 29, 1998 was $1,104,000.

3. Long-Term Obligations

      Long-term obligations consist of the following at June 29, 1998 (in thousands):

       7.75% Secured Promissory Note, $106 payable quarterly............ $2,346
       Other............................................................     11
                                                                         ------
                                                                          2,357
       Less amounts due within one year.................................   (247)
                                                                         ------
                                                                         $2,110
                                                                         ======

                     American Transitional Hospitals, Inc.

3. Long-Term Obligations (continued)

     In connection with the purchase of one of the Company's facilities in September 1994, the Company entered into a $2,941,000 promissory note. The note bears interest at a fixed rate of 7.75% over 11 years and is secured by the property and equipment purchased. These assets had a carrying value of $7,463,000 at June 29, 1998.

     The Company, along with certain other Beverly affiliates, guarantees various long-term obligations of Beverly. In the event Beverly is unable to make repayments, the guarantors are obligated for the borrowings. At June 29, 1998 there is $195 million outstanding under these obligations. The Company's guarantee of these obligations was released effective June 30, 1998 in connection with the acquisition of the Company by Select Medical Corporation (Select).

     Maturities of long-term obligations are as follows (in thousands): $247 in 1999, $280 in 2000, $303 in 2001, $327 in 2002, $353 in 2003 and $600
thereafter.

4. Operating Leases

     Future minimum rental commitments required by all noncancelable operating leases with initial or remaining terms in excess of one year as of June 29, 1998, are as follows (in thousands):

       1999............................................................ $ 5,965
       2000............................................................   3,748
       2001............................................................   2,517
       2002............................................................   2,093
       2003............................................................     233
       Thereafter......................................................      --
                                                                        -------
       Total minimum rental commitments................................ $14,556
                                                                        =======

     Rental expense for the period from January 1, 1998 to June 29, 1998 was approximately $3,070,000.

                     American Transitional Hospitals, Inc.

5. Income Taxes

      Deferred income taxes reflect the impact of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of temporary differences giving rise to the Company's deferred tax assets and liabilities at June 29, 1998 are as follows (in thousands):

       Deferred Compensation........................................... $     5
       Capital leases..................................................    (151)
       Developmental costs.............................................    (792)
       Bad debt expenses...............................................   5,364
       Depreciation and amortization...................................    (743)
       Operating supplies..............................................    (322)
       Prepaid expenses................................................      (4)
       Net operating loss carryforwards................................   5,935
                                                                        -------
       Net deferred tax asset..........................................   9,292
       Valuation allowance.............................................  (9,292)
                                                                        -------
       Net deferred tax asset.......................................... $    --
                                                                        =======

      As of June 29, 1998, the Company had federal and state net operating loss carryforwards of $14,148,000 which expire between 2001 and 2018. The use of any federal net operating loss carryforwards will be limited by Internal Revenue Code Section 382.

      The Company had an annual effective tax rate of 0% for the period from January 1, 1998 to June 29, 1998. A reconciliation of the provision for income taxes, computed at the statutory rate, to the Company's annual effective tax rate is summarized as follows (in thousands):

       Federal tax.................................................... $(1,532)
       State income taxes (net of federal)............................    (217)
       Net operating loss utilized by parent..........................      --
       Other..........................................................      13
       Change in valuation allowance..................................   1,736
                                                                       -------
                                                                       $    --
                                                                       =======

6. Retirement Plans

      The Company participates in Beverly's defined contribution retirement plans, which cover substantially all employees. Benefits are determined primarily as a percentage of a participant's earned income. In addition, Beverly may make profit sharing contributions on behalf of certain employees. Retirement expense for the period from January 1, 1998 to June 29, 1998 was approximately $48,000.

7. Commitments and Contingencies

      In May 1998, the Parent was served with a subpoena which was issued by the Office of the Inspector General (OIG) in Texas in a qui tam case, which is under seal. The purpose of the subpoena was to allow the government to perform an investigation prior to making a decision as to whether it will intervene as a plaintiff

                     American Transitional Hospitals, Inc.

7. Commitments and Contingencies (continued)

in the case. The Parent has shared information voluntarily and cooperated with the OIG in its investigation. In addition, the Parent has been notified that a federal grand jury in San Francisco is currently investigating practices which are the subject of the above civil investigation. To date, five current employees of the Parent have appeared as witnesses before the grand jury. While it is not possible to predict the outcome of this investigation, a determination that the Parent has violated these regulations could have a material adverse effect on the Parent's and Company's business or operating results. If the outcome were unfavorable, the Parent and Company could be subject to fines, penalties and damages and also could be excluded from Medicare and other government reimbursement programs which could have a material adverse effect on the Parent's and Company's financial condition or results of operations.

      The Company currently has capital projects underway at various facilities. Total estimated expenditures for these capital projects are $2,489,000. Funds expended to date for the projects total approximately $1,358,000.

8. Impact of Year 2000 (Unaudited)

      As with most other industries, hospitals use information systems that may misidentify dates beginning January 1, 2000 and result in system or equipment failures or miscalculations. Information systems include computer programs, building infrastructure components and computer-aided biomedical equipment. The Company has a Year 2000 strategy that includes phases for education, inventory and assessment of applications and equipment at risk, analysis and planning, testing, conversion/remediation/replacement and post-implementation. The Company can provide no assurance that applications and equipment the Company believes to be Year 2000 compliant will not experience difficulties or that the Company will not experience difficulties obtaining resources needed to make modifications to or replace the Company affected systems and equipment. Failure by the Company or third parties on which it relies to resolve Year 2000 issues could have a material adverse effect on the Company's results of operations and its ability to provide health care services. Consequently, the Company can give no assurances that issues related to Year 2000 will not have a material adverse effect on the Company's financial condition or results of operations.

9. Subsequent Event

      Effective June 30, 1998, Select purchased the Company for cash of approximately $65,300,000 and assumed debt of approximately $2,400,000. In connection with this transaction, Beverly has indemnified Select for previously filed cost reports and any pending litigation or legal proceedings including any adverse consequences related to the OIG matter discussed footnote 7 above.

[Inside back cover: Various photographs depicting some of Select Medical Corporation's specialty acute care hospitals and patients receiving therapy.]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               8,700,000 Shares

                       [LOGO] SELECT MEDICAL CORPORATION


                                 Common Stock

                                --------------
                                  PROSPECTUS
                                --------------

                             Merrill Lynch & Co.

                                  JP Morgan

                          Credit Suisse First Boston

                              CIBC World Markets

                                   SG Cowen

                             Wachovia Securities

                                       , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      The expenses to be paid by Select Medical Corporation in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:


                                                                      Amount (1)
                                                                      ----------
     Securities and Exchange Commission Registration Fee.............  $ 43,460
     NASD Filing Fee.................................................    17,884
     Accounting Fees and Expenses....................................    50,000
     Legal Fees and Expenses.........................................   250,000
     Transfer Agent and Registrar Fees and Expenses..................     1,000
     Printing and Engraving Expenses.................................   250,000
     Miscellaneous Fees and Expenses.................................     7,656
                                                                       --------
         Total.......................................................  $620,000
                                                                       ========

--------
(1) All amounts are estimates except the SEC filing fee, the NASD filing fee and the Nasdaq National Market listing fee.

Item 14. Indemnification of Directors and Officers

      Under Section 145 of the General Corporate Law of the State of Delaware, Select Medical Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Select Medical Corporation's bylaws (Exhibit 3.2) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

      Select Medical Corporation's certificate of incorporation (Exhibit 3.1) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Select Medical Corporation and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Select Medical Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

      Select Medical Corporation maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

      The U.S. and International purchase agreements (Exhibits 1.1 and 1.2) provide for indemnification by the underwriters of Select Medical Corporation and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

      In the past three years, the Registrant has issued and sold unregistered securities in the transactions described below.

      In January of 1998, the Registrant sold to two executive officers of the Registrant 123,938 shares of common stock, par value $.01 per share ("Common Stock"), and 15.63 shares of Class A Preferred Stock for an aggregate purchase price of $51,500. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to two executive officers of the Registrant, each of whom represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On February 9, 1998, the Registrant sold to its financial sponsors and certain executive officers of the Registrant 11,600.01 shares of Class A Preferred Stock for an aggregate purchase price of $11,600,010. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On April 29, 1998, the Registrant sold to its financial sponsors and certain executive officers of the Registrant 8,200 shares of Class A Preferred Stock for an aggregate purchase price of $8,200,000. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On June 3, 1998, the Registrant sold to its financial sponsors and certain executive officers of the Registrant 13,000.03 shares of Class A Preferred Stock for an aggregate purchase price of $13,000,030. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On June 30, 1998, the Registrant sold to its financial sponsors and certain executive officers of the Registrant 3,999.98 shares of Class A Preferred Stock for an aggregate purchase price of $3,999,980. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On July 20, 1998 the Registrant sold to Rocco A. Ortenzio 140,838 shares of Common Stock for an aggregate purchase price of $40,760. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to Rocco A. Ortenzio, who is the Chairman and Executive Chairman of the Registrant, who represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On October 21, 1998 the Registrant sold to our financial sponsors, certain of their associates and certain executive officers of the Registrant 10,800.43 shares of Class A Preferred Stock for an aggregate purchase price of $10,800,430. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates or associates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On November 9, 1998 the Registrant sold to certain senior employees 218,517 shares of Common Stock for an aggregate purchase price of $1,327,795. This issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small group of senior employees of the Registrant, each of whom represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On December 15, 1998, the Registrant issued an aggregate of 12,225,306 shares of Common Stock, for a price of $6.08 per share. Of this amount, 4,633,919 shares were purchased by associates or affiliates of Welsh, Carson, Anderson & Stowe (other than WCAS Capital Partners III, L.P.), 2,454,171 shares were purchased by affiliates of GTCR Golder Rauner, LLC, 2,343,086 shares were purchased by Thoma Cressey Equity Partners and Bryan C. Cressey, 773,486 shares were purchased by Rocco A. Ortenzio, Robert A. Ortenzio and partnerships they control, and an additional 164,571 shares were purchased by two venture capital funds. The aggregate amount issued also included 1,528,163 shares of Common Stock that were purchased by WCAS Capital Partners III, L.P. and a 10% Senior Subordinated Note for an aggregate purchase price of $35 million. WCAS Capital Partners III, L.P. then purchased an additional $30 million principal amount of Senior Subordinated Notes from the Registrant for $30 million in cash. These 10% Senior Subordinated Notes are due December 15, 2008. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the securities were offered and sold only to our financial sponsors, Rocco A. Ortenzio, Robert A. Ortenzio, a partnership controlled by Rocco A. Ortenzio and Robert A. Ortenzio and a small number of private investors, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On January 31, 1999 the Registrant sold to three private investors and certain senior employees 128,367 shares of Common Stock for an aggregate purchase price of $780,007. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to three private investors and a small number of senior employees of the Registrant, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On August 20, 1999 the Registrant sold to Martin F. Jackson 42,789 shares of Common Stock for an aggregate purchase price of $260,001. The Registrant loaned Mr. Jackson $120,000 to purchase these shares. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to Martin F. Jackson, who is the Chief

Financial Officer of the Registrant, who represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      Pursuant to the Warrant Agreement dated June 30, 1998, as amended on February 9, 1999 and amended and restated on November 19, 1999, the Registrant has issued warrants to purchase shares of Common Stock to Golder Thoma, Rocco
A. Ortenzio, Robert A. Ortenzio and two affiliates of Welsh Carson. Under this agreement to date, the Registrant has issued warrants to purchase
1,873,283 common shares. All warrants expire on June 30, 2003 and are exercisable at $6.08 per share. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the warrants were offered and sold only to our financial sponsors, Rocco A. Ortenzio and Robert A. Ortenzio, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On November 19, 1999, in connection with the NovaCare acquisition, the Registrant issued an aggregate of 16,000,000 shares of Class B Preferred Stock at a price of $3.75 per share. Of this amount, 7,933,333 shares were purchased by affiliates and associates of Welsh Carson, 1,983,333 shares were purchased by affiliates of Golder Thoma, 5,950,000 shares were purchased by Thoma Cressey and an additional 133,134 shares were purchased by two affiliated private investors. At the same time, WCAS Capital Partners III, L.P. purchased 960,192 shares of Common Stock and a 10% Senior Subordinated Note for an aggregate purchase price of $25 million. The Note is due November 19, 2009. However if the Registrant repays the principal amount and all unpaid and accrued interest in full by November 19, 2001, WCAS Capital Partners III, L.P. will transfer 240,048 Common Shares to the Registrant. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the securities were offered and sold only to our financial sponsors and a small number of private investors, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On February 29, 2000 the Registrant sold to three private investors and certain senior employees 139,688 shares of Common Stock for an aggregate purchase price of $909,428. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to three private investors and a small number of senior employees of the Registrant, each of whom represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On June 20, 2000 the Registrant sold to one private investor and certain senior employees 28,800 shares of Common Stock for an aggregate purchase price of $187,500. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to one private investor and a small number of senior employees of the registrant, each of whom represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On June 11, 2001, the Registrant issued and sold $175.0 million aggregate principal amount of 9 1/2 Senior Subordinated Notes due June 15, 2009. This sale was exempt from registration pursuant to Rule 144A under the Securities Act. These notes were then exchanged for new notes that were issued in an offering registered under the Securities Act on a Registration Statement on Form S-4 (Registration No. 333-63828) that was declared effective by the Securities and Exchange Commission on July 12, 2001.

      Prior to the filing of a Registration Statement on Form S-8 on April 6, 2001, employees exercised options to purchase 3,514 shares of our Common Stock under our 1997 Stock Option Plan for an aggregate exercise price of $21,350. These sales were exempt from registration under the Securities Act pursuant to Rule 701 promulgated thereunder.

      Appropriate restrictive legends were affixed to the securities issued in the above transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. No underwriters were employed in any of the above transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits

      The following exhibits are filed herewith unless otherwise indicated:


 Exhibit
 Number  Document
 ------- --------
   1.1*  Form of Purchase Agreement.
   2.1   Stock Purchase Agreement dated as of May 29, 1998 by and among
         Select Medical Corporation, Beverly Enterprises, Inc. and American
         Transitional Hospitals, Inc., incorporated by reference to Exhibit
         2.1 of the Company's Registration Statement on Form S-1 (Reg. No.
         333-48856).
   2.2   Agreement and Plan of Merger dated as of November 9, 1998 by and among Select Medical Corporation, Select Medical of Mechanicsburg,
         Inc. and Intensiva HealthCare Corporation, incorporated by reference to Exhibit 2.2 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
   2.3   Stock Purchase Agreement dated as of October 1, 1999 by and among
         Select Medical Corporation, NC Resources, Inc. and NovaCare, Inc.,
         incorporated by reference to Exhibit 2.3 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).
   2.4   First Amendment dated as of November 19, 1999 to Stock Purchase
         Agreement dated as of October 1, 1999 by and among Select Medical
         Corporation, NC Resources, Inc. and NovaCare, Inc., incorporated by reference to Exhibit 2.4 of the Company's Registration
         Statement on Form S-1 (Reg. No. 333-48856).
   2.5   First Amendment to Stock Purchase Agreement dated as of June 30,
         1998 by and among Select Medical Corporation, Beverly Enterprises,
         Inc. and American Transitional Hospitals, Inc., incorporated by reference to Exhibit 2.5 of the Company's Registration Statement
         on Form S-4 (Reg. No. 333-63828).
   3.1   Restated Certificate of Incorporation.
   3.2+  Amended and Restated Bylaws.
   3.3+  Amendment No. 1 to Amended and Restated Bylaws.
   3.4   Certificate of Designation, Preferences and Rights of Series A Junior
         Participating Preferred Stock of Select Medical Corporation.
   4.1   Indenture governing 9 1/2% Senior Subordinated Notes due 2009 among Select Medical Corporation, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, N.A., dated
         June 11, 2001, incorporated by reference to Exhibit 4.1 of the
         Company's Registration Statement on Form S-4 (Reg. No. 333-63828).
   4.2   Form of 9 1/2% Senior Subordinated Notes due 2009 (included in
         Exhibit 4.1)
   4.3   Exchange and Registration Rights Agreement, dated June 11, 2001 by and among Select Medical Corporation, the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce,
         Fenner & Smith Incorporated, Credit Suisse First Boston
         Corporation, CIBC World Markets Corp. and First Union Securities,
         Inc, incorporated by reference to Exhibit 4.3 of the Company's
         Registration Statement on Form S-4 (Reg. No. 333-63828) .
   4.4   Rights Agreement dated as of September 17, 2001, between Select
         Medical Corporation and Mellon Investor Services LLC, as Rights
         Agent, incorporated by reference to Exhibit 1.1 of the Company's
         Registration Statement on Form 8-A filed October 1, 2001 (SEC File
         No. 000-32499).
   5.1*  Opinion of Dechert as to the legality of the common stock.
  10.1   Registration Agreement dated as of February 5, 1997 by and among
         Select Medical Corporation; Golder, Thoma, Cressey, Rauner Fund V,
         L.P.; Welsh, Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio
         and Robert A. Ortenzio, incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1 (Reg. No. 333-
         48856).
  10.2   Amendment No. 1 dated as of December 15, 1998 to Registration
         Agreement dated as of February 5, 1997 by and among Select Medical
         Corporation; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh,
         Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert
         A. Ortenzio, incorporated by reference to Exhibit 10.2 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).

 Exhibit
 Number  Document
 ------- --------
  10.3   Amendment No. 2 dated as of November 19, 1999 to Registration
         Agreement dated as of February 5, 1997 by and among Select
         Medical; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh,
         Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert
         A. Ortenzio, incorporated by reference to Exhibit 10.3 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.4   Credit Agreement dated as of September 22, 2000 among Select
         Medical Corporation, Canadian Back Institute Limited, The Chase
         Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of
         America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form S-
         1 (Reg. No. 333-48856).
  10.5   Securities Purchase Agreement dated as of November 19, 1999 by and among Select Medical Corporation; Welsh, Carson, Anderson & Stowe
         VII, L.P.; WCAS Capital Partners III, L.P.; Thoma Cressey Fund VI,
         L.P.; and GTCR Fund VI, L.P., incorporated by reference to Exhibit
         10.6 of the Company's Registration Statement on Form S-1 (Reg. No.
         333-48856).
  10.6   Employment Agreement dated as of December 16, 1998 between Select
         Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-
         1 (Reg. No. 333-48856).
  10.7   Other Senior Management Agreement dated as of June 2, 1997 between
         Select Medical Corporation and Frank Fritsch, incorporated by reference to Exhibit 10.9 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.8   Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.10 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.9   Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.10  Employment Agreement dated as of December 21, 1999 between
         RehabClinics, Inc. and Edward R. Miersch, incorporated by
         reference to Exhibit 10.12 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.11  Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Edward R. Miersch, incorporated by reference to Exhibit 10.13 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.12  Employment Agreement dated as of March 1, 2000 between Select
         Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.13  Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert
         A. Ortenzio, incorporated by reference to Exhibit 10.15 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.14  Employment Agreement dated as of March 1, 2000 between Select
         Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.15  Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco
         A. Ortenzio, incorporated by reference to Exhibit 10.17 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.16  Split Dollar Agreement dated as of October 6, 2000 between Select
         Medical Corporation, Michael E. Salerno and Rocco A. Ortenzio,
         incorporated by reference to Exhibit 10.18 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).

 Exhibit
 Number  Document
 ------- --------
  10.17  Employment Agreement dated as of March 1, 2000 between Select
         Medical Corporation and Patricia A. Rice, incorporated by
         reference to Exhibit 10.19 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.18  Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and
         Patricia A. Rice, incorporated by reference to Exhibit 10.20 of the Company's Registration Statement on Form S-1 (Reg. No. 333-
         48856).
  10.19  Other Senior Management Agreement dated as of March 28, 1997 between Select Medical Corporation and Michael E. Tarvin,
         incorporated by reference to Exhibit 10.21 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.20  Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.21  Employment Agreement dated as of May 22, 2000 between Select
         Medical Corporation and LeRoy S. Zimmerman, incorporated by reference to Exhibit 10.23 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.22  Office Lease Agreement dated as of May 18, 1999 between Select
         Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.24 of the Company's Registration
         Statement on Form S-1 (Reg. No. 333-48856).
  10.23  First Addendum dated June 1999 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old
         Gettysburg Associates I, incorporated by reference to Exhibit
         10.25 of the Company's Registration Statement on Form S-1 (Reg.
         No. 333-48856).
  10.24  Second Addendum dated as of February 1, 2000 to Office Lease
         Agreement dated as of May 18, 1999 between Select Medical
         Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.26 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.25  Office Lease Agreement dated as of June 17, 1999 between Select
         Medical Corporation and Old Gettysburg Associates III,
         incorporated by reference to Exhibit 10.27 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.26  Equipment Lease Agreement dated as of April 1, 1997 between Select
         Medical Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.28 of the Company's Registration
         Statement on Form S-1 (Reg. No. 333-48856).
  10.27  First Amendment dated as of December 8, 1997 to Equipment Lease
         Agreement dated as of April 1, 1997 between Select Medical
         Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.29 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.28  Second Amendment dated as of January 28, 2000 to Equipment Lease
         Agreement dated as of April 1, 1997 between Select Medical
         Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.30 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.29  Amended and Restated 1997 Stock Option Plan, amended and restated
         February 22, 2001, incorporated by reference to Exhibit 10.31 of the Company's Registration Statement on Form S-1 (Reg. No. 333-
         48856).
  10.30  First Amendment dated as of October 15, 2000 to Employment
         Agreement dated as of December 16, 1998 between Select Medical
         Corporation and David W. Cross, incorporated by reference to
         Exhibit 10.33 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).

 Exhibit
 Number  Document
 ------- --------
  10.31  Amended and Restated Senior Management Agreement dated as of May
         7, 1997 between Select Medical Corporation, John Ortenzio, Martin
         Ortenzio, Select Investments II, Select Partners, L.P. and Rocco
         Ortenzio, incorporated by reference to Exhibit 10.34 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.32  Amendment No. 1 dated as of January 1, 2000 to Amended and
         Restated Senior Management Agreement dated May 7, 1997 between
         Select Medical Corporation and Rocco Ortenzio, incorporated by reference to Exhibit 10.35 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.33  Naming, Promotional and Sponsorship Agreement dated as of October
         1, 1997 between NovaCare, Inc. and the Philadelphia Eagles Limited
         Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among
         NovaCare, Inc., Select Medical Corporation and the Philadelphia
         Eagles Limited Partnership, incorporated by reference to Exhibit
         10.36 of the Company's Registration Statement on Form S-1 (Reg.
         No. 333-48856).
  10.34  10% Promissory Note dated January 16, 1998 issued to Rocco A.
         Ortenzio, incorporated by reference to Exhibit 10.37 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.35  10% Promissory Note dated January 30, 1998 issued to Rocco A.
         Ortenzio, incorporated by reference to Exhibit 10.38 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.36  Cost Sharing Agreement, dated December 11, 2000, among Select
         Transport, Inc., Select Medical Corporation and Select Air II
         Corporation, incorporated by reference to Exhibit 10.39 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.37  Amended and Restated Deferred Compensation Agreement dated January
         1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.40 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.38  Settlement Agreement dated as of July 6, 2000 by and among Select
         Medical Corporation, NC Resources, Inc, NAHC Inc., and NovaCare
         Holdings, Inc, incorporated by reference to Exhibit 10.44 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.39  First Amendment dated December 28, 2000 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation,
         Canadian Back Institute Limited, The Chase Manhattan Bank, The
         Chase Manhattan Bank of Canada, Banc of America Securities, LLC
         and CIBC, Inc., incorporated by reference to Exhibit 10.45 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.40  Second Amendment dated January 18, 2001 to the Amended Credit
         Agreement dated as of September 22, 2000 among Select Medical
         Corporation, Canadian Back Institute Limited, The Chase Manhattan
         Bank, The Chase Manhattan Bank of Canada, Banc of America
         Securities, LLC and CIBC, Inc., incorporated by reference to
         Exhibit 10.46 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
  10.41  Amendment No. 2 dated as of February 23, 2001 to Employment
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Rocco A. Ortenzio, incorporated by reference to
         Exhibit 10.47 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
  10.42  Amendment No. 2 dated as of February 23, 2001 to Employment
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Robert A. Ortenzio, incorporated by reference to
         Exhibit 10.48 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).

 Exhibit
 Number  Document
 ------- --------
 10.43   Amendment No. 2 dated as of February 23, 2001 to Employment
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Patricia A. Rice, incorporated by reference to
         Exhibit 10.49 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.44   Amendment No. 1 dated as of February 23, 2001 to Employment
         Agreement dated as of May 22, 2000 between Select Medical
         Corporation and LeRoy S. Zimmerman, incorporated by reference to
         Exhibit 10.50 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.45   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Edward R. Miersch, incorporated by reference to
         Exhibit 10.51 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.46   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Martin F. Jackson, incorporated by reference to
         Exhibit 10.52 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.47   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and S. Frank Fritsch, incorporated by reference to
         Exhibit 10.53 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.48   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Michael E. Tarvin, incorporated by reference to
         Exhibit 10.54 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.49   Third Amendment dated May 31, 2001 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation,
         Canadian Back Institute Limited, The Chase Manhattan Bank, The
         Chase Manhattan Bank of Canada, Banc of America Securities, LLC
         and CIBC Inc, incorporated by reference to Exhibit 10.49 of the
         Company's Registration Statement on Form S-4 (Reg. No. 333-63828).
 10.50   Amendment No. 3 dated as of April 24, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and
         Rocco A. Ortenzio, incorporated by reference to Exhibit 10.50 of the Company's Registration Statement on Form S-4 (Reg. No. 333-
         63828).
 10.51   First Amendment to Cost Sharing Agreement dated as of April 1,
         2001 by and among Select Medical Corporation, Select Transport,
         Inc. and Select Air II Corporation, incorporated by reference to
         Exhibit 10.51 of the Company's Registration Statement on Form S-4
         (Reg. No. 333-63828).
 10.52   Third Addendum dated as of May 17, 2001 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and
         Old Gettysburg Associates I, incorporated by reference to Exhibit
         10.52 of the Company's Registration Statement on Form S-4 (Reg.
         No. 333-63828).
 10.53   Office Lease Agreement dated as of May 15, 2001 by and between
         Select Medical Corporation and Old Gettysburg Associates II,
         incorporated by reference to Exhibit 10.53 of the Company's
         Registration Statement on Form S-4 (Reg. No. 333-63828).
 10.54   Purchase Agreement, dated June 11, 2001 by and among Select
         Medical Corporation, the Subsidiary Guarantors named therein, J.P.
         Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith
         Incorporated, Credit Suisse First Boston Corporation, CIBC World
         Markets Corp. and First Union Securities, Inc, incorporated by reference to Exhibit 10.54 of the Company's Registration Statement
         on Form S-4 (Reg. No. 333-63828).
 10.55+  Amendment No. 4 to Employment Agreement dated as of September 17,
         2001 between Select Medical Corporation and Rocco A. Ortenzio.
 10.56+  Amendment No. 3 to Employment Agreement dated as of September 17,
         2001 between Select Medical Corporation and Robert A. Ortenzio.
 10.57+  Fourth Addendum to Lease Agreement dated as of September 1, 2001 by and between old Gettysburg Associates and Select Medical
         Corporation.
 10.58   Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Scott A. Romberger.
 10.59   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Scott A. Romberger.

 Exhibit
 Number  Document
 ------- --------
  10.60  Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and James J. Talalai.
  10.61  Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and James J. Talalai.
  21.1   Subsidiaries of Select Medical Corporation.
  23.1   Consent of PricewaterhouseCoopers, LLP.
  23.2   Consent of Ernst & Young LLP.
  23.3   Consent of KPMG LLP.
  23.4   Consent of PricewaterhouseCoopers LLP.
  23.5*  Consent of Dechert (included in Exhibit 5.1).
  24.1+  Power of Attorney, included on the signature page hereof.

--------
* To be filed by amendment.

+ Previously filed.

                      Report of Independent Accountants on
                         Financial Statement Schedules

To the Board of Directors of Select Medical Corporation:

Our audits of the consolidated financial statements referred to in our report dated February 16, 2001, except for paragraphs 8 and 2 of Note 7, which is dated March 28, 2001 and April 3, 2001, respectively appearing in this Registration Statement on Form S-1 also included an audit of the financial statement schedule listed in Item 16(b) of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
February 16, 2001, except for
paragraphs 8 and 2 of Note 7,
which is dated
March 28, 2001 and April 3, 2001, respectively

                 Schedule II-Valuation and Qualifying Accounts

                          Balance                                         Balance
                            at     Charged to                               at
                         Beginning  Cost and                              End  of
Description               of Year   Expenses  Acquisitions (A) Write off   Year
-----------              --------- ---------- ---------------- ---------  -------
Year ended December 31,
 2000 allowance for
 doubtful accounts.....   $69,492   $29,335       $   --       $(23,310)  $75,517
Year ended December 31,
 1999 allowance for
 doubtful accounts.....  $ 15,701   $ 8,858       $53,989      $ (9,056)  $69,492
Year ended December 31,
 1998 allowance for
 doubtful accounts.....  $    773   $ 4,014       $16,431      $ (5,517)  $15,701
Year ended December 31,
 2000 income tax
 valuation allowance...  $ 38,941   $   --        $(3,745)     $    --    $35,196
Year ended December 31,
 1999 income tax
 valuation allowance...  $ 18,867   $   --        $20,074      $    --    $38,941
Year ended December 31,
 1998 income tax
 valuation allowance...  $    --    $   --        $18,867      $    --    $18,867

(A) Represents opening balance sheet reserves resulting from purchase accounting entries.


Item 17. Undertakings

      (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (b) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania on the 8th day of November, 2001.

                                          SELECT MEDICAL CORPORATION

                                                   Michael E. Tarvin

                                          By: _________________________________

                                                   Michael E. Tarvin


                                               Senior Vice President,General
                                                 Counsel and Secretary



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Executive Chairman          November 8, 2001
______________________________________
          Rocco A. Ortenzio

                  *                    Director, Chief Executive   November 8, 2001
______________________________________  Officer and President
          Robert A. Ortenzio            (principal executive
                                        officer)

                  *                    Chief Financial Officer     November 8, 2001
______________________________________  (principal financial
          Martin F. Jackson             officer)

          Scott A. Romberger           Controller (principal       November 8, 2001
______________________________________  accounting officer)
          Scott A. Romberger

                  *                    Director                    November 8, 2001
______________________________________
          Russell L. Carson

                  *                    Director                    November 8, 2001
______________________________________
           Bryan C. Cressey

                  *                    Director                    November 8, 2001
______________________________________
          Donald J. Edwards

                  *                    Director                    November 8, 2001
______________________________________
             James Dalton

                  *                    Director                    November 8, 2001
______________________________________
           Leopold Swergold

                  *                    Director                    November 8, 2001
______________________________________
          LeRoy S. Zimmerman

          *Attorney-in-Fact
          Michael E. Tarvin
______________________________________
          Michael E. Tarvin